  As filed with the Securities and Exchange Commission on June 15, 1999
                                                     Registration No. 333-49871
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                    POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM F-4

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                                --------------
           TRANSTEL S.A.                     TRANSTEL PASS THROUGH TRUST
    (Exact name of Registrant as       (Exact name of Registrant as specified
     specified in its charter)                 in its trust agreement)


              COLOMBIA                                DELAWARE
  (State or other jurisdiction of          (State or other jurisdiction of
   incorporation or organization)          incorporation or organization)


                4813                                    4813
    (Primary Standard Industrial            (Primary Standard Industrial
    Classification Code Number)              Classification Code Number)


                                            c/o Wilmington Trust Company
          Calle 15 #33-289                       Rodney Square North
     Autopista, Cali-Yumbo Km.2               1100 North Market Street
        Cali-Valle, Colombia               Wilmington, Delaware 19890-0001
           57-2-680-8888                           (302) 651-1000
 (Address, including zip code, and        (Address, including zip code, and
  telephone number, including area     telephone number, including area code,
  code, of Registrant's principal        of Registrant's principal executive
         executive offices)                           offices)

                                --------------

            CT CORPORATION                         With a copy to:
   1633 Broadway, New York, New York               Bernard E. Kury
                 10019                          Dewey Ballantine LLP
            (212) 664-1666                   1301 Avenue of the Americas
  (Name, address, including zip code,       New York, New York 10019-1035
 and telephone number, including area
      code, for agent of service)


                                --------------
  Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                --------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                              Proposed       Proposed maximum
Title of each class of securities to     Amount to be     maximum offering  aggregate offering       Amount of
           be registered                 registered(1)    price per unit(2)      price(2)       registration fee(3)
-------------------------------------------------------------------------------------------------------------------
Exchange Certificates
 (as defined herein)....              U.S. $150.0 million       100%        U.S. $150.0 million   U.S.$44,250.00
-------------------------------------------------------------------------------------------------------------------
Exchange Guarantee (as
 defined herein)(4).....
-------------------------------------------------------------------------------------------------------------------
Senior Notes (as defined
 herein)(5).............
-------------------------------------------------------------------------------------------------------------------
Total...................              U.S. $150.0 million       100%        U.S. $150.0 million   U.S.$44,250.00
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1) Represents principal amount at maturity.
(2) Determined solely for the purposes of calculating the registration fee in accordance with Rule 457 promulgated under the Securities Act.
(3) Calculated in accordance with Rule 457(f)(2) under the Securities Act, based on the face value.
(4) No separate consideration will be received by the Issuer for issuing the Exchange Guarantee.
(5) The registration fee was previously paid at the time of the filing of the original registration statement which covered the Exchange Certificates.

                                --------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 There are a total of 264 pages contained in this Registration Statement.

                                  PROSPECTUS

                       Offer to Exchange All Outstanding
               12 1/2% Pass Through Trust Certificates due 2007,

                                      for

             12 1/2% Pass Through Exchange Certificates due 2007, in each case representing interests in 12 1/2% Senior Notes due 2007 issued by

                                 TRANSTEL S.A.

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE , 1999 (AS SUCH DATE MAY BE EXTENDED, THE "EXPIRATION DATE").

  Transtel S.A. (the "Company" or "Transtel"), a Colombian corporation, together with Transtel Pass Through Trust, a Delaware business trust (the "Trust" or "Issuer"), created pursuant to the Trust Agreement of Transtel Pass Through Trust, dated as of October 20, 1997 (the "Original Trust Agreement"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange all outstanding 12 1/2% Pass Through Trust Certificates due 2007 (the "Original Certificates"), issued by the Trust, for a like aggregate principal amount of 12 1/2% Pass Through Exchange Certificates due 2007 (the "Exchange Certificates"), issued by the Trust, each representing a pro rata interest in the $150.0 million aggregate principal amount of 12 1/2% Senior Notes due 2007 (the "Senior Notes"), issued by the Company. Both the Original Certificates and the Exchange Certificates (together, the "Certificates") are guaranteed by the Company. The Original Certificates and the Original Guarantee (as defined herein) are collectively referred to herein as the "Original Securities" and the Exchange Certificates and the Exchange Guarantee (as defined herein) are collectively referred to herein as the "Exchange Securities." The terms of the Exchange Securities are substantially identical to the terms of the Original Securities, except that the Exchange Securities will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not contain terms restricting the transfer of such securities. For a complete description of the Exchange Securities, see "Description of the Certificates" and "Description of the Guarantees." The Company will not receive any cash proceeds from, and will pay all expenses incident to, the Exchange Offer.
                                              (Continued on the following page)

  See "Risk Factors" beginning on page 19 for a discussion of certain risks that should be considered by the Original Certificateholders in deciding whether to tender Original Certificates in the Exchange Offer.

                               ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. ORIGINAL CERTIFICATEHOLDERS (AS DEFINED HEREIN) ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CERTIFICATES PURSUANT TO THE EXCHANGE OFFER.

                               ----------------

              The date of this Prospectus is June 15, 1999.

(Continued from previous page)

  The issuance of the Original Certificates and the purchase of the Senior Notes by the Trust that occurred on October 28, 1997 are referred to herein as the "Offering." The holders of Original Certificates (the "Original Certificateholders") and the holders of the Exchange Certificates (the "Exchange Certificateholders") are collectively referred to as the "Certificateholders". The Certificates represent undivided beneficial interests in the assets of the Trust. Wilmington Trust Company is the Pass Through Trustee (the "Pass Through Trustee") of the Trust. The Trust exists for the sole purpose of issuing and selling the Certificates, investing the proceeds from the issuance of the Original Certificates in the Senior Notes, registering the Exchange Securities under the Securities Act, exchanging the Original Securities for Exchange Securities, and engaging in only those other activities necessary or incidental thereto.

  The Senior Notes bear interest at a rate of 12 1/2% per annum payable semiannually in cash on each May 1 and November 1 of each year (each referred to herein as an "Interest Payment Date"), commencing May 1, 1998. Interest distributions made on each May 1 and November 1 will be paid to the persons who are the registered Certificateholders on the April 15 and October 15, as the case may be, immediately preceding such Interest Payment Date. Each Certificateholder will be entitled to receive a pro rata share of any payments received by, or on behalf of, the Pass Through Trustee on behalf of the Trust in respect of the Senior Notes.

  Transtel S.A. is a holding company that conducts substantially all of its operations through Operating Companies (as defined herein). Transtel S.A. loaned a portion of the proceeds of the Senior Notes (totaling approximately $95.5 million) to certain of its Operating Companies. These loans are evidenced by Intercompany Notes (as defined herein). The Intercompany Notes are senior unsecured obligations of each of such Operating Companies. Therefore, other than claims under the Intercompany Notes, the Senior Notes are effectively subordinated to all debt and other liabilities of the Operating Companies. As of December 31, 1998, the Senior Notes are effectively subordinated to Ps58.8 billion ($38.1 million) of debt and other liabilities of the Operating Companies.

  The Senior Notes are senior obligations of Transtel S.A. ranking pari passu with all existing and future senior indebtedness of Transtel S.A. On December 31, 1998, Transtel S.A. issued $15.0 million of its Discount Notes (as defined herein). Such Discount Notes rank pari passu with the Senior Notes in terms of a contractual right of repayment. Such Discount Notes are the only senior indebtedness of Transtel S.A., other than the Senior Notes. Therefore, as of December 31, 1998, the Senior Notes ranked pari passu with $15.0 million of indebtedness of Transtel S.A. The Senior Notes are secured by a pledge of the Intercompany Notes and the Escrow Account (as defined herein). See "Description of the Senior Notes--Security." The Discount Notes will be guaranteed by the Operating Company or Operating Companies in which Transtel S.A. invests the proceeds of the Discount Notes and/or in which Transtel S.A. acquires the minority interests of such Operating Company. See "Summary-- Recent Development--Discount Notes."

  The Senior Notes are redeemable, in whole or in part, at the option of the Company, on or after November 1, 2002, at the redemption prices set forth herein plus accrued and unpaid interest to the date of redemption. In addition, in the event of the sale by the Company of at least $25.0 million of its Capital Stock (as defined herein) in one or more Public Equity Offerings (as defined herein) or to one or more Strategic Equity Investors (as defined herein), on or prior to November 1, 2000, the Company may, at its option, use the net cash proceeds of such sale or sales to redeem up to 35% of the Senior Notes at a redemption price herein of the principal amount thereof plus accrued and unpaid interest to the date of redemption. Upon a Change of Control (as defined herein), the Company will be required to make an offer to repurchase the Senior Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to the date of repurchase.

  Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, Original Certificateholders (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Original Certificates for Exchange Certificates pursuant to the Exchange Offer generally may offer such Exchange Certificates for resale, resell such Exchange Certificates, and otherwise transfer such Exchange Certificates without compliance with the registration and prospectus delivery provisions of the Securities Act provided such Exchange Certificates are acquired in the ordinary course of the holders' business and such holders are not participating in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Certificates. Each broker-dealer that receives Exchange Certificates for its own account in exchange for Original Certificates, where such Original Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Certificates. See "Plan of Distribution." If an Original Certificateholder does not exchange such Original Certificates for Exchange Certificates pursuant to the Exchange Offer, such Original Certificates will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Original Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer--Consequences of Failure to Exchange; Resale of Exchange Certificates".

  The Trust will accept for exchange any and all Original Certificates that are validly tendered on or prior to 5:00 p.m., New York City time, on the date the Exchange Offer expires, which will be June 16, 1999, unless the Exchange Offer is extended (the "Expiration Date"). Tenders of Original Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum number of Original Certificates being tendered for exchange.

  Any Original Certificates not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to all the same limitations applicable thereto under the Trust Agreement (except for certain rights to be registered under the Act which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, all untendered and tendered but unaccepted Original Certificates, if any, will continue to be subject to all of the existing restrictions upon transfer provided thereon and neither the Company nor the Trust will have any further obligation to such Original Certificateholders to provide for registration under the Securities Act of the Original Certificates held by them. To the extent that Original Certificates are not tendered and accepted in the Exchange Offer, an Original Certificateholder's ability to sell untendered and tendered but unaccepted Original Certificates could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange."

  Prior to this Exchange Offer, there has been no public market for the Original Certificates and there can be no assurance that an active public or private market for the Certificates will develop. The Company does not intend to list the Certificates on any national securities exchange or to seek admission thereof to trading on the National Association of Securities Dealers Automated Quotation System. Even if a market for the Certificates should develop, the Certificates could trade at a discount from their face value.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, ORIGINAL CERTIFICATEHOLDERS IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

  IN THIS PROSPECTUS, UNLESS OTHERWISE SPECIFIED OR THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO "Ps" OR "PESOS" ARE TO COLOMBIAN PESOS, REFERENCES TO "DOLLARS," "U.S. $" AND "$" ARE TO UNITED STATES DOLLARS AND THE TERMS "UNITED STATES" AND "U.S." MEAN THE UNITED STATES OF AMERICA, ITS TERRITORIES, POSSESSIONS AND ALL AREAS SUBJECT TO ITS JURISDICTION.

                      ENFORCEABILITY OF CIVIL LIABILITIES

  The Company is a sociedad anomina organized under the laws of Colombia. The directors and officers of the Company and certain experts named in this Prospectus reside outside of the United States, and all or a substantial portion of the assets of such persons and of the Company are located outside the United States. As a result, it may not be possible for the Pass Through Trustee, the Indenture Trustee (as defined herein), Guarantee Trustee (as defined herein) or the Certificateholders to effect service of process within the United States upon such persons, including with respect to matters arising under the Securities Act, or to enforce against the Company or any of such persons judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or under the Certificate Guarantees. The Company has been advised by its Colombian legal counsel, Annieta Mantilla & Asociados, Abogados that there is doubt as to the enforceability, in original actions in Colombian courts, of liabilities predicated solely on the United States federal securities laws and as to the enforceability in Colombian courts of judgments of United States courts obtained in actions predicated upon the civil liability provisions of the United States federal securities laws. The Company has appointed CT Corporation System, New York, New York, as its agent to receive service of process with respect to any action brought against it in any federal or state court in the State of New York, arising from this Exchange Offer and the Certificate Guarantees. The Company has been advised by its Colombian legal counsel that a claim by the Pass Through Trustee, the Indenture Trustee or a United States Certificateholder in connection with this Exchange Offer or the Certificate Guarantees may be brought in Colombian courts. See "Enforcement of Foreign Judgments in Colombia."

                             AVAILABLE INFORMATION

  The Company and the Trust have filed with the Commission under the Securities Act, a registration statement (which term includes any amendments thereto) (the "Registration Statement") on Form F-4, of which this Prospectus (the "Prospectus") is a part, with respect to the Exchange Certificates offered hereby. This Prospectus does not contain all the information set forth in or annexed as an exhibit to the Registration Statement. Such additional information, and other information filed by the Company, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission maintained at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, at prescribed rates. The Commission also maintains an Internet Web Site at http://www.sec.gov that contains reports and other information. Statements contained in this Prospectus describing the contents of any contract or other document referred to herein do not necessarily describe such documents in their entirety, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

  Neither the Company nor the Trust is currently subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon the effectiveness of this Registration Statement, the Company and the Trust will become subject to such requirements. The Trust intends to seek and expects to receive exemptions from such requirements. The Company intends to comply with such requirements, which will continue for so long as the Company is required to do so pursuant to Section 15(d) of the Exchange Act. In the event that the Company is not required or shall cease to be required to file reports with Commission pursuant to the Exchange Act, pursuant to the Indenture, the Company shall nevertheless continue to file such reports with the Commission and the Indenture Trustee.

                          FORWARD-LOOKING STATEMENTS

  This Prospectus contains forward-looking statements. These forward-looking statements reflect the Company's views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors as well as other factors discussed elsewhere herein. See "Risk Factors." The words "believe," "expect" and "anticipate" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Many factors could cause the Company's actual results to differ materially from historical results or the results projected in the forward-looking statements. Among these factors are those identified in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                          MARKET AND POPULATION DATA

  Market data used throughout this Prospectus was obtained from internal company surveys and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. The Company has not independently verified this market data. Similarly, internal company surveys, while believed by the Company to be reliable, have not been verified by any independent sources.

  Data regarding population in Colombia are based on preliminary projections of 1995 population figures calculated by the Departamento Administrativo Nacional de Estadistica (National Administrative Department of Statistics) ("DANE") on the basis of the 1993 census. There can be no assurance that these projections accurately reflect the current population in Colombia. Information regarding subscriber penetration and line data in Colombia is derived from information supplied by the Departamento Nacional de Planeacion (National Planning Department) ("DNP") as of December 31, 1995.

                                EXCHANGE RATES

  Until 1991, the Banco de la Republica of Colombia (the "Central Bank") set an official exchange rate (the "Official Rate") applicable to all foreign exchange transactions, based on its prevailing economic policy. Since October 1991, exchange rates have been freely set by the market. The Superintendencia Bancaria of Colombia (the "Superintendency of Banking") calculates and publishes daily the representative market rate, which is the weighted average of the buy and sell rates quoted on the previous business day by certain commercial banks and financial institutions in Santafe de Bogota, Cali, Medellin and Barranquilla for the purchase and sale of Dollars (the "Representative Market Rate"). The Representative Market Rate serves as a basis for many foreign exchange transactions conducted on the foreign exchange market and the free market as defined under Law 9 of 1991. From October 1991 through January 1995, the Central Bank set the Official Rate for certain limited purposes. Since February 1994, the Central Bank issues buy and sell quotations that form a band within which the Representative Market Rate can move freely.

  The following table sets forth the Official Rate at the end of each period indicated and, for each such period, the high, low, average and end of period Representative Market Rate. The Federal Reserve Bank of New York does not report a noon buying rate for Pesos.

                            Official Rate                 Representative Market Rate
                         -------------------- --------------------------------------------------
                                    % Change                                           % Change
                          Period   From Prior                                Period   From Prior
                            End    Period End    Low      High     Average     End    Period End
                         --------- ---------- --------- --------- --------- --------- ----------
1992.................... Ps  811.8    14.8%   Ps  632.6 Ps  720.5 Ps  682.5 Ps  738.0    16.7%
1993....................     917.3    13.0        738.7     819.6     786.5     804.3     9.0
1994....................   1,018.8    11.0        804.3     843.3     829.4     831.3     3.3
1995....................       N/A     N/A        831.3   1,003.5     987.1     987.6    18.8
1996....................       N/A     N/A        987.6   1,074.7   1,000.5   1,005.4     1.8
1997....................       N/A     N/A      1,005.3   1,307.5   1,141.0   1,293.6    28.7
1998 ...................       N/A     N/A      1,341.9   1,577.2   1,433.6   1,542.1    19.2
1999 (through
 March 31,1999).........       N/A     N/A      1,525.6   1,596.6   1,533.5   1,561.0     1.2

--------
N/A means not applicable.
Sources: Central Bank; Superintendency of Banking

  The Representative Market Rate calculated by the Superintendency of Banking for April 30, 1999 was Ps1,604.44 for one Dollar. For the convenience of the reader, this Prospectus contains translations of Peso amounts into Dollars, unless otherwise indicated, at the Representative Market Rate as of December 31, 1998 of Ps1,542.11 for one Dollar. Unless otherwise noted, all financial information included in this Prospectus has, for comparability purposes, been restated in constant Pesos as of December 31, 1998, by indexing historical amounts using the Colombian Middle-Income Consumer Price Index ("MCPI"). No representation is made that the Peso or Dollar amounts shown in this Prospectus could have been or could be converted into Dollars or Pesos, as the case may be, at any particular rate or at all.

  As mentioned above, unless otherwise indicated, the financial information included in this Prospectus is stated in constant Pesos of equivalent purchasing power as of December 31, 1998. The rate of inflation during the quarter ended March 31, 1999 was 5.16% and to present the financial information in this Prospectus in constant Pesos of equivalent purchasing power as of March 31, 1999, all December 31, 1998 constant Pesos amounts would need to be multiplied by 1.0516. This Prospectus commencing on page S-1 contains the selected financial data of Transtel S.A. as presented on Pages 46 through 49, the U.S. GAAP consolidated balance sheets and U.S. GAAP consolidated income statements as presented on pages F-45 and F-46, respectively, and the unaudited consolidated interim financial statements of the Company and Management's Discussion and Analysis of Financial Condition and Results of Operations as of and for the three months ended March 31, 1998 and 1999, all remeasured in constant Pesos of equivalent purchasing power of March 31, 1999 to facilitate comparability. The interim financial information is the same as the financial information which was furnished to HSBC Bank USA (formerly known as Marine Midland Bank), as the Indenture Trustee, on June 14, 1999 pursuant to the requirement of the Indenture dated October 28, 1997 between the Company and the Indenture Trustee.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety and should be read in conjunction with the more detailed information and the financial statements, including the notes thereto, included elsewhere in this Prospectus. As used in this Prospectus, unless otherwise specified, the "Company" or "Transtel" means Transtel S.A. and its non wholly-owned subsidiaries. Unless otherwise specified, the financial information in this Prospectus is reflected in constant Pesos as of December 31, 1998 and is presented in accordance with generally accepted accounting principles in Colombia ("Colombian GAAP"). Certain capitalized terms used in this Prospectus are defined herein under the caption "Glossary of Certain Telecommunications Terms."

The Company

  The Company is the largest private telephone company in Colombia, providing telephone services to both business and residential subscribers. The Company currently owns and operates seven telephone systems serving ten cities, with an aggregate population of approximately 3.1 million people, located in the southwestern region of Colombia. Those cities are Palmira, Cartago, Popayan, Buga, Yumbo, Jamundi, Cali, Girardot, Flandes and Ricaurte. In each city (except in Cali where the Company joined with the local municipality in Yumbo and in Flandes and Ricaute where the Company joined with the local municipality in Girardot), the Company has joined with the local municipality in such city to form an operating company to own and operate the telephone system, and the Company owns a majority (60% or more) (other than Popayan where the Company owns 51%) of the capital stock, with the balance being owned by the municipality. As of December 31, 1998, the Company's systems provided service to an aggregate of approximately 235,300 subscribers and had an average penetration of approximately 23.9 lines per 100 people. On December 15, 1998, the Company completed its acquisition of Cablevision S.A. and Suscripciones Audiovisuales S.A. (together "Cablevision"). The statistical, financial and other data in this Prospectus does not include information regarding Cablevision, except where specifically indicated. For information regarding, Cablevision see "Prospectus Summary--Recent Developments" herein.

  The Company was formed in August 1993 by certain members of the Caicedo family, a prominent Colombian family, and Guillermo Lopez, the Company's President and a Director, to take advantage of the Colombian government's recent initiatives to deregulate and privatize the state-owned telecommunications sector. Managment's goal is to capitalize on the substantial demand for telephone service which the Company believes exists throughout Colombia. The Company has created an Expansion Plan (as defined herein) pursuant to which the Company intends to increase the number of installed lines and to upgrade its telephone networks to state-of-the-art digital and fiber-optic technology. See "Business--Expansion Plan".

  Colombia is one of the oldest democracies and most stable economies in Latin America and is one of only three countries in Latin America rated investment grade by all three major rating agencies. Annual inflation declined over the past seven years from 26.8% in 1991 to 16.7% in 1998. See "Business--Colombia and Colombian Telephony Market Overview".

  The Company is located at Calle 15 #33-289, Autopista, Cali-Yumbo Km.2, Cali-Valle, Colombia, and its telephone number is (572) 660-8888.

The Trust

  The Trust is a statutory business trust, created under Delaware law pursuant to the Original Trust Agreement and the filing of a certificate of trust with the Delaware Secretary of State on October 20, 1997. The Trust is governed by the Trust Agreement. Wilmington Trust Company is the Pass Through Trustee for the Trust. HSBC Bank USA (formerly known as Marine Midland Bank) will act as the paying agent, registrar, Indenture Trustee and Exchange Agent (as defined herein). All action taken by the Trust will be conducted by the Pass Through Trustee. The Trust exists for the exclusive purposes of (i) issuing and selling the Certificates, (ii) using the proceeds from the sale of the Original Certificates to acquire the Senior Notes, (iii) registering the Exchange Securities under the Securities Act, (iv) exchanging the Original Securities for the Exchange Securities and (v) engaging in only those other activities necessary or incidental thereto (such as soliciting directions from the Certificateholders and taking such actions as the Certificateholders owning a majority of the principal amount of the Certificates direct). Accordingly, the Senior Notes will be the sole assets of the Trust, and payments received in respect of the Senior Notes will be the sole source of revenue of the Trust.

  The Exchange Certificates will constitute a new issue of securities for which there is no trading market. See "Risk Factors--Lack of a Market for the Exchange Certificates; Risks Associated with Non-Investment Grade Debt."

  The principal executive office of the Trust is c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration, and its telephone number is (302) 651-1000.

The Exchange Offer

Securities Offered..........  $150.0 million aggregate principal amount of 12
                              1/2% Exchange Certificates due 2007. Each
                              Exchange Certificate along with each Original Certificate remaining outstanding after the Exchange Offer, if any, represent pro rata interests in all of the assets of the Trust, including the Senior Notes and all payments of principal, interest, redemption premium, if any, and Additional Amounts (as defined herein), if any, made in respect of the Senior Notes.

Exchange Agent..............  The exchange agent with respect to the Exchange
                              Offer is HSBC Bank USA (formerly known as Marine Midland Bank) (in such capacity, the "Exchange Agent"). The address, telephone and facsimile numbers of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the accompanying Letter of Transmittal.

The Exchange Offer..........  Offer to exchange all outstanding Original
                              Certificates for Exchange Certificates. As of the date hereof, $150.0 million aggregate principal amount of Original Certificates are issued and outstanding. The Company has agreed to make the Exchange Offer in order to satisfy its obligations under the Registration Rights Agreement, dated as of October 28, 1997, among the Company, the Trust, as Issuer, and BT Alex Brown Incorporated, as initial purchaser (the "Initial Purchaser") (the "Registration Rights Agreement"). For a description of the procedures for tendering, see "The Exchange Offer-- Procedures for Tendering Original Certificates."

Resale......................  Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, Original
                              Certificateholders (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Original Certificates for Exchange Certificates pursuant to the Exchange Offer generally may offer such Exchange

                              Certificates for resale, resell such Exchange Certificates, and otherwise transfer such Exchange Certificates without compliance with the registration and prospectus delivery provisions of the Securities Act provided such Exchange Certificates are acquired in the ordinary course of the holders' business and such holders are not participating in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Certificates. Each broker-dealer that receives Exchange Certificates for its own account in exchange for Original Certificates, where such Original Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Certificates. See "Plan of Distribution." If an Original Certificateholder does not exchange such Original Certificates for Exchange Certificates pursuant to the Exchange Offer, such Original Certificates will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Original Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer--Consequences of Failure to Exchange; Resale of Exchange Certificates".

Expiration Date;
 Withdrawal.................  The Exchange Offer will expire at 5:00 p.m., New
                              York City time, on June , 1999 (as such date may be extended, the "Expiration Date"). Original Certificates tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Original Certificates not accepted for exchange for any reason will be returned without expense to the tendering holders thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer".

Conditions to Exchange        The Exchange Offer is subject to certain
 Offer......................  conditions. See "The Exchange Offer--Certain
                              Conditions to the Exchange Offer." The Exchange
                              Offer is not conditioned upon any minimum amount of Original Certificates being tendered for exchange.

U.S. Federal Income Tax
 Considerations.............
                              The exchange of the Original Certificates for the Exchange Certificates will not be a taxable event to the holder for U.S. federal income tax purposes and, thus, the holder will not recognize any taxable gain or loss as a result of such exchange. See "Taxation--United States."

Colombian Tax                 The exchange of the Original Certificates for the
 Considerations.............  Exchange Certificates will not be a taxable event for Colombian tax purposes to "Non-Colombian
                              Holders" and therefore the holder will not recognize any taxable gain or loss as a result of such exchange. See "Taxation--Colombia."

Certain ERISA                 Original Certificateholders should review the
 Considerations.............  information set forth under "Certain ERISA
                              Considerations" prior to acquiring an interest in the Exchange Certificates.

Use of Proceeds.............  None of the Company, the Trust or the Original
                              Certificateholders will receive any cash proceeds from the issuance of the Exchange Certificates offered hereby.

Procedures for Tendering
 Original Certificates......
                              Tendering Original Certificateholders must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, or an Agent's Message (as defined herein) in lieu thereof, together with any other required documents, to the Exchange Agent either with the Original Certificates to be tendered or in compliance with the specified procedures for guaranteed delivery of Original Certificates. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Original Certificateholders whose Original Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Original Certificates pursuant to the Exchange Offer. See "The Exchange Offer--Procedures for Tendering Original Certificates."

                              Letters of Transmittal and Original Certificates should not be sent to the Company or the Trust. Such documents should only be sent to the Exchange Agent.

Untendered Original           Upon consummation of the Exchange Offer, the
 Certificates...............  Original Certificateholders, if any, will have no further registration or other rights under the Registration Rights Agreement. Original
                              Certificateholders who do not tender their certificates in the Exchange Offer or whose Original Certificates are not accepted for exchange will continue to hold such Original
                              Certificates and will be entitled to all the same rights and will be subject to all the same limitations applicable thereto under the Trust
                              Agreement (except for certain rights to be registered under the Act which terminate as a result of this Exchange Offer). All untendered and tendered but unaccepted Original
                              Certificates, if any, will continue to be subject to all of the existing restrictions upon transfer provided therein. To the extent that Original
                              Certificates are not tendered and accepted in the Exchange Offer, an Original Certificateholder's ability to sell untendered and tendered but unaccepted Original Certificates could be adversely affected.

Consequences of Exchanging Original Certificates Pursuant to the Exchange Offer

  Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, Original Certificateholders (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Original Certificates for Exchange Certificates pursuant to the Exchange Offer generally may offer such Exchange Certificates for resale, resell such Exchange Certificates, and otherwise transfer such Exchange Certificates without compliance with the registration and prospectus delivery provisions of the Securities Act provided such Exchange Certificates are acquired in the ordinary course of the holders' business and such holders are not participating in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Certificates. Each broker-dealer that receives Exchange Certificates for its own account in exchange for Original Certificates, where such Original Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Certificates. See "Plan of Distribution." If an Original Certificateholder does not exchange such Original Certificates for Exchange Certificates pursuant to the Exchange Offer, such Original Certificates will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Original Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer-- Consequences of Failure to Exchange; Resale of Exchange Certificates".

  The Original Certificates are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Following commencement of the Exchange Offer but prior to its consummation, the Original Certificates may continue to be traded in the PORTAL market. However, to the extent that Original Certificates are tendered and accepted in connection with the Exchange Offer, any trading market for remaining Original Certificates will be adversely affected. Following consummation of the Exchange Offer, the Exchange Certificates will not be eligible for PORTAL trading.

The Exchange Certificates

  The terms of the Exchange Certificates are identical in all material respects to the Original Certificates, except for certain transfer restrictions and registration rights relating to the Original Certificates.

Issuer of the Senior          Transtel S.A., a Colombian corporation.
 Notes......................

Issuer of the Original        Transtel Pass Through Trust, a special purpose
 Certificates...............  Delaware business trust.

Issuer of the Exchange        Transtel Pass Through Trust, a special purpose
 Certificates...............  Delaware business trust.

Maturity Date...............  November 1, 2007.

Distribution Dates..........  Each May 1 and November 1, following the Exchange
                              Offer.

Interest Rate and Payment     The Senior Notes bear interest at a rate of 12
 Dates......................  1/2% per annum payable semiannually on each May 1 and November 1, commencing May 1, 1998.

Escrow Account..............  The Company has deposited approximately $35.3 million of the net proceeds realized from the sale of the Senior Notes, representing funds sufficient to pay the first four interest payments on the Senior Notes, in the Escrow Account created pursuant to the Escrow and Disbursement Agreement, dated as of October 28, 1998, among HSBC Bank USA (formerly known as Marine Midland Bank), as Escrow Agent, the Indenture Trustee , and the Company (the "Escrow and Disbursement Agreement") (the "Escrow Account") to be held by the Escrow Agent. Funds will be disbursed from the Escrow Account only to pay interest on the Senior Notes and, upon certain repurchases or redemptions of the Senior Notes, to pay principal of and premium, if any, thereon.

Refinancing Account.........  The Company placed approximately $32.8 million of the net proceeds realized from the sale of the Senior Notes, representing funds sufficient for the payment of indebtedness outstanding on October 28, 1998 which the Company owed to various financial institutions ("Other Existing Indebtedness"), in an escrow account created under the Escrow and Disbursement Agreement (the "Refinancing Account") held by the Escrow Agent.

                              The Company has repaid the Other Existing
                              Indebtedness and the Refinancing Account (as defined herein) has been terminated.

Optional Redemption.........  The Senior Notes are redeemable, in whole or in part, at the option of the Company on or after November 1, 2002 at the redemption prices set forth herein plus accrued and unpaid interest to the date of redemption.

Redemption Upon Sale of
 Capital Stock..............
                              At any time or from time to time on or prior to November 1, 2000, in the event of the sale by the Company of at least $25.0 million of its Capital Stock in one or more Public Equity Offerings or to one or more Strategic Equity Investors, the Company may, at its option, use the net cash proceeds of such sale or sales to redeem up to 35% of the Senior Notes at a redemption price specified herein of the principal amount thereof plus accrued and unpaid interest to the date of redemption; provided, that at least 65% of the initial aggregate amount of the Senior Notes originally issued remains outstanding after any such redemption.

Security....................  As of December 31, 1998, the Company has loaned approximately $95.5 million of the proceeds of the Senior Notes to its Operating Companies. These loans are evidenced by intercompany notes (the "Intercompany Notes"). The Senior Notes are secured by a pledge of the Intercompany Notes and the Escrow Account.

Ranking.....................  Other than claims under the Intercompany Notes, the Senior Notes are effectively subordinated to all debt and other liabilities of the Operating Companies. As of December 31, 1998, the Senior Notes are effectively subordinated to Ps58.8 billion ($38.1 million) of debt and other liabilities of the Operating Companies. The Senior Notes are senior obligations of Transtel S.A. ranking pari passu with all existing and future senior indebtedness of Transtel S.A. On December 31, 1998, Transtel S.A. issued $15.0 million of its Discount Notes. Such Discount Notes rank pari passu with the Senior Notes in terms of a contractual right of repayment. Such Discount Notes are the only senior indebtedness of Transtel S.A., other than the Senior Notes. Therefore, as of December 31, 1998, the Senior Notes ranked pari passu with $15.0 million of indebtedness of Transtel S.A. The Senior Notes are secured by a pledge of the Intercompany Notes and the Escrow Account. See "Description of Senior Notes--Security." The Discount Notes will be guaranteed by the Operating Company or Operating Companies in which Transtel S.A. invests the proceeds of the Discount Notes.

Change of Control...........  Upon a Change of Control, the Company will be required to make an offer to repurchase the Senior Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to the date of repurchase. See "Risk Factors--Inability to Redeem Senior Notes within One Year."

Certain Covenants...........  The Indenture imposes certain limitations on the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, issue preferred stock, merge or consolidate with any other person or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of the assets of the Company and its subsidiaries. Pursuant to the Indenture, the Company may not loan more than 20% of the proceeds from the issuance of the Senior Notes to any one Operating Company. The amount loaned to each of the Operating Companies was finalized as of December 31, 1998 and the balances as of that date are as follows (in millions of Dollars):

                   Unitel................................................. $29.9
                   TeleJamundi............................................  21.8
                   TelePalmira............................................  22.8
                   TeleCartago............................................   9.8
                   Caucatel...............................................   7.4
                   Bugatel................................................   3.8
                                                                           -----
                                                                           $95.5
                                                                           =====

  For additional information concerning (i) the Exchange Offer, see "The Exchange Offer," (ii) the Exchange Certificates, see "Description of the Certificates" and (iii) the Senior Notes, see "Description of the Senior Notes."

Risk Factors

  See "Risk Factors" for a discussion of certain factors which should be considered by prospective investors in evaluating the exchange of the Original Certificates for the Exchange Certificates.

Transtel Pass Through Trust--Summary Financial Data

  The following summary financial data for the Trust have been derived from the audited financial statements for the Trust as of and for the period from October 20, 1997 (inception) through December 31, 1997 and as of and for the year ended December 31, 1998, separately included elsewhere herein, both prepared in accordance with U.S. GAAP. This information should be read in conjunction with, and is qualified in its entirety by reference to "Transtel Pass Through Trust-- Selected Financial Data and Managements's Discussion and Analysis" and the financial statements of the Trust, including the notes thereto, included elsewhere in this Prospectus.

                                 As of or for the period
                                    October 20, 1997     As of or for the year
                                         through          ended December 31,
                                    December 31, 1997            1998
                                 ----------------------- ---------------------
                                           (in thousands of Dollars)
Statement of Distributable
 Income:
  Distributable income--
   interest.....................        $  3,281               $ 19,781
Statement of Assets and
 Undivided Interests:
  Total assets..................         153,281                153,658
  Undivided interest of
   Certificateholders...........         153,281                153,658

  The Trust is a statutory business trust, created under Delaware law pursuant to a trust agreement and the filing of a certificate of trust with the Delaware Secretary of State on October 20, 1997. The Trust is governed by the Amended and Restated Trust Agreement, dated October 28, 1997, among Transtel, S.A., Wilmington Trust Company, as pass through trustee and the holders of the certificates. The Trust exists for the exclusive purposes of (i) issuing and selling the certificates; (ii) using the proceeds from the sale of the certificate to acquire the Senior Notes; and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Senior Notes and related accrued interest are and will be the sole assets of the Trust and payments received in respect of the Senior Notes is and will be the sole source or revenue of the Trust.

  On October 28, 1997, the Trust sold $150.0 million of certificates representing pro rata interests in the assets of the Trust. Concurrently, the Trust used the proceeds of the sale to purchase $150.0 million of 12 1/2% Senior Notes due 2007 issued by Transtel. On October 28, 1997 the Company executed the Original Certificate Guarantee, for the benefit of the Original Certificateholders, whereby the Company fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Original Certificates.

Transtel S.A.--Summary Financial and Other Data

  The Company was incorporated in 1993 and commenced offering telephone services in September 1995. Accordingly, the Company has no commercial operating history prior to such time, and results for 1995 are not directly comparable to those of 1996. The Company was in a preoperating stage prior to September 1, 1995 and capitalized all of its net expenses as deferred costs; thus, no statement of income is presented for 1994. The summary statement of income data for each of the years ended December 31, 1995, 1996, 1997 and 1998, and the summary balance sheet data as of December 31, 1994, 1995, 1996, 1997 and 1998 have been derived from audited financial statements, including the audited consolidated financial statements for the three years ended December 31, 1998 included elsewhere herein (the "Consolidated Annual Financial Statements"). This information should be read in conjunction with, and is qualified in its entirety by reference to, "Transtel S.A.--Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Annual Financial Statements, including the notes thereto, included elsewhere in this Prospectus.

  The Consolidated Annual Financial Statements included herein have been prepared in conformity with Colombian GAAP (including restatement of the financial information in constant pesos as of December 31, 1998), which differs in certain significant aspects from generally accepted accounting principles in the United States ("U.S. GAAP"). Note 31 to the Consolidated Annual Financial Statements provides a discussion of the principal differences between Colombian and U.S. GAAP as they relate to the Company and a reconciliation of net income and shareholders' equity for the Company as of and for the years ended December 31, 1996, 1997 and 1998 to amounts calculated in accordance with U.S. GAAP.

  Dollar equivalent information set forth below has been included solely for the convenience of the reader, and is translated from Pesos at the Representative Market Rate in effect on December 31, 1998 of Ps1,542.11 to one Dollar. Such translation should not be construed as a representation that the Peso amounts represent, or have been or could be converted into, Dollars at that rate or any other rate.

  Unless otherwise indicated, all financial information included in this Prospectus has, for comparability purposes, been restated in constant Pesos as of December 31, 1998 by indexing historical amounts using the MCPI. Although the restatement of nominal Pesos into constant Pesos lessens the distorting effect that an inflationary environment has on comparisons of Consolidated Financial Statements over time, such restatement does not wholly eliminate those distortions and evaluation of period-to-period trends may be difficult. See "Risk Factors--Corporate Disclosure and Accounting Standards" and "Risk Factors--Inflation."

                                             Year ended December 31,
                         -----------------------------------------------------------------------
                         (in thousands of constant Pesos of December 31, 1998 purchasing power and in thousands of Dollars, except per share amounts)
                             1995           1996           1997           1998        1998
                         -------------  -------------  -------------  ------------- ------------
Statement of Income
 Data:
Colombian GAAP:
  Revenues.............. Ps  2,807,094  Ps 13,755,565  Ps 30,730,089  Ps 85,639,390 $ 55,534
  Costs and expenses....     1,337,658      8,273,861     19,585,706     43,690,931   28,332
  Operating income......     1,469,436      5,481,704     11,144,383     41,948,459   27,202
  Interest expense......       329,691      2,250,450      9,408,807     30,606,827   19,847
  Income tax expense....           431        380,041      1,347,014      5,185,064    3,362
  Minority interest
   expense..............       595,671      2,654,826      4,759,974     10,004,372    6,487
  Net income(1).........       894,475      3,863,145      1,258,834     11,524,840    7,474
  Earnings per share....          0.39           0.97           0.28           1.84      --
U.S. GAAP:
  Revenues.............. Ps  2,100,261  Ps  8,937,406  Ps 31,692,078  Ps 85,775,466  $55,622
  Operating income
   (loss)...............    (2,746,361)      (208,438)     6,913,210     40,573,581   26,310
  Interest expense......     1,878,027      9,803,423     17,044,196     33,619,389   21,801
  Net loss..............    (3,427,116)    (3,457,437)    (2,590,525)     6,984,184    4,529
  Basic and diluted
   earnings (loss) per
   share................         (0.11)         (0.10)         (0.08)          0.20      --

                                                        December 31,
                         ---------------------------------------------------------------------------
                                    (in thousands of constant Pesos of December 31,1998
                          purchasing power and in thousands of Dollars, except per share amounts)
                            1994         1995         1996          1997          1998        1998
                         ----------- ------------ ------------  ------------- ------------- --------
Balance Sheet Data (end of period):
Colombian GAAP:
  Cash.................. Ps    7,242 Ps   833,688 Ps15,943,884  Ps  3,226,399 Ps  3,574,256 $  2,318
  Properties, plant and
   equipment, net.......         --    26,289,970   31,144,030    130,997,131   264,084,214  171,249
  Total assets..........   4,704,812   40,568,998   99,987,458    408,668,566   508,350,458  329,646
  Short-term debt(2)....         --     3,119,883   20,709,482     18,584,628    21,449,577   13,909
  12 1/2% Senior Notes
   due 2007.............         --           --           --     224,474,459   231,316,500  150,000
  20.32% Senior Discount
   Notes due 2008.......         --           --           --             --     23,131,650   15,000
  Other long-term
   debt(3)(4)...........         --    14,015,692   30,190,136     11,346,025    45,008,576   29,186
  Minority interest.....         --    10,936,213   20,284,410     49,052,598    57,812,814   37,489
  Shareholders' equity..   4,015,140    8,290,357   22,385,774     61,359,260    76,289,978   49,471
U.S. GAAP:
  Cash.................. Ps      --  Ps   833,688 Ps15,943,884  Ps  3,226,399 Ps  3,574,256 $  2,318
  Properties, plant and
   equipment, net.......         --    30,169,147   38,176,375    143,900,953   291,984,440  189,341
  Total assets..........         --    37,355,166   72,530,567    369,246,016   464,274,047  301,063
  Short-term
   debt(2)(4)...........         --     3,576,668   21,340,995     19,650,283    23,256,234   15,081
  12 1/2% Senior Notes
   due 2007.............         --           --           --     224,474,459   231,316,500  150,000
  20.32% Senior Discount
   Notes due 2008.......         --           --           --             --     23,131,650   15,000
  Other long-term
   debt(3)(4)(5)........         --    17,415,169   32,716,180     14,077,217    50,386,238   32,674
  Minority interest.....         --    10,177,292    8,551,357     37,503,077    44,648,215   28,953
  Shareholders' equity
   (deficit)............         --     2,463,242   (1,381,680)    33,082,031    40,213,610   26,077

                                                 Year ended December 31,
                          ----------------------------------------------------------------------------
                          (in thousands of constant Pesos of December 31, 1998 purchasing power and in thousands of Dollars, except Network and Operating Data)
                               1995            1996            1997            1998         1998
                          --------------  --------------  --------------  -------------- -------------
Other Financial Data:
Colombian GAAP:
 Capital
  expenditures(6).......  Ps  18,688,441  Ps  12,192,329  Ps  63,165,351    Ps88,132,783 $   57,151
 Depreciation and
  amortization(1).......         372,454       1,484,922       4,520,502      11,972,262      7,763
 Indebtedness(7)........      21,524,610      54,475,913     249,733,242     326,964,835    212,024
 Deficiency of earnings
  to fixed
  charges(8)(9).........         (13,836)       (135,882)     (1,600,376)            N/A        N/A
U.S. GAAP:
 Capital
  expenditures(6).......  Ps  18,693,156  Ps  12,498,184  Ps  64,384,081  Ps  89,744,234 $   58,196
 Depreciation and
  amortization..........         409,848       1,894,717       5,871,666      16,528,367     10,718
 Deficiency of earnings
  to fixed
  charges(8)(9).........      (3,961,704)     (6,271,305)       (228,673)            N/A        N/A
Network and Operating
 Data (end of period):
Systems in operation....               1               1               7               8
Population..............         317,995         317,995       3,058,600       3,058,600
Subscribers.............          22,260          29,528          95,475         235,311
Penetration(10).........             7.0             9.3            19.2            23.9

                                                   (footnotes on following page)

--------
(1) For Colombian GAAP purposes, as of January 1, 1996, TelePalmira changed from the straight-line to the reverse sum of the years digits' method of computing depreciation which had the effect of decreasing 1996 depreciation (and increasing 1996 income before income taxes and minority interest) by Ps1,088,426 ($706) and increasing 1996 net income by Ps653,054 ($423). For
    U.S. GAAP purposes, all periods use the straight-line method.
(2) Short-term debt includes short-term debt, current portion of other long-term debt, current portion of capital lease obligations, current portion of DIAN Financing (U.S. GAAP only) and the current portion of the Transtel-Siemens Purchase Agreement, the TeleGiarardot-Siemens Purchase Agreement and an equipment purchase payable to IBM. See Notes 12, 16 and 19 to the Consolidated Annual Financial Statements.
(3) Other long-term debt includes other long-term debt, capital lease obligations, noncurrent portion of DIAN Financing (U.S. GAAP only) and the noncurrent portion of the Transtel-Siemens Purchase Agreement, the TeleGiarardot-Siemens Purchase Agreement and an equipment purchase payable to IBM. See Notes 12, 19 and 20 to the Consolidated Annual Financial Statements.
(4) The following table reconciles the U.S. GAAP amounts for short-term debt and other long-term debt at December 31, 1998 to debt presented in "Capitalization" and in the U.S. GAAP balance sheet on page F-45:

            Balance Sheet Caption         Current     Noncurrent     Total
            ---------------------         -------     ----------     -----
      Short-term debt.................. Ps13,578,652 Ps       --  Ps13,578,652
      Other long-term debt.............    1,464,219    8,813,801   10,278,020
      Capital lease obligations........    4,808,809   30,665,784   35,474,593
      DIAN Financing...................    1,107,958    3,323,874    4,431,832
      Transtel-Siemens Purchase
       Agreement, TeleGirardot-Siemens
       Purchase Agreement and IBM
       equipment purchases (included in
       other current liabilities and
       other noncurrent liabilities--
       see Notes 16 and 20 of the
       Consolidated Annual Financial
       Statements).....................    2,296,596    7,582,779    9,879,375
                                        ------------ ------------ ------------
         Total......................... Ps23,256,234 Ps50,386,238 Ps73,642,472
                                        ============ ============ ============

(5) Under U.S. GAAP, all capital leases are required to be recorded as liabilities as they arise, including the Global I Lease, Global II Lease, Global III Lease Global IV Lease, and future leases to be entered into between Global and an Operating Company (the "Future Global Leases") (together the "Global Leases") and the IBM Arrangement (as defined herein), both of which comprise a portion of the Vendor Financing, and the DIAN Financing. Under Colombian GAAP, the DIAN Financing and certain lease payments are not required to be recorded as liabilities, including some of the leasing arrangements included in the Vendor Financing. See Notes 30 and 31 to the Consolidated Annual Financial Statements and "Capitalization". The principal amounts of Vendor Financing and the DIAN Financing (undiscounted) that will be recorded, as they arise in the future, that are not recorded as liabilities at December 31, 1998 are as follows
    (in thousands):

      Vendor Financing:
       Global Leases......................................  Ps98,304,345 $63,747
       IBM Arrangement....................................       713,997     463
       Future Global Leases...............................    18,850,848  12,250
                                                           ------------- -------
         Total............................................   117,909,190  76,460
      DIAN Financing......................................    20,644,227  13,387
                                                           ------------- -------
                                                           Ps138,553,417 $89,847
                                                           ============= =======

(6) Capital expenditures consist of purchases of and advances on properties, plant and equipment as reflected in the Company's consolidated statements of cash flows.
(7) Indebtedness is calculated in accordance with the definition of "Indebtedness" under the Indenture (which is based on Colombian GAAP), which includes short-term debt, long-term debt, capital lease obligations and obligations under the Vendor Financing and the DIAN Financing, as they arise.
(8) For purposes of computing the deficiency of earnings to fixed charges, "earnings" consist of income (loss) before income taxes, minority interests and fixed charges, excluding capitalized interest. Fixed charges consist of interest on all indebtedness (whether capitalized or expensed) and that portion of operating lease expenses deemed to be interest expense.
(9) The ratio of earnings to fixed charges was 1.73 for the year ended December 31, 1998 under Colombian GAAP. The ratio of earnings to fixed charges was
    1.44 for the year ended December 31, 1998 under U.S. GAAP.
(10) Penetration represents the number of installed lines per 100 people. In Cartago, Jamundi, Buga, Yumbo, Cali and Girardot penetration includes the installed lines of municipal competitors as of December 31, 1998 of approximately 6,000 lines, 4,000 lines 28,700 lines, 4,700 lines, 445,000 lines and 7,000 lines as per the Company's estimates, respectively.

Recent Developments

 Cablevision

  On December 15, 1998, the Company completed its acquisition of a 100% interest in Cablevision S.A. and Suscripciones Audiovisuales S.A. (together "Cablevision") for Ps20.4 billion ($13.2 million), which in combination operate as the primary provider of cable and pay television services in Cali. This investment offers Transtel access to an existing fiber optic network which spans the city, and may be used to create synergies with its telephony operations in Cali.

  Cablevision offers the following two basic services: (i) a 4-channel UHF service and (ii) a 50-channel service via its cable network. As of December 31, 1998, Cablevision provided service to 6,400 UHF subscribers and 14,153 cable subscribers. Transtel is currently in the process of converting its UHF subscribers to cable subscribers as it expands its network. Cablevision's networks are capable of providing 80 channels as well as internet, data transmission and other telephony services. Without additional incremental capital expenditures, Cablevision's network has the capacity to service over 400,000 households in Cali.

  In 1985, Law No. 42 formally established the subscriber television market by permitting pay television services in Colombia. In 1986, Colombia's Ministry of Communications granted Suscripciones Audiovisuales S.A. the right to provide these services in exchange for a concession fee equivalent to 10% of annual revenues. Cablevision S.A. was created in 1988 with the objective of promoting and exploring business opportunities related to subscriber television and telecommunication services. To comply with the Colombian operating restrictions, Cablevision S.A. holds the concession, and Suscripciones Audiovisuales S.A. performs the services and owns the operating infrustructure. Cablevision holds the exclusive concession from the Comision Nacional de Television ("CNTV") (National Television Commission) for the provision of pay television services in Cali.

  For the year ended December 31, 1998, Cablevision generated Ps5.8 billion ($3.8 million) of revenues and incurred a loss of Ps1.2 billion ($800,000). Cablevision's total assets were Ps37.4 billion ($24.3 million) at December 31, 1998.

  To date, Cablevision has focused on upper income households in Cali and has cabled over 29% of the TV households defined by this market objective. Cablevision expects to increase this penetration rate to 50% by 2002.

 Discount Notes

  On December 31, 1998, Transtel issued $15.0 million of its 20.32% Senior Discount Notes due 2008 (the "Discount Notes"), pursuant to an Indenture dated as of December 31, 1998 between the Company, the Subsidiary Guarantors (if any) and Marine Midland Bank, as the trustee (the "Discount Note Indenture"). The Discount Notes are unsecured senior obligations of the Company limited to $95.7 million aggregate principal amount at maturity. The initial accreted value of the Notes is $15.0 million . The Discount Notes will accrete at a rate 20.22% per annum, compounded semi-annually. Interest accrues at a rate of 0.10% per annum on the accreted value from time to time and is payable in cash on each February 13th and August 13th, commencing August 13, 1999. The Discount Notes will mature on August 13, 2008. Cash interest on the Discount Notes will be computed on the basis of a 360-day year of twelve 30-day months. The Discount Notes were sold at a substantial discount from their accreted amount at maturity. Each Discount Note has an issue price of $156.80 and a principal amount at maturity of $1,000. The Discount Notes are senior obligations of the Company ranking pari passu in right of payment with all existing and future senior indebtedness of the Company, including the Senior Notes, and ranking senior in right of payment to all existing and future subordinated indebtedness of the Company, if any. The Company intends to use the proceeds of the Discount Notes to acquire certain minority interests in the restricted subsidiaries of the Company (whereby, such restricted subsidiaries would become wholly-owned subsidiaries of the Company), to pay capital expenditures, to provide working capital, to pay transaction expenses and/or fund strategic acquisitions. Upon an investment of the proceeds of the Discount Notes by Transtel S.A. in an Operating Company and/or upon the acquisition of certain minority interests in an Operating Company, such Operating Company is required, pursuant to the Discount Note Indenture, to guarantee the Discount Notes.

                                 RISK FACTORS

  Original Certificateholders should consider carefully the following risk factors as well as the other information contained in this Prospectus in evaluating an investment in the Exchange Certificates, although the risk factors set forth below are generally applicable to the Original Certificates as well as the Exchange Certificates.

Trust's Dependence on Operating Companies to make Payments; No Guarantee by Operating Companies; Not Wholly-Owned Operating Companies.

  The Company is the only entity which has an obligation under the Senior Notes. The Operating Companies are obligated to pay the Company under their respective Intercompany Notes, but they have not guaranteed the Senior Notes and have no obligation under the Certificates and therefore are not obligated to make funds available to the Company or the Indenture Trustee in the event the Company or the Indenture Trustee is unable to make payments on the Senior Notes or the Certificates. Additionally, the Operating Companies are not wholly-owned subsidiaries of the Company but instead are owned jointly by the Company and local municipalities. See "Summary--Recent Developments--Discount Notes." The Company owns approximately 60% or more of each of the Operating Companies (other than Caucatel where the Company owns 51%). Any dividends issued by the Operating Companies must be distributed pro rata to all of their shareholders.

  The Company cannot be assured that it will be able to generate significant cash through dividends or other distributions from the Operating Companies in the foreseeable future and there can be no assurance that the Company will be able to generate any significant cash flow from the Operating Companies at any time in the future. Since the Company's assets consist primarily of its ownership interests in the Operating Companies, the Senior Notes (and therefore the Certificates) will be effectively subordinated (other than as to claims that the Company can make under the Intercompany Notes) to all existing and future debt and other liabilities (including trade payables) of the Operating Companies, and the Company's right to receive the assets of the Operating Companies upon their liquidation or reorganization will be subject to the claims of such Operating Companies' creditors (including trade creditors). See "Transtel S.A.--Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

Consequences of Failure to Exchange

  Original Certificateholders who do not exchange their Original Certificates for Exchange Certificates pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Original Certificates as a consequence of the issuance of the Original Certificates pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable states securities laws. In general, the Original Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer--Consequences of Failure to Exchange; Resale of Exchange Certificates."

Substantial Leverage of the Company; Insufficiency of Earnings to Cover Fixed Charges

  The Company is highly leveraged. Even though a portion of the proceeds of the Offering was used to repay debt, after the Offering, the Company and its subsidiaries had as of December 31, 1998 approximately Ps327.0 billion ($212.0 million) of Indebtedness, which includes the Senior Notes, the Discount Notes, the Vendor Financing and the DIAN Financing which has arisen. The above amount includes $15.0 million of Discount Notes, which are unsecured senior obligations of the Company, which will aggregate $95.7 million principal amount at maturity. The Indenture limits, but does not prohibit, the incurrence of additional Indebtedness, secured or unsecured, by the Company and its subsidiaries. Although funds sufficient to pay the first four interest payments on the Senior Notes (and therefore on the Certificates) were placed into the Escrow Account, future interest payments on the Senior Notes (and therefore on the Certificates) will be payable from the Company's cash flow. The debt service requirements of any additional debt could make it more difficult for the Company to make principal and interest payments on the Senior Notes and consequently, the Trust's ability to make payments on the Certificates. For the years ended December 31, 1996 and 1997, under Columbian GAAP, earnings were insufficient to cover fixed charges by Ps135,882,000; Ps1,600,376,000, respectively, although, the Company had a ratio of earnings to fixed charges of 1.73 for the year ended December 31, 1998. On a U.S. GAAP basis, earnings were insufficient to cover fixed charges by Ps6,271,305,000 and Ps228,673,000 for the years ended December 31, 1996 and 1997 respectively, although, the Company had a ratio of earnings to fixed charges of 1.44 for the year ended December 31, 1998.

  There can be no assurance that the Company will be able to generate sufficient cash flow to cover either the required interest and principal payments or any required redemptions or repurchases of the Senior Notes and consequently, the Trust's ability to make payments on the Certificates. If the Company is unable to meet interest and principal payments or any required redemptions or repurchases of the Senior Notes in the future, it may, depending upon the circumstances which then exist, seek additional equity or debt financing, attempt to refinance its existing indebtedness or sell all or part of its business or assets to raise funds to repay its indebtedness. There can be no assurance that the Company will be able to generate sufficient cash flow to cover any required payment on the Senior Notes and consequently the Trust would not have the ability to make the corresponding payment on the Certificates. There can be no assurance that sufficient equity or debt financing will be available, or, if available, that it will be on terms acceptable to the Company, that the Company will be able to refinance its existing indebtedness or that sufficient funds could be raised through asset sales.

  The high degree of leverage of the Company may have important consequences to Certificateholders. In particular: (i) a substantial portion of the Company's anticipated cash flow from operations will be required for the payment of the Company's interest expense and principal repayment obligations on the Senior Notes; (ii) the ability of the Company to obtain additional financing in the future for working capital, acquisitions, capital expenditures, repayment of debt, or other purposes is limited by restrictive covenants in the Indenture; and (iii) the Company may be more vulnerable to downturns in general economic conditions or in its business and may have less flexibility to respond to changing business conditions and opportunities.

Colombian Political, Economic and Social Risks

  The Company is located in Colombia and is subject to political, economic and other uncertainties, including expropriation, nationalization, renegotiation, or nullification of existing contracts, currency exchange restrictions and international monetary fluctuations. Furthermore, Colombia has experienced violence related to guerrilla activity. The Indenture will not require the Company, and the Company does not intend, to maintain insurance against such risks.

  Cali and its metropolitan area, the Company's largest market, has been the center of operations of one of Colombia's most powerful drug organizations, and as such has suffered the violence resulting from the Colombian government's efforts to curb the drug trade. Cali may also have received portions of the capital generated by the drug trade, to the extent some of such capital was reinvested locally. The Company believes that neither the drug trade nor the efforts to curb it have had a material adverse effect on its business. However, no assurance can be given that drug activity in the future will not have a material adverse effect on the Company or that the efforts to curb such activity will not have a material adverse effect on the economy of the region and thereby on the Company.

  Since March 1, 1996, the United States government has declined to recertify Colombia as qualifying for United States foreign aid, due to a perceived failure by Colombia to cooperate adequately in combating the drug trade. However, on February 26, 1998, due to the recent operations performed by the Colombian Army and the National Police Department against the Colombian drug cartels, the United States government certified Colombia with a "waiver". Although the certification with a waiver does not mean that Colombia is qualified for United States foreign aid, it does mean that Colombia is not subject to economic or trade sanctions. The certification with a waiver implies that the United States is able to vote in favor of Colombia at the boards of multilateral agencies and credit institutions, such as the World Bank, the Overseas Private Investment Corporation, OPIC, Export-Import Bank, Eximbank and the Interamerican Development Bank, IDB.

  It is impossible to predict what effect these events and conditions, which are entirely outside the control of the Company, will have on the country or on the Company. Certificateholders should recognize that these conditions and events create significant uncertainties and risks, which could result in material adverse effects on the Company and on its ability to meet its obligations, including its obligations under the Senior Notes and consequently, the Trust's ability to pay on the Certificates.

  In addition to these political and social uncertainties, investment in Colombia, as with all emerging markets, is subject to economic uncertainties. Colombia is divided into thirty-two political subdivisions called departamentos (departments). The Company's operations are dependent upon the performance of the Colombian economy generally, and, in particular, upon the performance of the economies of the Departamentos of Valle del Cauca and Cauca. The economies of Colombia and these departamentos are in a stage of development and structural reform, and the possibility exists that rapid fluctuations in consumer prices, gross domestic product and interest rates will occur. The Company's financial results may be affected by such fluctuations in the economies of Colombia, of Valle del Cauca, of Cauca, and of any other departamentos in which the Company operates in the future, and such fluctuations may affect the ability of customers to pay for the Company's services and on the ability of the market to support the growth of telephone operations.

  The Colombian government has historically exercised significant influence over the Colombian economy. Governmental actions concerning the economy could continue to have an important effect on Colombian entities, including the Company, and on market conditions, prices and returns on Colombian securities, including the Senior Notes and consequently, the Certificates. There can be no assurance that recent policies that have resulted in favorable economic growth will be maintained by this government or any new government or that such growth will continue.

Holding Company Structure; Limitations on Access to Cash Flow of Operating Companies; Effective Subordination

  The Senior Notes will be the exclusive obligation of the Company, which is a holding company with no business operations of its own. The operations of the Company are conducted through the Operating Companies, which are separate and distinct legal entities. Other than the obligation to repay to the Company the Intercompany Notes, the Operating Companies have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Senior Notes or the Certificates, to make any funds available to the Company to enable it to make payments on the Senior Notes and consequently, to make the funds available to the Trust to make payments on the Certificates, to make funds available in order to make investments in the Operating Companies, to meet working capital needs or other liabilities of the Company or for any other reason. In addition, the Operating Companies are not wholly-owned subsidiaries of the Company but instead are owned jointly by the Company and local municipalities. See "Summary--Recent Developments--Discount Notes." Any dividends issued by the Operating Companies must be distributed pro rata to all of their shareholders. As a result, the Company cannot be assured that it will be able to generate significant cash through dividends or other distributions from the Operating Companies in the foreseeable future and there can be no assurance that the Company will be able to generate any significant cash flow from the Operating Companies at any time in the future. Since the Company's assets consist primarily of its ownership interests in the Operating Companies, the Senior Notes (and therefore the Certificates) will be effectively subordinated (other than as to claims that the Company can make under the Intercompany Notes) to all existing and future debt and other liabilities (including trade payables) of the Operating Companies, and the Company's right to receive the assets of the Operating Companies upon their liquidation or reorganization will be subject to the claims of such Operating Companies' creditors (including trade creditors).

Intercompany Notes; Operating Company Cash Flow

  Annual interest payments on the Senior Notes by the Company will be approximately $18.8 million, plus any additional interest as required, through November 1, 2007. The principal amount of the Senior Notes is due on November 1, 2007. As of December 31, 1998, the Company has lent $95.5 million (Ps147.3 billion) of the proceeds from the Senior Notes to six of its Operating Companies as evidenced by Intercompany Notes which were executed as of December 31, 1998. As of December 31, 1998, the date of summarized financial information of each of these six Operating Companies included herein, the Company had lent approximately $94.2 million (Ps146.6 billion) to these six Operating Companies. See "Management's Discussion and Analysis--Liquidity and Capital Resources--Year ended December 31, 1998 compared to the Year Ended December 31, 1997." The Intercompany Notes bear interest at 12 1/2%, are payable in U.S. dollars, and are also due on November 1, 2007. The Intercompany Notes become due and payable upon the acceleration of the Senior Notes issued by Transtel S.A. under the Indenture.

  Although the interest payments on the Senior Notes for the first four payments (through November 1, 1999) will be paid from the Escrow Account, which was funded with a portion of the proceeds of the Senior Notes, the ability of the Company to make payments of interest after November 1, 1999 and of the $150.0 million principal balance due on November 1, 2007 will be largely dependent upon the future performance of the Operating Companies and their ability to pay the interest and principal due under the Intercompany Notes. Many factors, some of which will be beyond the Company's and the Operating Companies' control (such as prevailing economic conditions), may affect their performance. There can be no assurance that the Operating Companies will be able to generate sufficient cash flow to cover required interest and principal payments when due on the Intercompany Notes or that the Company will be able to generate sufficient cash flow for it to be able to make its principal and interest payments in the future. Although no cash was required for interest payments to Transtel S.A. by the six Operating Companies from October 28, 1997 (closing date of the Senior Notes) through December 31, 1998 because of the Escrow Account, these six Operating Companies have not yet been able to generate sufficient cash flow from operations through December 31, 1998 to make such interest payments had they been due in cash. If the Company is unable to make principal and interest payments in the future, it may, depending upon the circumstances which then exist, seek additional equity or debt financing, attempt to refinance its indebtedness or sell all or part of its business or assets to raise funds to repay its indebtedness.

Limited Operating History; Potential Lack of Customer Demand

  The Company is a new enterprise. It was incorporated in August 1993 and commenced offering telephone services through TelePalmira on September 1, 1995. Most of the Company's systems have only recently begun to be operated by Transtel. Unitel Wireless commenced operations on January 2, 1998. TeleCartargo, Caucatel, TeleJamundi, Unitel Wireline and Bugatel commenced operations on April 1, 1997; May 1, 1997; June 1, 1997; June 1, 1997; and July 1, 1997, respectively. TeleGirardot commenced operations on December 31, 1997. The successful development and commercialization of these systems will depend on a number of significant financial, logistical, technical, marketing, legal and other factors, the outcome of which cannot be predicted. These Operating Companies will require additional funds for capital expenditures, working capital requirements, and other cash needs, including the costs of obtaining additional equipment. In addition, there can be no assurance that the systems will not encounter engineering, design, or other operational problems. There can be no assurance that the Company can successfully develop any future systems or that any of its systems will achieve commercial success.

  Additionally, the extent to which prospective telephone customers will choose to obtain telephone service from the Company is unclear. The Company has incurred and will continue to incur significant operating expenses, has made, and will continue to make, significant capital investments, has entered into operating leases, equipment supply contracts and service arrangements, in each case based upon certain expectations as to the anticipated market acceptance of, and customer demand for, the Company's telephony services. The failure to meet these expectations could have a material adverse effect on the Company. A substantial portion of the

Company's revenues to date have been derived from non-recurring connection charges. The continuation of this revenue stream will depend on the Company continuing to obtain new subscribers, which cannot be assured.

Risks Associated With Privatization and Management of Growth

  The success of the Company's operating strategy is subject to factors that are beyond the control of the Company and are impossible to predict, in part, because the telecommunications industry has only recently begun to be privatized in Colombia. The Company is unable to predict how consumer demand for telecommunications services will develop over time. The size of the Colombian market for telecommunications services, the rates of penetration of the market and the sensitivity of potential subscribers to changes in prices, among other factors, are uncertain. Moreover, the provision of telephony service with additional calling features is without precedent in Colombia and, therefore, the market acceptance and customer demand for such services is uncertain. In addition, the Company's continued rapid growth will require the training of new personnel, the expansion of its management information systems, effective control of its expenses related to operations and systems construction, and effective controls over the quality of new subscribers and churn rate. If the Company is unable to satisfy these requirements, if it is unable to generate sufficient revenue to meet its current expenses and future obligations, or if it is otherwise unable to manage growth effectively, the Company's ability to meet its obligations under the Senior Notes and consequently, the Trust's ability to pay on the Certificates may suffer a material adverse effect.

Network Rollout Risks; Reliance on Suppliers; Delays in Construction

  The Company's service is dependent upon the completion and continued viability of its network. The Company has completed portions of its network and expects to incur significant expenditures to expand the geographic coverage and increase the capacity of its network. The roll-out of the Company's network is subject to risks and uncertainties that could delay the rollout of the Company's services and increase the cost of construction.

  With respect to wireless networks, one such risk is the availability, access to, and continued use of, suitable base stations and switch sites. The Company's ability to locate and retain suitable base stations and switch sites is dependent on the cooperation of local planning authorities and potential landlords. There can be no assurance that the Company will be successful in obtaining property rights necessary to establish or maintain such base stations and switch sites, or that delays in obtaining such rights will not adversely affect the rate of the Company's network rollout.

  The currently planned build out and upgrade of the Company's networks is reliant on Siemens AG ("Siemens") for the supply of equipment and other telecommunications supplies and for construction of the networks. There can be no assurance that Siemens will honor its current obligations to supply equipment and construct the networks or that it will desire or be able to supply such equipment or undertake construction of future projects. Equipment supplies are additionally subject to shortages and/or delays in delivery. In addition, with respect to letters of intent to enter into purchase agreements with respect to equipment, there can be no assurance that the letters of intent are binding on Siemens or that definitive purchase agreements will be entered into. Accordingly, there can be no assurance that currently planned projects or future projects will be completed within the time periods projected, or at all. Failure to obtain equipment on a timely basis, or at all, could jeopardize subscriber contracts and could have a material adverse effect on the Company.

  The construction of the Company's networks in the municipalities of Palmira, Jamundi, Yumbo, Cartago and Buga are currently governed by turn-key contracts which obligate Siemens and the other contractors to finish construction or installation. See "Business--Construction Arrangements." However, any future projects will typically require substantial construction of new networks or upgrades to existing networks, and no such construction obligation has been undertaken by a third party. Construction activity will require qualified subcontractors and necessary equipment to be secured on a timely basis, the availability of which may vary significantly from location to location. Construction projects may experience cost overruns and delays outside the control of the Company or its subcontractors, such as those caused by acts of governmental entities, financing delays and catastrophic occurrences. Delays also can arise from design changes and material or equipment shortages or delays in delivery. Accordingly, there can be no assurance that such projects will be completed within the amount budgeted therefor or on time, or at all. Failure to complete construction within the amount budgeted or on time could jeopardize subscriber contracts and could have a material adverse effect on the Company.

  If the Company were to decide to pursue other investments or make other expenditures, other than the Expansion Plan, additional capital resources would be required. If the Company is unable to fund such expenditures or investments, or if the Company's cash flow from operations does not increase from its present level, the Company might not be able to continue to pursue its network construction and subscriber growth strategy.

Potential Need for Additional Equipment

  The success of the Company's telecommunications system is partially dependent on the completion of its Expansion Plan and its expansion plan in TeleGirardot (the "TeleGirardot Expansion Plan"). See "Business--Expansion Plan." Although the Company has entered into equipment purchase agreements with Siemens and IBM, there can be no assurance that future network evaluations or other similar factors will not necessitate the Company's re-evaluation of its equipment needs. See "Description of Existing Indebtedness-- Global-Siemens Arrangements," "Description of Existing Indebtedness--Transtel-Siemens Arrangement", "Description of Existing Indebtedness--IBM Arrangement" and "Business--Description of the Operating Companies--TeleGirardot." If equipment requirements do increase, additional capital or financing sources would be required. There can be no assurance that the Company will be able to fund such capital expenditures or obtain such financing on terms favorable to the Company.

Contingency of Vendor Financing

  The build out and upgrade of the Company's networks and the completion of the Expansion Plan is reliant on equipment vendor financing from Siemens and IBM. While there are four purchase agreements with Siemens and a purchase agreement with IBM, the Company is negotiating the financing terms with Siemens with respect to some of the equipment. See "Description of Existing Indebtedness--Global-Siemens Arrangements." Additionally, the Company is currently negotiating with Siemens to enter into contracts for the supply of equipment to partially effect the TeleGirardot Expansion Plan. There can be no assurance that the financing from Siemens will be available and if it is not available, whether other financing will be available to the Company. In addition, there can be no assurance that financing agreements will be finalized and if finalized, whether the terms of such financing agreements will be favorable to the Company.

Risks Associated With Colombian Pledge and Enforcement of Foreign Judgments

  The Senior Notes are secured by a pledge of the Intercompany Notes. The pledge is a security instrument governed primarily by the Codigo de Comercio (Commercial Code) and the Codigo de Procedimiento Civil (Code of Civil Procedure) and there can be no assurance that this arrangement will be effective to create a senior perfected security interest in the Intercompany Notes enforceable in the same manner and to the same extent as a security interest granted under the laws of the United States. An action to enforce the pledge can only be executed before a Colombian court. The process employed in executing the pledge entails a court order to sell the pledged asset to the public, either by public auction or through a local stock exchange, with the proceeds of the sale going to pay the defaulted obligations. The right to initiate the judicial proceedings to enforce a pledge expires four years after the obligation becomes enforceable. Historically, the enforcement of pledges before Colombian courts has been a long process. The delays of a trial to enforce the pledge may have a material adverse effect on the Colombian court's ability to obtain payment of the full value for the Senior Notes and therefore, on the Trust's ability to repay the Certificates.

  In addition, substantially all of the assets of the Company will be located in Colombia. As a result, it may not be possible for the Pass Through Trustee, the Indenture Trustee or the Exchange Certificateholders to enforce outside of Colombia judgments against the Company, including enforcement in the United States of judgments predicated upon the civil liability provisions of the United States federal securities laws or a judgment to enforce the Certificate Guarantees. The United States and Colombia do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. See "Enforcement of Foreign Judgments in Colombia." For a foreign judgment to be effective and enforceable in Colombia, it must be proved in accordance with the Rules of Court in Colombia, as contained in the Colombian Code of Civil Procedure, pursuant to which a demand for an exequatur (proceedings in the Colombian Judicial System for recognition of a foreign judicial decision or arbitral award) must be presented before Colombia's Supreme Court of Justice. Therefore, a final judgment for the payment of money rendered by a federal or state court in the United States based on civil liability, whether or not predicated solely upon the civil liability provisions of the United States federal securities laws, would be enforceable in Colombia against the Company only if it has been proven in accordance with the Colombian Rules of Court. The Company also has been advised by its Colombian counsel that there can be no assurance as to the enforceability, in original actions in Colombian courts, of liabilities predicated solely on the United States federal or other non-Colombian securities laws.

Competition

  There is currently no restriction in Colombia on competition within the local telephony business. It is possible that competitors, including companies with substantially greater capital or other resources than the Company, could commence operations in the Company's service area and offer wireline, wireless, cellular, Personal Communication Services ("PCS") or other competitive telecommunications services. The Company currently faces competition in certain cities primarily from various state-run providers of local telephony service. Competition is based on services offered, quality of service and coverage area. See "Industry Overview; Legal and Regulatory Environment" and "Business--Operating Companies--General."

Technological Risk; Risk of Obsolescence

  The Company's Operating Companies generally use advanced technologies. Although many of the technologies currently in use and to be used in the future by the Company have been developed by international telecommunications companies, such as Siemens, some have only recently been developed and commercially introduced. There can be no assurance that the Operating Companies will not experience technical problems in the commercial deployment of these technologies, particularly because they are being introduced in a developing country. In addition, the technology used in wireless communications is evolving rapidly and one or more of the technologies currently utilized or planned by the Company may not be preferred by its customers or may become obsolete, which in either case would likely have a material adverse effect on the Company. There can be no assurance that the Company will be able to keep pace with ongoing technological changes in the telecommunications industry.

Regulatory Risks

  The privatization of telecommunications services in Colombia is dependent upon Law 142 (as defined herein). There can be no assurance that material adverse changes to Law 142 will not occur in the future. Additionally, certain Operating Companies could become subject to service requirements, restrictions on interconnection to government-owned or private telephone networks and government requirements regarding rates and tariffs, among others. These requirements may be difficult to comply with, particularly given demographic, geographic, or other issues in a particular market. Further, changes in the regulatory framework may limit the Operating Companies' ability to add subscribers to developing systems. An Operating Company's failure to comply with applicable governmental regulations or operating requirements could have a material adverse effect on the Company. Further, the Company's current and anticipated ownership interests in the Operating Companies are subject to continued support by the Colombian government of privatization of the telecommunications sector.

  Additionally, the pricing of the Company's services and related matters are subject to regulation by the CRT (as defined herein). Changes in the regulation of the Company's pricing, or a change in the interpretation of the existing regulations, could have a material adverse effect on the Company. See "Industry Overview; Legal and Regulatory Environment."

  Furthermore, the frequency assigned to the Company with respect to Unitel's fixed wireless system, which was assigned by the Ministerio de Comunicaciones (Ministry of Communications), could be revoked if the Company operates out of its assigned frequency, offers services other than those approved by the Ministry of Communications or fails to comply with other regulations governing such license.

Risk of Modification or Loss of Permits; Uncertainty as to Availability

  Each of the Operating Companies' ability to exploit its respective existing civil works permits is essential to the Company's construction of its network. These permits are granted by the municipalities in the areas served. Although the municipalities are required to grant such permits under Law 142, there can be no assurance that these permits will not become difficult to obtain, that the law will always require their issuance, or that some prohibited action of any of the Operating Companies will not cause their termination, and the occurrence of any of these events could have a material adverse effect on the Company. The Operating Companies may have limited legal recourse if any of these events were to occur.

Dependence on Other Telecommunications Providers

  The success of the Company's telecommunication system will in many cases depend upon access to the systems of other local telecommunications providers, some of which may be competitors of the Company. Although access to such service is required by Law 142, the revocation, loss, or modification of any of the existing arrangements or the failure to obtain necessary agreements and/or arrangements in the future could have a material adverse effect on the Company. The Operating Companies are additionally required by Colombian law to enter into interconnection arrangements with TELECOM. Although TELECOM is currently providing such service and is required to continue to do so under Colombian law, formal agreements are not in place with the Company's Operating Companies, as is also the case with other telecommunications providers.

  There can be no assurance that such arrangements will continue to be regulated by the Colombian government. Additionally, a breach by any of the Operating Companies of these interconnection agreements could lead to loss of such agreements, which could have a material adverse effect on the Company.

Dependence on Key Personnel

  The Company is currently managed by a small number of key management and operating personnel whose efforts will largely determine the Company's success. The success of the Company also depends upon its ability to hire and retain qualified operating, marketing, financial, accounting and technical personnel. Competition for qualified personnel in the telecommunications industry is intense and, accordingly, there can be no assurance that the Company will be able to hire or retain necessary personnel. The loss of key management personnel would likely have a material adverse effect on the Company. See "Management."

Corporate Disclosure and Accounting Standards

  A principal objective of the securities laws of the United States, Colombia and other countries is to promote disclosure of all material corporate information. However, it is likely that there would be less or different publicly available information about the Company in Colombia than would be available about issuers listed on stock exchanges in the United States or certain other countries. In addition, the Company prepares its financial statements in accordance with Colombian GAAP, which differs in significant respects from U.S. GAAP. Thus, Colombian financial statements and reported earnings may differ from those of companies in other countries in this and other respects. For example, shareholders' equity and net income (loss) as of and for the year ended December 31, 1998 was Ps76.3 billion and Ps11.5 billion, respectively, under Colombian GAAP and Ps40.1 billion and Ps7.0 billion, respectively under U.S. GAAP. For a description of the principal differences between Colombian GAAP and U.S. GAAP, insofar as they are relevant to the Company, see Note 31 to the Consolidated Annual Financial Statements.

Currency Fluctuations, Foreign Exchange Controls, and Devaluation

  Since the consummation of the Offering, a substantial amount of the Company's debt obligations, including the Senior Notes, are denominated in Dollars while the Company generates revenues in Pesos. In addition, the Company has incurred and expects to continue to incur a significant portion of its equipment costs in Dollars. Therefore, the Company is exposed to currency exchange rate risks that could significantly affect the Company's ability to meet its obligations and finance its network construction. The Company currently does not plan to enter into hedging transactions with respect to these foreign currency risks and it is unlikely that the Company would be able to obtain hedging arrangements on commercially satisfactory terms with respect to all such risks. The exchange rate of Pesos to the Dollar is a freely floating rate which has declined in recent years. During 1996, 1997 and 1998, the Peso devalued relative to the Dollar approximately 1.8%, 28.7% and 19.2%, respectively. Any significant decrease in the value of the Peso relative to the Dollar may have a material adverse effect on the Company and on its ability to meet its obligations under the Senior Notes and consequently, on the Trust's obligations under the Certificates. See "Exchange Rates."

  The Colombian government does not currently restrict the ability of Colombian persons or entities to convert Pesos into Dollars. See "Foreign Investment and Exchange Controls in Colombia." However, Colombian law permits the government to impose foreign exchange controls on dividend payments and remittance of interest and principal in the event that the foreign currency reserves of the Central Bank fall below a level equal to the value of three months of imports into Colombia. No such foreign exchange controls are currently applicable to payments on debt instruments such as the Senior Notes. As of July 4, 1997, the Central Bank's currency reserves were sufficient for approximately 10 months of imports. Nevertheless, there is no assurance that such restrictions will not be imposed in the future, and any such restrictions could prevent or restrict the Company's access to Dollars with which to meet its obligations, including its obligations under the Senior Notes and consequently, the Trust's obligations under the Certificates. There are no limitations imposed by the Colombian government on nonresident or foreign owners' ability to hold or vote the Senior Notes or the Certificates.

Inflation

  Throughout most of the 1980s and 1990s, Colombia experienced high levels of inflation. While the Colombian government adopted policies which resulted in reducing the inflation rate from 26.8% in 1991 to 19.5%, 21.6%, 17.4% and 16.7% in 1995, 1996, 1997 and 1998, respectively, there can be no assurance that the performance of the Colombian economy or its securities markets, the operating results of the Company, or the value of the Certificates and Senior Notes will not be adversely affected by continuing or increased levels of inflation.

Lack of a Market for the Exchange Certificates; Risks Associated with Non-Investment Grade Debt

  The Exchange Certificates are new securities for which there currently exists no trading market. The Company does not intend to list the Exchange Certificates on any national securities exchange or to seek admission thereof to trading on the National Association of Securities Dealers Automated Quotation System. The liquidity of any market for the Exchange Certificates will depend on the number of Exchange Certificateholders, the interest of securities dealers in making a market in the Exchange Certificates and other factors. Accordingly, there can be no assurance as to the development or liquidity of any trading market for the Exchange Certificates.

  To comply with the applicable state securities laws, the Exchange Certificates may not be offered or sold by a Certificateholder unless they have been registered or qualified for sale under such applicable state securities laws or an exemption from registration or qualification is available therefrom.

  The Company has not taken any action under the blue sky or state securities laws to qualify the Exchange Certificates for sale and no state commission or regulatory authority has received the Prospectus. However, the Exchange Certificates may be offered and sold if such offer and sale is in compliance with a securities exemption or a transactional exemption under the applicable state securities laws.

  Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Certificates. There can be no assurance that the market, if any, for the Exchange Certificates will not be subject to similar disruptions. Any such disruptions may have an adverse effect on the Exchange Certificateholders. In addition, Colombia is generally considered by international investors to be an "emerging market." Political, economic, social and other developments in other "emerging markets" may have a material adverse effect on the market value and liquidity of the Exchange Certificates.

Control by Certain Stockholders and Management

  Certain of the Company's directors, executive officers and principal stockholders beneficially own 100% of the outstanding common stock of the Company. Accordingly, if they choose to act together, these persons will be able to control the election of the Board of Directors and other matters voted upon by the stockholders. A sale by one or more of these principal stockholders to third parties could trigger the right of the Certificateholders to require the Company to repurchase the Senior Notes. In the event that an Offer to Purchase (as defined herein) occurs at a time when the Company does not have sufficient available funds to purchase the Senior Notes, or at a time when the Company is prohibited from purchasing the Senior Notes, an Event of Default could occur under the Indenture.

Year 2000 Compliance

  Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, if not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Year 2000 issue affects virtually all companies and organizations. Many companies must undertake major projects to address the Year 2000 issue. Each company's potential costs and uncertainties will depend on a number of factors, including its software and hardware and the nature of the industry. Companies must coordinate with other entities with which they electronically interact, including suppliers, customers, creditors, borrowers, and financial service organizations. If a company does not successfully address Year 2000 issues, it may face material adverse consequences.

  The Company has made an assessment of its information technology ("IT") systems including its computer software and databases to determine the extent which modifications are required to prevent problems related to the Year 2000 issue, and the resources which will be required to make such modifications. The Company has determined that some of its software systems, including SAT (version 2.11), CG-UNO and CM-UNO are not Year 2000 compliant. The Company has evaluated both new software solutions and upgrades of its current software to replace these systems. The Company has already spent approximately $2 million upgrading and expanding its software packages and purchasing newer software packages. The Company has purchased the following software: Multiple Systems Platform, Oracle 7, Domino Go WebServer, SP/2/, Network Servers, and Microcomputers (see chart below). Additionally, the Company expects to spend an additional $6 million purchasing the following additional software: Billing and Customer Service, Financial, Human Resources and Procurement, and EWSD Software (version 12) (see chart below). In most cases, the Company had planned to upgrade or replace its current software systems however, the Year 2000 issue accelerated such replacement dates. The Company estimates that the total costs associated with the Year 2000 modifications and its planned upgrade of its computer systems will be approximately $8 million. These investment costs were defined before the Senior Notes were issued and are included in the projected capital expenditures. The financial impact to the Company to ensure Year 2000 compliance has not been and is not anticipated to be material to its business, financial condition or results of operations.

  Additionally, the Company has met with many of its suppliers (including IBM de Colombia S.A., Oracle de Colombia S.A., Cabletron Systems, Open Systems S.A., Siemens, Cisco Systems S.A., Citibank, American Power, OSI Corporation and Mitsubishi de Colombia S.A.) and has been informed by each of these suppliers that their individual Year 2000 issues were resolved by March 31, 1999, except for Open Systems S.A. which has committed to resolve its Year 2000 issues before May 30, 1999 and Siemens which has committed to resolve its Year 2000 issues before July 31, 1999. The Company is also following a detailed plan that the Superintendencia of Public Services released to address Year 2000 issues and is developing an internal campaign oriented to create awareness among the Company's employees.

  In the event that the Company is unable to resolve the Year 2000 issue before December 31, 1999, the following describes the "worst case scenario":
(i) accounts receivable problems due to incorrect dates on customers' bills;
(ii) accounts payable problems due to incorrect dates on incoming bills; (iii) incorrect dates on toll ticketing tape which records the duration of customer telephone calls; and (iv) incorrect statistical data including customer usage data.

  The Company has formulated a contingency plan in the event that, even after having purchased the above described software, the "worst case scenario" occurs. For example, should the new Billing and Customer Service software fail to be Year 2000 compliant, the Company plans to reprogram the SAT system (version 2.11) to recognize "00" or "2000". Should the new Financial, Human Resources and Purchases software system fail to be Year 2000 compliant, the Company would install a revised version of this software which is currently being developed to be Year 2000 compliant (the cost of such revised version is included in a maintenance contract with the supplier). Finally, should the EWSD software (version 12) fail to be Year 2000 compliant, the Company would add a "patch" which is currently being developed by Siemens to recognize "00" or "2000". Due to the fact that many of the new software systems which the Company has either purchased or intends to purchase, include a maintenance contract which provides reprogramming should the system not be Year 2000 compliant, the estimated cost of the contingency plan is only $100,000.

  Although, the Company has not made a complete assessment of its non-IT systems (including elevators and other equipment which may contain microcontrollers) for Year 2000 compliance, it has received a commitment from Mitsubishi de Colombia S.A., the supplier of the elevators in the Unitel and TelePalmira office buildings that the elevators are Year 2000 compliant.

COSTS INCURRED:

Software                             Supplier             Approximate
                                                          Investment
Multiple System Platform             IBM                  $  330,000
Oracle 7                             Oracle                  200,000
Domino Go WebServer                  Lotus                   370,000
SP/2/                                IBM                     600,000
Network Servers                      IBM                     120,000
Microcomputers                       IBM                     380,000
                                                           --------
                                                      Total: $2,000,000
                                                           --------
                                                           --------

ANTICIPATED COSTS:

Software                             Supplier          Estimated Cost
Billing, Customer Service, and Net   Open System          $  500,000
Inventory                            SAP                   4,500,000
Financial, Human Resources and       Siemens AG            1,000,000
Procurement                                                -------
EWSD Software                                         Total: $6,000,000
                                                           -------
                                                           -------

CONTINGENCY PLAN COSTS:

Software                             Supplier             Estimated Cost
Reprogramming SAT System (version 2.11)
                                     SAT                  $100,000
Financial, Human Resources and Purchases
                                     Sistemas de Informacion
                                                          Revised versions of
                                                          this software are
                                                          included in
                                                          maintenance contact.
"Patch" developed by Siemens to update
EWSD
                                     Siemens              "Patch" included in
                                                          cost of software.
 Software (version 12)                                     ------
                                                     Total: $100,000
                                                           ------
                                                           ------

Colombian Withholding Tax

  The Company has been advised by Lewin & Wills, the Company's Colombian tax counsel, that payments on the Senior Notes will not be subject to Colombian withholding tax. "Taxation--Colombia". This advice is based upon an interpretation of the applicable legislation and regulations in the absence of authoritative judicial or administrative precedents. If a contrary interpretation were to be sustained, the Company would be required under the Indenture (as defined herein) to pay such Additional Amounts (as defined herein) as may be required so that the net payments would not be reduced as a result of any such withholding taxes. Such Additional Amounts may include a withholding tax at the rate of 35% and a withholding of remittance tax at the rate of 7% on the net amount of the payments made to Non-Colombian Holders (as defined herein) after deducting the withholding of income tax (a combined rate of 39.55%). The payment of such Additional Amounts would adversely affect the Company's cash flow and results of operations.

                    DEFICIENCY OF EARNINGS TO FIXED CHARGES

  The deficiency or ratio of earnings to fixed charges for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with the Consolidated Annual Financial Statements included elsewhere herein.

                                          Years Ended December 31,
                                       -------------------------------
                                           1996         1997      1998
                                       ------------ ------------- ----
                                       (in thousands of constant Pesos of
                                       December 31, 1998 purchasing power)
Colombian GAAP........................ Ps   135,882 Ps  1,600,376  (1)
U.S. GAAP.............................    6,271,305       228,673  (2)

--------
(1)  The ratio of earnings to fixed charges under Colombian GAAP is 1.73.
(2) The ratio of earnings to fixed charges under U.S. GAAP is 1.44.

  For purposes of computing deficiency or ratio of earnings to fixed charges, "earnings" consist of income (loss) before income taxes, minority interests and fixed charges, excluding capitalized interest. Fixed charges consist of interest on all indebtedness (whether capitalized or expensed), amortization of deferred financing costs and that portion of operating lease expense deemed to be interest expense.

                                USE OF PROCEEDS

  The Company will not receive any cash proceeds from the issuance of the Exchange Certificates offered hereby. The Original Certificates surrendered in exchange for the Exchange Certificates will be cancelled and can not be reissued. The issuance of the Exchange Certificates will not result in any change in the aggregate indebtedness of the Company.

  The net proceeds from the Offering were approximately $142.0 million (Ps219.0 billion) after deducting offering fees and expenses of $8.0 million (Ps12.3 billion). Approximately $35.3 million (Ps54.4 billion) was deposited into the Escrow Account to satisfy the first four interest payments on the Senior Notes. Approximately $32.8 million (Ps50.6 billion) was used to pay existing debt and approximately $9.8 million (Ps15.1 billion) was used to pay the Central Bank's withdrawal fee. The balance of the proceeds has been or will be used to (i) fund a portion of the costs associated with the Expansion Plan (approximately $38.3 million), (ii) acquire Girardot Telephone (as defined herein) (approximately $6.9 million), (iii) acquire Cablevision (approximately $13.2 million) and (iv) fund general corporate purposes, including any future acquisitions (approximately $5.7 million).

  The total cost of capital expenditures under the Expansion Plan is expected to be approximately $178.2 million, of which approximately $7.7 million had been financed with local bank borrowings, all of which have been repaid with proceeds of the Offering, and approximately $1.5 million had been financed with cash flow from operations. The remainder of the Expansion Plan, approximately $169.0 million, is being financed from several sources including: (i) the Offering; (ii) the sale of investments of $8.5 million;
(iii) the existing Global Leases, the IBM Arrangement, the Transtel-Siemens Purchase Agreement and future Global Leases (the "Vendor Financing") (see "Risk Factors--Contingency of Vendor Financing"); and (iv) the DIAN Financing (collectively, the "Expansion Plan Financing") (see "Description of Existing Indebtedness--DIAN Financing"). The following table sets forth the estimated sources and uses for the Expansion Plan Financing, which includes the Equity Contribution and sale of investments, as of December 31, 1998:

                               Sources of Funds

                                                        (in millions
                                                        of Dollars)
        Senior Notes...................................    $150.0
                                                           ------
        Equity Contribution............................      24.0
        Vendor Financing...............................     102.1
        DIAN Financing.................................      20.2
        Sale of Investments(1).........................       8.5
                                                           ------
                                                            154.8
                                                           ------
          Total Sources of Funds.......................    $304.8
                                                           ======

                                 Uses of Funds

                                   Provided by the Offering
                                   -------------------------- Provided
                                   Operating  Transtel        by other
                                   Companies    S.A.   Total  sources    Total
                                   ---------  -------- ------ --------   ------
                                           (in millions of Dollars)
Expansion Plan Capital
 Expenditures(2).................    $38.3     $ --    $ 38.3  $130.7(7) $169.0
Refinancing of Existing Debt(3)..     22.4      10.4     32.8    21.8      54.6
Escrow Account(4)................     23.1      12.2     35.3              35.3
Central Bank Deposit Withdrawal
 Fee(5)..........................      6.4       3.4      9.8               9.8
Fees and Expenses................      5.3       2.7      8.0               8.0
Acquisition of Girardot
 Telephone.......................                6.9      6.9               6.9
Acquisition of Cablevision.......               13.2     13.2              13.2
General Corporate Purposes.......                5.7      5.7     2.3(8)    8.0
                                     -----     -----   ------  ------    ------
                                     $95.5(6)  $54.5   $150.0  $154.8    $304.8
                                     =====     =====   ======  ======    ======

--------
(1) Investments includes short-term and long-term certificates of deposits and a temporary investment in a company owned by a shareholder of the Company. See "Consolidated Annual Financial Statements--Notes 4 and 29" and "Certain Related Party Transactions--Certain Other Transactions with Gonzalo Caicedo Toro."
(2) The aggregate capital expenditures for the Expansion Plan total approximately $178.2 million, of which approximately $7.7 million was financed with local bank borrowings prior to October 28, 1997, all of which was repaid with proceeds of the Offering, and $1.5 million was financed with cash flow from operations prior to October 28, 1997. As of December 31, 1998, favorable construction practices by the Company's vendors have resulted in a reduction in capital expenditure of approximately $3.6 million from the original expansion plan of $181.8 million.
(3) Proceeds from the Offering of $32.8 million and $21.8 million of the Equity Contribution have been utilized to repay approximately $54.6 million of debt of the Company that was outstanding as of October 28, 1997.
(4) Represents sufficient funds to pay the first four interest payments (two years) on the Senior Notes.
(5) The Company was required to deposit approximately $37.9 million of the net proceeds of the Offering with the Central Bank. This non-interest bearing deposit was withdrawn before the end of the required deposit period of 18 months by the Company to fund the Expansion Plan. Such withdrawal required a fee determined by applying a discount declining from 28.5% to 1.8% depending on the time of withdrawal of the deposit. The Company withdrew the deposit to finance the Expansion Plan and paid a withdrawal fee of $9.8 million on December 29, 1997.
(6) Transtel S.A. has loaned $95.5 million of the proceeds of the Senior Notes to its Operating Companies which have been or will be used as indicated.
(7) Provided by Vendor Financing of $102.1 million, the sale of investments of $8.4 million and DIAN Financing of $20.2 million.
(8) Provided by $2.2 million from the Equity Contribution and $0.1 million from sale of investments.

                                CAPITALIZATION

Colombian GAAP

  The following table shows on a Colombian GAAP basis, as of December 31, 1998, the Company's capitalization. See "Use of Proceeds" and "Selected Financial and Other Data." This table should be read in conjunction with the Consolidated Annual Financial Statements and notes thereto included elsewhere herein.

                                                           December 31, 1998
                                                         ----------------------
                                                         (in thousands of Pesos
                                                          of December 31, 1998
                                                          purchasing power and
                                                            in thousands of
                                                                Dollars)
Cash and unrestricted investments(1).................... Ps 36,440,097 $ 23,630
Restricted investments--Escrow Account(2)(3)............    28,914,563   18,750
                                                         ------------- --------
    Total cash and investments.......................... Ps 65,354,660 $ 42,380
                                                         ============= ========
Long-term debt (including current portion):
  12 1/2% Senior Notes due 2007......................... Ps231,316,500 $150,000
  20.32% Senior Discount Notes due 2008.................    23,131,650   15,000
  Other long-term debt(4)...............................    10,278,020    6,664
  Capital lease obligations(5)..........................    32,722,106   21,219
  Other extended payment terms liabilities(6)...........     9,879,375    6,406
                                                         ------------- --------
    Total debt(6)(7)....................................   307,327,651  199,289
Minority interest.......................................    57,812,814   37,489
Shareholders' equity(8).................................    76,289,978   49,471
                                                         ------------- --------
    Total capitalization................................ Ps441,430,443 $286,249
                                                         ============= ========

U.S. GAAP

  The following table shows on a U.S. GAAP basis, as of December 31, 1998, the Company's capitalization. See "Use of Proceeds" and "Selected Financial and Other Data." This table should be read in conjunction with the Consolidated Annual Financial Statements and notes thereto included elsewhere herein.

                                                           December 31, 1998
                                                         ----------------------
                                                         (in thousands of Pesos
                                                          of December 31, 1998
                                                          purchasing power and
                                                            in thousands of
                                                                Dollars)
Cash and unrestricted investments(1).................... Ps 36,440,097 $ 23,630
Restricted investments--Escrow Account(2)(3)............    27,503,663   17,835
                                                         ------------- --------
    Total cash and investments.......................... Ps 63,943,760 $ 41,465
                                                         ============= ========
Long-term debt (including current portion):
  12 1/2% Senior Notes due 2007......................... Ps231,316,500 $150,000
  20.32% Senior Discount Notes due 2008.................    23,131,650   15,000
  Other long-term debt(4)...............................    10,278,020    6,664
  Capital lease obligations(5)..........................    35,474,593   23,004
  DIAN Financing........................................     4,431,832    2,873
  Other extended payment terms liabilities (6)..........     9,879,375    6,406
                                                         ------------- --------
    Total debt(6)(7)....................................   314,511,970  203,947
Minority interest.......................................    44,648,215   28,953
Shareholders' equity(8).................................    40,066,215   25,982
                                                         ------------- --------
    Total capitalization................................ Ps399,226,400 $258,882
                                                         ============= ========

--------
(1) Includes cash (Ps3.6 billion) and short-term investments (Ps29.9 billion) and long-term (Ps2.9 billion) investments except for the Escrow Account which is presented separately. See Note 4 to the Consolidated Annual Financial Statements. Approximaptely Ps22.1 billion of the short-term investments represents the net proceeds of the Discount Senior Notes which were received on December 31, 1998.

(2) The Company deposited approximately Ps54.4 billion ($35.3 million) of the net proceeds realized from the sale of the Senior Notes, representing U.S. Treasury Bills and internal-only strips, which, at maturity, will be sufficient to pay the first four interest payments on the Senior Notes, into the Escrow Account. The May 1, 1998 and November 1, 1998 interest payments were made from the Escrow Account. For Colombian GAAP, the Escrow Account is carried at maturity value with unearned interest of Ps1.4 billion ($0.9 million) recorded as a liability. See Notes 4, 16 and 20 to the Consolidated Annual Financial Statements. For U.S. GAAP, the Escrow Account is carried at original cost plus accretion of interest income less payments.

(3) In addition to the deposit in the Escrow Account, the Company deposited approximately Ps50.6 billion ($32.8 million) of the net proceeds from the sale of the Senior Notes into the Refinancing Account, which was used to pay existing debt at October 28, 1998. On January 9, 1998 the Company paid the remaining balance of existing debt with funds from the Refinancing Account and on July 14, 1998 the balance of the Refinancing Account was returned to the Company for general corporate purposes. Thus, the Refinancing Account is nil at December 31, 1998.

(4) Other long-term debt at December 31, 1998 consisted of debt assumed in the Cablevision acquisition in July and September 1998. See "Prospectus Summary--Recent Developments" and Note 12 to the Consolidated Annual Financial Statements.

(5) Amounts recorded as capital leases under Colombian and U.S. GAAP consist of leases of land, the IBM Arrangement and the Global Leases for which lease terms have commenced. In addition, certain equipment leases, which are operating leases under Colombian GAAP, are capital leases under U.S. GAAP (Ps2.8 billion). See Notes 19 and 31 (d)(vi) to the Consolidated Annual Financial Statements.

(6) Other extended payment terms liabilities consist of the following (in thousands):

   Transtel-Siemens Purchase Agreement...................... Ps3,931,497 $2,549
   TeleGirardot-Siemens Purchase Agreement..................   4,822,091  3,127
   IBM-equipment purchases..................................   1,125,787    730
                                                             ----------- ------
                                                             Ps9,879,375 $6,406
                                                             =========== ======

  The above amounts are interest bearing, extended payment term equipment purchases and are included in Other Current Liabilities and Other Noncurrent Liabilities. See Notes 16 and 20 to Consolidated Annual Financial Statements.

  As of December 31, 1998, only a portion of the Vendor Financing had been incurred. The incurred amounts comprised the Transtel-Siemens Purchase Agreement and a portion of the Global Leases. Under U.S. GAAP, all capital leases are required to be capitalized as they arise, including the Global Leases and the IBM Arrangement, both of which comprise a portion of the Vendor Financing. Under Colombian GAAP, certain lease payments are not required to be capitalized, including some of the leasing arrangements included in the Vendor Financing, unless the purchase options are exercised. The Company has informed the lessors that it will exercise the purchase options, and, thus, will capitalize these leases under Colombian GAAP as they arise. See Notes 30 and 31 to the Consolidated Annual Financial Statements. Vendor Financing consists of the existing Global Leases, the IBM Arrangement, the Transtel-Siemens Purchase Agreement and future Global Leases as follows:

                                          Less Amounts Paid
                                             or Recorded
                              Total     as Liabilities Under          Remaining
                             Vendor      Colombian and U.S.      Unrecorded Balances
                            Financing GAAP at December 31, 1998   December 31, 1998
                            --------- ------------------------- ----------------------
                                          (in thousands)
   Global Leases........... $ 83,037          $(19,290)         $63,747  Ps 98,304,345
   IBM Arrangement.........    3,440            (2,977)             463        713,997
   Transtel-Siemens
    Purchase Agreement.....    3,340            (3,340)             --             --
                            --------          --------          ------- --------------
     Existing Agreements...   89,817           (25,607)          64,210     99,018,342
   Future Global Leases....   12,250               --            12,250     18,890,848
                            --------          --------          ------- --------------
     Total Vendor
      Financing............ $102,067          $(25,607)         $76,460 Ps 117,909,190
                            ========          ========          ======= ==============

  The amounts paid or recorded as liabilities as shown above consist of the following:

                                               Amounts
                                   Amounts   recorded as
                                 paid as of  liabilities
                                  December   at December
                                  31, 1998     31, 1998          Total
                                 ----------- ------------ --------------------
                                                 (in
                                              thousands)
   Global Leases................ Ps5,336,210 Ps24,411,584 Ps29,747,794 $19,290
   IBM Arrangement..............   1,479,040    3,471,821    4,590,861   2,977
   Transtel-Siemens Purchase
    Agreement...................   1,219,150    3,931,497    5,150,647   3,340
                                 ----------- ------------ ------------ -------
                                 Ps8,034,400 Ps31,814,902 Ps39,489,302 $25,607
                                 =========== ============ ============ =======

  Under Colombian and U.S. GAAP, the Global Leases (including the future leases) will be treated as capital leases as and when the related equipment is delivered, installed and tested. Substantially all of the IBM Arrangement was recorded as a capital lease under Colombian and U.S. GAAP at December 31, 1998. The Transtel-Siemens Purchase Agreement is recorded as a liability at December 31, 1998 under both Colombian and U.S. GAAP. See Notes 16 and 20 to the Consolidated Annual Financial Statements. The Future Global Leases have not yet been negotiated. See Note 31(d)(vi) of the Consolidated Annual Financial Statements for a summary of the remaining unrecorded balances of the Vendor Financing.

(7) DIAN allows for the deferral of taxes and duties related to the purchase of certain imported telecommunications equipment used by the Company, through its Operating Companies, in the Expansion Plan. Based on the expected imported equipment to be purchased under the Expansion Plan, the Company estimates that it will defer approximately Ps31.2 billion ($20.2 million) of taxes and duties during the Expansion Plan that will be paid over a five-year period commencing six months from the date of incurrence. The DIAN Financing does not bear any interest and only approximately $4.2 million (Ps6.5 billion of which $1.4 million (Ps2.1 billion) has been paid) was committed as of December 31, 1998 as Siemens had not yet completed the delivery and installation of all of the equipment to be leased under the

   Global Leases. DIAN Financing consists of approximately Ps23.7 billion ($15.4 million) of value-added tax and Ps7.5 billion ($4.8 million) of duty. Prior to December 24, 1998, the value-added tax, when paid, may be taken as a credit against income taxes to the extent that income taxes are payable in a two year period or is refundable if not used as a credit. On December 24, 1998 the Colombian government issued Law 488 which reforms the tax rules as of January 1, 1999. Law 488, among other things, establishes that the value-added tax paid may not be taken as a credit against income taxes commencing in 1999 but may be treated as a deduction from taxable income or capitalized as a cost of the respective asset. All DIAN Financing other than Ps2.1 billion paid during 1998 will be subject to Law 488. Under Colombian GAAP, amounts due under the DIAN Financing will be recorded as each semi-annual payment is due, similar to an operating lease payment. Under U.S. GAAP, the gross amount (undiscounted) representing value-added tax and duty will be recorded equipment and liabilities at the dates that the lease terms of the related Global Leases commence. As of December 31, 1998, $2.8 million (Ps4.4 billion) of the DIAN Financing is recorded as a liability for U.S. GAAP. See Note 30 of the Consolidated Annual Financial Statements.

(8) The total authorized share capital of the Transtel S.A. is 50,000,000,000 shares comprised of one class of common stock with a par value of one Peso, of which 34,611,747,976 shares were outstanding at December 31, 1998.

                              THE EXCHANGE OFFER

General

  The Company, together with the Trust, hereby offers upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange all outstanding Original Certificates properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below for Exchange Certificates.

  As of the date of this Prospectus, U.S.$150.0 million aggregate principal amount at maturity of the Original Certificates was outstanding. The Prospectus dated May 18, 1999, together with the Letter of Transmittal, was first sent on May 18, 1999, to all Original Certificateholders known to the Company. This amended Prospectus dated June 15, 1999, together with the Letter
of Transmittal, is first being sent on or about June   , 1999, to all Original
Certificateholders known to the Company. The Company's obligation to accept Original Certificates for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under "--Certain Conditions to the Exchange Offer" below and to the terms and provisions of the Registration Rights Agreement.

Purpose of the Exchange Offer

  The Original Certificates were issued by the Trust on October 28, 1997 in transactions exempt from the registration requirements of the Securities Act. Accordingly, the Original Certificates may not be reoffered, resold, or otherwise transferred in the United States unless registered pursuant to the Securities Act or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

  In connection with the issuance and sale of the Original Certificates, the Company entered into the Registration Rights Agreement, which requires the Company to use its best efforts to file with the Commission a registration statement relating to the Exchange Offer by March 27, 1998, to use its best efforts to cause the registration relating to the Exchange Offer to become effective under the Securities Act by May 26, 1998, and to consummate the Exchange Offer by June 25, 1998. The Exchange Offer is being made by the Company to satisfy its obligations with respect to the Registration Rights Agreement. The Company filed the registration statement on April 10, 1998. As a result of the delay in filing, additional interest has accrued on the Senior Notes (and therefore, on the Certificates) over and above the basic interest amount at a rate of 0.50% per annum from March 28, 1998 through April 10, 1998. Due to the fact that the registration statement was not declared effective by May 26, 1998, additional interest accrued on the Senior Notes (and therefore, on the Certificates) at a rate of 0.50% per annum from May 27, 1998 through August 24, 1998, at a rate of 1% per annum from August 25, 1998 through November 22, 1998, at a rate of 1.5% per annum from November 23, 1998 through February 20, 1999 and at a rate of 2.0% per annum from February 21, 1999 through the date of this Prospectus (pursuant to the Indenture the maximum additional interest is 2.0% per annum).

Resale Expiration Date; Extension; Termination; Amendment

  Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, Original Certificateholders (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Original Certificates for Exchange Certificates pursuant to the Exchange Offer generally may offer such Exchange Certificates for resale, resell such Exchange Certificates, and otherwise transfer such Exchange Certificates without compliance with the registration and prospectus delivery provisions of the Securities Act provided such Exchange Certificates are acquired in the ordinary course of the holders' business and such holders are not participating in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Certificates. Each broker-dealer that receives Exchange Certificates for its own account in exchange for Original Certificates, where such Original Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Certificates. See "Plan of Distribution." If an Original Certificateholder does not exchange such Original Certificates for Exchange Certificates pursuant to the Exchange Offer, such Original Certificates will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Original Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer--Consequences of Failure to Exchange; Resale of Exchange Certificates".

  The Exchange Offer will expire at 5:00 p.m., New York City time, on June , 1999, unless the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open and thereby delay acceptance for exchange of any Original Certificates, by giving oral notice (promptly confirmed in writing) or written notice to the Exchange Agent and by giving written notice of such extension to the holders thereof or by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release through the Dow Jones News Service, in each case, no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Original Certificates previously tendered will remain subject to the Exchange Offer unless properly withdrawn.

  In addition, the Company expressly reserves the right to terminate or to amend the Exchange Offer, and not to accept for exchange any Original Certificates not theretofore accepted for exchange, upon the occurrence of any of the events specified below under "--Certain Conditions to the Exchange Offer". If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the Original Certificateholders as promptly as practicable in the manner set forth above with respect to an extension of the Expiration Date.

  For purposes of the Exchange Offer, a "business day" means any day other than a Saturday, a Sunday or a date on which banking institutions in New York City are not required to be open, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

Procedures for Tendering Original Certificates

  The tender to the Company of Original Certificates by an Original Certificateholder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Original Certificateholder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

  Except as set forth below, an Original Certificateholder who wishes to tender Original Certificates for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either
(i) certificates representing Original Certificates must be received by the Exchange Agent along with the Letter of Transmittal or Agent's Message in lieu thereof, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Original Certificates, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company ("DTC") (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the Original Certificateholder must comply with the guaranteed delivery procedures described below. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the DTC participant, which acknowledgement states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Company may enforce such Letter of Transmittal against such participant.

  THE METHOD OF DELIVERY OF ORIGINAL CERTIFICATES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE ORIGINAL CERTIFICATEHOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED

THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO ORIGINAL CERTIFICATES, LETTERS OF TRANSMITTAL OR AGENT'S MESSAGE IN LIEU THEREOF SHOULD BE SENT TO THE COMPANY.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Original Certificates surrendered for exchange pursuant thereto are tendered (i) by a registered Original Certificateholder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange as a member of the National Association of Securities Dealers, Inc. or by a clearing agency, an insured credit union, a savings association or a commercial bank or trust company having an office or a correspondent in the United States (each an "Eligible Institution"). If Original Certificates are registered in the name of a person other than a signer of the Letter of Transmittal, the Original Certificates surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by, the registered holder thereof with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Original Certificates or powers of attorney are signed by transferors, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

  A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed Letter of Transmittal or delivery of an Agent's Message in lieu thereof accompanied by (i) the Original Certificates (or a confirmation of book-entry transfer of such Original Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery (the "Notice of Guaranteed Delivery") or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Certificates in exchange for Original Certificates tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against timely deposit of the Letter of Transmittal or delivery of an Agent's Message in lieu thereof (and any other required documents) and the tendered Original Certificates.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Original Certificates tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Original Certificates not properly tendered or to not accept any particular Original Certificates which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Original Certificates either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Original Certificates in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Original Certificates either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Certificates for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Original Certificates for exchange, nor shall any of them incur any liability for failure to give such notification.

  By tendering, each Original Certificateholder will represent to the Company that, among other things, the Exchange Certificates acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Certificates, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Certificates and that neither the holder nor any such other person is an "affiliate" as defined under Rule 405 of the Securities Act, of the Company, or if it is an affiliate it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable.

  Each broker-dealer that receives Exchange Certificates for its own account in exchange for Original Certificates where such Original Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Certificates. See "Plan of Distribution."

Book-Entry Transfer

  The Exchange Agent will make a request within two business days after the date of this Prospectus to establish accounts with respect to the Original Certificates at the Book-Entry Transfer Facility. DTC, for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Original Certificates by causing the Book-Entry Transfer Facility to transfer such Original Certificates into the Exchange Agent's account with respect to the Original Certificates in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of Original Certificates may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal with any required signature guarantee or an Agent's Message in lieu thereof and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

Guaranteed Delivery Procedures

  If an Original Certificateholder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Original Certificates to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Original Certificates are registered and, if possible, the certificate numbers of the Original Certificates to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date the certificates for all physically tendered Original Certificates, in proper form for transfer, or a Book-Entry Confirmation of such Original Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility, will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal or an Agent's Message in lieu thereof (and any other required documents). Unless Original Certificates being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

Withdrawal Rights

  Tenders of Original Certificates may be withdrawn at any time prior to the Expiration Date.

  For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent prior to the Expiration Date at its address set forth below. Any such notice of withdrawal must specify the name of the person having tendered the Original Certificates to be withdrawn, identify the Original Certificates to be withdrawn (including the amount of such Original Certificates), and (where Original Certificates have been transmitted) specify the name in which such Original Certificates are registered, if different from that of the withdrawing holder thereof.

If Original Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder thereof must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Original Certificates have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Original Certificates and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. Any Original Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Original Certificates which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Original Certificates tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Original Certificates will be credited to an account with such Book-Entry Transfer Facility specified by the holder thereof) as soon as practicable after such withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Certificates may be retendered by following one of the procedures described under "--Procedures for Tendering Original Certificates" above at any time on or prior to the Expiration Date.

Acceptance of Original Certificates for Exchange; Delivery of Exchange Certificates

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Original Certificates properly tendered prior to 5:00 p.m., New York City time, on the Expiration Date and will issue the Exchange Certificates promptly after such acceptance. See "The Exchange Offer--Certain Conditions to the Exchange Offer." For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Original Certificates for exchange when, as and if the Company has given oral and written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

  For each Original Certificate accepted for exchange, the Original Certificateholder will receive Exchange Certificates having a principal amount equal to that of the surrendered Original Certificates.

  In all cases, issuance of Exchange Certificates for Original Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Original Certificates or a timely Book-Entry Confirmation of such Original Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof and all other required documents.

Certain Conditions to the Exchange Offer

  The Exchange Offer shall not be subject to any conditions, other than that
(i) the Exchange Offer does not violate applicable law, rule, regulation or any applicable interpretation of the Staff of the Commission (the "Staff"),
(ii) no action or proceeding is instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company or the Trust to proceed with the Exchange Offer and no material adverse development has occurred in any existing action or proceeding with respect to the Company or the Trust and (iii) all governmental approvals have been obtained, which approvals the Company deems necessary for the consummation of the Exchange Offer.

Exchange Agent

  HSBC Bank USA (formerly known as Marine Midland Bank) has been appointed as the Exchange Agent for the Exchange Offer. All tendered Original Certificates, executed Letters of Transmittal or Agent's Messages in lieu thereof and other related documents should be directed to the Exchange Agent at one of the addresses set forth in the Letter of Transmittal. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent at the address set forth in the Letter of Transmittal.

  HSBC Bank USA (formerly known as Marine Midland Bank) also acts as Indenture Trustee under the Indenture.

Solicitation of Tenders

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to broker, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to be beneficial owners of the Original Certificates and in handling or forwarding tenders for their customers.

  No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) Original Certificateholders in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

Transfer Taxes

  Certificateholders who tender their Original Certificates for exchange will not be obligated to pay any transfer taxes in connection therewith except that Certificateholders who instruct the Company to register Exchange Certificates in the name of, or request Original Certificates not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Accounting Treatment

  The Exchange Certificates will be recorded at the book value of the Original Certificates as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of Exchange Certificates for Original Certificates. Expenses incurred in connection with the issuance of the Exchange Certificates will be amortized over the term of the Exchange Certificates.

Consequences of Failure to Exchange; Resale of Exchange Certificates

  Original Certificateholders who do not exchange their Original Certificates for Exchange Certificates pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Original Certificates as set forth in the legend thereon as a consequence of the issuance of the Original Certificates pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Original Certificates not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Original Certificates may not be offered or sold unless registered under the Securities Act and under the applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Original Certificates under the Securities Act. However, if, prior to consummation of the Exchange Offer, the Initial Purchaser holds any Certificates acquired by it and having, or which are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, or any other Original Certificateholder is not entitled to participate in the Exchange Offer, under the Registration Rights Agreement, the Company, upon the request of the Initial Purchaser or any such Original Certificateholder, shall simultaneously with the delivery of Exchange Certificates in the Exchange Offer, issue and deliver to the Initial Purchaser or any such Original Certificateholder, in exchange (the "Private Exchange") for such Certificates held by such Initial Purchaser and any such Original

Certificateholder, a like principal amount of certificates issued by the Trust that are identical in all material respects to the Exchange Certificates (the "Private Exchange Certificates") (and which are entitled to the benefits of the Trust Agreement); provided, however, the Company shall not be required to effect such exchange if, in the written opinion of counsel for the Company (a copy of which shall be in form and substance reasonably satisfactory to the Initial Purchaser and be delivered to the Initial Purchaser and any Original Certificateholder affected thereby), such exchange cannot be effected without registration under the Securities Act. The Private Exchange Certificates shall bear the same CUSIP number as the Exchange Certificates.

  Based on certain no-action letters issued by the Staff to third parties in unrelated transactions, the Company believes that Exchange Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) any broker-dealer that purchased Original Certificates from the Company to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Certificates are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Certificates. If any holder has any arrangement or understanding with respect to the distribution of the Exchange Certificates to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Thus, any Exchange Certificates acquired by such holder will not be freely transferable except in compliance with the Securities Act. A broker-dealer who holds Original Certificates that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Certificates. Each such broker-dealer that receives Exchange Certificates for its own account in exchange for Original Certificates, where such Original Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with the resale of such Exchange Certificates. See "Plan of Distribution."

  In addition, to comply with applicable state securities laws, the Exchange Certificates may not be offered or sold by a Certificateholder unless they have been registered or qualified for sale under such applicable state securities laws or an exemption from registration or qualification is available therefrom.

  The Company has not taken any action under the blue sky or state securities laws to qualify the Exchange Certificates for sale and no state commission or regulatory authority has reviewed the Prospectus. However, the Exchange Certificates may be offered and sold if such offer and sale is in compliance with a securities exemption or a transactional exemption under the applicable state securities laws.

  Participation in the Exchange Offer is voluntary. Original
Certificateholders are urged to consult their financial and tax advisors in making their own decisions on what action to take.

  As a result of the making of, and upon acceptance for exchange of all validly tendered Original Certificates pursuant to the terms, of this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Any Original Certificates not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all of the same rights and will be subject to all of the same limitations applicable thereto under the Trust Agreement (except for certain rights to be registered under the Act which terminate upon consummation of the Exchange Offer). All untendered Original Certificates, and all Private Exchange Certificates will be subject to the restrictions on transfer set forth in the Indenture, except that the holders of Private Exchange Certificates will in certain circumstances have rights to have their Private Exchange Certificates registered under the Act for resale. To the extent that Original Certificates are tendered and accepted in the Exchange Offer, an Original Certificateholder's ability to sell untendered Original Certificates could be adversely affected.

  The Company may in the future seek to acquire untendered Original Certificates in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Original Certificates which are not tendered in the Exchange Offer.

                         TRANSTEL PASS THROUGH TRUST--

       SELECTED FINANCIAL DATA AND MANAGEMENT'S DISCUSSION AND ANALYSIS

  The following selected financial data for the Trust has been derived from the audited financial statements of the Trust as of and for the period from October 20, 1997 (inception) through December 31, 1997 and as of and for the year ended December 31, 1998, separately included elsewhere herein, prepared in accordance with U.S. GAAP.

                                     As of December 31, 1997
                                        or for the period     As of or for the
                                     October 20, 1997 through    Year ended
                                        December 31, 1997     December 31, 1998
                                     ------------------------ -----------------
                                             (in thousands of Dollars)
Statement of Distributable Income:
  Distributable income--interest....         $  3,281             $ 19,781
Statement of Assets and Undivided
 Interests:
  Total assets......................          153,281              153,658
  Undivided interests of
   Certificateholders...............          153,281              153,658

  The Trust is a statutory business trust, created under Delaware law pursuant to a trust agreement and the filing of a certificate of trust with the Delaware Secretary of State on October 20, 1997. The Trust is governed by the Amended and Restated Trust Agreement, dated October 28, 1997, among Transtel, S.A., Wilmington Trust Company, as pass through trustee, and the holders of the certificates. The Trust exists for the exclusive purposes of (i) issuing and selling the certificates; (ii) using the proceeds from the sale of the certificates to acquire the Senior Notes; and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Senior Notes of $150.0 million and related accrued interest are and will be the sole assets of the Trust and payments received in respect of the Senior Notes is and will be the sole source of revenue of the Trust.

  On October 28, 1997, the Trust sold $150.0 million of certificates representing pro rata interests in the assets of the Trust. Concurrently, the Trust used the proceeds of the sale to purchase $150.0 million of 12 1/2% Senior Notes due 2007 issued by Transtel. On October 28, 1997 the Company executed the Original Certificate Guarantee, for the benefit of the Original Certificateholders, whereby the Company fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Original Certificates.

  The Senior Notes bear interest at a rate of 12 1/2% per annum payable semiannually in cash on May 1 and November 1 of each year, commencing May 1, 1998. Interest distributions received on each May 1 and November 1 will be paid to the persons who are the registered Certificateholders on the April 15 and October 15, as the case may be, immediately preceding such interest payment date. Certain additional interest clauses may increase the interest rate by a maximum of 2% for certain periods of time. The interest rates in effect at December 31, 1997 and December 31, 1998 were 12 1/2% and 13 1/2%, respectively. The additional interest increased to the maximum of 2% on February 21, 1999, and thus the interest rate became 14 1/2% on that date. Each Certificateholder will be entitled to receive a pro rata share of any payments received by, or on behalf of, the trustee or on behalf of the Trust in respect of the Senior Notes.

  The distributable income earned for the period October 20, 1997 through December 31, 1997 is interest accrued at 12 1/2% on the $150.0 million Senior Notes receivable for that period. The distributable income for the year ended December 31, 1998 is interest earned at 12 1/2% to 13 1/2% during that period on the Senior Notes. Transtel made the required cash payments to the Trust for interest of $9.6 million and $9.8 million on May 1 and November 1, 1998, and the Trust made the same payments to the Certificateholders on those dates.

  All payments to the Certificateholders are dependent upon payments of Transtel on the Senior Notes.

                                TRANSTEL S.A.--

                       SELECTED FINANCIAL AND OTHER DATA

  The Company was incorporated in 1993 and commenced offering telephone services, through its operating subsidiary TelePalmira, in September 1995. Accordingly, the Company has no commercial operating history prior to such time, and results for 1995 are not directly comparable to those of 1996. The Company was in a preoperating stage prior to September 1, 1995 and capitalized all of its net expenses as deferred costs; thus, no statement of income is presented for 1994. The selected statement of income data for each of the years ended December 31, 1995, 1996, 1997 and 1998, and the selected balance sheet data as of December 31, 1994, 1995, 1996, 1997 and 1998 have been derived from financial statements audited by Price Waterhouse, independent accountants. The consolidated balance sheets at December 31, 1996, 1997 and 1998 and the related statements of income and of cash flows, of changes in financial position and of changes in shareholders' equity for each of the three years in the period ended December 31, 1998, and notes thereto, appear elsewhere herein. This information should be read in conjunction with, and is qualified in its entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Annual Financial Statements of the Company, including the notes thereto, included elsewhere in this Prospectus.

  The Consolidated Annual Financial Statements included herein have been prepared in conformity with Colombian GAAP (including restatement of the financial information in constant pesos as of December 31, 1998), which differs in certain significant aspects from U.S. GAAP. Note 31 to the Consolidated Annual Financial Statements provides a discussion of the principal differences between Colombian and U.S. GAAP as they relate to the Company and a reconciliation of net income and shareholders' equity for the Company as of and for the years ended December 31, 1996, 1997 and 1998, to amounts calculated in accordance with U.S. GAAP.

  Dollar equivalent information set forth below has been included solely for the convenience of the reader, and is translated from Pesos at the Representative Market Rate in effect on December 31, 1998 of Ps1,542.11 to one Dollar. Such translation should not be construed as a representation that the Peso amounts represent, or have been or could be converted into, Dollars at that rate or any other rate.

  Unless otherwise indicated, all financial information included in this Prospectus has, for comparability purposes, been restated in constant Pesos as of December 31, 1998 by indexing historical amounts using the MCPI. Although the restatement of nominal Pesos into constant Pesos lessens the distorting effect that an inflationary environment has on comparisons of the Consolidated Annual Financial Statements over time, such restatement does not wholly eliminate those distortions and evaluation of period-to-period trends may be difficult. See "Risk Factors--Corporate Disclosure and Accounting Standards" and "Risk Factors--Inflation."

                                           Year ended December 31,
                         --------------------------------------------------------------
                             1995          1996          1997          1998      1998
                         ------------  ------------  ------------  ------------ -------
                           (in thousands of constant Pesos of December 31, 1998 purchasing power and in thousands of Dollars, except per share amounts)
Statement of Income
 Data:
Colombian GAAP:
  Revenues.............. Ps 2,807,094  Ps13,755,565  Ps30,730,089  Ps85,639,390 $55,534
  Costs and expenses....    1,337,658     8,273,861    19,585,706    43,690,931  28,332
  Operating income......    1,469,436     5,481,704    11,144,383    41,948,459  27,202
  Interest expense......      329,691     2,250,450     9,408,807    30,606,827  19,847
  Income tax expense....          431       380,041     1,347,014     5,185,064   3,362
  Minority interest
   expense..............      595,671     2,654,826     4,759,974    10,004,372   6,487
  Net income(1).........      894,475     3,863,145     1,258,834    11,524,840   7,474
  Earnings per share....         0.39          0.97          0.28          1.84     --
U.S. GAAP:
  Revenues.............. Ps 2,100,261  Ps 8,937,406  Ps31,692,078  Ps85,775,466 $55,622
  Operating income
   (loss)...............   (2,746,361)     (208,438)    6,913,210    40,573,581  26,310
  Interest expense......    1,878,027     9,803,423    17,044,196    33,619,389  21,801
  Net loss..............   (3,427,116)   (3,457,437)   (2,590,525)    6,984,184   4,529
  Basic and diluted
   earnings (loss) per
   share................        (0.11)        (0.10)        (0.08)         0.20     --

                                                      December 31,
                         ----------------------------------------------------------------------
                            1994       1995         1996         1997         1998       1998
                         ---------- ----------- ------------ ------------ ------------ --------
                                  (in thousands of constant Pesos of December 31, 1998
                             purchasing power and in thousands of Dollars, except per share amounts)
Balance Sheet Data (end
 of period):
Colombian GAAP:
  Cash.................. Ps   7,242 Ps  833,688 Ps15,943,884 Ps 3,226,399 Ps 3,574,256 $  2,318
  Properties, plant and
   equipment, net.......        --   26,289,970   31,144,030  130,997,131  264,084,214  171,249
  Total assets..........  4,704,812  40,568,998   99,987,458  408,668,566  508,350,458  329,646
  Short-term debt(2)....        --    3,119,883   20,709,482   18,584,628   21,449,577   13,909
  12 1/2% Senior Notes
   due 2007.............        --          --           --   224,474,459  231,316,500  150,000
  20.32% Senior Discount
   Notes due 2008.......        --          --           --           --    23,131,650   15,000
  Other long-term
   debt(3)(4)...........        --   14,015,692   30,190,136   11,346,025   45,008,576   29,186
  Minority interest.....        --   10,936,213   20,284,410   49,052,598   57,812,814   37,489
  Shareholders' equity..  4,015,140   8,290,357   22,385,774   61,359,260   76,289,978   49,471
U.S. GAAP:
  Cash.................. Ps     --  Ps  833,688 Ps15,943,884 Ps 3,226,399 Ps 3,574,256 $  2,318
  Properties, plant and
   equipment, net.......        --   30,169,147   38,176,375  143,900,953  291,984,440  189,341
  Total assets..........        --   37,355,166   72,530,567  369,246,016  464,274,047  301,063
  Short-term
   debt(2)(4)...........        --    3,576,668   21,340,995   19,650,283   23,256,234   15,081
  12 1/2% Senior Notes
   due 2007.............        --          --           --   224,474,459  231,316,500  150,000
  20.32% Senior Discount
   Notes due 2008.......        --          --           --           --    23,131,650   15,000
  Other long-term
   debt(3)(4)(5)........        --   17,415,169   32,716,180   14,077,217   50,386,238   32,674
  Minority interest.....        --   10,177,292    8,551,357   37,503,077   44,648,215   28,953
  Shareholders' equity
   (deficit)............        --    2,463,242    1,381,680   33,082,031   40,213,610   26,077

                                             Year Ended December 31,
                          ----------------------------------------------------------------
                              (in thousands of constant Pesos of December 31, 1998
                          purchasing power and in thousands of Dollars, except Network and Operating Data)
                              1995          1996          1997          1998        1999
                          ------------  ------------  ------------  ------------- --------
Other Financial Data:
Colombian GAAP:
 Capital
  expenditures(6).......  Ps18,688,441  Ps12,192,329  Ps63,165,351  Ps 88,132,783 $ 57,151
 Depreciation and
  amortization(1).......       372,454     1,484,922     4,520,502     11,972,262    7,763
 Indebtedness(7)........    21,524,610    54,475,913   249,733,242    326,964,835  212,024
 Deficiency of earnings
  to fixed charges(8)(9)
  ......................       (13,836)     (135,882)   (1,600,376)           N/A      N/A
U.S. GAAP:
 Capital
  expenditures(6).......  Ps18,693,156  Ps12,498,184  Ps64,384,081  Ps 89,744,234 $ 58,196
 Depreciation and
  amortization..........       409,848     1,894,717     5,871,666     16,528,367   10,718
 Deficiency of earnings
  to fixed charges
  (8)(9)................    (3,961,704)   (6,271,305)     (228,673)           N/A      N/A
Network and Operating
 Data (end of period):
 Systems in operation...             1             1             7              8
 Population.............       317,995       317,995     3,058,600      3,058,600
 Subscribers............        22,260        29,528        95,475        235,311
 Penetration(10)........           7.0           9.3          19.2           23.9

--------
(1) For Colombian GAAP purposes, as of January 1, 1996, TelePalmira changed from the straight-line to the reverse sum of the years digits' method of computing depreciation which had the effect of decreasing 1996 depreciation (and increasing 1996 income before income taxes and minority interest) by Ps1,088,426 ($706) and increasing 1996 net income by Ps653,057 ($423). For U.S. GAAP purposes, all periods use the straight-line method.
(2) Short-term debt includes short-term debt, current portion of other long-term debt, current portion of capital lease obligations, current portion of DIAN Financing (U.S. GAAP only) and the current portion of the Transtel-Siemens Purchase Agreement, the TeleGiradot-Siemens Purchase Agreement and an equipment purchase payable to IBM. See Notes 12, 16 and 19 to the Consolidated Annual Financial Statements.
(3) Other long-term debt includes other long-term debt, capital lease obligations, noncurrent portion of DIAN Financing (U.S. GAAP only) and the noncurrent portion of the Transtel-Siemens Purchase Agreement, the TeleGiradot-Siemens Purchase Agreement and an equipment purchase payable to IBM. See Notes 12, 19 and 20 to the Consolidated Annual Financial Statements.
(4) The following table reconciles the U.S. GAAP amounts for short-term debt and other long-term debt at December 31, 1998 to debt presented in "Capitalization" and in the U.S. GAAP balance sheet on page F-45:

            Balance Sheet Caption         Current     Noncurrent     Total
            ---------------------       ------------ ------------ ------------
      Short-term debt.................. Ps13,578,652 Ps       --  Ps13,578,652
      Other long-term debt.............    1,464,219    8,813,801   10,278,020
      Capital lease obligations........    4,808,809   30,665,784   35,474,593
      DIAN Financing...................    1,107,958    3,323,874    4,431,832
      Transtel-Siemens Purchase
       Agreement, TeleGirardot-Siemens
       Purchase Agreement and IBM
       equipment purchases (included in
       other current liabilities and
       other noncurrent liabilities--
       see Notes 16 and 20 of the
       Consolidated Annual Financial
       Statements).....................    2,296,596    7,582,779    9,879,375
                                        ------------ ------------ ------------
        Total.......................... Ps23,256,234 Ps50,386,238 Ps73,642,472
                                        ============ ============ ============

(5) Under U.S. GAAP, all capital leases are required to be recorded as liabilities as they arise, including the Global Leases and the IBM Arrangement, both of which comprise a portion of the Vendor Financing, and the DIAN Financing. Under Colombian GAAP, the DIAN Financing and certain lease payments are not required to be recorded as liabilities, including some of the leasing arrangements included in the Vendor Financing. See Notes 30 and 31 to the Consolidated Annual Financial Statements and "Capitalization." The principal amounts of Vendor Financing and the DIAN Financing (undiscounted) that will be recorded, as they arise in the future, that are not recorded as liabilities at December 31, 1998 are as follows (in thousands):

      Vendor Financing:
       Global Leases...................................... Ps 98,304,345 $63,747
       IBM Arrangement....................................       713,997     463
       Future Global Leases...............................    18,890,848  12,250
                                                           ------------- -------
        Total.............................................   117,909,190  76,460
      DIAN Financing......................................    20,644,227  13,387
                                                           ------------- -------
                                                           Ps138,553,417 $89,847
                                                           ============= =======

(6) Capital expenditures consist of purchases of and advances on properties, plant and equipment as reflected in the Company's consolidated statements of cash flows.

(7) Indebtedness is calculated in accordance with the definition of "Indebtedness" under the Indenture (which is based on Colombian GAAP), which includes short-term debt, long-term debt, capital lease obligations and obligations under the Vendor Financing and the DIAN Financing, as they arise.
(8) For purposes of computing the deficiency of earnings to fixed charges, "earnings" consist of income (loss) before income taxes, minority interests and fixed charges, excluding capitalized interest. Fixed charges consist of interest on all indebtedness (whether capitalized or expensed) and that portion of operating lease expenses deemed to be interest expense.
(9) The ratio of earnings to fixed charges is 1.73 for the year ended December 31, 1998 under Colombian GAAP. The ratio of earnings to fixed charges for the year ended December 31, 1998 under U.S. GAAP is 1.44.
(10) Penetration represents the number of installed lines per 100 people. In Cartago, Jamundi, Buga, Yumbo, Cali and Girardot, penetration includes the installed lines of municipal competitors as of December 31, 1998 of approximately 6,000 lines, 4,000 lines, 28,700, lines, 4,700 lines, 445,000 lines and 7,000 lines as per the Company's estimates, respectively.

  TRANSTEL S.A.-- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

General

  The Company is the largest private telephone company in Colombia, providing telephone service to both business and residential subscribers. The Company currently owns and operates telephone systems serving ten cities, with an aggregate population of 3.1 million people, located in the southwestern region of Colombia. As of December 31, 1998, such systems provided service to an aggregate of approximately 235,300 subscribers and had an average penetration of 23.9 lines per 100 people.

  Throughout 1998 the Company has been implementing its Expansion Plan which was designed to address in part the significant demand and growth for telephone lines in each of its markets. Management intends to substantially increase the number of lines installed from 56,800 at the date of acquisition of each of the systems to approximately 222,200 lines by the completion of the Expansion Plan which excludes activities of the Company's TeleGirardot which was formed on December 31, 1997, following the implementation of the Expansion Plan. See "Business--TeleGirardot--Expansion Plan and Growth Strategy." As of December 31, 1998 the Company, in conjunction with Siemens, had completed the installation of approximately 155,000 new lines, or approximately 94% of the new lines to be installed pursuant to the Expansion Plan, and had upgraded all of the existing 56,800 lines.

  On December 15, 1998, the Company completed its acquisition of a 100% interest in Cablevision for Ps20.4 billion, which operates as the primary provider of cable and pay television services in Cali. This investment offers Transtel access to an existing fiber optic network which spans the city, and may be used to create synergies with its telephony operations in Cali. Cablevision offers the following two basic services: (i) a 4-channel UHF service and (ii) a 50-channel service via its 750 Mhz cable network. As of December 31, 1998, Cablevision provided service to 6,400 UHF subscribers and 14,153 cable subscribers. Transtel is currently in the process of converting its UHF subscribers to cable service and expanding its cablevision network. Cablevision's networks are capable of providing 80 channels as well as internet, data transmission and other telephony services. Without additional incremental capital expenditures, Cablevision's network has the capacity to service over 40,000 households in Cali. For the year ended December 31, 1998, Cablevision had total assets, revenues and net loss of Ps37.4 billion, Ps5.8 billion and Ps1.2 billion, respectively. To date, Cablevision has focused on upper income households in Cali and has cabled over 29% of the TV households defined by this market objective. Cablevision expects to increase this penetration rate to 50% by 2002.

  The Company generates revenues by providing telephone services to its commercial and residential subscribers. The Company's sources of revenue consist of: (i) basic fixed charges based either on the predecessor telephone operator or the existing competitive tariff structure, (ii) local usage charges based on the number of minutes used per month; (iii) access charges for national and international long distance tariffs collected for providing such services to and from the Company's networks generated from incoming and outgoing calls; (iv) the sale of equipment to subscribers; (v) value-added services such as video conference calling and voice mail; and (vi) connection fees from each new subscriber connected to the Company's network. In addition, the Company expects to generate additional revenues from its subscribers' growing use of the Internet. The Company's subscribers, who elect Internet service, will pay a monthly service fee and related usage charges. All of the Operating Companies were able to provide Internet access as of June 1, 1998.

  The Company expects that connection fees will continue to comprise a significant portion of the Company's near-term revenues as a result of the expected growth in the Company's subscriber base. Various local institutions are available to finance subscribers' connection fees. Typically, Transtel installs a line thereby generating a connection fee receivable, which it subsequently sells to local financial institutions on a non-discounted basis. The Company believes that as subscribers are added to the network and existing demand is satisfied, the composition of revenues will shift towards usage derived revenue, including local, national and long distance usage charges. In addition, the Company expects that value-added services will also comprise a more significant portion of future revenues driven by Internet access and other telephone services such as videoconference calling, voice mail and call waiting.

Factors That Will Affect Future Results of Operations--Principal Sources of Revenue and Expenses

  The Company has formulated a business plan based on, among other assumptions, the following ideas regarding penetration, call volume, usage patterns, capital expenditures and churn, all of which could significantly affect its future results of operations.

  Penetration. In 1997, Colombia had an average penetration of approximately
15.5 lines per 100 people. At the time the Company initiated the development and operation of telephone service in the municipality of Palmira, the municipality had a penetration of approximately 4.9 lines per 100 people. The Company has increased Palmira's subscriber base by 306% from 15,600 to 63,352 as of December 31, 1998, representing a penetration of approximately 19.9 lines per 100 people. The Company's systems provided service to an aggregate of 235,300 subscribers and had an average penetration of approximately 24.9 lines per 100 people.

  Call Volume/Usage. Charges for local and domestic long-distance service vary with the price per minute and the number of minutes consumed on a monthly basis. The charge per minute depends on the time of day, the day of the week and the duration of calls. Telephone usage also depends on the number of lines in service, the volume of minutes, the number of new lines to be installed and the applicable tariffs. Telephone usage differs for residential, commercial and rural subscribers.

  Telephone usage in Colombia in terms of minutes has grown to 75.9 billion minutes per annum in 1996, from 32.2 billion minutes per annum in 1994, representing a compound annual growth rate ("CAGR") of 53.5%. Total usage for 1996 included 70.4 billion minutes of local calls, 4.9 billion minutes of national long distance and 532 million minutes of international long distance. According to the Ministry of Communications the average annual consumption per subscriber in 1996 (including both residential and business subscribers) was as follows: (i) 14,652 minutes (1,221 minutes per month) of local calls; (ii) 1,032 minutes (86 minutes per month) of domestic long distance calls; and
(iii) 110 minutes (9 minutes per month) of international long distance calls. The Company believes that future usage in its markets will exceed historical parameters as subscribers adjust to increased penetration, more reliable service and a broader range of product offerings such as internet access and other value added services. Additionally, the projected higher call completion rates will contribute to this goal.

  Revenues. The Company's revenues are comprised of: (i) basic fixed charges;
(ii) local usage charges; (iii) access charges of national and international long distance calls; (iv) the sale of equipment to subscribers; (v) charges for value-added services; and (vi) connection fees. The Company bills for its services as they are provided except for connection fees as discussed below. Telephone rates in Colombia, excluding connection fees, are subject to inflationary adjustments on a monthly basis in accordance with regulations from the CRT. For 1997 and 1996, the Colombian Consumer Price Index increased 17.4% and 19.5%, respectively, while basic telephone rates in constant pesos increased approximately 3.6% and decreased approximately 2.4%, respectively. The Company collects its service fees from its customers every month. The local operator bills and collects a fixed monthly fee, local usage, long distance and cellular revenues from each customer. The Company retains the interconnection revenues associated with any long distance and cellular incoming or outgoing calls. The CRT sets tariffs for all operators either in accordance with their historical costs or levels established by such operator's competition. This law has greatly benefited the Company by allowing management to set its tariffs in accordance with its competitors' higher historical operating costs, rather than the Company's much lower cost of operations. The CRT also permits operators to increase tariffs as often as monthly in order to capture the effects of local inflation. The rebalancing of local tariffs permitted by the CRT and implemented by the Company at the end of 1998 and the new increase in tariffs in 1999, based on inflationary rates, will contribute to substantial future increases in average revenue per unit.

  Tariffs. Tariffs and usage patterns differ significantly for the three major categories of subscribers in Colombia: (i) residential, (ii) commercial/industrial; and (iii) rural subscribers. In addition, Colombia imposes a progressive tariff structure whereby higher income customers are charged a higher tariff to subsidize lower income subscribers. Tariffs are based on the economic stratum for which the subscriber qualifies. Rural customers are usually charged the highest tariffs as an incentive to the telephone providers to service such customers.

  The following table sets forth current tariff information for residential and commercial customers of the Company.

Service                                  Residential Tariff   Commercial Tariff
-------                                  ------------------- -------------------
Connection Fees.........................    Ps354,128 ($230)    Ps501,965 ($326)
Basic Charges........................... 4,160 ($2.70)/month 7,987 ($5.18)/month
Local Usage Charges.....................  5.1 ($.003)/minute  6.6 ($.004)/minute
Long Distance Charges...................   37 ($.024)/minute   37 ($.024)/minute

  Connection Fees. Tariffs with respect to installation or connection as of December 31, 1998 ranged in each of the Operating Companies from Ps117,601-664,000 ($76-431) for residential subscribers and Ps370,000-664,000 ($240-431)
for commercial subscribers. As of December 31, 1998 the top 25 telephone operators in Colombia had an average residential connection fee of Ps254,858 ($165) and a commercial connection fee of Ps486,845 ($316). The Company sets its connection tariffs in each municipality based either on its predecessor's prices or those of its competitor's.

  Under Colombian GAAP, the Company recognizes income from connection fees when full payment is received from the customer, or when the customer signs the promissory note and makes the initial payment on the connection fee, and is assigned a telephone number. These events may occur prior to the time that the customer is connected to the network and becomes a subscriber. As of December 31, 1998, the Company has cumulatively recorded Ps4.4 billion ($2.9 million) connection fees income from 13,192 customers that did not yet have a dial tone at that date. Connection fees are refundable only if the customer cancels its service within six months of installation. Connection fee refunds have been nominal.

  Receivables from subscribers at December 31, 1996, 1997 and 1998 include Ps5,007,857, Ps7,286,466 and Ps36,629,934, respectively, for connection fees represented by promissory notes payable over up to 36 months at 37.2% annual interest. During 1997, the Company sold with recourse promissory notes from subscribers totaling Ps9,496,424 (including Ps1,460,450 existing at December 31, 1996) to a financial institution at book value. On December 17, 1997, the recourse provisions for all outstanding receivables previously sold to the financial institution and on all future sales of receivables were removed. During 1998, the Company sold with no recourse promissory notes from subscribers totaling Ps7,732,065 at book value. The Company continues to collect principal and interest from these subscribers and remits such amounts to the financial institution. Although the Company is unable to estimate the fair value of the servicing, it believes its cost of servicing these accounts is nominal. The allowance for doubtful accounts at December 31, 1997 was adequate to cover the Company's recourse obligation. The uncollected balance of promissory notes sold to the financial institution at December 31, 1998 is Ps7,721,382. The Company believes that a majority of all receivables sold were related to subscribers which already had a dial tone; although a dial tone prior to its purchase was not a requirement of the financial institution.

  Basic Charges. The Company's basic charges vary by municipality and are negotiated based either on the predecessor telephone operator's or the existing competitor's charges. For the year ended December 31, 1998, the Company's average monthly basic fee for residential and commercial customers was Ps4,119 ($2.67) as compared to the national average for the top 25 operators in Colombia which was Ps4,004 ($2.60). The following chart illustrates the Company's residential and commercial basic monthly charges as of December 31, 1998 for the Company's Operating Companies.

  TelePalmira      TeleCartago      Caucatel         Bugatel         Unitel        TeleJamundi    TeleGirardot
---------------  --------------- --------------- --------------- --------------- --------------- ---------------
Ps3,482 ($2.26)  Ps2,807 ($1.82) Ps3,461 ($2.24) Ps4,500 ($2.92) Ps5,354 ($3.47) Ps5,354 ($3.47) Ps3,877 ($2.51)

  Local Usage Charges. The Company collects a monthly local usage charge from its customers. Local usage is based on the number of minutes generated by each subscriber, valued at the price per minute existing at the time of billing. In 1998, the Company generated approximately 1,001 minutes per month per average residential and commercial subscriber and had a monthly access charge of Ps4.31 ($.003) per minute.

  Long Distance Charges. The Company collects long distance charges based on the number and duration of calls. The Company retains the portion of such revenues associated with access and remits the balance to the applicable long distance service provider. Long distance access tariffs are set by the CRT and are identical for all operators throughout Colombia. In 1998, the Company generated approximately 282 minutes per month per average residential and commercial subscriber and had a monthly average usage charge of Ps37 ($.024) per minute. The use of the Company's local telephony network to provide a pathway for incoming or outgoing calls by long distance operators generates an access and usage charge per minute or fraction of completed call, which was set at Ps30 per minute or fraction of a minute as of March 1, 1997. This charge was increased according to the Tariff Update Index so that the access charge beginning December 1, 1997 was Ps33 per minute. Additionally, the long distance operator pays the local operator a charge of Ps500 per month for each customer's bill which includes long distance charges. This billing charge relates to the billing and collecting activities for such month, as well as customer relations carried out by the local operator on behalf of the long distance operator. The new competitors in the long distance market which began operating in 1998 will contribute to significantly increased demand for long distance service as competition forces service providers to offer lower rates thereby generating higher revenues for the local telephone operators from periodic increases in access tariffs and increasing usage.

  Other Revenues. Other revenues consist of, among other things, the sale of telephone equipment to subscribers, yellow pages and public telephones. In addition, value-added services such as videoconference calling and Internet access are expected to generate a significant portion of the Company's revenues in the future. The Company intends to offer competitive tariffs for the usage of such value-added services. In addition, the Company expects to complement its value-added services by increasing the number of lines of its existing subscriber base that may need to have a separate line for a fax machine or the Internet instead of sharing it with the main telephone line. The Company is presently installing a fiber optic loop in Cali to serve the business community which will enable it to provide them with systems for data transmission, video-conference and other value added services.

  Operating Costs. The Company anticipates that it will incur operating costs from the following primary activities: (i) operations, (ii) general administrative expenses and (iii) sales and marketing. In each such category, the Company's primary cost of operation will consist of personnel. Substantially all of the expenses incurred by the Company during its development period were deferred as preoperating costs and consisted primarily of expenses associated with due diligence, research and execution of the Company's acquisition strategy and formation of the Company's corporate infrastructure. Such cumulative deferred costs (before accumulated amortization) were Ps6.8 billion, Ps7.7 billion and Ps9.0 billion at December 31, 1996, 1997 and 1998, respectively. During the first quarter of 1999, the Company made a decision to terminate approximately 155 employees of its telephony operations and incurred a one-time expense totaling approximately Ps341 million. These terminations relate principally to employees involved in the construction or supervision of the construction of the telephone networks that were substantially finished as of December 31, 1998, and the elimination of certain administrative employees as the Company consolidates its administrative functions centrally instead of at each municipality. Additionally, the Company made a decision to terminate approximately 110 employees of Cablevision in the first quarter of 1999 that were in excess of its ongoing needs and incurred a one-time expense of approximately Ps87 million. All terminations were completed during the first quarter and substantially all related expenses were paid in cash during that quarter. The remainder of the one-time expenses was paid in April 1999. The cost savings from these terminations are estimated to be approximately Ps2.2 billion to Ps2.7 billion in 1999.

  Operating Expenses. Operating expenses consist of costs associated with repairs and maintenance, network implementation and technology expenses, and other operation costs. Initially, the cost of operation for the Company will be limited to those associated with the turn-key contracts that the Company has with Siemens, which also contain a warranty component to cover repairs and damage. The Company expects that its operating expenses will increase but at a lower rate than its growth in subscribers due to the downsizing of the operations and cost reduction due to modernization and becoming more efficient. Beyond the installation and warranty period, operating expenses will consist predominantly of general maintenance and upkeep. For the year ended December 31, 1998, the Company incurred minimal maintenance expense per line due to the fact that its networks are new and digital systems. The Company expects that its annual maintenance expense will increase to approximately Ps15,421 ($10) per line and that new lines will cost an additional capital expenditure of Ps385,528 ($250) per line once the network is fully built.

  Administrative Expenses. Administrative expenses include information technology expenses, finance and billing, management and miscellaneous costs. Administrative expenses are expected to increase as the Expansion Plan is executed due to the additional personnel the Company hired to oversee, supervise and audit Siemens' construction of the networks for Palmira, Jamundi and Yumbo. In the years ended December 31, 1996 and 1997, these additional workers caused incremental administration costs of approximately Ps437 million and Ps590 million, respectively. These workers are temporary and the costs associated with their employment are expected to decrease following completion of the networks.

  Sales and Marketing Expenses. Sales and marketing expenses, consisting of costs relating to the Company's sales and marketing department, advertising, direct mailing programs and door-to-door survey activities, are expected to remain constant throughout the Expansion Plan and to decrease thereafter, reflecting costs associated with the launch and rollout of the Company's services in each of its Operating Companies. Sales and marketing expenses are expected to vary based on the size of each market. In 1998, in Palmira, the average selling and marketing expense per new subscriber was Ps59,019 ($38).

  Nonoperating income (expenses), net. Nonoperating income (expenses), consist primarily of interest income, interest expense and net exchange losses. The indentures for the Senior Notes and the Discount Notes impose certain restrictions on the Company's ability to incur additional indebtedness. Interest expense on the Senior Notes is $18.75 million (Ps28.915 billion) annually excluding additional interest expenses. Interest expense on the Discount Notes will be approximately $3.0 million (Ps4.700 billion) annually. Since a significant portion of the Company's indebtedness, including the Senior Notes, the Discount Notes and a portion of the Vendor Financing, is denominated in Dollars, net exchange losses will be incurred if the exchange rate of pesos to the Dollar continues its recent devaluation. The Company's macroeconomic assumptions for 1999 regarding the peso/dollar exchange are that the peso will devalue less than 13% relative to the dollar; however, first quarter 1999 figures show a small peso appreciation.

  Capital Expenditures. The Expansion Plan will cost the Company approximately $178.0 million (Ps274,496 billion). The Company has contracted Siemens, pursuant to fixed price equipment and turn-key installation contracts, for the execution of a significant portion of the Expansion Plan. Siemens has been continuing in its contracted efforts to complete the construction and installation of the Company's new, modern networks and substantially completed the Expansion Plan as of December 31, 1998. Upon completion of the Expansion Plan, the Company owns and operates fully digital internal plant facilities and fiber optic primary networks in each of the regions which it serves.

  Churn. Churn consists of both residential and business customers that change premises, disconnect telephone service once established, switch to other service providers, if and where available, or terminate the Company's services. In the years ended December 31, 1995, 1996, 1997 and 1998, the Company as a whole experienced an annual average churn rate of less than 0.00%, 0.09%, 0.04% and 0.44%, respectively. Palmira was the only operating telephone system in 1995 and 1996. Likewise, Palmira was the primary contributor to the 1997 and 1998 churn. Management attributes the low churn rate to (i) the significant unmet demand and the lack of quality telephone service providers that has resulted in multi-year waiting lists, (ii) the significant investment contributed by the customers, in the form of a connection fee, to initiate service and (iii) the Company's ability to provide high quality telephone services with an emphasis on customer service. Management believes that these fundamentals exist in the markets in which it operates and expects the churn rate to remain relatively low. The Company, as a whole, experienced an average churn rate of 0.44% in the year ended December 31, 1998. While it takes a few years to develop a historical pattern of churn, the Company expects its churn rate to approximately 0.40% for the year ending December 31, 1999.

Analysis of Historical Churn Rate

(since date of Company ownership)

 TELEPALMIRA

                                                    Average      Churn    Churn
      Year                                        Subscribers Subscribers rate
      ----                                        ----------- ----------- -----
      1995.......................................   20,126          0     0.00%
      1996.......................................   25,888         23     0.09%
      1997.......................................   39,209         20     0.05%
      1998 ......................................   56,998        246     0.43%

 TELECARTAGO

                                                    Average      Churn    Churn
      Year                                        Subscribers Subscribers rate
      ----                                        ----------- ----------- -----
      1995.......................................      --         --       --
      1996.......................................      --         --       --
      1997.......................................   15,506          6     0.04%
      1998.......................................   22,932        159     0.69%

 CAUCATEL

                                                    Average      Churn    Churn
      Year                                        Subscribers Subscribers rate
      ----                                        ----------- ----------- -----
      1995.......................................      --         --       --
      1996.......................................      --         --       --
      1997.......................................   12,231          0     0.00%
      1998 ......................................   18,834          0     0.00%

 TELEJAMUNDI

                                                    Average      Churn    Churn
      Year                                        Subscribers Subscribers rate
      ----                                        ----------- ----------- -----
      1995.......................................      --         --       --
      1996.......................................      --         --       --
      1997.......................................    2,729          0     0.00%
      1998 ......................................    6,952         20     0.29%

 UNITEL

                                                    Average      Churn    Churn
      Year                                        Subscribers Subscribers rate
      ----                                        ----------- ----------- -----
      1995.......................................      --         --       --
      1996.......................................      --         --       --
      1997.......................................    2,922          4     0.14%
      1998 ......................................   21,475        160     0.75%

 BUGATEL

                                                    Average      Churn    Churn
      Year                                        Subscribers Subscribers rate
      ----                                        ----------- ----------- -----
      1995.......................................      --         --       --
      1996.......................................      --         --       --
      1997.......................................   10,983          0     0.00%
      1998 ......................................   14,182        109     0.77%

 TELEGIRARDOT

                                                    Average      Churn    Churn
      Year                                        Subscribers Subscribers rate
      ----                                        ----------- ----------- -----
      1995.......................................      --         --       --
      1996.......................................      --         --       --
      1997.......................................      --         --       --
      1998 ......................................   32,721         68     0.21%

 CONSOLIDATED

                                                    Average      Churn    Churn
      Year                                        Subscribers Subscribers rate
      ----                                        ----------- ----------- -----
      1995.......................................      20,126           0  0.00%
      1996.......................................      25,888          23  0.09%
      1997.......................................      70,514          30  0.04%
      1998 ......................................     174,094         762  0.44%

                          Annual 1996, 1997 and 1998

  The following is a discussion of the consolidated financial condition as of December 31, 1997 and 1998 and the results of operations of the Company for the years ended December 31, 1996, 1997 and 1998. The discussion should be read in conjunction with the Consolidated Annual Financial Statements of the Company and the notes thereto included elsewhere herein. The Consolidated Annual Financial Statements have been prepared in accordance with Colombian GAAP, which differs in certain significant respects from U.S. GAAP. Note 31 to the Company's Consolidated Annual Financial Statements provides a reconciliation to U.S. GAAP of the Company's net income (loss) and shareholders' equity (deficit) as of and for the years ended December 31, 1996, 1997 and 1998. Unless otherwise indicated, the financial information has been presented in constant Pesos as of December 31, 1998. Dollar amounts are translated from Pesos amounts at the Representative Market Rate on December 31, 1998, which was 1,542.11 Pesos to one Dollar. No representation is made that the Peso or Dollar amounts shown herein could have been or could be converted into Dollars or Pesos, as the case may be, at any particular rate or at all.

Results of Operations

  The composition of the Company's revenues for each of the years discussed herein is as follows:

                                          Year Ended December 31
                         -----------------------------------------------------------
                             1996       %        1997        %        1998       %
                         ------------ -----  ------------- -----  ------------ -----
                           (in thousands of constant Pesos of December 31, 1998
                                  purchasing power, except percents data)
Connection fees......... Ps 6,503,506  47.3% Ps 13,311,979  43.3% Ps37,672,864  44.0%
Local usage charges.....    1,502,541  10.9      4,054,250  13.2    12,097,921  14.1
Basic charges...........    1,300,637   9.5      2,815,468   9.2     8,211,840   9.6
Long-distance charges...    3,736,119  27.2      8,424,877  27.4    18,458,760  21.6
Other income............      712,762   5.1      2,123,515   6.9     3,384,058   4.0
                         ------------ -----  ------------- -----  ------------ -----
  Total telephone.......   13,755,565 100.0     30,730,089 100.0    79,825,443  93.3
Pay television
 services...............                                             5,813,947   6.7
                         ------------ -----  ------------- -----  ------------ -----
  Total Revenues........ Ps13,755,565 100.0% Ps 30,730,089 100.0% Ps85,639,390 100.0%
                         ============ =====  ============= =====  ============ =====

  The following table expresses certain financial data from the Company's statement of income as a percentage of total revenues:

                                                    Year Ended December 31
                                                    -------------------------
                                                     1996     1997     1998
                                                    -------  -------  -------
   Revenues........................................   100.0%   100.0%   100.0%
                                                    -------  -------  -------
   Costs and expenses:
     Operating costs...............................    21.3     25.0     20.9
     Administrative expenses.......................    32.3     32.8     23.7
     Marketing expenses............................     6.5      5.9      6.4
                                                    -------  -------  -------
       Total.......................................    60.1     63.7     51.0
                                                    -------  -------  -------
   Operating income................................    39.9     36.3     49.0
   Nonoperating expenses...........................    (8.9)   (25.6)   (37.5)
   Net monetary inflation adjustment income........    19.2     13.3     19.7
                                                    -------  -------  -------
   Income before income taxes and minority
    interest.......................................    50.2     24.0     31.2
   Income tax expense..............................    (2.8)    (4.4)    (6.1)
                                                    -------  -------  -------
   Income before minority interest.................    47.4     19.6     25.1
   Minority interest...............................   (19.3)   (15.5)   (11.7)
                                                    -------  -------  -------
   Net income......................................    28.1%     4.1%    13.4%
                                                    =======  =======  =======

  The following is a discussion of the consolidated results of operations of the Company for the year ended December 31, 1998, the year ended December 31, 1997 and the year ended December 31, 1996.

Year ended December 31, 1998 Compared to the Year Ended December 31, 1997

  Revenues. The total revenues for the year ended December 31, 1998 ("Annual 1998") increased by Ps54.909 billion, or 179%, to Ps85.639 billion from Ps30.730 billion in the year ended December 31, 1997 ("Annual 1997"). The increase in revenues for Annual 1998 was mainly attributable to the increase in connection fee revenue associated with the Company's continued growth of its subscriber base. The number of subscribers increased from 125,003 at December 31, 1997 to 235,311 at December 31, 1998, excluding Cablevision. The number of new subscribers increased primarily as a result of (i) organic growth at the Operating Companies and (ii) the acquisition of TeleGirardot which was consummated on December 31, 1997.

  Connection fee revenue in Annual 1998 increased by Ps24.361 billion from Ps13.312 billion in Annual 1997 to Ps37.673 billion, as a result of adding 110,308 subscribers during 1998. Pay television services were Ps5.814 billion in Annual 1998 compared to nil in annual 1997 because of the acquisition of Cablevision during 1998. Other operating revenues, including basic monthly charges, local usage charges, long-distance charges and other fees for Annual 1997 increased by Ps24.734 billion from Ps17.418 billion in Annual 1997 to Ps42.153 billion in Annual 1998. The increase in other operating revenues for Annual 1998 is attributed to the increase in the number of subscribers and also in the higher usage associated with that increase.

  Costs and Expenses. Costs and expenses for Annual 1998 increased by Ps24.105 billion, or 123%, to Ps43.691 billion from Ps19.586 billion in Annual 1997. The increase is primarily attributable to the increase in the operating costs and the administrative and marketing expenses due to the increase in the number of subscribers and the maintenance and expansion of the telephony infrastructure in the cities of Palmira, Cartago, Yumbo, Jamundi, Buga, Popayan and Girardot. The total operating costs and expenses related to the pay television services of Cablevision were Ps7.206 billion in Annual 1998.

  Operating costs for Annual 1998 increased by Ps10.240 billion from Ps7.679 billion in Annual 1997 to Ps17.919 billion, mainly as a result of increases in salary costs, benefits and other labor expenses and pensions of Ps2.503 billion; depreciation of Ps1.589 billion; and services, utilities, maintenance and repairs of Ps1.127 billion due to the increased number of municipalities served and the acquisition of Cablevision during 1998. Cost of sales of telephones increased by Ps0.429 billion due to the increased number of subscribers. Amortization expense also increased by Ps0.741 billion to Ps1.558 billion in Annual 1998 from Ps0.818 billion in Annual 1997 because during 1998 amortization of deferred costs at all subsidiaries started. The acquisition of Cablevision accounted for Ps4.969 billion of the total increase in operating costs of which Ps2.495 billion was programming costs and Ps0.399 billion was fees paid to the government.

  Administrative expenses for Annual 1998 increased by Ps10.221 billion to Ps20.315 billion from Ps10.094 billion in Annual 1997. The increase was mainly attributable to the increases in salaries, benefits and other labor payments of Ps3.789 billion; provision for doubtful accounts of Ps0.695 billion; and amortization of Ps4.364 billion due to the increased number of municipalities and subscribers served and the acquisition of Cablevision during 1998. Additionally, the provision for writedown of properties, plant and equipment totaled Ps0.851 billion in Annual 1998 and consisted of Ps0.597 billion relating to the analog plants at TelePalmira, Caucatel, Bugatel and TeleCartago and Ps0.254 billion primarily related to reducing the carrying values of office and computer equipment at five subsidiaries to their appraised values as required by Colombian GAAP. All Operating Companies have switched over to their new digital plants as of December 31, 1998. The Company reduced the book value of its four analog plants at December 31, 1998 to an estimated residual value of Ps0.842 billion by this Ps0.597 billion provision and will pursue sales of these analog plants to other municipalities during 1999. In the absence of sales, the residual value will be written off to expense over a five-year period. Also, during Annual 1998, the Company recorded a provision for obsolete or damaged spare parts inventory for the first time based on events occurring during that year. This inventory provision totaled Ps0.293 billion and consisted of Ps0.110 billion of damaged cable box decoder units at Cablevision and Ps0.183 billion related to analog plant spare parts that are no longer needed because the related plants have now been replaced by digital plants. There is no remaining book value for analog equipment spare parts at December 31, 1998. The acquisition of Cablevision accounted for Ps1.711 billion of the total increase in administrative expenses.

  Marketing expenses for Annual 1998 increased by Ps3.644 billion to Ps5.457 billion from Ps1.813 billion in Annual 1997. The increase in marketing expenses was primarily attributable to the higher commissions and benefits paid to the sales agents of Ps1.716 billion due to the increase in the lines sold and the acquisition of Cablevision during 1998. Additionally, publicity increased by Ps0.975 billion and amortization increased by Ps0.403 billion because market research and publicity costs of the new companies, which were recorded as deferred costs in prior years, are now being amortized. The acquisition of Cablevision accounted for Ps0.527 billion of the total increase in marketing expenses.

  Operating Income. Operating income for Annual 1998 increased by Ps30.804 billion from Ps11.144 billion in Annual 1997 to Ps41.948 billion. The increase was mainly attributable to the increase in revenues as a result of the larger number of subsidiaries in operation and of subscribers, net of the increase in costs and expenses described above. Cablevision incurred an operating loss of Ps1.366 billion in Annual 1998.

  Nonoperating Income (Expenses). Nonoperating income (expenses), net for Annual 1997 and Annual 1998 consisted of the following:

                                                    Year Ended December 31,
                                                   ---------------------------
                                                       1997          1998
                                                   ------------  -------------
                                                   (in thousands of constant
                                                   Pesos of December 31, 1998
                                                       purchasing power)
Financial Income:
  Interest income................................. Ps 6,531,421  Ps 17,244,564
  Exchange gains..................................    3,500,838     35,464,782
  Other financial income..........................      183,039        441,939
                                                   ------------  -------------
                                                     10,215,298     53,151,285
                                                   ------------  -------------
Financial Expenses:
  Interest expense................................   (9,408,807)   (30,606,827)
  Bank commissions................................     (667,527)    (1,043,537)
  Exchange losses.................................   (5,519,672)   (53,914,297)
  Bank expenses...................................      (17,493)       (86,859)
  Other financial expenses........................     (311,628)      (660,175)
                                                   ------------  -------------
                                                    (15,925,127)   (86,311,695)
                                                   ------------  -------------
Other:
  Donations.......................................     (397,245)      (322,652)
  Tax on foreign indebtedness.....................     (517,987)
  Bonus to executive..............................     (495,786)
  Sales of scrap and extra parts..................                     101,782
  Other, net......................................     (743,537)     1,286,504
                                                   ------------  -------------
                                                     (2,154,555)     1,065,634
                                                   ------------  -------------
                                                   Ps(7,864,384) Ps(32,094,776)
                                                   ============  =============

  Net nonoperating expenses increased from Ps7.864 billion for Annual 1997 to Ps32.095 billion in Annual 1998. The increase was mainly due to the higher interest expense on increased average borrowings of the Company for 1998, including interest associated with the Senior Notes, net of an increase in interest income, and an increase in net exchange losses and other expenses. Interest expense increased from Ps9.409 billion in Annual 1997 to Ps30.607 billion in Annual 1998. An additional Ps2.500 billion of interest cost was incurred on the Company's investments in its subsidiaries and expansion plan projects and recorded as deferred costs in Annual 1998 as compared to Ps10.488 billion during the Annual 1997. These deferred costs are amortized when commercial operations begin or projects are completed. The average borrowings increased during Annual 1998 because the Senior Notes of $150 million (Ps231.317 billion), which bore an average interest rate of 13.2% were outstanding all year in Annual 1998. The significant increase in interest income resulted from the temporary investment of a portion of the proceeds of the Senior Notes including the Escrow Account. Similarly, net exchange losses increased due to the U.S. dollar-denominated borrowings, consisting primarily of the Senior Notes at December 31, 1998 being greatly in excess of the U.S. dollar investment during 1998. Other nonoperating income for Annual 1998 were Ps1.066 billion ($1.7 million) compared to other nonoperating expense of Ps2.155 billion in Annual 1997 because the non reoccurrence of several 1997 costs (a tax on foreign borrowings which was only in effect in April through June 1997 and a bonus to a Company executive), as well as several first occurring income items in Annual 1998.

  Net Monetary Inflation Adjustment Income. Net monetary inflation adjustment income for Annual 1998 increased by Ps12.775 billion to Ps16.861 billion from Ps4.086 billion in Annual 1997 as a result of the impact of inflationary adjustments on the higher balance of nonmonetary assets as well as on the income, expense and shareholders' equity accounts.

  Income Tax Expense. Income tax expense for Annual 1998 increased by Ps3.838 billion to Ps5.185 billion from Ps1.347 billion in Annual 1997 primarily because of the substantial increase in taxable income in Annual 1998 compared to Annual 1997. The effective tax rate is 18.3% in 1997 and 19.4% in 1998. See
Note 18 of the Consolidated annual Financial Statements.

  Minority Interest. Minority interest for Annual 1998 increased by Ps5.244 billion to Ps10.004 billion from Ps4.760 billion for Annual 1997 because of the increased net income of the operating subsidiaries.

  Net Income. Net income increased by Ps10.266 billion from Ps1.259 billion for Annual 1997 to Ps11.525 billion for Annual 1998 as a result of the factors discussed above.

Year ended December 31, 1997 Compared to the Year Ended December 31, 1996

  The Annual 1997 financial statements reflect the Company's first complete year of operation of TeleCartago. Bugatel, Caucatel, Unitel and TeleJamundi, and are therefore not directly comparable to the 1996 financial statements, which only include the operations of TelePalmira, the Company's sole system at that time.

  Revenues. The total revenues for the year ended December 31, 1997 ("Annual 1997") increased by Ps16.974 billion, or 123%, to Ps30.730 billion from Ps13.756 billion in the year ended December 31, 1996 ("Annual 1996"). The increase in revenues for Annual 1997 was mainly attributable to the increase in connection fee revenue associated with the Company's continued growth of its subscriber base. The number of subscribers increased from 29,528 at December 31, 1996 to 101,503 at December 31, 1997 as operations commenced in the municipalities of Cartago, Popayan, Jamundi, Buga and Yumbo during 1997. The number of new subscribers at TelePalmira increased during the same period because of its increase in capacity and the modernization of its telephone infrastructure. Although installation of switching infrastructure and antennas was substantially completed at Unitel Wireless in the fourth quarter of 1997, there was interference from unauthorized radio spectrum users, who were subsequently removed by the Ministry of Communications. This delayed the Company's launch of operations at Unitel Wireless until the first quarter of 1998.

  Connection fee revenue in Annual 1997 increased by Ps6.808 billion from Ps6.504 billion in Annual 1996 to Ps13.312 billion. Other operating revenues, including basic monthly charges, local usage charges, long-distance charges and other fees for Annual 1997 increased by Ps10.166 billion from Ps7.252 billion in Annual 1996 to Ps17.418 billion in Annual 1997. The increase in other operating revenues for Annual 1997 is attributed to the increase in the number of subscribers and also the higher usage associated with that increase.

  Costs and Expenses. Costs and expenses for Annual 1997 increased by Ps11.312 billion, or 137%, to Ps19.586 billion from Ps8.274 billion in Annual 1996. The increase is primarily attributable to the increase in the operating costs and the administrative and marketing expenses due to the increase in the number of subscribers and the maintenance and expansion of the telephony infrastructure in the cities of Palmira, Cartago, Yumbo, Jamundi, Buga and Popayan.

  Operating costs for Annual 1997 increased by Ps4.755 billion from Ps2.924 billion in Annual 1996 to Ps7.679 billion, mainly as a result of increases in salary costs, benefits and other labor expenses of Ps1.385 billion; rental of space and equipment of Ps0.194 billion; and services, utilities, maintenance and repairs of Ps0.760 billion due to the increased number of municipalities served. Cost of sales of telephones increased by Ps0.304 billion due to the increased number of subscribers. Amortization expense also increased by Ps0.673 billion in Annual 1997 from Annual 1996 because during 1997 amortization of deferred costs at all subsidiaries started. Other operating costs increased substantially (Ps1.439 billion) in Annual 1997 compared to Annual 1996 mainly because of additional security and various others costs due to the continuing expansion and growth of the Company.

  Administrative expenses for Annual 1997 increased by Ps5.646 billion to Ps10.094 billion from Ps4.448 billion in Annual 1996. The increase was mainly attributable to the increases in salaries, benefits and other labor payments of Ps0.662 billion; fees, studies and research of Ps0.425 billion; taxes other than income of Ps0.629 billion; provision for doubtful accounts of 0.206 billion; air transportation of Ps0.521 billion and amortization of Ps1.548 billion due to the increased number of municipalities and subscribers served.

  Marketing expenses for Annual 1997 increased by Ps0.911 billion to Ps1.813 billion from Ps0.902 billion in Annual 1996. The increase in marketing expenses was primarily attributable to the higher commissions and benefits paid to the sales agents of Ps0.355 billion due to the increase in the lines sold and the increase in amortization of Ps0.468 billion because market research and publicity costs of the new companies, which were recorded as deferred costs in prior years, are now being amortized.

  Operating Income. Operating income for Annual 1997 increased by Ps5.662 billion from Ps5.482 billion in Annual 1996 to Ps11.144 billion. The increase was mainly attributable to the increase in revenues as a result of the larger number of subsidiaries in operation and of subscribers, net of the increase in costs and expenses described above.

  Nonoperating Income (Expenses). Nonoperating income (expenses), net for Annual 1996 and Annual 1997 consisted of the following:

                                                Year Ended December 31,
                                          ------------------------------------
                                                1996               1997
                                          -----------------  -----------------
                                          (in thousands of constant Pesos of
                                          December 31, 1998 purchasing power)
   Financial Income:
     Interest income..................... Ps        652,810  Ps      6,531,421
     Exchange gains......................           355,032          3,500,838
     Other financial income..............             4,605            183,039
                                          -----------------  -----------------
                                                  1,012,447         10,215,298
                                          -----------------  -----------------
   Financial Expenses:
     Interest expense....................        (2,250,450)        (9,408,807)
     Bank commissions....................          (154,962)          (667,527)
     Exchange losses.....................           (75,907)        (5,519,672)
     Bank expenses.......................           (96,631)           (17,493)
     Other financial expenses............           (45,823)          (311,628)
                                          -----------------  -----------------
                                                 (2,623,773)       (15,925,127)
                                          -----------------  -----------------
   Other:
     Donations...........................                             (397,245)
     Tax on foreign indebtedness.........                             (517,987)
     Bonus to executive..................                             (495,786)
     Other, net..........................           380,535           (743,537)
                                          -----------------  -----------------
                                                    380,535         (2,154,555)
                                          -----------------  -----------------
                                               Ps(1,230,791) Ps     (7,864,384)
                                          =================  =================

  Net nonoperating expenses increased from Ps1.231 billion for Annual 1996 to Ps7.864 billion in Annual 1997. The increase was mainly due to the higher interest expense on increased average borrowings of the Company for 1997, including interest associated with the Senior Notes, net of an increase in interest income, and an increase in net exchange losses and other expenses. Interest expense increased from Ps2.250 billion in Annual 1996 to Ps9.409 billion in Annual 1997. An additional Ps10.765 billion of interest cost was incurred on the Company's investments in its subsidiaries and expansion plan projects and recorded as deferred costs in Annual 1997 as compared to Ps7.279 billion during Annual 1996. These deferred costs will be amortized when commercial operations begin or projects are completed. The average borrowings increased during Annual 1997 because of the implementation of the Expansion Plan, including operations in five new municipalities. Of the Ps224.474 billion raised by the offering of Senior Notes, Ps49.085 billion was used to refinance borrowings of the Company, including borrowings repaid in January 1998. The significant increase in interest income resulted from the temporary investment of a portion of the proceeds of the Senior Notes. Similarly, the increase in net exchange losses increased due to the higher U.S. dollar-denominated borrowings, consisting primarily of the Senior Notes at December 31, 1997. Other expenses for Annual 1997 were Ps2.154 billion compared to other income of Ps0.381 billion in Annual 1996 because the first time occurrence of several costs: donations to charities in the municipalities served, a tax on foreign borrowings which was only in effect in April through June 1997 and a bonus to a Company executive.

  Net Monetary Inflation Adjustment Income. Net monetary inflation adjustment income for Annual 1997 increased by Ps1.439 billion to Ps4.086 billion from Ps2.647 billion in Annual 1996 as a result of the impact of inflationary adjustments on the higher balance of nonmonetary assets as well as on the income, expense and shareholders' equity accounts.

  Income Tax Expense. Income tax expense for Annual 1997 increased by Ps0.967 billion to Ps1.347 billion from Ps0.380 billion in Annual 1996 as a result of certain nondeductible expenses in 1997 and the fact that the operating subsidiaries are only 90% exempt in Annual 1997. The effective tax rate is 5.5% in 1996 and 18.3% in 1997. See Note 18 of the Consolidated Financial Statements.

  Minority Interest. Minority interest for Annual 1997 increased by Ps2.105 billion to Ps4.760 billion from Ps2.655 billion for Annual 1996 because of the increased net income of the operating subsidiaries.

  Net Income. Net income decreased by Ps2.604 billion from Ps3.863 billion for Annual 1996 to Ps1.259 billion for Annual 1997 as a result of the factors discussed above.

Liquidity and Capital Resources

  The fixed landline telephone business is a capital intensive business which requires substantial investment to acquire and upgrade the telephone networks in each of the Company's markets. From inception through December 31, 1997, the Company expended an aggregate of approximately Ps48.1 billion to acquire various interests in each of its existing telephone systems. During 1998, the Company spent Ps20.383 billion to acquire Cablevision. In addition, the Company has required significant capital for personnel hiring and training, systems infrastructure development, sales and marketing programs and the initial build-out under the Expansion Plan. To date, the primary sources of capital have consisted of equity contributions by the Company's shareholders, debt financing from Colombian banks and local branches of other international financial institutions, cash flow generated by the operating systems, certain Vendor Financing in the form of capitalized leases, the Senior Notes and the Discount Notes.

  Net cash used by operating activities during Annual 1998 was Ps15.936 billion as compared to Ps2.927 billion for Annual 1997. The increase in cash used by operations for Annual 1998 was primarily caused by an increase in accounts receivables and the net inflation adjustment from balance sheet accounts, partially offset by an increase in accounts payable, due to the Company's expansion. Net cash used in investing activities during Annual 1998 was Ps12.321 billion as compared to Ps217.748 billion used in Annual 1997. Cash used in investing activities in Annual 1998 and Annual 1997 relates to the construction of new network systems and the upgrade of existing network systems. In addition, cash used in investing activities in Annual 1998 includes the net sales of short-term and long-term investments of Ps95.795 billion. Net cash provided by financing activities during Annual 1998 was Ps13.188 billion as compared to Ps198.442 billion in Annual 1997. Cash provided by financing activities during Annual 1998 primarily represents net borrowing of Ps16.794 billion consisting principally of the Discount Notes of Ps23.132 billion ($15.0 million) issued on December 31, 1998. As of December 31, 1998, the Company's borrowings were Ps278.305 billion, consisting primarily of the Senior Notes of Ps231.317 billion issued on October 28, 1997 and the Discount Notes of Ps23.132 billion. As of December 31, 1998, the

Company's borrowings denominated in Dollars were Ps260.792 billion and the Company's borrowings denominated in Pesos were Ps17.513 billion. The Company also has obligations under leases, some of which are not capitalized in accordance with Colombian GAAP, but are required to be capitalized under U.S. GAAP. See Notes 19, 30 and 31 to the Consolidated Annual Financial Statements. During Annual 1997, the shareholders of the Company invested Ps37.054 billion in the Company; however, no such investments occurred during 1998.

  The Company's principal liquidity requirements will be for the Expansion Plan, debt service (primarily on the Senior Notes), working capital and general corporate purposes, including future acquisitions. The Expansion Plan is projected to require aggregate capital expenditures of approximately $178.2 million, of which approximately $7.7 million had been financed with local bank borrowings, all of which have been repaid with proceeds of the Offering, and $1.5 million of cash flow from operations. The Company completed the build-out of the Expansion Plan on December 31, 1998 and is financing the remainder of the Expansion Plan with (i) approximately $38.3 million of the proceeds of the Offering; (ii) approximately $102.1 million of Vendor Financing (see "Risk Factors--Contingency of Vendor Financing"); (iii) the sale of investments of $8.5 million; and (iv) approximately $20.2 million of DIAN Financing (see "Description of Existing Indebtedness--DIAN Financing"). See "Use of Proceeds." As of December 31, 1998, the Company had incurred approximately $163.3 million of capital expenditures relating to the Expansion Plan.

  As a result of the Offering the Discount Notes, the Vendor Financing, the DIAN Financing and the incurrence of certain other indebtedness, the Company will be required to satisfy certain debt service requirements. Following the disbursements in May and November 1998 and 1999 of all the proceeds in the Escrow Account, a substantial portion of the Company's cash flow will be utilized to service the Senior Notes, the Vendor Financing and the DIAN Financing. The Senior Notes will require semi-annual interest payments of approximately $9.4 million and the Vendor Financing will require semi-annual interest and principal payments of approximately $7.2 million. In addition, the DIAN Financing will require semi-annual principal payments of approximately $2.0 million. The cash interest due on the Discount Notes will not exceed $44,000 in any year through 2008; however, the principal of $15.0 million plus accrued interest of $86.9 million will be due on August 13, 2008. The Company is required to meet various financial covenants under the Indenture. See "Description of Senior Notes--Certain Covenants." As of December 31, 1998 and the date of this filing, the Company is in compliance with all such financial covenants.

  The Senior Notes are the exclusive obligation of the Company, which is a holding company with no business operations of its own. The operations of the Company are conducted through the Operating Companies, which are separate and distinct legal entities. Other than the obligation to repay the Intercompany Notes to the Company, the Operating Companies have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Senior Notes or the Certificates, to make any funds available to the Company to enable it to make payments on the Senior Notes and consequently, to make the funds available to the Trust to make payments on the Certificates, to make funds available in order to make investments in the Operating Companies, to meet working capital needs or other liabilities of the Company or for any other reason. In addition, the Operating Companies are currently not wholly-owned subsidiaries of the Company but instead are owned jointly by the Company and local municipalities. See "Summary--Recent Developments--Discount Notes." Any dividends issued by the Operating Companies must be distributed pro rata to all of their shareholders. As a result, the Company cannot be assured that it will be able to generate significant cash through dividends or other distributions from the Operating Companies in the foreseeable future and there can be no assurance that the Company will be able to generate any significant cash flow from the Operating Companies at any time in the future. Since the Company's assets consist primarily of its ownership interests in the Operating Companies, the Senior Notes (and therefore the Certificates) will be effectively subordinated (other than as to claims that the Company can make under the Intercompany Notes) to all existing and future debt and other liabilities (including trade payables) of the Operating Companies, and the Company's right to receive the assets of the Operating Companies upon their liquidation or reorganization will be subject to the claims of such Operating Companies' creditors (including trade creditors).

  Annual interest payments on the Senior Notes by the Company will be approximately $18.8 million, plus any additional interest as required, through November 1, 2007. The principal amount of the Senior Notes is due on November 1, 2007. As of December 31, 1998, the Company has lent $95.5 million (Ps147.209 billion) of the proceeds from the Senior Notes to six of its Operating Companies as evidenced by Intercompany Notes which were executed as of December 31, 1998. Balances loaned to each subsidiary as of December 31, 1998 are as follows:

                                                    As of December 31, 1998
                                                   -------------------------
                                                     (in thousands of constant
                                                    Pesos of December 31, 1998
                                                      purchasing power and in
                                                             Dollars)
Unitel............................................ Ps 46,248,423 $29,990,359
TeleJamundi.......................................    33,550,876  21,756,474
TelePalmira.......................................    35,144,466  22,789,857
TeleCartago.......................................    15,167,014   9,835,235
Caucatel..........................................    11,387,010   7,384,045
Bugatel...........................................     5,711,214   3,703,506
                                                   ------------- -----------
                                                   Ps147,209,013 $95,459,476
                                                   ============= ===========

  The Intercompany Notes bear interest at 12 1/2%, are payable in U.S. dollars, and are also due on November 1, 2007. The Intercompany Notes become due and payable upon the acceleration of the Senior Notes issued by Transtel S.A. under the Indenture.

  Summarized financial information on a Colombian GAAP basis of each of the Operating Companies that has issued an Intercompany Note to Transtel S.A. as of and for the year ended December 31, 1998 are presented below. Other than TelePalmira, which began its commercial operations in 1995, the other Operating Companies listed below did not commence commercial operations until generally mid-1997. See "Business-- Description of the Operating Companies."

     INCOME STATEMENT INFORMATION OF SUBSIDIARIES WITH INTERCOMPANY NOTES
                     For the Year Ended December 31, 1998
(Amounts in thousands of constant Pesos of December 31, 1998 purchasing power)

                         TelePalmira     Unitel    TeleJamundi TeleCartago   Bugatel    Caucatel
                         ------------ ------------ ----------- ----------- ----------- -----------
Total revenues--
 subscribers............ Ps18,937,848 Ps24,368,987 Ps2,288,894 Ps9,551,461 Ps7,215,700 Ps4,267,991
Operating income........   11,279,167   18,712,863     174,504   6,207,239   3,792,301   1,344,040
Net income..............    5,655,689   17,356,519     682,900   6,207,470   4,437,564   1,174,610

         CASH FLOW INFORMATION OF SUBSIDIARIES WITH INTERCOMPANY NOTES
                     For the year ended December 31, 1998
(Amounts in thousands of constant pesos of December 31, 1998 purchasing power)

                         TelePalmira    Unitel     TeleJamundi  TeleCartago   Bugatel     Caucatel
                         -----------  -----------  -----------  -----------  ----------  ----------
Cash flow provided by
 operating activities...  1,985,904    13,991,208    6,577,918    3,454,058   1,317,747     414,154
Cash flow used by
 investing activities... (4,466,085)  (41,367,356) (17,173,169) (12,269,703) (8,087,656) (9,213,683)
Cash flow provided by
 financing activities...  1,776,930    26,755,177    8,801,708    7,809,180   6,322,843   8,762,139

  BALANCE SHEETS OF SUBSIDIARIES WITH INTERCOMPANY NOTES AT DECEMBER 31, 1998 (Amounts in thousands of constant Pesos of December 31, 1998 purchasing power)

                           TelePalmira     Unitel     TeleJamundi  TeleCartago    Bugatel      Caucatel
                          ------------- ------------- ------------ ------------ ------------ ------------
Current assets..........  Ps 16,257,070 Ps 10,087,767 Ps 1,492,035 Ps 1,689,952 Ps 3,401,327 Ps 1,024,476
Receivable from Transtel
 for share of Escrow
 Account................      6,359,040     9,530,831    8,633,979    2,606,098    1,835,754    2,094,607
Properties, plant and
 equipment..............     64,317,150    56,480,490   28,361,519   27,174,988   14,752,262   28,585,230
Other noncurrent
 assets.................     29,990,196    19,754,009    7,745,946    8,022,877    7,550,442    4,888,445
                          ------------- ------------- ------------ ------------ ------------ ------------
 Total assets...........  Ps116,923,456 Ps 95,853,097 Ps46,233,479 Ps39,493,915 Ps27,539,785 Ps36,592,758
                          ============= ============= ============ ============ ============ ============
Current liabilities.....  Ps  9,790,303 Ps  8,487,993 Ps 2,054,858 Ps 5,986,287 Ps 3,223,617 Ps 1,811,309
Capital lease
 obligations............     13,605,843     7,590,704    7,017,129       22,584       91,320       87,072
Intercompany Note to
 Transtel...............     35,144,466    46,248,433   33,550,876   15,167,014    5,711,214   11,387,010
Interest accrued on
 Intercompany Notes.....        292,355       664,873      239,437       83,830       68,067      161,027
Other intercompany
 payables...............        239,169     8,027,409      281,754      151,802       26,721      101,957
Other noncurrent
 liabilities............      1,870,543       293,705      747,600      954,013      146,759      586,172
                          ------------- ------------- ------------ ------------ ------------ ------------
 Total liabilities......     60,942,679    71,313,117   43,891,654   22,365,530    9,267,698   14,134,547
Total shareholders'
 equity.................     55,980,777    24,539,980    2,341,825   17,128,385   18,272,087   22,458,211
                          ------------- ------------- ------------ ------------ ------------ ------------
 Total liabilities and
  shareholders' equity..  Ps116,923,456 Ps 95,853,097 Ps46,233,479 Ps39,493,915 Ps27,539,785 Ps16,592,758
                          ============= ============= ============ ============ ============ ============

  Other than TelePalmira, the Operating Companies are still in an early stage of development and connection fee revenues comprise a substantial portion of each subsidiaries' total revenues. Connection fees for the year ended December 31, 1998 were Ps3.773 billion, Ps17.537 billion, Ps0.902 billion, Ps4.869 billion, Ps3.293 billion and Ps1.255 billion at TelePalmira, Unitel, TeleJamundi, TeleCartago, Bugatel and Caucatel, respectively.

  In addition to the Intercompany Notes, these six Operating Companies have capital lease obligations and short-term bank borrowings totaling Ps3.909 billion and Ps5.177 billion, respectively, included in current liabilities at December 31, 1998. As indicated in the above summarized balance sheet information, these six Operating Companies have total long-term capital lease obligations of Ps28.415 billion at December 31, 1998. As the subsidiaries install and accept the remaining Global Leases, the IBM Arrangement and the related DIAN Financing, additional financial obligations totaling Ps111.270 billion will be incurred. See Notes 12, 30, and 31(d)(vi) to the Consolidated Annual Financial Statements.

  The Escrow Account is recorded as an asset by Transtel S.A. and is pledged to partially secure the Senior Notes. Each of the six Operating Companies that have issued Intercompany Notes has an intercompany receivable from Transtel S.A. for that subsidiary's allocated portion of the Escrow Account since the Escrow Account will be used to pay the first four interest payments (through November 1, 1999). As Transtel makes interest payments from the Escrow Account, the accrued interest due to Transtel S.A. under the Intercompany Notes will be offset against these intercompany receivables.

  Although the interest payments on the Senior Notes for the first four payments (through November 1, 1999) will be paid from the Escrow Account, which was funded with a portion of the proceeds of the Senior Notes, the ability of the Company to make payments of interest after November 1, 1999 and of the $150.0 million principal balance due on November 1, 2007 will be largely dependent upon the future performance of the Operating Companies and their ability to pay the interest and principal due under the Intercompany Notes. Many factors, some of which will be beyond the Company's and the Operating Companies' control (such as prevailing economic conditions), may affect their performance. There can be no assurance that the Operating Companies will be able to generate sufficient cash flow to cover required interest and principal payments when due on the Intercompany Notes or that the Company will be able to generate sufficient cash flow for it to be able to make its principal and interest payments in the future. Although no cash was required for interest payments to Transtel S.A. by the six Operating Companies from October 28, 1997 (closing date of the Senior Notes) through December 31, 1998 because of the Escrow Account, these six Operating Companies have not yet been able to generate sufficient cash flow from operations through December 31, 1998 to make such interest payments had they been due in cash. If the Company is unable to make principal and interest payments in the future, it may, depending upon the circumstances which then exist, seek additional equity or debt financing, attempt to refinance its indebtedness or sell all or part of its business or assets to raise funds to repay its indebtedness.

  On December 31, 1998, the Company sold $15.0 million (Ps23.132 billion) of its 20.32% Senior Discount Notes due 2008 in a private placement. The Company intends to use the net proceeds of approximately $14.0 million (Ps21.590 billion) to acquire certain minority interests in the restricted subsidiaries of the Company (whereby, such restricted subsidiaries would become wholly-owned subsidiaries of the Company), to pay for capital expenditures, to provide working capital, to pay transaction expenses and/or fund strategic acquisitions. Interest at 0.10% will be payable in cash each year through August 13, 2008. Interest at 20.22% per annum will accrue over the term of the notes, and the total accrued interest of $86.9 million (Ps134.009 billion) and principal of $15.0 million (Ps23.132 billion) will be due on August 13, 2008. The Discount Notes are unsecured senior obligations of the Company and will be fully and unconditionally guaranteed on a senior, unsecured basis by each Operating Company in which the Company acquires 100% of the minority interest or provides indebtedness with the proceeds of the Discount Notes. No guarantees have been required of nor has any indebtedness been provided to any Operating Company as of the date hereof.

  The Company expects to consider additional acquisitions that fit its strategic plans. Although the Company has had discussions concerning such potential acquisitions, to date, no agreements have been reached with regard to any particular transaction. Any such acquisitions that the Company might consider are likely to require additional equity and/or debt financing, which the Company will seek to obtain as necessary. Management believes that, based on its current operations and anticipated growth resulting from the Expansion Plan, cash flow from the Expansion Plan Financing, cash flow from operations and other sources of funds, including local borrowings, it will have adequate funds to complete the Expansion Plan and to meet its future cash requirements.

Accounting for Inflation

  As a Colombian company, the Company maintains its financial records in Pesos. Colombian GAAP requires that the financial statements of Colombian companies be adjusted to account for inflation. The inflation rate for the year ended December 31, 1998 was 16.7%. Financial statements are adjusted for the effects of inflation on the basis of changes in the Colombian MCPI. This index is applied on a one-month lagging basis to nonmonetary assets and liabilities, shareholders' equity, revenues and expense accounts. Monetary balances are not adjusted because they reflect the purchasing power of the currency on the date of the balance sheet. Foreign currency balances are not adjusted because they are translated into Pesos at the exchange rate in effect on the same date. The resulting net gain or loss from exposure to inflation is reflected as "Net monetary inflation adjustment income (loss)" in the income statement for each period in question. On December 24, 1998, the Colombian Congress decreed a National Fiscal Change to apply after January 1, 1999. This regulation eliminated future inflation adjustments relating to inventories and revenues and expenses. See Notes 2 and 28 to the Consolidated Annual Financial Statements.

Income Tax Matters

  Consolidated income tax returns are not permitted in Colombia. The effective statutory income tax rate for the Company was 35% for 1996, 1997 and 1998. Under Colombian law, Transtel S.A. must pay a minimum tax which is presumed to be not less than the greater of 5% of shareholders' equity for tax purposes at the end of the immediately preceding year or 1.5% of gross assets for tax purposes at the end of the immediate preceding year. Adjustments to income to account for inflation are taken into account for income tax purposes; however, operating companies such as Transtel's subsidiaries are not subject to such a minimum income tax.

  In accordance with Law 142 of 1994 and Law 223 of 1995, entities which render basic residential telephony services and which are mixed capital companies (i.e., companies with both public and private capital, such as the Company's subsidiaries) are partially exempt from the payment of income taxes for a term of seven years from 1996 with respect to profits which are retained for upgrade, expansion or replacement of telephone systems.

These companies are exempt from taxes on 100% of income related to basic telephony services for 1996; thereafter the exemption reduces by 10 percentage points each taxable year through 2000 and then reduces by 20 percentage points in 2001 and 2002. After 2002, there is no exemption. See "Summary--Recent Developments--Discount Notes."

  In July 1997, Law 383 of 1997 established that dividends declared from companies similar to Transtel's subsidiaries and paid to government entities are not taxable. As there is not a similar exclusion for private investors such as Transtel S.A., the Company expects that future dividends paid to Transtel S.A. by the Operating Companies will be taxable.

Reconciliation to U.S. GAAP

  The Consolidated Annual Financial Statements are prepared in accordance with Colombian GAAP, which differ from U.S. GAAP in certain significant respects. A comparison of the Company's net income (loss) and shareholders' equity (deficit) at and for the years ended December 31, 1996, 1997 and 1998, under Colombian GAAP and after reflecting the material adjustments which arise when U.S. GAAP is applied instead of Colombian GAAP, is shown below:

                                              Year Ended December 31,
                                       ----------------------------------------
                                           1996          1997          1998
                                       ------------  ------------  ------------
                                        (in thousands of constant Pesos of
                                        December 31, 1998 purchasing power)
Net Income (Loss)
  Colombian GAAP...................... Ps 3,863,145  Ps 1,258,836  Ps11,524,840
  U.S. GAAP...........................   (3,457,437)   (2,590,525)    6,984,184
Shareholders' Equity (Deficit)
  Colombian GAAP......................   22,385,774    61,359,260    76,289,978
  U.S. GAAP...........................   (1,381,680)   33,082,031    40,066,215

  As more fully described and quantified in Note 31 to the Consolidated Annual Financial Statements, the major differences between Colombian GAAP and U.S. GAAP in each period relate to: income taxes, revaluation of assets, depreciation expense, capitalized interest, deferred charges, capital leases, revenue recognition, reversal of monetary correction and purchase of properties from a shareholder.

  Effective with the first quarter of fiscal 1999, the Company will change prospectively its method of accounting for connection fee income for U.S. GAAP purposes from an "installation date basis", which historically has been consistent with industry practice, to a "deferred basis". Under this new policy, connection fee income less direct installation costs and direct selling costs will be deferred and amortized into income over five years using the straight-line method. This change will be made to reflect income in excess of direct costs over an estimated service period.

  Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities", which is effective for fiscal years beginning after December 15, 1998, will require the Company to change its accounting under U.S. GAAP for organization costs. In 1999, all future organization costs will be expensed as incurred and the balance of organization costs of Ps839,876 at December 31, 1998 will be expensed as a change in accounting. See Note 31(d)(v) to the Consolidated Annual Financial Statements.

                                   BUSINESS

The Company

  The Company is the largest private telephone company in Colombia, providing telephone services to both business and residential subscribers. The Company currently owns and operates seven telephone systems serving ten cities, with an aggregate population of approximately 3.1 million people, located in the southwestern region of Colombia. As of December 31, 1998, such system provided service to an aggregate of approximately 235,300 subscribers and had an average penetration of approximately 23.9 lines per 100 people.

  On December 15, 1998, the Company completed its acquisition of a 100% interest in Cablevision. The statistical, financial and other data in this Prospectus does not include information regarding Cablevision except where specifically indicated. For information regarding Cablevision see "Prospectus Summary--Recent Developments" herein.

  In 1990 through the enactment of Decree 1900 ("Decree 1900"), Colombia's government initiated the deregulation and privatization of the state-owned telecommunications sector in order to promote competition and encourage private investment and thereby improve service for its citizens. This was followed by the enactment of Law 142 on July 11, 1994 ("Law 142"), which established the basic guidelines and regulations to support the sector's privatization. Prior to the enactment of Decree 1900, telephone service in Colombia had been provided by the same government-owned entities that also provided other basic utility services. Since most of these municipal entities lacked sufficient capital, spending for basic utility services such as power and water often took precedence over the delivery of telephone service. As a result, many of these municipal service providers have failed to install sufficient capacity to satisfy their customers' demand for telephone service. For those customers who do currently receive telephone service through municipal service providers, the municipal entities provide low-quality service and offer few, if any, of the more commonly available value-added services.

  The Company was formed in August 1993 by certain members of the Caicedo family, a prominent Colombian family, and Guillermo Lopez, the Company's President and a Director, to take advantage of the opportunities created by deregulation. Management's goal is to capitalize on the substantial demand for telephone service which the Company believes exists throughout Colombia. This belief is supported by the fact that Colombia's first and third largest cities, Bogota and Medellin, respectively, where capital has been spent to meet telephone demand, have recently achieved penetration in excess of 30 lines per 100 people, which is substantially higher than cities in the Company's service area. The Company seeks to modernize and expand its telephone systems to accommodate existing demand for telephone service and future growth.

  The Company's objective is to increase the penetration in each of its markets and to provide high quality value-added telephone services to its subscribers. For example, in May 1995, the Company, in conjunction with the local municipality, acquired its first telephone system, the only system serving the city of Palmira. At the time of the acquisition, this system had approximately 15,600 subscribers, representing a penetration of approximately
4.9 lines per 100 people. Following the acquisition, the Company initiated its Expansion Plan in Palmira, which consists of investing approximately $34.2 million to replace a portion of the existing Palmira system's infrastructure, to upgrade the system with modern equipment from Siemens and to increase system capacity to 60,000 lines, which implies a penetration of 18.9 lines per 100 people. The Company began offering telephone service in Palmira in September 1995 and, as a result of the substantial demand, experienced immediate and significant improvements in operating and financial results. Under the Company's management, the Palmira system's subscriber base has grown by 306%, increasing from approximately 15,600 at the time of acquisition to approximately 53,350 at December 31, 1998. Subsequent to the acquisition of TelePalmira, the Company acquired six additional operating companies, increasing its number of subscribers from approximately 15,600 as of December 31, 1995 to approximately 235,300 as of December 31, 1998. In addition to the subscribers with installed lines as of December 31, 1998, the Company had 11,471 additional customers who have signed promissory notes for new lines to be installed.

Colombia and Colombian Telephony Market Overview

  Colombia is one of the oldest democracies and most stable economies in Latin America and is one of only three countries in Latin America rated investment grade by all three major rating agencies. Colombia has achieved positive real economic growth every year since 1950 and averaged compounded annual growth in Gross Domestic Product ("GDP") of approximately 4.7% from 1992 to 1996, one of the highest growth rates in Latin America. Annual inflation has declined over the past six years from 26.8% in 1991 to 16.7% in 1998. In recent years, the Colombian government has encouraged foreign investment and exports through reduced foreign exchange controls and lower import quotas and tariffs. The Colombian government has also begun to open certain public services, such as power and banking, to private sector investment and is considering other sectors for privatization. In part as a result of these policies, net foreign investment in Colombia has grown from $3.5 billion in 1990 to $10.5 billion in 1997. During the same period, Colombia has achieved increased diversification of its export base and the value of its exports has grown from $6.7 billion to $11.6 billion. See "Risk Factors--Colombian Political, Economic and Social Risks."

  In 1995, Colombia had approximately 4.9 million installed lines, representing a penetration of approximately 14.0 lines per 100 people, which generated approximately $635.0 million of local telephony revenues, representing approximately 44% of the $1.5 billion telecommunications industry. Historically, local telephony has been treated as a utility. The local telephony network is fragmented and approximately 30 municipal operators service approximately 780 municipalities. Prior to deregulation, each municipal operator had a monopoly in the region which it served and typically provided limited and often marginal service. As a result, Colombia is significantly underserved by existing wireline operators and demand for telephone service substantially outweighs the supply of telephone lines. This is evidenced by multi-year waiting lists and unsatisfied demand in Colombia for approximately 1.2 million telephone lines as estimated by the DNP. The DNP also projects that the country's existing installed line network will need to more than double by 2007 in order to keep pace with growing demand.

  The Colombian government, recognizing the importance of an effective telecommunications infrastructure and the role that the telecommunications industry plays in national development, identified the problems in the telecommunications industry and, from 1990 to 1994, established the regulatory environment required to support private sector participation. The government enacted decrees addressing many facets of operation including interconnection, numbering and tariffs. The 1994 deregulation introduced competition and established a tariff environment under which telephone service providers are encouraged to compete on the basis of efficiency and service rather than price. Tariffs for all telecommunication services are established and overseen by the Comision de Regulacion de Telecomunicaciones (Telecommunications Regulatory Commission) (the "CRT"), which allows operators to set prices based on either the current or historical cost of providing service. See "Risk Factors--Regulatory Risks."

  In 1995, the Colombian government opened the long distance market to competition. Until recently, domestic and international long distance service was provided exclusively by Empresa Nacional de Telecomunicaciones ("TELECOM"), a state-owned company, which had a monopoly on international and long distance calls. The CRT has established a process under which the opening of the long distance market to competition is to be reviewed. Licenses were given to Orbitel (a private company) and Empresa de Telecomunicaciones de Bogota (a government owned entity) and it is expected that operations will start in 1999. The Company believes that the deregulation of the long distance market will, as it has in other countries, serve to stimulate telephone usage, due to the fact that price competition is likely to lower tariffs to the consumer. The Company does not currently expect that it would qualify to be a new entrant into the long distance market in the near future.

  For additional information regarding Colombia and its telecommunications industry, see "Annex--Republic of Colombia" and "Industry Overview; Legal and Regulatory Environment."

Operating Companies

  The Company has acquired interests in existing wireline telephone systems serving the cities of Palmira, Cartago, Popayan, Buga and their surrounding areas, and built new systems serving the cities of Yumbo, Jamundi, Cali and their surrounding areas. In each case the Company has joined with the local municipality to form an operating company (each an "Operating Company" and, collectively the "Operating Companies") to own and operate each telephone system. The Operating Companies are (i) Empresa de Telefonos de Palmira S.A. E.S.P. ("TelePalmira"), which services the cities of Palmira and Candelaria, (ii) Telefonos de Cartago S.A. E.S.P. ("TeleCartago"), which services the city of Cartago, (iii) Caucatel S.A. E.S.P. ("Caucatel"), which services the western section of the city of Popayan, (iv) Empresa de Telefonos de Jamundi S.A. E.S.P. ("TeleJamundi"), which services the city of Jamundi; (v) Bugatel S.A. E.S.P. ("Bugatel"), which services the city of Buga and its surrounding regions; (vi) Unitel S.A. E.S.P. ("Unitel"), which operates a wireline system ("Unitel Wireline") in the city of Yumbo, a city adjacent to Cali, and a fixed wireless system ("Unitel Wireless"), which commenced operations in January, 1998, that services the city of Cali and (vii) Empresa de Comunicaciones Girardot S.A. E.S.P. ("TeleGirardot"), which services the cities of Girardot, Flandes and Ricaurte and which Transtel commenced operations of on December 31, 1997. In addition, see "Prospectus Summary--Recent Developments" for a discussion of the Company's acquisition of Cablevision which was completed on December 15, 1998.

Operating Companies--General

  The existing shareholders of the Company have invested approximately Ps44.4 billion ($28.8 million) of equity in the Company, including the Equity Contributions in July 1998. Approximately Ps34.2 billion ($22.2 million) of the Equity Contribution has been used to repay local bank borrowings that were used to finance start up expenses and a portion of the acquisition costs of the Operating Companies.

  The following table provides information regarding the Operating Companies:

                                                                     Unitel                          Unitel
                       TelePalmira TeleCartago Caucatel TeleJamundi Wireline Bugatel TeleGirardot  Wireless(1)   Total
                       ----------- ----------- -------- ----------- -------- ------- ------------  ----------- ---------
Municipality served..    Palmira     Cartago   Popayan    Jamundi     Yumbo     Buga   Girardot          Cali        N/A
Population...........    318,000     125,900    76,600     59,100    72,000  337,400    161,000(1)  1,908,600  3,058,600
Commencement date of
 Company's
 operations..........       9/95        4/97      5/97       6/97      6/97     7/97      12/97          1/98        N/A
Number of subscribers
 at commencement                                              New       New                               New
 date................     15,600      13,800    10,800     System    System   10,700     23,500        System     50,900
Number of subscribers
 as of December 31,
 1996................     29,528         N/A       N/A        N/A       N/A      N/A        N/A           N/A     29,528
Total subscribers
 added for the year
 ended December 31,
 1997................     20,534      17,544    13,755      5,032     3,986   11,124        N/A           N/A     71,975
Number of subscribers
 as of December 31,
 1997................     50,062      17,544    13,755      5,032     3,986   11,124     23,500           N/A    125,003
Total subscribers
 added for the year
 ended December 31,
 1998................     13,290       9,866     8,535      5,358     3,471    9,180     25,770        34,995    110,308
Number of subscribers
 as of December 31,
 1998................     63,352      27,430    22,113     10,390     7,457   20,304     49,270        34,995    235,311(2)
Penetration(3).......       19.9        29.7      28.9       31.5      19.7     15.1       35.8          24.4       23.9

--------
(1) Includes the neighboring cities of Flandes and Ricaurte.
(2) In addition to the subscribers with installed lines at December 31, 1998, the Company has 11,741 additional customers who have signed promissory notes for new lines to be installed after December 31, 1998.
(3) Penetration at December 31, 1998 represents the number of installed lines per 100 people. In Cartago, Jamundi, Buga, Yumbo, Cali and Girardot, penetration includes the installed lines of municipal competitors of approximately 6,000 lines, 4,000 lines, 28,700 lines, 4,700 lines, 445,000, lines and 7,000 lines as per the Company's estimates, respectively.

Expansion Plans

 Expansion Plan

  At the time of acquisition, the Company's systems generally lacked sufficient capacity to service the demand of their customers in the respective municipalities and utilized antiquated technology to provide limited service to their customers. Based on extensive market demand studies, the Company created an expansion plan (the

"Expansion Plan") which is designed to satisfy the significant demand for telephone lines in each of its operating cities (excluding the cities serviced by TeleGirardot). The Expansion Plan does not include TeleGirardot, for which a separate expansion plan has been developed. Management intends to increase the number of installed lines in its operating cities (excluding the cities serviced by TeleGirardot) from an aggregate of 56,800 which serve 50,900 subscribers at the date of acquisition of each of its systems, to approximately 222,200 lines and subscribers upon completion of the build-out of the Expansion Plan by December 31, 1998. The Expansion Plan also involves the upgrade of each of its telephone networks to state-of-the-art digital and fiber-optic technology.

  The Company has entered into agreements with Siemens for the purchase of most of the telephone equipment required for the Expansion Plan and for the installation of the equipment to be provided to the Company pursuant to fixed price turn-key construction contracts. As of December 31, 1998, the Company, in conjunction with Siemens, had completed the installation of approximately 155,000 new lines, or approximately 94%, of the Company's Expansion Plan and had upgraded all of the existing 56,800 lines. In addition, the Company has entered into an agreement with IBM de Colombia S.A. (an affiliate of International Business Machines Corp. ("IBM")) for the purchase and installation of hardware and software that will be used to offer value-added services for its telephone systems which, together with the equipment provided by Siemens, comprises most of the equipment necessary to complete the Expansion Plan.

  The Expansion Plan is projected to require aggregate capital expenditures of approximately $178.0 million, approximately 70.0% of which will be incurred pursuant to fixed price equipment purchase agreements (or letters of intent) and turn-key installation contracts. As of October 28, 1997, approximately $7.7 million was financed with local bank borrowings, all of which was repaid with a portion of the proceeds of the Offering, and approximately $1.5 million was financed with cash flow from operations. The remainder of the Expansion Plan, approximately $168.8 million, has been or will be financed with (i) approximately $38.3 million of the proceeds of the Offering; (ii) approximately $102.1 million provided by the Company's vendors under equipment financing agreements (with Siemens and IBM) or domestic leasing arrangements (collectively, the "Vendor Financing") (see "Risk Factors--Contingency of Vendor Financing"); (iii) the sale of investments of $8.4 million; and (iv) approximately $20.0 million of DIAN Financing (see "Description of Existing Indebtedness--DIAN Financing"). See "Use of Proceeds." As of December 31, 1998, the Company had substantially completed its Expansion Plan.

 TeleGiradot Expansion Plan

  As of December 31, 1998, TeleGirardot had 49,270 subscribers in Girardot. Transtel expects, through its expansion plan (the "TeleGirardot Expansion Plan"), to increase the number of installed lines in Girardot to 50,000 lines by December 31, 1999. Transtel expects to incur approximately $4.0 million under the TeleGirardot Expansion Plan which will be financed with cash flows from its operations.

Business and Growth Strategy

  The Company's objective is to become the leading provider of quality telephone services in each city in which it operates. The Company's business and growth strategy includes the following:

  . Capitalize on Significant Demand for Telephony Services. The Company believes that the low telephone penetration levels throughout Colombia, in general, and the southwestern region in particular, provide a substantial opportunity to quickly increase subscribers, net income and cash flow in its markets. In the aggregate, the Expansion Plan assumes that the Company increases penetration of its markets from approximately
    16.9 lines per 100 people at the time of acquisition to 22.8 lines per 100 people upon completion of the Expansion Plan. Management expects similar penetration increases with respect to the TeleGirardot Expansion Plan. Management believes that these penetration levels are achievable, especially when compared to two of Colombia's largest cities, Bogota and Medellin, where substantial capital has already been spent to expand and modernize the telephone systems and where penetration

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

   levels are currently in excess of 30 lines per 100 people. Furthermore, after operating in Palmira for only 37 months, the Company has added more than 44,100 subscribers, which represents an increase in telephone penetration from 4.9 lines per 100 people to approximately 19 lines per 100 people at December 31, 1997.

  . Create Strategic Alliances with Municipalities. The Company seeks to maintain a strong relationship with each of the municipalities in which it operates. This is accomplished primarily by establishing a mixed capital company in which both the Company and the municipality are investors. This structure allows the municipality to enjoy the benefits of privatization while maintaining an ongoing economic interest in these telephone operations. At the same time, the Company realizes substantial benefits from working together with the municipal government, including:
    (i) access to extensive demographic information which allows the Company to optimize its network build out; (ii) work permits and rights of way to ensure that the build out plan is completed quickly and efficiently; and
    (iii) access to public records regarding non-paying customers of the local government's other utility services. In addition, in situations where the Company has acquired existing telephone systems, management has the opportunity to retain the qualified employees of those systems.

  . Utilize International Expertise. Since its inception, the Company has contracted for the support of various internationally recognized consultants to complement its own expertise. Prior to entering a new market, management completes a full market demand study and in certain instances has relied on the services of independent research consultants, to gather and assess projected levels of demand as well as other demographic and competitive information. The Company then sizes and designs its networks around these demand parameters. Commonwealth Communications, Inc. advised the Company with respect to the selection of equipment manufacturers and the design of the Palmira, Jamundi and Yumbo wireline telephone systems, and Bellcore ("Bellcore") advised the Company with respect to the selection of equipment and design of the Unitel Wireless system in Cali. Pursuant to the Expansion Plan and the TeleGirardot Expansion Plan, the Company will rely on Siemens for the supply of equipment for both its wireline and wireless networks as well as the design, construction and installation of most of its systems pursuant to fixed price, turn-key contracts. In addition, the Company has contracted with IBM to install Internet-related services. The Company has also contracted C-NIX, a leading international information operating systems provider ("C-Nix"), to upgrade its existing facilities and enhance the interface between its management control and information systems. Management believes that the Company has realized substantial benefits from these telecommunication services and expects to continue to utilize the expertise of these organizations.

  . Install Modern Telephony Equipment. The Company seeks to install high-capacity, modern telephony equipment with sufficient capacity to meet each market's expected demand. In the case of its wireline networks, the Company, in conjunction with its primary equipment vendor, Siemens, has installed a fiber-optic trunk supported by fully digital local exchanges. In the case of its wireless networks, the Company is installing a fixed wireless system utilizing DECT (as defined herein) equipment provided by Siemens. This modern technology allows the Company to offer its subscribers a full range of traditional and non-traditional value-added services, including call waiting, voice mail, Internet access, ISDN and Centrex.

  . Maximize Revenue Generation. The Company seeks to maximize the revenue generated from each installed line by capitalizing on its efficient operating structure and by offering subscribers a full range of telephony services. One of the stated goals of the recent deregulation of the local telephone markets by the Colombian government is to promote competition among public and private operators on the basis of efficiency and customer service, rather than price. The government accomplished this by requiring operators to set tariffs, at their option, based on either (i) their or their predecessor's costs or (ii) their competitors' costs, but in no event below the cost of providing service. This law has benefited the Company by allowing management to set tariffs at levels established by inefficient municipal operators, rather than the Company's own lower cost of operation. This pricing structure allows the Company to realize a high return on its capital investment, especially when compared to its inefficient municipal competitors. The Company's operating results are further enhanced by the new, value-added telephony

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   services that the Company offers as a result of its system upgrades which are not currently provided by its municipal competitors.

  . Provide Excellent Customer Service. Telephone subscribers in Colombia have historically received poor quality service. For example, under the management of the municipality, in September 1995, Palmira customers were able to complete approximately 40% of their calls and an estimated 17% of subscribers experienced breakdowns which lasted an average of more than 12 hours. The Company utilizes sophisticated computer hardware and software to manage, administer and correct telephone problems in its telephone systems. This has resulted in a dramatic improvement in the operating performance of its systems. In Palmira, in December 1998, the Company's subscribers completed approximately 66% of their calls and only 5.5% of subscribers experienced breakdowns lasting only approximately 6 hours. In addition, the Company operates customer service centers in each of the Company's markets and utilizes an aggregate of approximately 40 dedicated employees for this purpose.

  . Pursue Selective Acquisitions and Other Business Opportunities. The
    Company intends to selectively pursue acquisitions of additional telephone networks from municipalities in Colombia engaged in privatizations. The Company anticipates making bids for one or more municipal systems in the upcoming months, including systems within and beyond the southwestern region of Colombia. Management expects that any future acquisitions will be structured similarly to its existing acquisitions, including a substantial investment and ownership by the municipality involved. The Company anticipates pursuing only those markets which have low penetration levels and indications of significant unmet demand for telephony service. In addition, the Company expects to capitalize on the recent deregulation of the long distance market by aligning itself with a strategic international partner.

Ownership and Management

  In August 1993, in anticipation of the deregulation of Colombia's telecommunications industry, Guillermo Lopez combined his managerial expertise with the financial support of certain members of the Caicedo family (the "Caicedo Investors") to form the Company. The Caicedo family is a prominent Colombian family with a history of operating businesses in the southwestern region of Colombia dating back more than 400 years. Currently, the Caicedo family has interests in sugar cane, milling and processing businesses in the region, including Colombina S.A. ("Colombina"), Ingenio Riopaila S.A. and Ingenio Central Castilla S.A. The existing shareholders of the Company have invested approximately Ps44.0 billion ($28.3 million) in the Company, including the sale of common stock of the Company to the existing shareholders for a purchase price of Ps37.0 billion ($24.0 million), which was substantially completed in July 1997 (the "Equity Contribution").

  Guillermo Lopez has been managing businesses for the Caicedo family for the past 14 years. Prior to founding the Company, Mr. Lopez was the financial and legal advisor to the Caicedo family with respect to their many business interests and served as a member of the Board of Directors of several publicly held companies in Colombia in which the Caicedo family had a substantial interest. Since the Company's inception, Mr. Lopez has been actively involved in all aspects of the business, including the acquisition of the Company's telephone systems, the recruiting and hiring of the management team, and the build-out and commencement of operations of the Company's systems.

  Mr. Lopez has assembled a senior management team comprised of individuals with extensive telecommunications industry experience both in Colombia and throughout the world. Reporting directly to Mr. Lopez is a General Manager for each of the Operating Companies. Collectively, this group of nine executives has over 100 years of telephony industry experience and includes Mr. Jose Fernando Ramirez, the General Manager of TeleCartago, with 12 years of experience with TELECOM and TELECOM affiliated companies, Mr. Anibal E. Perez, the Technology and Planning Vice President, with 15 years of experience with Empresas Municipales de Cali ("EMCALI"), the municipally-owned telephone company operating in Cali, Mr. Kenneth Spencer, the Marketing and Sales Vice President, with 27 years of experience with Bell Canada, a subsidiary of Bell Canada Enterprises, AT&T Canada, Bell South, Nortel (Europe) and Empresa de Telecomunicacions de Santafe de Bogota and Mr. Attilio Ciampini, the Manager for the Company's Outside Plant, with 30 years of

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

experience with Bell Canada, a subsidiary of Bell Canada Enterprises. In addition to the General Managers, Mr. Lopez's management team includes Mr. Jorge Enrique Martinez, the Financial Vice President, who has nine years of experience with Corporacion Financiera del Valle, and Mr. Carlos Arango, the Corporate Development Vice-President, who has nine years of combined experience with Transejes S.A., an affiliate of Dana Corporation, Carvajal S.A. and Lloreda Grasas S.A.

  Mr. Lopez has established important relationships with several telecommunications consultants and equipment vendors. See "Business--Expansion Plan."

Description of the Operating Companies

TelePalmira

 Overview

  TelePalmira services the municipalities of Palmira and Candelaria. Palmira is located 15 kilometers from Cali. Palmira's population is approximately 254,700 people and is distributed among several socioeconomic levels, with a majority of the population belonging to the middle income bracket of Colombia. Palmira has a stable economic base which includes agriculture, agribusiness, light manufacturing, transportation and business commerce. The area surrounding Palmira produces sugar cane, coffee, rice, corn and other agriculture products used as raw material in the industries of Palmira and Yumbo. In addition, Palmira has an international airport with significant air freight operations and facilities. Candelaria is a municipality adjacent to Palmira with a population of approximately 63,300 people. Candelaria is an important residential center for the workers of the labor intensive sugarcane industry.

 Customers and Competition

  In 1997, TelePalmira's subscriber base was composed of approximately 83% residential and 17% commercial subscribers. The Company believes that, through its technology, it can offer custom-made solutions to the business needs of its commercial subscribers, such as Centrex, ISDN, DID and high speed access through fiber optics. As a result, the Company expects that it can increase both usage by commercial subscribers and the number of lines per subscriber. The Company also believes that it can increase its residential subscriber base through its sales and marketing efforts and by encouraging Internet, facsimile and other data applications in the home.

  TelePalmira has no current competition in Palmira or Candelaria.

 History

  Prior to September 1, 1995, when TelePalmira began commercial operations, telephone service for Palmira had been provided by Empresas Publicas Municipales de Palmira, a public entity owned by the municipality of Palmira. The telephone services provided at that time were generally below standard, with substantial unmet demand. On May 31, 1995, Transtel and the municipality of Palmira incorporated TelePalmira to provide telephony services in the cities of Palmira and Candelaria. Transtel contributed approximately Ps15.9 billion ($10.3 million) in cash and the municipality of Palmira contributed certain of its existing telecommunications assets and infrastructure valued at approximately Ps10.7 billion ($6.9 million) to the capital of TelePalmira. In return for these contributions, Transtel received 60% of TelePalmira's shares and the municipality of Palmira received 40% of TelePalmira's shares. Concurrently, TelePalmira purchased the remaining assets of Palmira's telephony system for Ps14.3 billion ($9.3 million) in cash.

 Expansion Plan and Growth Strategy

  The portion of the Expansion Plan relating to TelePalmira is substantially completed. The Expansion Plan involved the design, construction, installation and operation of a local telephone network with a capacity of 60,000 lines, of which 50,500 have been installed as of December 31, 1997, representing a 76.5% completion of

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

the network installation. An implied penetration of 18.9 lines per 100 people is expected upon completion of the Expansion Plan. The newly installed system consists of an advanced network utilizing digital switching and fiber-optic transmission technology. The new lines are supported by a digital host installed in TelePalmira's Central Office and three digital remote switches installed in newly constructed buildings. The estimated cost of TelePalmira's completed Expansion Plan is approximately $34.2 million. This has been financed with proceeds from certain Vendor Financing, debt obtained from local financing institutions repaid with proceeds of the Offering, proceeds from the Offering and the DIAN Financing.

  TelePalmira's growth strategy is to provide the most advanced telecommunications service in Palmira and Candelaria while improving the percentage of calls completed and reducing the number of service calls and breakdowns. The Expansion Plan has resulted in an increase in penetration for TelePalmira from 4.9 lines per 100 people at September 1, 1995 to 19.9 lines per 100 people at December 31, 1998. TelePalmira's growth strategy involves:
(i) increasing the number of lines available; (ii) actively marketing to new subscribers; and (iii) offering high quality service to a substantial portion of the population for whom telephony services were previously unavailable.

 Results of Operations

  At the time of the acquisition, Palmira had approximately 15,600 telephone subscribers, representing a telephone penetration of approximately 4.9 lines per 100 people. Following the acquisition, the Company initiated its Expansion Plan in Palmira, which consists of investing approximately $34.2 million to replace the existing Palmira system's infrastructure, to upgrade the system with modern equipment from Siemens and to increase system capacity to approximately 65,000 lines, which implies a penetration of 19.9 lines per 100 people. The Company began offering telephone service in Palmira in September 1995 and, as a result of the substantial demand, experienced immediate and significant improvements in operating and financial results. Under the Company's management, the Palmira system's subscriber base has grown by 220%, increasing from approximately 15,600 at the time of acquisition to approximately 63,350 at December 31, 1998. Under the Company's management, revenues generated by the Palmira system have increased 15% for the year ended December 31, 1998, as compared to the same period in 1997, to Ps18.9 billion ($12.2 million) from Ps16.4 billion ($10.6 million). Net income increased 16% for the year ended December 31, 1998 as compared to the same period in 1997 to Ps5.7 billion (3.6 million) from Ps4.9 billion ($3.2 million).

  The following table demonstrates TelePalmira's significant operating improvements since the date when it began commercial operations to December 31, 1997:

                                                      September 1, December 31,
                                                          1995         1998
                                                      ------------ ------------
Number of subscribers(1).............................    15,600       63,352
Penetration(2).......................................       4.9         19.9
Service calls(3).....................................        28%          11%
Breakdowns(4)........................................        17%         5.8%
Total subscriber out of service time per month(5)....         3          0.5
Average out of service time per breakdown(6).........    12 1/2            6
Percentage of calls completed(7).....................        40%          67%

--------
(1) Subscribers are defined as customers currently receiving telephone service.
(2) Penetration represents the number of installed lines per 100 people.
(3) Percentage of total subscribers who have contacted the Company, relating to maintenance or general operating inquiries, in the preceding monthly period.
(4) Percentage of lines experiencing any breakdown in service in the preceding monthly period.
(5) Average hours each line was out of service during the preceding monthly period.
(6) Average time in hours to correct service breakdown once reported by the subscriber in the preceding monthly period.
(7) Number of calls completed divided by the number of calls made on such date.

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

TeleCartago

 Overview

  TeleCartago services the municipality of Cartago which is located 237 kilometers northeast of Cali and 18 kilometers from Pereira, the capital of Risaralda, which is a city with a population of approximately 416,100 people. Cartago's population is approximately 125,900 people and is distributed among several socioeconomic levels, with a majority of the population belonging to the middle income bracket of Colombia. Cartago is located within Colombia's Zona Cafetera (coffee-growing region) and is one of the most important agricultural centers in the northern Valle del Cauca. Overall, the Zona Cafetera provides nearly half of the country's coffee production, but covers only 1.2% of the country's geographic area. Cartago has a stable and diverse economic base which includes agriculture, agri-business, light manufacturing, cattle raising and construction. In addition, Cartago has an international airport with significant air freight operations and facilities.

 Customers and Competition

  Upon the initiation of the Company's operation of TeleCartago in April 1997, TeleCartago's subscriber base was composed of approximately 69% residential and 31% commercial subscribers. The Company believes that, through its technology, it can offer custom-made solutions to the business needs of its commercial subscribers, such as Centrex, ISDN, DID and high speed access through fiber optics. As a result, the Company expects that it can increase both usage by commercial subscribers and the number of lines per subscriber. The Company also believes that it can increase its residential subscriber base through its sales and marketing efforts and by encouraging Internet, facsimile and other data applications.

  TeleCartago's only competition in Cartago is Empresa Regional de Telecomunicaciones ("ERT"), a telephone service provider owned by the Departamento of Valle del Cauca. ERT commenced operations in Cartago in 1995 and the Company estimates that ERT currently has 10,000 subscribers.

 History

  Prior to April 1, 1997, when TeleCartago began commercial operations, telephone service for Cartago had been provided by both Empresas Publicas Municipales de Cartago, a public entity owned by the municipality of Cartago, and ERT. The telephone service provided at that time was generally below standard, with substantial unmet demand for telephone services. On January 3, 1997, Transtel and the municipality of Cartago incorporated TeleCartago to provide telephony services in the city of Cartago. Transtel contributed approximately Ps4.9 billion ($3.2 million) in cash and the municipality of Cartago contributed certain of its existing telecommunications assets and infrastructure valued at approximately Ps2.6 billion ($1.7 million) to the capital of TeleCartago. In return for these contributions, Transtel received 65% of TeleCartago's shares and the municipality of Cartago received 35% of TeleCartago's shares.

 Expansion Plan and Growth Strategy

  The portion of the Expansion Plan relating to TeleCartago is substantially completed. The Expansion Plan involved upgrading the central exchanges and the 14,100 existing lines acquired from the municipality and expanding the network in Cartago. Once completed, the telephone network system will consist of an advanced network utilizing digital switching and fiber-optic transmission technology. The new lines will be supported by a digital host installed in Cartago's Central Office and three digital remote switches installed in newly constructed buildings. The estimated cost of TeleCartago's completed Expansion Plan is approximately $18.3 million, to be financed with proceeds from Vendor Financing, debt obtained from local financing institutions (and repaid with the proceeds of the Offering), proceeds from the Offering and the DIAN Financing. Following completion of the Expansion Plan, TeleCartago will have approximately 25,100 lines and an implied penetration of 27.9 lines per 100 people. As of December 31, 1998, TeleCartago had installed 27,430 lines (including new installed lines and switching upgrades) since acquisition, resulting in an installed base of approximately 23,430 lines.

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

  TeleCartago's growth strategy is to provide the most advanced telecommunications service in Cartago and the surrounding regions. TeleCartago plans to increase its penetration rate in Cartago by: (i) increasing the number of lines available; (ii) actively marketing to new subscribers; and
(iii) offering high quality service to a substantial portion of the population for whom telephony services were previously unavailable.

Caucatel

 Overview

  Popayan, the capital of the Departamento of Cauca, is located 189 kilometers south of Cali. The city is the capital of the Departamento of Cauca and houses several universities and various museums, churches and monasteries. Popayan's population is approximately 212,800 people, of which approximately 76,600 people live in the western section of the city, where Caucatel operates. Popayan's population is distributed among several socioeconomic levels, with a majority of the population belonging to the middle income bracket of Colombia. Popayan's economic base includes agriculture, agribusiness, light manufacturing, cattle raising, mining and tourism.

 Customers and Competition

  Upon the initiation of Transtel's operation of Caucatel in May 1997, Caucatel's subscriber base was composed of approximately 93% residential and 7% commercial subscribers. The Company believes that it can increase usage in Popayan by offering Internet and other data application services to the student population attending Popayan's universities. In addition, the universities serve as a prime training center for potential employees of Caucatel and the Company. Furthermore, as a result of Popayan's geographic location within the region and its status as the capital of the Departamento of Cauca, Popayan has significant commercial and trading activity. Therefore, Caucatel will focus its marketing efforts on these potential commercial subscribers.

  Caucatel has no competitors in the western region of Popayan. Caucatel services the western region of Popayan only. The eastern region is serviced by Empresa Municipal de Telecomunicaciones de Popayan ("EMTEL"), a municipally owned company which had approximately 8,500 subscribers as of December 31, 1997.

 History

  Prior to May 1, 1997, when Caucatel began commercial operations, telephone service for Popayan had been provided by EMTEL, the municipally owned service provider. Subsequently, EMTEL decided to split its operations into eastern and western service areas and offered its western operations for sale. On April 30, 1997, Transtel and the municipality of Popayan incorporated Caucatel to provide telephony services in the western section of the city of Popayan. Transtel contributed to Caucatel approximately Ps1.0 billion ($648,000) in cash and contributed assets valued at approximately Ps8.2 billion ($5.3 million) and the municipality of Popayan contributed its existing telecommunications network and infrastructure valued at approximately Ps8.8 billion ($5.7 million) to the capital of Caucatel. In return for these contributions Transtel received 51% of Caucatel's shares and the municipality of Popayan received 49% of Caucatel's shares.

 Expansion Plan and Growth Strategy

  Caucatel's Expansion Plan was completed by December 31, 1997. As of December 31, 1997, Caucatel had a total of approximately 23,000 digital lines (including approximately 3,400 newly installed digital lines and approximately 19,600 lines upgraded from analog to digital) and an implied penetration of
30.0 lines per 100 people. The telephone system consists of an advanced network utilizing digital switching and fiber-optic transmission technology. The new lines are supported by a digital host and various digital remote switches. The cost of Caucatel's Expansion Plan is approximately $11.5 million, financed with proceeds from Vendor Financing, debt obtained from local financing institutions (and repaid with the proceeds of the Offering),

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

proceeds from the Offering and the DIAN Financing. Following completion of the Expansion Plan, Caucatel will have approximately 23,000 lines and an implied penetration of 30.0 lines per 100 people.

  Caucatel's growth strategy is to provide the most advanced telecommunications service in the western section of Popayan and the surrounding regions. Caucatel plans to increase its penetration rate in Popayan by: (i) increasing the number of lines available; (ii) actively marketing to new subscribers; (iii) offering high quality service to a substantial portion of the population for whom telephony services were previously unavailable; and (iv) providing value-added services including voice mail, Internet services and videoconference calling.

TeleJamundi

 Overview

  TeleJamundi services the municipality of Jamundi, which is located 23 kilometers south of Cali. Jamundi's population is approximately 59,100 people. Jamundi is currently undergoing growth of its population that is primarily driven by the relocation of middle and upper-middle income people from Cali to suburban locations such as Jamundi. This has resulted in the construction of two major malls, institutional and recreational facilities, and residential developments in Jamundi.

 Customer Base and Competition

  TeleJamundi expects its subscriber base to be composed of 93% residential and 7% commercial subscribers. As a result of EMCALI's limited telephone service, Jamundi has very low installed lines and penetration rates. As of December 31, 1997, the municipality of Jamundi had approximately 11,000 installed lines and a penetration of 27.4 lines per 100 people.

  EMCALI continues to provide telephone service in Jamundi and is TeleJamundi's only competitor in the municipality.

 History

  Prior to June 27, 1997, when TeleJamundi began commercial operations, telephone service for Jamundi had been provided exclusively by EMCALI. The telephone services provided at that time were generally below standard, with substantial unmet demand for telephone services. On September 29, 1993, Transtel and the municipality of Jamundi incorporated TeleJamundi to provide telephony services in the city of Jamundi. Transtel contributed approximately Ps29.0 million ($18,800) in cash and the municipality of Jamundi contributed demographic information, the necessary civil work permits and approximately Ps12.5 million ($8,100) in cash to the capital of TeleJamundi. In return for these contributions, Transtel received 70% of TeleJamundi's shares and the municipality of Jamundi received 30% of TeleJamundi's shares.

 Expansion Plan and Growth Strategy

  TeleJamundi's Expansion Plan is currently underway and involves the design, construction, installation and operation of a local telephone network with a capacity of 15,000 lines, of which 11,000 lines were installed as of December 31, 1997. The newly installed system consists of an advanced network utilizing digital switching and fiber-optic transmission technology. The new lines are supported by a digital host and various digital remote switches. The estimated cost of TeleJamundi's Expansion Plan is approximately $10.6 million, to be financed with proceeds from Vendor Financing, debt obtained from local financing institutions (and repaid with the proceeds of the Offering), proceeds from the Offering and the DIAN Financing. Following completion of the Expansion Plan, TeleJamundi will have approximately 15,000 lines and an implied penetration of 34.2 lines per 100 people.

  TeleJamundi's growth strategy is to provide the most advanced telecommunications service in Jamundi. TeleJamundi expects to increase its penetration rate by: (i) increasing the number of lines available; (ii) actively marketing to new subscribers; (iii) offering high quality service to a substantial portion of the population for

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

whom telephony services were previously unavailable; (iv) targeting EMCALI's subscribers to switch to the Company's service; and (v) providing value-added services.

Bugatel

 Overview

  The town of Buga is located in the heart of the Valle del Cauca, 97 kilometers northeast of Cali. Buga's surrounding regions boast prime fertile farmlands typical of the Valle del Cauca. As with other cities in the Valle del Cauca, Buga's stable economic base is derived largely from agriculture, agribusiness and cattle raising and farming. Due to various historical incidents, Buga is also the focus of religious tourism which streams to the city steadily throughout the year giving rise to small commercial and lodging businesses. Buga, together with its surrounding regions, has a population of approximately 337,400 people. The demographic structure of Buga consists primarily of middle income households.

 Customers and Competition

  Upon the initiation of the Company's operation of Bugatel in July 1997, Bugatel's subscriber base was composed of approximately 66% residential and 34% industrial and commercial subscribers. The Company believes that, through its technology, it can offer custom-made solutions to the business needs of its commercial subscribers, such as Centrex, ISDN, DID and high speed access through fiber optics. As a result, the Company expects that it can increase both usage by commercial subscribers and the number of lines per subscriber. The Company also believes that it can increase its residential subscriber base through its sales and marketing efforts and by encouraging Internet, facsimile and other data applications. Furthermore, the municipality is developing a "dry port" facility. The Company intends to focus its marketing efforts on these potential customers.

  ERT, a telephone service provider owned by the Departamento of Valle del Cauca, also operates in Buga and is Bugatel's only competitor in the municipality. TELECOM and Teletulua compete with Bugatel in the surrounding region of Buga. The Company estimates that, as of December 31, 1997, its competitors had an aggregate of 30,700 lines.

 History

  Prior to July 1, 1997, when Bugatel began commercial operations, telephone service for Buga had been provided by both Empresas Municipales de Buga, a public entity owned by the municipality of Buga, and ERT. The telephone services provided at that time were generally below standard, with substantial unmet demand for telephone services. On June 16, 1997, Transtel and the municipality of Buga incorporated Bugatel to provide telephony services in the city of Buga. Transtel initially contributed Ps2.5 billion ($1.6 million) and in July 1997, contributed an additional Ps4.7 billion ($3.1 million) for a total of approximately Ps7.3 billion ($4.7 million) in cash. The municipality of Buga contributed certain of its existing telecommunications network and infrastructure valued at approximately Ps4.8 billion ($3.1 million) to the capital of Bugatel. In return for these contributions, Transtel received 60% of Bugatel's shares and the municipality of Buga received 40% of Bugatel's shares.

 Expansion Plan and Growth Strategy

  Bugatel's Expansion Plan consists of upgrading central exchanges and approximately 11,200 existing lines acquired from the municipality and installing 9,900 additional lines in the city of Buga and 4,000 wireless lines in the surrounding rural areas, for a total of approximately 25,100 installed lines by December 31, 1998. Once completed, the telephone network system will consist of an advanced network utilizing digital and fiber-optic transmission technology. The new lines will be supported by a digital host and various digital remote switches. As of December 31, 1997, Bugatel had a total of approximately 21,600 digital lines (including approximately 17,800 newly installed digital lines and approximately 3,800 lines upgraded from analog to digital). The estimated cost of Bugatel's Expansion Plan is approximately $15.0 million, to be financed with proceeds from Vendor Financing, debt obtained from local financing institutions (and repaid with the proceeds of the Offering), proceeds from the Offering and the DIAN Financing. Following the completion of the Expansion Plan, Bugatel will have approximately 25,100 lines and an implied penetration of 16.5 lines per 100 people. As of December 31, 1997 Bugatel had a penetration of 12.0 lines per 100 people.

  The Company's growth strategy is to provide the most advanced telecommunications service in Buga and the surrounding regions. Bugatel expects to increase its penetration rate by: (i) increasing the number of lines available; (ii) actively marketing to new subscribers; (iii) offering high quality service to a substantial portion of the population for whom telephony services were previously unavailable; (iv) targeting ERT's subscribers to switch to the Company's service; and (v) providing value-added services.

Unitel Wireline

 Overview

  Unitel Wireline services the municipality of Yumbo, a small business community located 12 kilometers north of Cali. Yumbo's population is approximately 72,000 people. The second largest Colombian industrial park is located in Yumbo. It has as tenants Colombian subsidiaries of multinational companies such as The Goodyear Tire & Rubber Company, International Paper Company, The B.F. Goodrich Company, Johnson & Johnson, Borden, Inc., Mobil Corporation, Exxon Corporation and Texaco Inc.

 Customers and Competition

  Unitel expects that its subscriber base will be composed of 44% residential and 56% commercial subscribers. Unitel also expects that its commercial subscriber base will generate higher revenues per subscriber than any other Operating Company. In addition, the Company expects to offer commercial subscribers in Yumbo specialized equipment, such as PBX and direct fiber optic cable. Historically, the municipality of Yumbo has been served by analog remote switching stations established by EMCALI.

  EMCALI provides telephone service in Yumbo and is Unitel's only competitor in the municipality. The Company estimates that, as of December 31, 1997, EMCALI had approximately 5,500 installed lines.

 History

  Prior to June 27, 1997, when Unitel began commercial operations, telephone service for Yumbo had been provided by EMCALI. The telephone services provided at that time were generally below standard, with substantial unmet demand. On March 11, 1994, Transtel and the municipality of Yumbo incorporated Unitel to provide telephone services in Yumbo. Transtel contributed approximately Ps78.4 million ($50,800) in cash and the municipality of Yumbo contributed demographic information and approximately Ps19.6 million ($12,700 in cash to the capital of Unitel. In return for these contributions, Transtel received 80% of Unitel's shares and the municipality of Yumbo received 20% of Unitel's shares. On December 30, 1997, Unitel was indebted to the Company for approximately Ps17.2 billion ($11.2 million) and the Company agreed with the municipal shareholder to cancel approximately Ps6.5 billion ($4.2 million) of such indebtedness in exchange for an additional approximately 15% of ownership. This cancellation did not include the Intercompany Note from Unitel to the Company.

 Expansion Plan and Growth Strategy

  Unitel's Expansion Plan is currently underway and involves the design, construction, installation and operation of a local telephone network with a capacity of 15,000 lines, of which approximately 5,250 were installed as of December 31, 1997. The newly installed system consists of an advanced network utilizing digital switching and fiber-optic transmission technology. The new lines are supported by a digital host and various digital remote switches. The estimated cost of Unitel's completed Expansion Plan in Yumbo is approximately $15.3 million, to be financed with proceeds from Vendor Financing, debt obtained from local financial institutions (and repaid with the proceeds of the Offering), proceeds from the Offering and the DIAN financing. Following completion of the Expansion Plan, Unitel will have approximately 15,000 lines and an implied penetration of 28.5 lines per 100 people. As of December 31, 1997, Unitel had a penetration of 13.2 lines per 100 people. Due to its heavy commercial subscriber base, Unitel will install a network consisting of maximum band width and capacity. This capacity will also be utilized by the other Operating Companies for the provision of Internet services, except Caucatel, which will provide its own Internet service to its subscribers. The supporting Internet services will be supplied by IBM as part of its pilot program for its Latin American market development activities.

  Unitel's growth strategy in Yumbo focuses on satisfying the needs of its predominantly commercial subscribers. Unitel plans to increase its penetration rate by: (i) increasing the number of lines available per subscriber; (ii) implementing its marketing strategy; (iii) targeting EMCALI's subscribers to switch to the Company's service; and (iv) providing value-added services.

Unitel Wireless

 Overview

  Cali is the second largest city in Colombia and is located in the southwestern region of the country. Cali's population is approximately 1,908,600 people. Cali's population is distributed among all socioeconomic levels, with a majority of the population belonging to the middle income bracket of Colombia. Cali has a stable and diverse economic base which includes agriculture, agribusiness, manufacturing and transportation. As of December 31, 1995, EMCALI provided telephone service in Cali to approximately 386,800 subscribers, representing a penetration of 20.3 lines per 100 people.

 Expansion Plan and Growth Strategy

  As an alternative to the fixed landline services in Cali provided by EMCALI, Transtel is implementing a fixed wireless system in order to penetrate the Cali market. This technology is cost effective, can be quickly deployed, and has a transmission quality that is comparable to wireline systems. See "Business--Technology." In addition, wireless services do not require the civil works permits that would be required for a landline system. In September 1996, Telemercadeo was hired by Transtel to conduct a study of telephone demand in certain sections of the city of Cali. The study estimated that there was unmet commercial demand in the northern section of Cali for approximately 50,100 additional lines.

  Unitel Wireless' Expansion Plan consists of the design, construction, installation and operation of a fixed wireless system for 59,000 subscribers in the city of Cali. The new subscribers will be served by Unitel's digital host. The Company has hired Bellcore to evaluate the wireless technologies available and to advise the Company with respect to the best application for this market. Although installation of switching infrastructure and antennas was substantially completed at Unitel Wireless in the fourth quarter of 1997, there was an interference from unauthorized radio spectrum users, which was subsequently removed by the Ministry of Communications. This delayed the Company's launch of operations at Unitel Wireless until the first quarter of 1998. The estimated cost of Unitel Wireless' Expansion Plan in Cali is approximately $73.1 million to be financed with proceeds from certain Vendor Financing, debt obtained from local financing institutions (and repaid with the proceeds of the Offering), proceeds from the Offering and the DIAN Financing.

  The Company's growth strategy is to provide the most advanced telecommunications service in Cali. Unitel expects that its subscriber base will be composed of approximately 50% residential and 50% commercial subscribers. Unitel subscriber growth began to occur in the last quarter of 1997 and early 1998 after Transtel installed its telecommunications network and implemented its marketing strategy. Transtel expects to achieve its objectives in Cali by: (i) offering high quality service; (ii) meeting the substantial demand that currently exists in Cali; (iii) targeting subscribers of the municipality-owned competitor to switch to the Company's service; and
(iv) providing value-added services.

TeleGirardot

 Overview

  TeleGirardot serves the cities of Girardot, Flandes and Ricaurte. Girardot and Ricaurte are located 362 kilometers, east of Cali and 127 kilometers southwest of Bogota. Flandes is located 363 kilometers east of Cali and 128 kilometers southwest of Bogota. The economic base of the three cities is tourism, agriculture and cattle raising. The aggregate population of the three cities is approximately 161,000 people.

 Customers and Competition

  Upon the commencement of Transtel's operation of TeleGirardot on December 31, 1997, TeleGirardot's subscriber base was composed of approximately 80% residential and 20% commercial subscribers. TeleGirardot's competition in its service area is TeleTequendama E.S.P., which currently has approximately 8,500 subscribers.

 History

  On December 31, 1997, TeleGirardot, a subsidiary, was formed by the Company to acquire the telecommunication net assets of the municipality of Girardot's wholly-owned subsidiary, Empresa de Telecomunicaciones de Girardot E.S.P. ("Girardot Telephone"). TeleGirardot was capitalized with Ps10.6 billion ($6.9 million) in cash contributed by the Company to TeleGirardot in exchange for a 60% interest in TeleGirardot. The municipality of Girardot contributed the net assets of Girardot Telephone (which had approximately 23,500 subscribers) totaling Ps7.1 billion ($4.6 million) to TeleGirardot in exchange for a 40% interest in TeleGiradot. The municipality's telephone network had been in operation since December 2, 1978.

 Expansion Plan and Growth Strategy

  As of December 31, 1998, TeleGirardot had 49,270 subscribers in Girardot. Transtel expects, through the TeleGirardot Expansion Plan, to increase the number of installed lines in Girardot to 50,000 lines by December 31, 1999. Transtel expects to incur approximately $4.0 million under the TeleGirardot Expansion Plan which will be financed with cash flow from its operations.

Services

  The Company offers telephone services to residential and commercial subscribers, including local calls and access to national and international telephone carriers, Internet access and the ability to utilize standard modem and fax equipment. The Company's basic residential service includes the ability to activate a second telephone line without the need for a subscriber premise visit. Residential and business services also include seven day a week customer service.

  The Company's basic telephone services include the following:

  Call Divert/Forwarding diverts or forwards incoming calls to another telephone number. The Company receives revenue for the diverted part of the telephone call, as well as for the usual incoming call.

  Call Barring prevents calls from being completed to specified groups of numbers, such as "for fee" services and long distance telephone calls.

  Caller Display enables subscribers with compatible equipment to identify the telephone number of incoming calls.

  Caller Return identifies and automatically redials the telephone number from which the most recent incoming call was placed. The Company receives revenue from the returned call.

  The Company also offers a variety of special telephone services for an additional fee, including the following:

  Call Waiting alerts subscribers who are using their telephone that another party is attempting to place a call to them; subscribers then have the option of ignoring the new telephone call or answering it while placing their existing call on hold. In addition to a subscription charge for call waiting, the Company receives revenues from the second caller's telephone service provider for completing a call that, in the absence of the Company's call waiting feature, would not have been connected.

  Three Way Calling enables subscribers to place conference telephone calls with two additional parties. In addition to the subscription charge for conference calling, the Company receives revenues from each of the telephone calls placed to the participating parties.

  Voice Mail enables subscribers to receive and retrieve voice mail messages, whether at home or from an outside location. In addition to the subscription charge for voice mail, the Company receives revenues from each of the telephone calls placed to retrieve messages.

  Alarm Calls enables subscribers to have telephone calls placed to their number at a specified time (e.g., wake-up telephone calls or appointment reminders). The Company receives a fee for each such call.

  ISDN (Integrated Services Digital Network) allows two-way, simultaneous voice and data transmission in digital formats over the same telephone line. ISDN permits videoconferencing over a single line, for example, and also supports many value-added networking capabilities, reducing costs for end-users and resulting in a more efficient use of available facilities.

  Internet The Company has entered into an agreement with IBM for the purchase and installation of Internet hardware and software in each of the Operating Companies. The Company expects to charge its Internet subscribers a monthly service fee and a monthly usage fee to access the Internet. All of the Operating Companies were able to provide Internet access by May 1, 1998 and the Company expects to be one of the leading providers of Internet related services in Colombia. See "Description of Existing Indebtedness--IBM Arrangement."

  The Company intends to continue to develop and introduce additional value-added services in order to retain its competitive advantage and generate additional revenues.

Marketing

 Overview

  The Company's primary marketing objectives are to: (i) create a regional brand perceived as a reliable, high quality telephone company; (ii) achieve increased market penetration rates in its operating markets; and (iii) educate consumers as to the benefits of value-added services.

  The Company markets to both residential and commercial subscribers in its respective operating regions. Each Operating Company develops an in-depth knowledge of its markets by analyzing the demographic and customer information provided by its municipal shareholders as well as, in certain cases, the market studies conducted for the Company by independent consultants. In addition, the Company conducts its own door-to-door census in each of its markets. Based on this information, the Company creates a detailed marketing plan to increase subscribers and their use of services.

 Sales

  The Company uses a combination of door-to-door inquiries, selling booths and networking to offer its services to consumers. Each Operating Company employs its own trained sales force to contact potential subscribers. As of December 31, 1998, the Company and the Operating Companies employed a sales staff of 170 people, which is expected to continue to increase.

 Advertising

  The Operating Companies use radio, television, newspapers and direct mail to solicit new subscribers, establish brand awareness, retain subscribers and stimulate usage. Radio and direct mail are the main methods by which the Operating Companies advertise because these methods are relatively inexpensive and offer high-volume coverage. National television and newspaper advertisements are generally used only to establish the Operating Company's name in the market when it commences operations and to maintain brand recognition once the network is operating. The Operating Companies' direct mail campaigns involve soliciting subscribers through the mail with printed advertisements describing the telephone service offered. While the Operating Companies generally have their own database of potential subscribers to whom they direct their mail campaign, they also have access to the large subscriber base served by the municipal utilities located in each of their respective regions.

 Customer Service

  The Company has focused on providing its subscribers a high level of quality service by establishing: (i) dedicated customer service centers in each of its markets; and (ii) a seven-day-a-week customer service telephone hotline.

  The Company has customer service representatives who are trained to receive complaints from subscribers. Subscriber complaints are directly routed to the engineering department through the Company's internal computer system. The Company's customer service strategy has resulted in the reduction of customer service calls and line repair.

Operations

 Installation and Maintenance

  The installation process for a new subscriber commences with the entry of a service order into the Company's computerized subscriber administration system ("SAT"). The planning department then verifies that there is sufficient capacity in the system and assigns a line. Once partial payment of the connection fee has been received from the subscriber, the SAT system automatically assigns a work order to an installer. A drop wire, internal service wire and telephone jack are then installed and tested at the customer's premises. Any equipment ordered by the customer is also installed.

  Maintenance work is begun upon receipt of repair requests from the customer service center or from the SAT system. Maintenance crews conduct both preventive maintenance work as well as emergency repairs.

 Billing

  Transtel generates a monthly bill for each subscriber which itemizes connection fees and local, cellular and long distance charges. The SAT system generates all customer billing based on billing information provided by the Central Office automated message accounting systems.

 Credit and Collections

  The Operating Companies offer potential subscribers flexible payment plans of up to 36 months for connection fees and hardware. The subscriber signs a contract with a partial payment of the connection fee and is billed for the remaining balance on a monthly basis depending on the payment terms agreed upon by the Company and the subscriber. Subscriber receivables are often converted by the Operating Companies into cash by sale to local credit institutions. The Operating Companies handle the collection of the connection fees and any other outstanding payments.

  A subscriber is charged interest for its failure to pay fees on time. Service is suspended for failure to pay for two months and cancelled for failure to pay for six months. Subscribers are charged substantial reconnection expenses if their service is cancelled. To date, service suspensions have not exceeded 1%.

  Subscribers can pay their telephone bills at a large number of different banking institutions in their community.

Year 2000 Compliance

  The Company has made an assessment of its information technology ("IT") systems including its computer software and databases to determine the extent which modifications are required to prevent problems related to the Year 2000 issue, and the resources which will be required to make such modifications. The Company has determined that some of its software systems, including SAT (version 2.11), CG-UNO and CM-UNO are not Year 2000 compliant. The Company has evaluated both new software solutions and upgrades of its current software to replace these systems. The Company has already spent approximately $2 million upgrading and expanding its software packages and purchasing newer software packages. The Company has purchased the following software: Multiple Systems Platform, Oracle 7, Domino Go WebServer, SP/2/, Network Servers, and Microcomputers (see chart below). Additionally, the Company expects to spend an additional $6 million purchasing the following additional software: Billing and Customer Service, Financial, Human Resources and Procurement, and EWSD Software (version 12) (see chart below). In most cases, the Company had planned to upgrade or replace its current software systems however, the Year 2000 issue accelerated such replacement dates. The Company estimates that the total costs associated with the Year 2000 modifications and its planned upgrade of its computer systems will be approximately $8 million. These investment costs were defined before the Senior Notes were issued and are included in the projected capital expenditures. The financial impact to the Company to ensure Year 2000 compliance has not been and is not anticipated to be material to its business, financial condition or results of operations.

  Additionally, the Company has met with many of its suppliers (including IBM de Colombia S.A., Oracle de Colombia S.A., SAP S.A., Andina S.A., Cabletron Systems, Open Systems S.A., Siemens, Cisco Systems S.A., Citibank, American Power, OSI Corporation and Mitsubishi de Colombia S.A.) and has a commitment from each of these suppliers that their individual Year 2000 issues will be resolved before the first quarter of 1999. The Company is also following a detailed plan that the Superintendencia of Public Services released to address Year 2000 issues and is developing an internal campaign oriented to create awareness among the Company's employees.

  In the event that the Company is unable to resolve the Year 2000 issue before December 31, 1999, the following describes the "worst case scenario":
(i) accounts receivable problems due to incorrect dates on customers' bills;
(ii) accounts payable problems due to incorrect dates on incoming bills; (iii) incorrect dates on toll ticketing tape which records the duration of customer telephone calls; and (iv) incorrect statistical data including customer usage data.

  The Company has formulated a contingency plan in the event that, even after having purchased the above described software, the "worst case scenario" occurs. For example, should the new Billing and Customer Service software fail to be Year 2000 compliant, the Company plans to reprogram the SAT system (version 2.11) to recognize "00" or "2000". Should the new Financial, Human Resources and Purchases software system fail to be Year 2000 compliant, the Company would install a revised version of this software which is currently being developed to be Year 2000 compliant (the cost of such revised version is included in a maintenance contract with the supplier). Finally, should the EWSD software (version 12) fail to be Year 2000 compliant, the Company would add a "patch" which is currently being developed by Siemens to recognize "00" or "2000". Due to the fact that many of the new software systems which the Company has either purchased or intends to purchase, include a maintenance contract which provides reprogramming should the system not be Year 2000 compliant, the estimated cost of the contingency plan is only $100,000.

  Although, the Company has not made a complete assessment of its non-IT systems (including elevators and other equipment which may contain microcontrollers) for Year 2000 compliance, it has received a commitment from Mitsubishi de Colombia S.A., the supplier of the elevators in the Unitel and TelePalmira office buildings that the elevators are Year 2000 compliant.

COSTS INCURRED:

Software                             Supplier                  Approximate
                                                               Investment
                                     IBM
Multiple System Platform             Oracle                     $ 330,000
Oracle 7                             Lotus                        200,000
Domino Go WebServer                  IBM                          370,000
SP/2/                                IBM                          600,000
Network Servers                      IBM                          120,000
Microcomputers                                                    380,000
                                                                 -------
                                                         Total: $2,000,000
                                                                 -------
                                                                 -------

ANTICIPATED COSTS:

Software                             Supplier                Estimated Cost
Billing, Customer Service, and Net   Open System               $  500,000
Inventory                            SAP                        4,500,000
Financial, Human Resources and       Siemens AG                 1,000,000
Procurement                                                      -------
EWSD Software                                            Total: $6,000,000
                                                                 -------
                                                                 -------

CONTINGENCY PLAN COSTS:

Software                             Supplier                Estimated Cost
Reprogramming SAT System (version 2.11)
                                     SAT                       $100,000
Financial, Human Resources and Purchases
                                     Sistemas de Informacion     Revised
                                     Siemens                     versions of
                                                                 this software
                                                                 are included
                                                                 in
                                                                 maintenance
                                                                 contact.
"Patch" developed by Siemens to update                              "Patch"
EWSD Software (version 12)                                        included in
                                                                   cost of
                                                                  software.
                                                                 -------
                                                          Total: $100,000
                                                                 -------
                                                                 -------

Technology

 Initial Upgrades to Fixed Wireline Systems

  Prior to takeover of a newly acquired system, Transtel personnel complete a full inspection and appraisal of the existing network's elements, operational procedures and performance parameters. This allows the Company to gather accurate census, network inventory and subscriber record information which is used in the network design process. Transtel then establishes new network priorities and redesigns the network in order to raise it to international standards. The table below describes certain characteristics of the typical existing system acquired by Transtel and the Transtel upgrade.

                      Typical          Predecessor                             Transtel's
                 Predecessor System    Capabilities     Transtel Upgrade  Service Capabilities
                 ------------------    ------------     ----------------  --------------------
Network          . LECs typically   . Little provision . Design           . System provides
 Design          employ a small     for alternate      parameters derived redundancy and
                 number of Central  routing in the     from               alternate routing
                 Offices configured event of network   recommendations of for all critical
                 in a star network  failure            international      links
                 to serve densely                      consultants        . Excess capacity
                 populated                             . Use ring designs designed to meet
                 communities                           and intelligent    demand forecast
                 . Short subscriber                    service nodes to   and overall
                 loops                                 achieve system     network
                                                       flexibility        flexibility
Central
 Office
 Environment
Switching        . Primarily        . No basic         . Replace analog   . 100% touchtone
 Systems         vintage            touchtone service  with fully digital . Provisioned with
                 electromechanical  . Intelligent      Siemens EWSD       custom calling,
                 and crossbar       Network services   technology IBM     DID, E1, ISDN,
                 technologies       beginning to       RS/6000 server     Centrex and most
                 . Limited          appear in larger   applications       Intelligent
                 application of     markets                               Network
                 analog SPC or      . Digital services                    applications
                 digital switching  provided on a                         . Full Internet,
                 systems            case-by-case basis                    voice mail and
                 . Newer switches   . Multiple vendor                     interactive voice
                 supported by older sourcing                              response services
                 software versions  complicates
                                    network interface,
                                    maintenance and
                                    service
                                    restoration
Transmission     . PDH systems      . No add-drop      . All Central      . Capacity
                 . Switching system capability         Office links       sufficient to
                 interconnection    . Fiber-to-        utilize Siemens    accommodate
                 achieved via       customer services  STM (SDH type)     Internet and dense
                 copper, coaxial or not yet present    multiplexers and   data transmission
                 microwave links                       fiber-optic cable  . Dedicated
                                                       . Selective use of channel services
                                                       digital microwave  available upon
                                                       radio links IBM    request via fiber,
                                                       RS/6000 server     microwave radio or
                                                       applications       HDSL copper
                                                                          facilities
Network
 Administration
General          . Virtually no TMN . Few alarm        . Centralized call . Digital network
 Operations      operating system   monitoring or      center for         and standard
                 architecture       network management efficient customer interfaces allow
                                    capabilities       service            operation in
                                    . Ability to       . SAT from C-NIX   compliance with
                                    analyze traffic    utilizes Oracle    international TMN
                                    trends limited     Data Base and IBM  standards
                                                       hardware to handle
                                                       administration and
                                                       billing
                                                       . Information
                                                       systems centrally
                                                       administered
                                                       through IBM's
                                                       TIVOLI and NETVIEW
                                                       network management
                                                       systems
Management/      . Manual           . Repair times up  . Fully automated  . Fully flexible,
 Recordkeeping                      to three months    system             automated system
                                    . Typical line                        offers effective,
                                    installation up to                    responsive system
                                    one month                             management
Outside          . All copper       . Cable splices    . Fiber optics     . Key business
 Plant           facilities         inadequately       added to all major subscribers have
                 . A typical urban  protected against  trunks             direct fiber
                 network design     moisture           . System rebuilt   access to network
                 based on an        . Co-location      to provide maximum . Sufficient
                 underground        degrades           capacity (up to 64 capacity to serve
                 network with non-  transmission       fibers per cable)  growing customer
                 pressurized pulp-  quality            and full           needs
                 insulated copper   . Rural signal     insulation         . All networks
                 cable extended via attenuation        . OSP networks     grounded and surge
                 cement conduits    compensated with   provided with 30%  protected
                 open to water and  lead coil          reserve ratio of   . Significant
                 dirt penetration   technology which   primary cable      improvement in
                 . Secondary routes amplifies both     pairs to switching operations
                 are aerial often   noise and the      capacity           (reduction in
                 co-located with    intended signal    . Secondary cable  service calls,
                 electric power     . Frequent service is provided with a improved call
                 lines. Rural       failures due to    30% reserve to the completion)
                 service provided   poor network       primary routes
                 through non-       protection
                 redundant
                 microwave links or
                 higher gauge cable

 Transtel's Planned Fixed Wireless System

  Transtel is employing a fixed wireless technology from Siemens for both urban and rural applications. This technology is called DECT. It has its origins in the wireless PBX technology developed in Europe in the early 1990's and is based on Time Division Multiple Access ("TDMA") transmission technology (with reception and transmission slots offset in time).

  Transtel selected DECT on the basis of regulatory, market and technical considerations. Colombia segregates wireless technology into mobile and fixed categories. Mobile technology (which includes PCS systems) requires operator licensing and fees whereas fixed technology requires frequency assignment by the Ministry of Communications. The radio spectrum from 1910-1930 mHz has been assigned for fixed wireless technology by the Ministry of Communications. DECT utilizes this frequency and offers digital capabilities. Other systems, including CDMA and GSM technology, cannot currently be used in Colombia, as equipment manufacturers have not yet modified their products for use at 1910-1930 mHz. DECT also offers Transtel the rapid deployment capability it needs to capture unsatisfied customer demand in target service areas.

  DECT provides telecommunications services via antenna sites which may cover an area of two to ten kilometers in diameter, depending on the density and usage patterns of subscribers, topography, and existing construction. A standard cell can cover up to 480 subscribers. Cell size may be modified over time to accommodate traffic trends. The DECT system utilizes Adaptive Differential PCM ("ADPCM") technology to compress voice and data communications and achieve better transmission efficiency.

  The basic components of DECT, starting from the subscriber's premises, consist of a Radio Network Termination Unit ("RNT"), a Radio Base Station ("RBS"), the Radio Base Controller ("RBC") and a Radio Distribution Unit ("RDV").

    RNT--Radio Network Termination Unit is a small base station unit installed at the subscriber's location next to his telephone allowing for two lines to the jack. The RNT accepts any standard telephone, facsimile, modem or other telecommunications adjunct. The RNT has its own power capability (including an eight-hour battery backup) and connects to an antenna installed on the subscriber's roof or other location in "line of sight" of the RBS.

    RBS--Radio Base Stations are the units with sectorized or omnidirectional antennas which receive and transmit to the RNT's, collect all traffic and utilize copper cable or coaxial facilities to further aggregate communications in the RBC. The RBS is powered remotely and supports up to 12 channels.

    RBC--The Radio Base Controller supports up to 15 RBS interfaces, further collects traffic and is linked to the RDU located at the Central Office. The link can be either digital microwave, fiber-optic or coaxial cable without distance limitations.

    RDU--The Radio Distribution Unit is the final link in the chain of nodes from the subscriber to the Central Office transporting telephone calls via two Megabit channels directly to the switching network. It supports up to four RBC interfaces.

    There are other elements to the DECT system providing network management capabilities, extended coverage and other features essential for a flexible network.

Construction Arrangements

  On April 30, 1996, each of TelePalmira, Unitel (with respect to its wireline applications) and TeleJamundi entered into turn-key arrangements (the "Turn-Key Arrangements") with Siemens S.A. and an affiliate of Siemens, to (i) install the lines, switches and other equipment leased by each of these Operating Companies from Global under the Global I Leases (as defined herein),
(ii) put in operation such lines and equipment, (iii) manage the "cut-over" to the new system lines, install air conditioner equipment and train the personnel who will operate the switching equipment, (iv) install SDH, (v) expand, replace and install the Outside Plant, and (vi) complete expansion of the network. The aggregate amount due to Siemens S.A. under these Turn-Key Arrangements is approximately $8.3 million. Siemens S.A. has completed these arrangements at December 31, 1998.

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  For each of the Turn-Key Arrangements described in the paragraph above,
Siemens S.A. has provided the respective Operating Company with performance bonds equivalent to (i) 10% of the amount of each Turn-Key Arrangement, (ii) 5% of the services contracted under each Turn-Key Arrangement, (iii) 10% of the cost of the Outside Plant civil works and (iv) up to $100,000 for personal or property liability.

  On June 18, 1997, June 30, 1997 and March 10, 1998 each of Transtel (in place of Bugatel, which was not yet formed), TeleCartago and Unitel (with respect to its wireless applications) entered into Turn-Key Arrangements with Siemens S.A. to (i) install the lines, switches and other equipment leased by Bugatel, TeleCartago and Unitel from Global under the Global II Leases (as defined herein), (ii) put in operation such lines and equipment, and (iii) expand, replace and install the outside plant for Bugatel and TeleCartago. The aggregate amount due to Siemens S.A. under these Turn-Key Arrangements is approximately $9.4 million. Siemens S.A. has provided Transtel, TeleCartago, and Unitel with performance bonds substantially similar to those provided to TelePalmira, Unitel and TeleJamundi.

  On May 23, 1997, Transtel entered into a Turn-Key Arrangement with Siemens S.A. to (i) install the lines, switches and other equipment that Transtel agreed to contribute to the capital of Caucatel as part of its capital contribution and which the Company acquired from Siemens pursuant to the Transtel-Siemens Purchase Agreement, and (ii) put in operation such lines and equipment. The aggregate amount due to Siemens S.A. under this Turn-Key Arrangement is $533,494. This equipment was installed at December 31, 1997.

Interconnection Agreements

 Local Connections

  Each Operating Company which has a competitor in its local calling area must enter into an arrangement with such competitor for access to the competitor's network so that subscribers can complete local calls between the networks. Law 142 provides that each local service provider must permit each other local service provider in its local calling area access to its network. Law 142 additionally empowers the CRT to regulate the tariffs associated with such arrangements. The Company intends to have interconnection agreements between each of the Operating Companies and their competitors. Interconnection agreements have been signed between EMCALI and Unitel and between EMCALI and TeleJamundi. In compliance with Law 142, ERT is interconnected with TeleCartago and Bugatel and EMTEL is interconnected with Caucatel. However, there are no written agreements which govern these arrangements.

 Long-Distance Connections

  Each Operating Company must enter into an interconnection arrangement with TELECOM for access to the national and international long distance network. Law 142 provides that TELECOM must permit the Operating Companies to have access to such network and empowers the CRT to establish the tariff for such access. At the present time, each of the Operating Companies has entered into an interconnection agreement with TELECOM for national and international long distance service at the CRT established tariffs. Such agreements were executed on July 28, 1998.

By-Laws of Operating Companies

  Set forth below is a brief description of certain provisions of the estatutos sociales (by-laws) (the "by-laws") of each of the Operating Companies (excluding Cablevision) and Colombian law with regard to each of the Operating Companies' capital stock. This description does not purport to be complete and is qualified in its entirety by reference to the by-laws of each Operating Company.

 Capital Stock

  The capital stock of each Operating Company is divided into two classes of common shares, Class A shares and Class B shares, each with par value of one Peso. Law 142 provides that shares of private public service

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companies owned by the Colombian government are referred to as "Class A shares", and shares owned by private investors are referred to as "Class B shares".

 Voting Rights

  In accordance with the by-laws of each Operating Company, each Class A share and Class B share entitles the holder thereof the right to one vote per share at meetings of the shareholders of such Operating Company.

 Preemptive Rights

  In accordance with the by-laws of each Operating Company, holders of common shares of each Operating Company are entitled to preemptive rights in proportion to their holdings in the event of an issuance of additional shares by such Operating Company.

 Transfer

  Under Law Decree 130 of 1976, each shareholder of a mixed capital company which is a public company has pre-emptive rights with respect to shares proposed to be sold by a private sector shareholder. These pre-emptive rights are superior to any pre-emptive rights contained in the by-laws of such company. Each of the municipalities of Palmira, Cartago and Yumbo have waived pre-emptive rights. Under Law 226 of 1995, employees, former employees, unions, pension funds and cooperative entities have pre-emptive rights with respect to shares of a mixed capital company proposed to be sold by the public company shareholder. These pre-emptive rights are superior to any pre-emptive rights contained in the by-laws of such company.

  The by-laws of each Operating Company provide that shareholders who wish to transfer their common shares in an Operating Company must first offer such shares to the Operating Company. If the Operating Company does not purchase the shares from the transferor within 30 business days, the Operating Company is required to offer such shares to the remaining shareholders on a pro rata basis. Any shares not purchased by the remaining shareholders within the 30 business days following such offer may be offered to third parties, which in the case of TelePalmira's, TeleCartago's and Unitel's by-laws, must be on terms no less favorable to the terms offered to the remaining shareholders.

 Shareholders' Meetings

  The by-laws of each Operating Company provide that shareholders meetings may be ordinary or extraordinary. Matters that may be considered at an ordinary meeting are approval of the annual financial statements, distribution of dividends, election of the members of the Board of Directors, appointment of administrative officers, and other matters relating to the ordinary course of the Company's business. Extraordinary meetings may be called at any time to consider matters beyond the competence of an ordinary meeting, such as dissolution of an Operating Company.

  The quorum required for ordinary and extraordinary meetings of the shareholders of the Operating Companies consists of two or more shareholders representing at least 51% of the outstanding shares.

 Board of Directors

  The board of directors of each Operating Company has five members, who are elected on a cumulative voting basis, and five alternate directors.

 Dividends

  The distribution of dividends by the Operating Companies is governed by Law 222 of 1995, which requires that any distribution of profits must be taken by the favorable vote of 78% of the shares represented at a duly convened shareholders' meeting. If a 78% majority vote cannot be obtained, the Operating Company is obligated to distribute at least 50% of its liquid profits to the extent such profits exceed accumulated losses from prior years.

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Legal Proceedings

  Girardot Telephone was sued by TeleTequedama E.S.P., a local telephone operator competitor, for Ps2.5 billion on June 4, 1997 for unfair competition in TeleTequedama's zone of operations. A resolution and trial of this lawsuit will not occur until during 1999. Girardot Telephone recorded a liability of Ps2.5 billion at December 31, 1997 related to this lawsuit in connection with its acquisition by the Company. Other than such litigation, neither the Company nor any of the Operating Companies is currently a defendant in any legal proceeding.

Properties

  On September 18, 1996, Transtel purchased a 2,000 square meter building for Ps2.0 billion ($1.3 million). See "Certain Related Party Transactions." In addition, Transtel leases its headquarters at Calle 19N, No 2-29, Oficina 501A, Cali, Colombia. The monthly payment for such lease is Ps6.4 million ($4,200) and such lease runs on a year to year basis.

  Each Operating Company owns the building where its Central Office is located and certain smaller properties where some of its remote digital switches are located. In addition, each Operating Company leases within the municipalities it serves certain properties which are used for office space or for the installation of other remote digital switches.

Employees

  As of December 31, 1998, Transtel and its Operating Companies (excluding Cablevision) had approximately 785 employees. As of December 31, 1998, 153 of those employees were employed by TelePalmira, 103 by Bugatel, 84 by Caucatel, 43 by TeleJamundi, 241 by Unitel, 91 by TeleCartago, 65 by TeleGirardot and 5 by Transtel. Many of these employees are part of the construction phase of projects that are currently taking place, and therefore the number of employees will reduce once these projects are concluded. The Company is not a party to any collective bargaining agreements and has never experienced a strike or work stoppage. None of the employees are members of a union. The Company believes its relations with its employees to be good.

  During the first quarter of 1999, the Company terminated approximately 155 employees of its telephony operations. These terminations relate principally to employees involved in the construction or supervision of the construction of the telephone networks that were substantially finished as of December 31, 1998, and the elimination of certain administrative employees as the Company consolidates its administrative functions centrally instead of at each municipality. Additionally, the Company terminated approximately 110 employees of Cablevision in the first quarter of 1999 that were in excess of its ongoing needs. After these terminations, Transtel and its Operating Companies (excluding Cablevision) had approximately 630 employees and Cablevision had approximately 159 employees as of March 31, 1999. See "Transtel S.A.-- Management's Discussion and Analysis of Financial Condition and Results of Operations."

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                     DESCRIPTION OF EXISTING INDEBTEDNESS

Discount Notes

  On December 31, 1998, Transtel issued $15.0 million of its 20.32% Senior Discount Notes due 2008, pursuant to an Indenture dated as of December 31, 1998 between the Company, the Subsidiary Guarantors (if any) and Marine Midland Bank, as the trustee (the "Discount Note Indenture"). The Discount Notes are unsecured senior obligations of the Company limited to $95.7 million aggregate principal amount at maturity. The initial accreted value of the Notes is $15.0 million. The Discount Notes will accrete at a rate of 20.22% per annum, compounded semi-annually. Interest accrues at a rate of 0.10% per annum on the accreted value from time to time and is payable in cash on each February 13th and August 13th, commencing August 13, 1999. The Discount Notes will mature on August 13, 2008. Cash interest on the Discount Notes will be computed on the basis of a 360-day year of twelve 30-day months. The Discount Notes were sold at a substantial discount from their accreted amount at maturity. Each Discount Note has an issue price of $156.80 and a principal amount at maturity of $1,000. The Discount Notes are senior obligations of the Company ranking pari passu in right of payment with all existing and future senior indebtedness of the Company, including the Senior Notes, and ranking senior in right of payment to all existing and future subordinated indebtedness of the Company, if any. The Company intends to use the proceeds of the Discount Notes to acquire certain minority interests in the restricted subsidiaries of the Company (whereby, such restricted subsidiaries would become wholly-owned subsidiaries of the Company), to pay capital expenditures, to provide working capital, and to pay transaction expenses and/or fund strategic acquisitions. Upon an investment of the proceeds of the Discount Notes by Transtel S.A. in an Operating Company and/or upon the acquisition of certain minority interests in an Operating Company, such Operating Company is required, pursuant to the Discount Note Indenture, to guarantee the Discount Notes.

Global-Siemens Arrangements

  Global Telecommunications Operations, Inc. ("Global") is a British Virgin Islands company owned by the same shareholders who own Transtel. Global was formed in January 1995 for the exclusive purpose of acting as a financing vehicle for the purchase of telecommunications equipment from Siemens AG ("Siemens"). As part of the Company's expansion plan, Global has entered into four purchase agreements with Siemens for the provision of certain equipment necessary for the Company's expansion plan. Global has entered or intends to enter into lease agreements with the Operating Companies (other than Caucatel) for the lease of such telecommunications equipment to those Operating Companies on terms substantially similar to the financing to Global from Siemens. Transtel purchased equipment to be used by Caucatel directly from Siemens ($3.4 million switches and $533,494 for installation) and contributed it to Caucatel as part of its capital. Caucatel is the only Operating Company that does not lease its equipment from Global. Under these leases, if the Operating Companies default under the leases, Global has the right to take action against the assets leased thereunder including repossession or sale of the equipment. Global has assigned to Siemens the lease payments under each of the leases in the event of an event of default under the purchase agreements occurs and is continuing. Upon commencement of the leases' lease terms, the following leasing transactions with Global will be accounted for as capital leases under Colombian GAAP and under U.S. GAAP.

  Global I Purchase Agreement. On May 2, 1996, Global entered into a purchase agreement with Siemens (as amended on July 28, 1997, the "Global I Purchase Agreement") to purchase certain landline telecommunications equipment to be used for the development of each of TelePalmira's, TeleJamundi's and Unitel's respective wireline networks for an aggregate amount of approximately $19.3 million, of which 16% (approximately $3.1 million) was paid upon execution of the Global I Purchase Agreement. The remaining 84% of the price of equipment delivered and installed by Siemens under the Global I Purchase Agreement is payable by Global in 24 semi-annual payments. Global's obligations under the Global I Purchase Agreement are secured by a pledge of the Global I Leases (as defined below). Siemens' obligations for delivery and installation were completed on April 19, 1998.

  Global I Leases. On August 1, 1996, Global entered into a lease agreement, as amended on April 12, 1998, for TelePalmira (the "Global--TelePalmira I Lease"). On April 19, 1998, Global entered into a lease agreement

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for TeleJamundi (the "Global--TeleJamundi I Lease") and for Unitel (the
"Global--Unitel I Lease") (the Global--TeleJamundi Lease, Global--TelePalmira Lease, Global--TeleJamundi Lease and Global-Unitel I Lease are collectively referred to as the "Global I Leases"). The lease term of each lease commenced on April 19, 1998.

    Global-TelePalmira I Lease. Pursuant to the Global-TelePalmira I Lease, TelePalmira agreed to pay Global an aggregate amount of approximately $16.8 million to lease, for a 12-year term, certain switching and cable equipment that Global purchased from Siemens under the Global I Purchase Agreement. The Global-TelePalmira I Lease includes an option to purchase the equipment for an additional $285,000 at the end of the lease term.

    Global-TeleJamundi I Lease. Pursuant to the Global-TeleJamundi I Lease, TeleJamundi agreed to pay Global an aggregate amount of approximately $5.9 million to lease, for a 12-year term, certain switching and cable equipment that Global purchased from Siemens under the Global I Purchase Agreement. The Global-TeleJamundi I Lease includes an option to purchase the equipment for an additional $104,000 at the end of the lease term.

    Global-Unitel I Lease. Pursuant to the Global-Unitel I Lease, Unitel agreed to pay Global an aggregate amount of approximately $4.4 million to lease, for a 12-year term, certain switching and cable equipment that Global purchased from Siemens under the Global I Purchase Agreement for its wireline applications. The Global-Unitel I Lease includes an option to purchase the equipment for an additional $73,000 at the end of the lease term.

  Global II Purchase Agreement. On May 30, 1997, Global entered into a purchase agreement, as amended on July 28 and October 29, 1997 and April 1, 1998, with Siemens (the "Global II Purchase Agreement") to purchase certain landline and wireless telecommunications equipment to be used for the development of each of TeleCartago's, Bugatel's and Unitel Wireless' respective networks for an aggregate amount of approximately $39.8 million, of which approximately $3.7 million was paid upon execution of the Global II Purchase Agreement. The remaining price of equipment delivered and installed by Siemens under the Global II Purchase Agreement is payable by Global in 24 semi-annual payments. Global's obligations to Siemens under the Global II Purchase Agreement are secured by a pledge of the lease payments under the Global II Leases (as defined below).

  Global II Leases. On July 28, 1997, Global entered into a lease agreement with Unitel (the "Global-Unitel II Lease"), TeleCartago (the "Global-TeleCartago II Lease") and Bugatel (the "Global-Bugatel II Lease") for certain of the equipment that is the subject of the Global II Purchase Agreement (the Global-Unitel II Lease, the Global-TeleCartago II Lease, and the Global-Bugatel II Lease are collectively referred to herein as, the "Global II Leases"). The lease term of each lease will commence upon completion of Siemens' delivery and installation obligations.

    Global-Unitel II Lease. Pursuant to the Global-Unitel II Lease, Unitel agreed to pay Global an aggregate amount of approximately $25.4 million to lease, for a 12-year term, certain wireless telecommunications equipment that Global purchased from Siemens under the Global II Purchase Agreement. The Global-Unitel II Lease includes an option to purchase the equipment for an additional $525,000 at the end of the lease term. The Company expects to increase the Global-Unitel Lease II to $35.0 million to reflect modifications to the lease. This project is in the testing process by Global and the Company expects that it will be recorded as a capital lease in July 1999.

    Global-TeleCartago II Lease. Pursuant to the Global-TeleCartago II Lease, TeleCartago agreed to pay Global an aggregate amount of approximately $9.5 million to lease, for a 12-year term, certain switching and cable equipment that Global purchased from Siemens under the Global II Purchase Agreement. The Global-TeleCartago II Lease includes an option to purchase the equipment for an additional

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  $55,800 at the end of the lease term. This project was finished and recorded as a capital lease in March 1999.

    Global-Bugatel II Lease. Pursuant to the Global-Bugatel II Lease, Bugatel agreed to pay Global an aggregate amount of approximately $9.0 million to lease, for a 12-year term, certain wireless telecommunications equipment that Global purchased from Siemens under the Global II Purchase Agreement. The Global-Bugatel II Lease includes an option to purchase the equipment for an additional $53,700 at the end of the lease term. This project is in the testing process and the Company expects that it will be recorded as a capital lease in June 1999.

  Global III Purchase Agreement. Global entered into a purchase agreement on June 11, 1998 with Siemens (the "Global III Purchase Agreement") to purchase certain landline and wireless telecommunications equipment to be used for the development of each of TelePalmira's and Unitel's Wireless respective networks for an aggregate amount of approximately $12.9 million. The price of equipment delivered and installed by Siemens under the Global III Purchase Agreement is payable by Global in 24 semi-annual payments. Global's obligations to Siemens under the Global III Purchase Agreement are secured by a pledge of the lease payments under the Global III Leases (as defined below).

  Global III Leases. On September 1, 1998, Global entered into a lease agreement with TelePalmira (the "Global-TelePalmira III Lease") and Unitel (the "Global-Unitel III Lease") for certain equipment that is subject to the Global III Purchase Agreement (the Global-TelePalmira III Lease and the Global-Unitel III Lease are collectively referred to herein as, the "Global III Leases"). The lease term of each lease will commence upon completion of Siemens' delivery and installation obligations.

    Global-TelePalmira III Lease. Pursuant to the Global-TelePalmira III Lease, TelePalmira agreed to pay Global an aggregate amount of approximately $1.4 million to lease, for a 12-year term, certain switching telecommunications equipment that Global purchased from Siemens under the Global III Purchase Agreement. The Global-TelePalmira III Lease includes an option to purchase the equipment for an additional $9,332 at the end of the lease term.

    Global-Unitel III Lease. Pursuant to the Global-Unitel III Lease, Unitel agreed to pay Global an aggregate amount of approximately $18.1 million to lease, for a 12-year term, certain switching and emission telecommunications equipment that Global purchased from Siemens under the Global III Purchase Agreement. The Global-Unitel III Lease includes an option to purchase the equipment for an additional $118,630 at the end of the lease term.

  Global IV Purchase Agreement. Global entered into a purchase agreement on June 11, 1998 with Siemens (the "Global IV Purchase Agreement") to purchase certain landline and wireless telecommunications equipment to be used for the development of each of TelePalmira's, Bugatel's, TeleGirardot's and TeleCartago's respective networks for an aggregate amount of approximately $11.0 million. The price of equipment delivered and installed by Siemens under the Global IV Purchase Agreement is payable by Global in 24 semi-annual payments. Global's obligations to Siemens under the Global IV Purchase Agreement are secured by a pledge of the lease payments under the Global IV Leases (as defined below).

  Global IV Leases. On September 1, 1998, Global entered into a lease agreement with TelePalmira (the "Global-TelePalmira IV Lease"), Bugatel (the "Global-Bugatel IV Lease"), TeleGirardot (the "Global-TeleGirardot IV Lease"), and TeleCartago (the "Global-TeleCartago IV Lease") for certain equipment that is subject to the Global IV Purchase Agreement (the Global-TelePalmira IV Lease, the Global-Bugatel IV Lease, the Global-TeleGirardot IV Lease and the Global-TeleCartago IV Lease are collectively referred to herein as, the "Global IV Leases"). The lease term of each lease will commence upon completion of Siemens' delivery and installation obligations. The Company expects that this project will be delivered and accepted in July 1999; at present it is in the testing process.

    Global-TelePalmira IV Lease. Pursuant to the Global-Palmira IV Lease, TelePalmira agreed to pay Global an aggregate amount of approximately $4.1 million to lease, for a 12-year term, certain switching and emission telecommunications equipment that Global purchased from Siemens under the Global IV Purchase Agreement. The Global-TelePalmira IV Lease includes an option to purchase the equipment for an additional $26,589 at the end of the lease term.

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    Global-Bugatel IV Lease. Pursuant to the Global-Bugatel IV Lease, Bugatel
  agreed to pay Global an aggregate amount of approximately $4.3 million to lease, for a 12-year term, certain switching and emission telecommunications equipment that Global purchased from Siemens under the Global IV Purchase Agreement. The Global-Bugatel IV Lease includes an option to purchase the equipment for an additional $27,890 at the end of the lease term.

    Global-TeleGirardot IV Lease. Pursuant to the Global-TeleGirardot IV Lease, TeleGirardot agreed to pay Global an aggregate amount of approximately $4.3 million to lease, for a 12-year term, certain switching and emission telecommunications equipment that Global purchased from Siemens under the Global IV Purchase Agreement. The Global-TeleGirardot IV Lease includes an option to purchase the equipment for an additional $27,846 at the end of the lease term.

    Global-TeleCartago IV Lease. Pursuant to the Global-TeleCartago IV Lease, TeleCartago agreed to pay Global an aggregate amount of approximately $4.3 million to lease, for a 12-year term, certain switching and emission telecommunications equipment that Global purchased from Siemens under the Global IV Purchase Agreement. The Global-TeleCartago IV Lease includes an option to purchase the equipment for an additional $27,850 at the end of the lease term.

Transtel-Siemens Arrangement

  On May 23, 1997, Transtel entered into a purchase agreement with Siemens (the "Transtel-Siemens Purchase Agreement") for certain telecommunications equipment to be used by Caucatel in the installation of approximately 23,000 lines for approximately $3.3 million payable semiannually over a ten-year period at an interest rate of LIBOR plus 1% (6.2% at December 31, 1998), commencing six months after the completion of the Turn-Key Arrangements. The obligations of Transtel under the Transtel-Siemens Purchase Agreement are secured by a promissory note from Transtel. Siemens completed the installation of this equipment in December 1997 and the payment obligation to Siemens is recorded as a liability at December 31, 1997. As of December 31, 1998, the balance was $2,549,427 (Ps3,391,497 thousand).

TeleGirardot-Siemens Arrangement

  The Company has assumed Girardot Telephone's obligations under six purchase agreements and executed one additional purchase agreement on July 2, 1978 totaling $4.5 million with Siemens (the "TeleGirardot-Siemens Purchase Agreement") for certain telecommunications equipment now in use by TeleGirardot. The contract amounts are generally payable over five-year periods at interest rates of approximately 6.7% to 7.5%. Substantially all of the equipment was installed and the liabilities recorded at December 31, 1997. The balance payable at December 31, 1997 and 1998 are $4,440,951 (Ps6,848,435 thousand) and $3,126,944 (Ps4,822,091 thousand), respectively.

IBM Arrangement

  The Company has entered into an agreement with International Business Machines Corp. ("IBM") whereby IBM has agreed to finance and to provide and install all the Internet and voice mail related hardware and software for the Company's telephone systems and the Company has agreed to pay IBM an aggregate amount of $3.4 million for such equipment. On October 1 and October 28, 1997, Unitel and Caucatel entered into 60 month leases with IBM for $2.8 million and $532,008 respectively, for this equipment. The lease term of each lease commenced on June 11, 1998. The leases are capital leases under Colombian and U.S. GAAP.

DIAN Financing

  The Departamento de Impuestos y Aduanas ("DIAN") allows for the deferral of value-added taxes and duties related to the purchase of certain imported telecommunications equipment by the Company through its operating subsidiaries in its expansion plan. Based on the expected imported equipment to be purchased under

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the Expansion Plan, the Company estimates that it will defer approximately
Ps31.1 billion ($20.2 million) of taxes and duties during the expansion plan that will be paid over a five-year period commencing six months from the date of incurrence (the "DIAN Financing"). The DIAN Financing does not bear any interest. DIAN Financing consists of approximately Ps23.7 billion ($15.4 million) of value-added tax and Ps7.4 billion ($4.8 million) of duty. Prior to December 24, 1998, the value-added tax, when paid, may be taken as a credit against income taxes to the extent that income taxes are payable in a two year period or is refundable if not used as a credit. On December 24, 1998 the Colombian government issued Law 488 which reforms the tax rules as of January 1, 1999. Law 488, among other things, establishes that the value-added tax paid may not be taken as a credit against income taxes commencing in 1999 but may be treated as a deduction from taxable income or capitalized as a cost of the respective asset. All DIAN Financing other than Ps2.1 billion paid during 1998 will be subject to Law 488. No DIAN Financing amounts were due at December 31, 1997 as Siemens had not yet completed the delivery and installation of the equipment to be leased under the Global Leases. As of December 31, 1998, the DIAN Financing has been recorded as a memorandum account related to the Global I Purchase Agreement of $4.2 million (Ps6.5 billion) of which had been paid $1.4 million (Ps2.1 billion) (see Note 11). The corresponding amounts of the Global Purchase Agreements II, III, IV and V of $16.0 million (Ps24.6 billion) will be recorded during 1999.

Assumption of Cablevision Debt

  As part of the acquisition of Cablevision, the Company assumed Cablevision's long-term debt which at December 31, 1998 totaled approximately Ps10.3 billion ($6.7 million). These amounts are payable to banks and other financial institutions and bear interest at 32%. The amounts are payable in the year ending December 31 as follows: Ps1.4 billion in 1999, Ps2.9 billion in 2000, Ps1.7 billion in 2001, Ps2.0 billion in 2002, Ps1.4 billion in 2003 and Ps1.2 billion in 2004. Additionally, short-term debt assumed at Cablevision, which consisted of bank overdrafts and notes, totaled Ps4.1 billion ($2.6 million) at December 31, 1998.

Other Indebtedness

  The Company had other bank overdrafts and short-term notes of Ps9.5 billion ($6.2 million) outstanding at December 31, 1998.

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              INDUSTRY OVERVIEW; LEGAL AND REGULATORY ENVIRONMENT

  Colombia is one of the oldest democracies and most stable economies in Latin America and is one of only three countries in Latin America rated investment grade by all three major rating agencies. Colombia has achieved positive real economic growth every year since 1950 and averaged compounded annual growth in Gross Domestic Product ("GDP") of approximately 4.7% from 1992 to 1996, one of the highest growth rates in Latin America. Annual inflation has declined over the past six years from 26.8% in 1991 to 17.7% in 1997. In recent years, the Colombian government has encouraged foreign investment and exports through reduced foreign exchange controls and lower import quotas and tariffs. The Colombian government has also begun to open certain public services, such as power and banking, to private sector investment and is considering other sectors for privatization. In part as a result of these policies, net foreign investment in Colombia has grown from $3.5 billion in 1990 to $10.5 billion in 1997. During the same period, Colombia has achieved increased diversification of its export base and the value of its exports has grown from $6.7 billion to $11.6 billion. See "Risk Factors--Colombian Political, Economic and Social Risks."

  In 1995, Colombia had approximately 4.9 million installed lines, representing a penetration of approximately 14.0 lines per 100 people which generated approximately $635 million of revenues representing approximately 44% of the $1.5 billion telecommunications industry. Historically, local telephony has been treated as a utility. The local telephony network is fragmented and approximately 30 municipal operators service approximately 780 municipalities. Prior to deregulation, each municipal operator had a monopoly in the region which it served and typically provided limited and often marginal service. As a result, Colombia is significantly underserved by existing wireline operators and demand for telephone service substantially outweighs supply for telephone lines. This is evidenced by multi-year waiting lists and unsatisfied demand in Colombia for approximately 1.2 million telephone lines as estimated by the DNP. The DNP also projects that the country's existing installed line network will need to more than double by 2007 in order to keep pace with growing demand.

  The Colombian government, recognizing the importance of an effective telecommunications infrastructure and the role that the telecommunications industry plays in national development, identified the problems in the telecommunications industry and, from 1990 to 1994, established the regulatory environment required to support private sector participation. The government enacted decrees addressing many facets of operation including interconnection, numbering and tariffs.

  In 1990, the Ministry of Communications issued Decree 1900 which permitted private sector's participation in the state-owned telecommunications industry. The decree launched a deregulation process which resulted in the privatization of local wireline telecommunications, the sale of cellular licenses and the planned privatization of the national long distance carrier, TELECOM. Law 142 established the basic guidelines for the privatization of basic services, including telecommunications, thereby introducing open competition in the telecommunications sector and promoting a tariff environment whereby participants would be encouraged to compete on the basis of efficiency and service rather than price.

  There is currently no restriction in Colombia on competition within the local telephony business and therefore any person can organize and operate a telephone company provided such person has obtained the civil works permits for the construction of the telephone networks from the local municipalities in the market in which such person operates. Law 142 prohibits a municipality from denying a company the permit requirements for such works. In addition, telephone companies are required to enter into interconnection agreements with the long distance carrier, TELECOM, and other local municipalities for the provision of national and international long distance services and local service, respectively. Law 142 requires that this access be granted. See "Business--Interconnection Agreements--Local Connections" and "Business-- Interconnection Agreements--Long-Distance Connections."

  Telephone companies are subject to the supervision of the Superintendencia de Industria y Comercio (Superintendency of Industry and Commerce), which is empowered to enforce antitrust regulations, protect free competition in the marketplace and protect consumer rights on a case by case basis, and to the supervision of the Superintendencia de Sociedades (Superintendency of Corporations), which is entitled by Colombian Commercial Law to exercise regulatory control over certain activities of telecommunication service providers. The Superintendencia de Servicios Publicos (Superintendency of Public Services) ("SPS") was created as a new organization under Law 142 to review the management and performance of utilities. Telecommunications service providers are required by Law 142 to appoint an external professional reviewer to also review their management and performance. This requirement may be waived by the SPS if it is satisfied that a company's internal controls are sufficient.

  Pursuant to such new regulations, the CRT was created as a special administrative unit with administrative, technical and financial independence to oversee the telecommunications sector. The CRT is funded by the companies it regulates, which are required to pay a fee for this purpose. For 1996, this fee was set at 0.65% of 1995 operating expenses. The CRT is chaired by the Minister of Communications, and also includes, as members, the Director of the DNP and three technical experts appointed by the President of Colombia for three-year terms. Whereas the SPS is responsible for oversight and control and has the power to impose sanctions for non-compliance with regulations, the CRT performs the regulatory functions in the industry such as the establishment of tariffs for all telecommunication services, which allows operators to set prices in accordance with costs or at levels established by their competitors. In addition, the CRT issues regulations for the purpose of promoting competition, reviews the efficiency of monopolistic service providers, sets technical standards for telephone services to ensure continuous, quality service to telephone subscribers, and is also appointed to resolve disputes among telephone service providers and between providers and consumers. The CRT also has the authority to review the efficiency of service providers and order the liquidation of monopolistic service providers which are found to be inefficient. Where competition is lacking, the CRT may also set fixed fees for services.

  The CRT restricts the activities of telephone service providers in order to ensure free competition in the marketplace. For example, users may not be required to purchase other services together with telephone service or be required to purchase telephone equipment. Service providers are obligated to permit other licensed service providers access to their telephone networks on the basis of "equal access--equal fees."

  Local telephone service providers are free to set their own fees within maximum and minimum limits set by the CRT. The minimum is the cost of providing the service and the maximum is set for each service provider based on its expenses and infrastructure investment. The maximum and minimum limits are set for five-year periods and adjusted annually for inflation. The limits can be modified within the five-year period if there is a prior agreement between the CRT and the service provider to do so or in extraordinary circumstances.

  Domestic and international long distance service has been provided exclusively by TELECOM, which has had a monopoly on international and long distance calls. However, in 1995, the Colombian government opened the long distance market to competition. The CRT has established a process under which the opening of the long distance market to competition is to be reviewed. Licenses were given to Orbitel (a private company) and Empresa de Telecomunicaciones de Bogota (a government-owned entity) and it is expected that operations will start in 1999. The conditions for a new entrant include:
(i) an initial payment of $150.0 million for a ten-year license, which is automatically renewed at no cost for an additional ten-year period and a monthly payment of 5% of the gross revenues to the Ministry of Communications payable over the duration of the license; (ii) the members of the consortium must have at least 400 million minutes of international long distance traffic;
(iii) the operation of a minimum of 150,000 local telephone lines in Colombia but in no case serving over 35% of the Colombian telephone market; and (iv) the provision of universal service to a wide range of municipalities throughout Colombia. It is expected that tariffs will be under a regulated competitive system until 1999. The Company believes that the deregulation of the long distance market will, as it has in other countries, serve to stimulate phone usage, due to the fact that price competition is likely to lower tariffs to the consumer. The Company does not currently expect that it would qualify to be a new entrant into the long distance market in the near future.

                                  MANAGEMENT

Directors and Officers

  The directors and executive officers of the Company are as follows:

   Gonzalo Caicedo Toro.............. Director
   Guillermo O. Lopez................ Director and President
   Victoria E. Meza.................. Director and General Secretary
   Jorge Enrique Martinez............ Director and Financial Vice President
   Anibal E. Perez................... Director and Technology and Planning Vice
                                       President
   Jose Fernando Ramirez............. Operations Vice President
   Kenneth H. Spencer................ Marketing and Sales Vice President
   Attilio Ciampini.................. Manager of Outside Plant

  Gonzalo Caicedo Toro, 51, has been a member of the Board of Directors of the Company since August 1993. Mr. Caicedo is an economist by training and an investor in agribusiness, particularly in the sugar cane industry. He is an investor, as well as a member of the Board of Directors of several Colombian companies, including Ingenio Riopaila, S.A., Ingenio Central Castilla, S.A. and Colombina S.A.

  Guillermo O. Lopez, 42, is a lawyer by training and has been a director of several Colombian companies, such as Colombina S.A. and Ingenio Central Castilla, S.A. and a consultant for other companies. Before joining Transtel, Mr. Lopez provided business, financial and managerial advice to the Caicedo Investors and has been a member of the Board of Directors and President of the Company since December 1994. Between 1992 and 1993, his principal occupation was the creation of Transtel. Upon incorporation of the Company, Mr. Lopez joined the Company as General Manager and held that position until he was appointed President.

  Victoria E. Meza, 34, has been a member of the Board of Directors of the Company since December 1994 and has been General Secretary since December 1993. Before joining Transtel, Ms. Meza worked as a prosecuting attorney in the Ministry of Finance.

  Jorge Enrique Martinez, 49, has been a member of the Board of Directors of the Company since December 1994. Mr. Martinez worked for Corporacion Financiera del Valle S.A., a financial institution specializing in project finance and investment banking for nine years as Credit Executive and Manager. Mr. Martinez joined Transtel in 1993 as Projects Manager and became Financial Vice President in 1996.

  Anibal E. Perez, 40, has been a member of the Board of Directors of the Company since January 1997. Mr. Perez worked for qEMCALI from September 1993 to October 1996, as Director of External Affairs, Vice President of Network Planning and General Manager. Mr. Perez joined Transtel in October 1996 as Technology and Planning Vice President.

  Jose Fernando Ramirez, 44, has been the Operations Vice President for the Company since January 1, 1999. Mr. Ramirez joined the Company in 1995 as the General Manager of TelePalmira and became the General Manager of TeleCartago in 1998. Mr. Ramirez has four years experience as Vice President of local telephony networks of Telecom, a national long distance carrier and for ten years as the General Manager of Telearmenia, a local network, owned by Telecom.

  Kenneth H. Spencer, 51, has been Marketing and Sales Vice President since June 1998. Mr Spencer has 27 years experience in telecommunications with senior sales and marketing positions in Bell Canada and as a Director of Projects for AT&T Canada, Bell South, Nortel (Europe) and most recently with Empresa de Telcomunicaciones de Santafe de Bogota.

  Attilio Ciampini, 52, has been Manager for the Company's Outside Plant since April 1, 1997. From 1988 to 1991, Mr. Ciampini worked for Bell Canada as Access Network Section Manager. From 1991 to 1994, Mr. Ciampini worked as Access Network Management Consultant for Bell Sygma Telecom Solutions. Mr. Ciampini joined Transtel on April 1, 1997 as Technical Manager for Unitel Wireless.

Statutory Auditor

  Transtel and each of its subsidiaries, as required by the Colombian Commercial Code, has a revisor fiscal ("statutory auditor"). The statutory auditor is elected by the shareholders' general assembly for a one-year period beginning on the date of election. The statutory auditor may be reelected indefinitely. Pursuant to the Commercial Code, the statutory auditor has the obligation to audit a company's annual financial statements and review tax returns of each company in order to indicate their agreement with the accounting records. The statutory auditor also reports on a company's compliance with shareholders and board of directors' resolutions, certain Colombian laws and regulations, and requests by Colombian government entities. The statutory auditor, who has no power over a company's operations, is authorized to investigate and require correction of noncompliance with certain laws, including convening an extraordinary session of the Board of Directors or the shareholders' general assembly. Commencing in 1997, the Company's statutory auditor has been Price Waterhouse, independent accountants.

Management Compensation

  While the Company's directors are not compensated for their services, as of December 31, 1997, the Company's officers were compensated according to the Colombian salary standards for executive officers in the telecommunications sector. The aggregate compensation of all executive officers of the Company was approximately Ps1.3 billion for the year ended December 31, 1997. In addition, the Company made contributions totalling Ps82.8 million for the year ended December 31, 1997 as determined by the Social Security Institute for health, pension and other benefits.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth the aggregate number of shares of Transtel's voting securities beneficially owned following the Equity Contribution by: (i) each person known by Transtel to be a beneficial owner of more than 5% of any class of Transtel's voting securities; and (ii) each director of Transtel. As of December 31, 1998, there were 34,611,747,976 shares of common stock issued and outstanding.

                                                    Number of        Percentage
                                                      Shares         of Shares
                                                   Beneficially     Beneficially
Named and Address(1) of Beneficial Owner              Owned            Owned
----------------------------------------          --------------    ------------
Guillermo Lopez.................................. 17,305,873,988         50%
Gonzalo Caicedo Toro............................. 17,305,873,988(2)      50%(2)
Comyersiones S.C.S...............................  2,083,598,736          6%
Maria Eugenia Llano..............................  1,374,006,281          4%
Valentina Caicedo Toro...........................      2,957,198         --

--------
(1) The address for each listed shareholder is c/o Transtel, S.A., Calle 15 #33-289, Autopista, Cali-Yumbo Km. 2, Cali-Valle, Colombia.
(2) The "Number of Shares Beneficially Owned" and "Percentage of Shares Beneficially Owned" for Gonzalo Caicedo Toro include the shares registered in the name of Maria Eugenia Llano, his wife, the shares registered in the name of Valentina Caicedo Toro, his daughter, and the shares registered in the name of Gonzalo Caicedo Toro & Cia. S.C.S., which is owned 50% by Maria Eugenia Llano and 50% owned by Gonzalo Caicedo Toro.

                      CERTAIN RELATED PARTY TRANSACTIONS

Ingenio Riopaila, S.A. and Ingenio Central Castilla, S.A. Shares

  Transtel and Gonzalo Caicedo Toro have entered into several transactions. In the first of these transactions, during 1996, Mr. Caicedo pledged to certain banks part of his shares in two Colombian companies, Ingenio Riopaila, S.A. and Ingenio Central Castilla, S.A. as collateral for loans that such banks made to Transtel in the principal amount of Ps17.3 billion ($11.2 million) (the "Secured Loans"). In the second transaction, during the first quarter of 1997, Transtel borrowed Ps8.2 billion ($5.3 million) (the "Other Loans") and loaned the proceeds to Mr. Caicedo (the "Caicedo Loan"). Mr. Caicedo used the proceeds from the Caicedo Loan to remove certain liens from certain other shares of Ingenio Riopaila, S.A. and Ingenio Central Castilla, S.A. owned by him. Mr. Caicedo then created a trust (the "Caicedo Trust") that borrowed from third parties Ps25.5 billion ($16.5 million) (the "Trust Loan"). In April through July 1997, Mr. Caicedo used Ps8.1 billion ($5.2 million) of the proceeds of this loan to repay the Other Loans on behalf of Transtel. The repayment of the Other Loans by Mr. Caicedo, on behalf of Transtel, was credited by Transtel as a repayment by Mr. Caicedo of the Caicedo Loan. Mr. Caicedo used the remaining proceeds of the Trust Loan (Ps17.3 billion ($11.2 million)) to make a capital contribution, in July 1997, to Transtel, in partial satisfaction of the Equity Contribution. Transtel used this money for the repayment of the Secured Loan. In addition, in July 1997, Mr. Caicedo made a partial equity contribution of Ps0.9 billion ($588,000).

Certain Other Transactions with Gonzalo Caicedo Toro

  In addition to the transactions outlined above, the Company has been involved in a number of transactions with Mr. Caicedo. In 1995, the Company loaned Mr. Caicedo a total of approximately Ps10.0 billion($6.5 million) of which Mr. Caicedo repaid approximately Ps7.9 billion ($5.1 million) of that loan in the same year. In 1996, the Company lent Mr. Caicedo an additional approximately Ps11.0 billion ($7.1 million). These loans were repaid in full by Mr. Caicedo in 1996 with (i) approximately Ps7.8 billion ($5.0 million) in cash, (ii) the assignment of a 2,000 square meter building located in the municipality of Cali that the Company valued at approximately Ps2.0 billion ($1.3 million), and (iii) the transfer by Mr. Caicedo of the capital stock of

Comyersiones S.C.S., which owns 7.59% of Colombina, the largest candy manufacturer in Colombia, that the Company valued at approximately Ps3.1 billion ($2.0 million). As of August 31, 1997, Mr. Caicedo had repaid the balance of additional net loans made to him in 1997 of Ps1.6 billion ($1.1 million), including the Caicedo Loan discussed above. The loans to Mr. Caicedo were non-interest bearing and had no maturity dates.

Purchase Agreements and Lease Agreements with Global

  As part of the Company's tax planning, Global, a British Virgin Island company owned by the same shareholders who own Transtel, has entered into purchase agreements and letters of intent with Siemens for the purchase of certain telecommunications equipment to be leased by Global to the Operating Companies to develop their respective networks according to the Expansion Plan. In connection with these equipment purchases, Global and the Company have entered into or intend to enter into long-term equipment financing arrangements with Siemens under which Siemens will provide financing for up to 85% of the total cost of such equipment, or approximately $83.4 million. See "Description of Existing Indebtedness--Global-Siemens Arrangements" for the terms of the existing financing arrangements, and see "Risk Factors-- Contingency of Vendor Financing." Global in turn has entered into or intends to enter into lease agreements with the Operating Companies for the lease of such equipment. As security for these arrangements, Global has assigned to Siemens the lease payments under the Global leases in case an event of default occurs and is continuing under the Purchase Agreements. See "Description of Existing Indebtedness--Global-Siemens Arrangement."

Undertakings by Global Regarding Indebtedness and Line of Business

  As a condition precedent to the Offering, Global entered into a Letter of Undertaking, among Global, Siemens, Transtel and the Indenture Trustee (the "Global Undertaking Letter"), whereby Global agreed that it would incur additional indebtedness only if Transtel and the Operating Companies are in compliance with the covenant described under "Description of the Senior Notes--Certain Covenants--Limitation on Indebtedness" after giving effect to any lease or guaranty arrangements entered into by Transtel or any Operating Company in connection with such indebtedness and such indebtedness is used for the purchase of telecommunications equipment to be leased to an Operating Company. Pursuant to the Global Undertaking Letter, Global has also agreed not to engage, directly or indirectly, in any business other than in the business of purchasing telecommunications equipment and the leasing of such equipment to the Operating Companies. In addition, Global has agreed that to the extent it sells or otherwise disposes of any equipment leased under the Global Leases (collectively, the "Equipment"), it will apply all cash proceeds received by it in respect of any sale of, collection from, or other realization upon any Equipment to prepay on a pro rata basis the Senior Notes and any amounts owing by Global to Siemens under the Global Purchase Agreements.

Dividends

  In April 1998 Transtel S.A. paid a dividend to its shareholders in respect of the years 1995 and 1996 in an aggregate amount of approximately Ps3.1 billion (approximately $2.0 million). After being informed that these payments were not in compliance with the Indenture, the shareholders refunded the payments to Transtel in June 1998 with interest at a rate of 29.75% per annum (the rate earned by the shareholders on their certificates of deposit during the period).

                        DESCRIPTION OF THE CERTIFICATES

  Pursuant to the terms of the Trust Agreement, the Pass Through Trustee will issue the Exchange Certificates on behalf of the Trust and exchange the Original Certificates for the Exchange Certificates. The Certificates will represent undivided beneficial interests in the assets of the Trust. The terms of the Exchange Certificates are substantially identical to the terms of the Original Certificates, except that the Exchange Certificates will have been registered under the Securities Act and will not contain terms restricting transfer of such Exchange Certificates. This summary of certain provisions of the Certificates and the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms. Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of the Trust Agreement is available without charge upon request from the Pass Through Trustee.

General

  Legal title to the Senior Notes will be held at all times by the Trust as a separate legal entity, except where the laws of any jurisdiction where the Senior Notes are located require title to be held by a trustee in which case legal title will be held by the Pass Through Trustee in trust for the benefit of the Certificateholders. Each Certificate will represent a pro rata share of the principal amount of the Senior Notes held by the Trust as well as any other property held by the Trust from time to time, including all payments of principal, interest, redemption premium, if any, and Additional Amounts, if any, paid by the Company in respect of the Senior Notes.

Payments and Distributions

  All payments of principal, interest, redemption premium or other amounts in respect of the Senior Notes received by, or on behalf of, the Trust will to the extent reasonably practicable, be distributed to Certificateholders on the date such payments are received. From and after October 28, 1997, the Senior Notes will bear interest at a rate of 12 1/2% per annum payable semiannually in cash on each May 1 and November 1 of each year, (each referred to herein as an "Interest Payment Date") commencing May 1, 1998. Interest distributions made on each May 1 and November 1 will be paid to the persons who are the registered Certificateholders on the April 15 and October 15, as the case may be, immediately preceding such Interest Payment Date. Each Certificateholder will be entitled to receive a pro rata share of any payments received by, or on behalf of, the Pass Through Trustee on behalf of the Trust in respect of the Senior Notes.

Voting Rights

  So long as the Senior Notes are held by the Trust or the Pass Through Trustee, as the case may be, the Pass Through Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or execute any trust or power conferred on the Pass Through Trustee with respect to the Senior Notes, (ii) waive any past default that is waivable under the Senior Notes, (iii) exercise any right to rescind or annul a declaration that the Senior Notes are due and payable, (iv) consent to any amendment, modification or termination of the Indenture or the Senior Notes, where such consent is required, without, in each case, obtaining the prior approval of a Majority In Interest of Certificateholders, except that if such consent under the Indenture would require the consent of each holder of Senior Notes affected thereby, no such consent will be given by the Pass Through Trustee without the prior consent of each Certificateholder (see "Description of the Senior Notes--Modification and Waiver"), or (v) take any other action, except as described below. If the Indenture Trustee requests the Pass Through Trustee to take any action with respect to the Senior Notes, including, but not limited to, a request for its consent to any amendment, modification, waiver or supplement under the Indenture, the Pass Through Trustee will immediately mail a notice to each Certificateholder registered as of the date of such notice of the proposed action, and will take such action with respect to the Senior Notes as it is instructed by the Certificateholders; provided, however, that the Pass Through Trustee will not be required to take any action with respect to the Senior Notes, the Indenture, or the Certificates if it has not been assured of being indemnified therefor.

  Any required approval of the Certificateholders may be given at a meeting of Certificateholders convened for such purpose or pursuant to their written consent. The Pass Through Trustee will cause a notice of any meeting at which Certificateholders are entitled to vote, or of any matter upon which action by written consent of such Certificateholders is to be taken, to be given to each Certificateholder in the manner set forth the Trust Agreement.

Supplemental Trust Agreements

  The Trust Agreement may be supplemented from time to time by the Pass Through Trustee and the Company, without the consent of the Certificateholders, to, among other things, cure any ambiguity, to correct or supplement any provision in the Trust Agreement which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, provided that such action shall not adversely affect the interests of the Certificateholders.

  The Trust Agreement may be supplemented by the Pass Through Trustee and the Company with the consent of a Majority In Interest of the Certificateholders; provided, however, that no such supplement may, without the consent of each Certificateholder affected thereby, (i) reduce the amount of, or delay the timing of, any receipts by the Pass Through Trustee of payments on the Senior Notes or distributions that are required to be made, under the Trust Agreement, on the Certificates, or change any date of payment on any Certificate, or change the place of payment where, or the coin or currency in which, any Certificate is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Distribution Date or Special Distribution applicable thereto; or, (ii) permit the disposition of any Senior Note in the Trust Property except as permitted by the Trust Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of the Senior Notes in the Trust; or (iii) reduce the percentage of the aggregate Fractional Undivided Interests of the Trust which is required for any such supplemental agreement, or reduce such percentage required for any waiver (of compliance with certain provisions of this Trust Agreement or certain defaults hereunder and their consequences) provided for in this Trust Agreement; or (iv) modify any of the provisions of Section 10.02 or Section 7.05 of the Trust Agreement, except to increase any such percentage or to provide that certain other provisions of this Trust Agreement cannot be modified or waived without the consent of the Holder of each Certificate affected thereby; or (v) have the effect of any of the events described in
Section 9.02 of the Indenture; or (vi) otherwise adversely affect such Certificateholder.

  Prior to the execution of any supplement, the Pass Through Trustee will be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by the Trust Agreement.

Termination of the Pass Through Trust

  Pursuant to the Trust Agreement, the Trust shall terminate upon the distribution to all Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement and the disposition of all funds or property held by the trust.

Events of Default and Certain Rights Upon an Event of Default

  An event of default under the Trust Agreement (a "Certificate Event of Default") is defined as the occurrence and continuance of an Event of Default under the Indenture (an "Indenture Default"). For a description of the Indenture Defaults, see "Description of the Senior Notes--Events of Default."

  The Trust Agreement provides that as long as an Indenture Default has occurred and is continuing with respect to the Senior Notes, the Pass Through Trustee will exercise such rights and take such actions with respect to the Certificates and the Senior Notes as it is instructed to take pursuant to the written directions of Certificateholders representing the required percentage set forth in the Trust Agreement.

  The Indenture provides that if an Indenture Default has occurred and is continuing with respect to the Senior Notes, the Indenture Trustee may declare the unpaid principal amount of the Senior Notes immediately due and payable, together with any interest accrued thereon. Under certain circumstances the Senior Notes and any accrued and unpaid interest thereon automatically will become due and payable without action by the Indenture Trustee. See "Description of the Senior Notes--Events of Default."

  Any amount paid to the Pass Through Trustee, on behalf of the Trust as holder of the Senior Notes, by the Indenture Trustee under the Indenture following an Indenture Default will be applied first, to cover all fees, indemnity costs, expenses and compensation of the Pass Through Trustee; second, will thereafter be applied as a distribution to the Certificateholders in accordance with the Trust Agreement; and third, to the Company or to such party as a court of competent jurisdiction shall direct.

Reports and Notices

  Upon receipt of any annual and quarterly financial statements from the Company under the Indenture, the Trust will forward a copy of such financial statements to the Pass Through Trustee and the Registrar. See "Description of the Senior Notes--Certain Covenants--Reports." Notices in respect of the Certificates will be given by mail, first-class postage prepaid, to each registered Certificateholder at the address of such Certificateholder set forth in the securities register maintained by the Certificate Registrar with respect to the Certificates. So long as the Certificates are represented by a Global Certificate or Global Exchange Certificate, notices to the Certificateholders may be given by delivery of the relevant notice to DTC, Euroclear and Cedel for communication by them to the relevant account holders.

  If, by reason of the suspension of the mails or for any other reason, it is impracticable to give notice to the Certificateholders in the manner described above, then such notification in lieu thereof as may be made by, or on behalf of, the Pass Through Trustee will constitute sufficient provision of such notice, if such notification, so far as may be practicable, approximates the terms and conditions of the notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice given to any particular Certificateholder will affect the sufficiency of any notice with respect to other Certificates. Such notices will be deemed to have been given on the date of mailing.

Additional Amounts

  All payments made by the Trust under or in respect of the Certificates will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, fee, levy, impost, assessment or other governmental charge (including penalties, interest, additions to tax and any other liabilities related thereto) (collectively referred to as "Taxes") imposed or levied by or on behalf of Colombia, the United States, or any other jurisdiction in which the Trust, the Company or any of the Company's Restricted Subsidiaries is organized or engaged in business for tax purposes (each, a "Taxing Authority"). If the Trust is required to withhold or deduct or if the Trust is otherwise required to pay any amount for or on account of Taxes imposed by a Taxing Authority, from or in respect of any payment made under or with respect to the Certificates, the Trust will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Certificateholder (including Additional Amounts) after such withholding or deduction or other payment of Taxes will not be less than the amount the Certificateholder would have received if such Taxes had not been withheld or deducted or paid; provided that no Additional Amounts will be payable with respect to a payment made to a Certificateholder (A) with respect to any Tax which would not have been imposed, payable or due: (i) but for the existence of any present or former connection between such Certificateholder (or the beneficial owner of, or other person having a right to acquire an interest in, such Certificate) and the relevant Taxing Authority, other than the mere holding of a Certificate; (ii) if the Certificates are held in definitive registered form and the presentation of the definitive Certificate for payment had occurred within 30 days after the date such payment was due and payable or was provided for, whichever is later; or (iii) but for the failure of a Certificateholder that is not a "United States Person" as defined in Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended, to comply with certification, information or other reporting

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requirements concerning the nationality, residence, identity or business activity within the United States of such Certificateholder (or, if applicable, the beneficial owner of, or other person having a right to acquire an interest in, the Certificate) if such compliance is a condition to such Taxes not having been imposed, payable or due with respect to the payment or
(B) if the beneficial owner of, or other person having a right to acquire an interest in, such Certificate had been the Certificateholder and would not be entitled to the payment of Additional Amounts under (A). Except as provided in the second succeeding paragraph below, in no event will Additional Amounts be payable with respect to any tax that is payable otherwise than by withholding from payment of or with respect to principal of, or interest on, the Certificates.

  The Trust will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant Taxing Authority in accordance with applicable law. The Trust will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. The Trust will furnish to the Certificateholders, within 60 days after the date that the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Trust or, if such receipts are not obtainable, other evidence of such payments by the Trust.

  In addition, the Trust will, upon written request of a Certificateholder (subject to the exclusions set forth in (A) and (B) of the first paragraph above), and provided that reasonable supporting documentation is provided, reimburse each such Certificateholder for the amount of any Taxes levied or imposed by any Taxing Authority and paid by such Certificateholder as a result of payments made by the Trust to such Certificateholder with respect to the Certificates. Any payment pursuant to this paragraph shall be an Additional Amount.

  Whenever in the Trust Agreement, Indenture or in this Prospectus there is mentioned in the context of the payment of amounts based upon the principal of, premium, if any, interest or of any other amount payable under or with respect to any Certificate, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

  In addition, the Trust will pay any stamp, issue, transfer, sales, use, value-added, property, registration, documentary, enforcement or other similar taxes and other duties (including interest and penalties) payable to any Taxing Authority in respect of the creation, issue or offering of the Certificates or any other documents directly related to such creation, issue or offering.

Removal and Resignation of the Pass Through Trustee; Appointment of Successors

  A Majority In Interest of the Certificateholders may remove the Pass Through Trustee for cause or, if a Certificate Event of Default has occurred and is continuing, with or without cause. If the Pass Through Trustee is removed by the Certificateholders, a successor shall be appointed by the Certificateholders holding at least 25% in principal amount of Certificates. If the Pass Through Trustee resigns, the Company shall immediately appoint its successor. If the Company fails to appoint a successor, the Certificateholders holding at least 25% in principal amount of the outstanding Certificates may appoint a successor. If a successor shall not have been appointed by the Company or by the Certificateholder holding at least 25% in aggregate amount of Certificates, within 30 days of notice of such resignation or removal, the Pass Through Trustee or any Certificateholder may petition a court in the State of Delaware to appoint a successor. Any Pass Through Trustee must meet the applicable requirements of Section 3807 of the Delaware Business Trust Act, 12 Del. c. (S)3801 et seq. Any Pass Through Trustee must at the time of appointment have capital and surplus of at least $50,000,000. No resignation or removal of the Pass Through Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Payment and Paying Agency

  Payments in respect of the Certificates will be made to DTC, which payments will be credited to the relevant accounts at DTC on the applicable payment dates or, if the Certificates are not held by DTC, such payments will

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be made by check mailed to the address of the Certificateholder entitled thereto as such address appears on the securities register for the Certificates. HSBC Bank USA (formerly known as Marine Midland Bank) (HSBC Bank USA and any co-paying agent chosen by the Pass Through Trustee and acceptable to the Company, the "Paying Agent") will initially be the paying agent. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Pass Through Trustee and the Company, in which event the Company will appoint a successor to act as Paying Agent.

  If any day for payment and other amounts payable in respect of the Certificates is not a Business Day (as defined herein) in the applicable place of payment, the Certificateholders will not be entitled to payment until the next Business Day following such day in the place of payment or to any interest or other sums in respect of such postponed payment. For purposes of the Trust Agreement, "Business Day" means a day (other than Saturday and Sunday) on which DTC, Euroclear and banks in New York, Delaware and Colombia are open for business.

Certificate Registrar and Transfer Agent

  HSBC Bank USA (formerly known as Marine Midland Bank) will act as registrar and transfer agent for the Certificates (the "Certificate Registrar").

  Registration of transfers of Certificates will be effected without charge by or on behalf of the Trust, other than amounts with respect to any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Certificate Registrar will not be required to register or cause to be registered the transfer of the Certificates after the Exchange Certificates have been called for redemption.

Governing Law

  The Trust Agreement and the Certificates will be governed by and construed in accordance with the laws of the State of Delaware.

Information Concerning the Pass Through Trustee

  The Pass Through Trustee, other than during the occurrence and continuance of a Certificate Event of Default, will perform only such duties as are specifically set forth in the Trust Agreement. The Pass Through Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any Certificateholder unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. The Pass Through Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Pass Through Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

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

                         DESCRIPTION OF THE GUARANTEES

General

  On October 28, 1997 the Company executed the Original Certificate Guarantee, for the benefit of the Original Certificateholders, whereby the Company fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Original Certificates (the "Original Guarantee"). Concurrently with the issuance of the Exchange Certificates by the Trust, the Company will execute a like guarantee evidenced by an Exchange Certificate Guarantee (the "Exchange Certificate Guarantee"), for the benefit of the Exchange Certificateholders, whereby the Company will fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Exchange Certificates (the "Exchange Guarantee"). The Certificate Guarantee and the Exchange Certificate Guarantee (together the "Certificate Guarantees") will have substantially identical terms. HSBC Bank USA (formerly known as Marine Midland Bank) will act as guarantee trustee (together with any successor guarantee trustee, the "Guarantee Trustee") under the Certificate Guarantees.

  The Certificate Guarantees are guarantees by the Company of (i) the punctual payment of the full amount, when due, of the principal of and interest on, and fees and expenses due pursuant thereto, and (ii) the full and timely payment as if payment had been made on a full and timely basis on the Senior Notes. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the Certificateholders.

  The Certificate Guarantees are irrevocable guarantees on a senior basis of the Trust's obligations under the Certificates, and are not guarantees of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company (a "Direct Action") to enforce its rights under the Certificate Guarantees without first instituting a legal proceeding against any other person or entity). The Certificate Guarantees are held by the Guarantee Trustee for the benefit of the Certificateholders. The Certificate Guarantees will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust. The Trust Agreement provides that each Certificateholder by acceptance thereof agrees to the provisions of the Certificate Guarantees and the Indenture.

Amendments and Assignment

  The Certificate Guarantees may not be amended without the prior approval of Certificateholders of not less than a majority in aggregate principal amount of the Certificates outstanding.

Event of Default

  An event of default under the Certificate Guarantees will occur upon the failure of the Company to perform any of its payment obligations thereunder. The Certificateholders of not less than a majority in aggregate principal amount of the Certificates outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Certificate Guarantees or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Certificate Guarantees.

  Any registered Certificateholder may institute a legal proceeding directly against the Company to enforce its rights under the Certificate Guarantees without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

Information Concerning the Guarantee Trustee

  The duties of the Guarantee Trustee are subject to limitations and qualifications substantially similar to those described with respect to the Pass Through Trustee under "--Information Concerning the Pass Through Trustee."

Governing Law

  The Certificate Guarantees will be governed by and construed in accordance with the laws of the State of New York.

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

Enforcement of Civil Liabilities

  The Company has appointed CT Corporation System, New York, New York, as its agent to receive service of process with respect to any action brought against it in any federal or state court in the State of New York, arising out of the Certificate Guarantees. See "Enforcement of Foreign Judgments in Colombia."

                        DESCRIPTION OF THE SENIOR NOTES

General

  The Senior Notes were issued under an Indenture (the "Indenture"), dated as of October 28, 1997, between the Company and HSBC Bank USA (formerly known as Marine Midland Bank), as indenture trustee (in such capacity, the "Indenture Trustee"). The Indenture permits the issuance of up to $180.0 million of Senior Notes thereunder, $150.0 million of which were offered pursuant to the Offering consummated on October 28, 1997 (the "Initial Senior Notes") and $30.0 million of which may be offered in the future (the "Additional Senior Notes") subject to compliance with the first paragraph of clause (a) of the "--Limitation on Indebtedness" covenant below. For purposes of this section of the Prospectus, the term Senior Notes shall mean the Initial Senior Notes and the Additional Senior Notes. In the event of such a future offering, the Additional Senior Notes would have the same terms as the Initial Senior Notes (including payment dates and maturity) and rank pari passu with the Initial Senior Notes in all respects. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act. Certain capitalized terms used in this section of the Prospectus are defined below. Whenever particular Sections or defined terms of the Indenture not otherwise defined herein are referred to, such Sections or defined terms are incorporated herein by reference. A copy of the Indenture is available upon request from the Company or the Indenture Trustee. Concurrently with the issuance of the Original Certificates, the Trust invested the proceeds therefrom in the Senior Notes issued by the Company. For purposes of this section of the Prospectus, "Holders" shall mean the holders of the Senior Notes. The Trust is the sole Holder of the Senior Notes.

  The Senior Notes were issued in registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000. Initially, HSBC Bank USA will act as Paying Agent and Registrar for the Senior Notes. The Senior Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which will be the Registrar's corporate trust office at 140 Broadway, 12th Floor, New York, New York 10005. The Company may change any Paying Agent and Registrar without notice to the Holders. The Company will pay the principal of (premium, if any), and interest on the Senior Notes at the Paying Agent's corporate trust office in New York, New York. At the Company's option, principal and interest may be paid by check mailed to the registered address of the Holders or to the Paying Agent.

Principal, Maturity and Interest

  The Senior Notes are limited in aggregate principal amount to $180.0 million. The Senior Notes will mature on November 1, 2007, and bear interest from October 28, 1997 at a rate of 12 1/2% per annum payable semiannually in cash on each May 1 and November 1 (each an "Interest Payment Date"), commencing May 1, 1998. Interest on the Senior Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Redemption

 Optional Redemption

  The Senior Notes are not redeemable at the Company's option prior to November 1, 2002. Thereafter, the Senior Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed in percentages of the principal amount) set forth below plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period commencing November 1 of the years set forth below:

      Year                                                      Redemption Price
      ----                                                      ----------------
      2002.....................................................     106.250%
      2003.....................................................     104.688%
      2004.....................................................     103.125%
      2005.....................................................     101.565%
      2006 and thereafter......................................     100.000%

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

  Notwithstanding the foregoing, in the event of the sale by the Company prior to November 1, 2000 of at least $25.0 million of its Capital Stock (other than Disqualified Stock) in one or more Public Equity Offerings, or to one or more Strategic Equity Investors, the Company may, at its option, use the Net Cash Proceeds of such sale or sales of Capital Stock to redeem up to 35% of the Senior Notes at a redemption price equal to 112.50% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the initial principal amount of the Senior Notes (including in such initial principal amount, the initial principal amount of any Additional Senior Notes issued as contemplated by the first paragraph under the heading "--General" above, if issued prior to the date of the redemption pursuant to this paragraph) remains outstanding immediately after such redemption. In order to effect the foregoing redemption with the proceeds of any such sale of Capital Stock (other than Disqualified Stock), the Company shall make such redemption not more than 120 days after the consummation of any such sale or sales of Capital Stock.

 Mandatory Redemption; Change of Control; Certain Asset Sales

  The Company is not required to make any mandatory redemption or sinking fund payments in respect of the Senior Notes. However, (i) upon the occurrence of a Change of Control, the Company is obligated to make an Offer to Purchase (as defined in "--Offer to Purchase Upon Change of Control") all or a portion of each Holder's Senior Notes, in integral multiples of $1,000 at a purchase price of 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase and (ii) upon the occurrence of an Asset Sale, the Company may be obligated to make a Net Proceeds Offer (as defined in "--Certain Covenants--Limitation on Asset Sales") for all or a portion of the outstanding Senior Notes at a price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. See "--Offer to Purchase Upon Change of Control" and "--Certain Covenants--Limitation on Asset Sales," respectively.

 Selection; Effect of Notice of Redemption

  In the case of any partial redemption, selection of the Senior Notes for redemption will be made by the Indenture Trustee or Registrar on a pro rata basis by lot or in accordance with any other method the Indenture Trustee considers fair and appropriate, provided that no Senior Notes of $1,000 or less shall be redeemed in part. The notice of redemption relating to such Senior Notes shall state the portion of the principal amount thereof to be redeemed. A new Senior Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder upon cancellation of the original Senior Note. Upon redemption, unless the Company defaults in providing the funds for such redemption, interest on Senior Notes called for redemption will cease to accrue on and after the date fixed for redemption and, upon redemption, such Senior Notes will then cease to be outstanding.

Offer to Purchase Upon Change of Control

  The Indenture provides that upon the occurrence of a Change of Control the Company shall be required to offer to repurchase all or a portion of each Holder's Senior Notes, in integral multiples of $1,000 pursuant to the offer described below (the "Offer to Purchase"), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase.

  Within 30 days following the date upon which a Change of Control occurs, the Company must send, by first class mail, a notice to each Holder, with a copy to the Indenture Trustee and Paying Agent, which notice shall govern the terms of the Offer to Purchase. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders will be required to surrender the Senior Notes they wish to have redeemed, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note or Senior Notes completed, to the Paying Agent at the address specified prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

  If an Offer to Purchase is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Senior Notes that might be delivered by the

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Holders seeking to accept the Offer to Purchase. In the event the Company is required to purchase outstanding Senior Notes pursuant to an Offer to Purchase, the Company expects that it would seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, the Indenture limits the Company's ability to incur Indebtedness (see "--Certain Covenants--Limitation on Indebtedness") and there can be no assurance that the Company would be able to obtain such financing.

Disbursement of Funds--Escrow Account

  As provided in the Indenture, the Company has placed approximately $35.0 million of the net proceeds realized from the sale of the Senior Notes, representing funds sufficient to pay the first four interest payments on the Initial Senior Notes, in an escrow account (the "Escrow Account") held by the Escrow Agent for the benefit of Holders of the Senior Notes and the Indenture Trustee in accordance with the Escrow and Disbursement Agreement. The Company entered into the Escrow and Disbursement Agreement, which provides, among other things, that funds may be disbursed from the Escrow Account only to pay interest on the Senior Notes (or, if any Senior Notes have been retired by the Company, funds representing the interest payment on the retired Senior Notes may be paid to the Company on the date of retirement) and, upon certain repurchases or redemptions of Senior Notes, to pay principal of and premium, if any, on the Senior Notes being repurchased or redeemed. Pending such disbursement, the Company will cause such funds contained in the Escrow Account to be invested in cash items or Marketable Securities. Interest earned on these Marketable Securities will be added to the Escrow Account. The Escrow Account will be held in the corporate trust office of the Escrow Agent in New York.

  The Company granted to the Indenture Trustee for the benefit of the Holders a security interest in the Escrow Account under the Escrow and Disbursement Agreement. Such security interest secures the payment and performance when due of all of the Obligations of the Company under the Indenture with respect to the Senior Notes, as provided in the Escrow and Disbursement Agreement. The ability of the Holders to realize upon any such funds or securities may be subject to certain bankruptcy law limitations in the event of the bankruptcy of the Company.

  Upon the acceleration of the maturity of the Senior Notes or upon certain redemptions and repurchases of the Senior Notes, the Escrow and Disbursement Agreement provides for the foreclosure by the Indenture Trustee upon the net proceeds of the Escrow Account. Under the terms of the Indenture, the proceeds of the Escrow Account shall be applied to the Obligations under the Senior Notes.

Ranking

  The Senior Notes are senior obligations of the Company ranking pari passu with all existing and future senior indebtedness of the Company: On December 31, 1998, the Company issued $15.0 million of its Discount Notes. Such Discount Notes rank pari passu with the Senior Notes in terms of a contractual right of repayment. Such Discount Notes are the only senior indebtedness of the Company, other than the Senior Notes. Therefore, as of December 31, 1998, the Senior Notes ranked pari passu with $15.0 million of indebtedness of the Company. The Senior Notes are secured by a pledge of the Intercompany Notes and the Escrow Account. See "Description of the Senior Notes--Security." The Discount Notes will be guaranteed by the Operating Company or Operating Companies in which Transtel S.A. invests the proceeds of the Discount Notes and/or in which Transtel S.A. acquires the minority interests of such Operating Company. See "Summary--Recent Development--Discount Notes."

  The Company is a holding company that conducts substantially all of its operations through its subsidiaries. Other than claims under the Intercompany Notes, the Senior Notes are effectively subordinated to all existing and future liabilities and Indebtedness of the Company's subsidiaries. Subject to certain limitations set forth in the Indenture and as described under "-- Limitations on Liens" below, the Company and its Restricted Subsidiaries may incur Indebtedness which is secured by assets of the Company and its Restricted Subsidiaries. Any right of the Company to receive assets of the Company's Restricted Subsidiaries or any future Restricted

Subsidiaries of the Company, upon a Restricted Subsidiary's liquidation or reorganization (and the consequent right of the Holders to participate in those assets), are effectively subordinated to the claims of that Restricted Subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such Restricted Subsidiary as in the case of Indebtedness evidenced by Intercompany Notes, although other creditors of such Restricted Subsidiary may be secured by certain assets of such Restricted Subsidiary.

Security

  The Company has loaned approximately $95.5 million of the proceeds of the Senior Notes to its Operating Companies. These loans are evidenced by the Intercompany Notes. The Company loaned approximately $22.8 million to TelePalmira, approximately $29.9 million to Unitel, approximately $24.8 million to TeleJamundi, approximately $3.8 million to Bugatel, approximately $7.4 million to Caucatel and approximately $9.8 million to TeleCartago.

  The Senior Notes are secured by a first priority security interest in: (i) the Intercompany Notes, which Intercompany Notes represent senior unsecured obligations of each Restricted Subsidiary and rank senior in right of payment to all existing and future subordinated Indebtedness of the respective Restricted Subsidiary and pari passu with all existing and future Senior Indebtedness of such Restricted Subsidiary; and (ii) pending disbursement pursuant to the Escrow and Disbursement Agreement, the Escrow Account.

Certain Covenants

 Limitation on Indebtedness

  (a) Under the terms of the Indenture, the Company will not, and will not permit any Restricted Subsidiary to, incur any Indebtedness; provided that the Company and its Restricted Subsidiaries may incur Indebtedness if, after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Indebtedness to Annualized EBITDA Ratio as of the date of such incurrence shall not exceed (x) 6.0 to 1.0 if such incurrence occurs on or prior to the second anniversary of the Issue Date, (y) 5.5 to 1.0 if such incurrence occurs after the second anniversary of the Issue Date and on or prior to the third anniversary of the Issue Date and
(z) 5.0 to 1.0 if such incurrence occurs thereafter.

  The foregoing limitation will not apply to: (i) Indebtedness evidenced by the Initial Senior Notes; (ii) the existing Indebtedness, consisting of (A) Indebtedness of the Company under the Transtel-Siemens Purchase Agreement in an amount not to exceed $3.4 million; (B) the Obligations of the Restricted Subsidiaries under the Global I Leases, Global II Leases and Global III Leases in an aggregate amount not to exceed $95.0 million; (C) Obligations of the Company under the DIAN Financing in an amount not to exceed $25.0 million,
(D) Obligations of the Company under the IBM Financing in an amount not to exceed $3.4 million; (E) Obligations of the Company under the purchase money financing existing on the Issue Date in an amount not to exceed $6.5 million; and (F) Obligations of the Company under the Certificate Guarantees; (iii) the Other Existing Indebtedness; (iv) the incurrence by the Company or its Restricted Subsidiaries of Bank Indebtedness in an aggregate principal amount at any one time outstanding, together with Indebtedness incurred under clause
(xi) below, not to exceed $25.0 million, as such amount may be permanently reduced as specified in the "--Limitation on Asset Sales" covenant described below; provided that the use of the proceeds of such Bank Indebtedness will not be used to make Investments; (v) (A) the Guarantee by Restricted Subsidiaries of Bank Indebtedness permitted to be incurred by the Company and
(B) the Guarantee by the Company of Bank Indebtedness permitted to be incurred by Restricted Subsidiaries, in each case pursuant to clause (iv) above;
(vi) Indebtedness of the Company to any Restricted Subsidiary; provided that
(a) any such Indebtedness is unsecured and subordinated, pursuant to a Subordination Agreement, in right of payment to the Senior Notes and (b) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness to a Person not a Restricted

Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness not permitted by this clause (vi); (vii) Indebtedness of a Restricted Subsidiary issued to and held by the Company; provided that (a) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness to a Person not a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness not permitted by this clause (vii) and (b) if such Indebtedness arises from loans or advances made to a Restricted Subsidiary by the Company with the proceeds of the Senior Notes, such Indebtedness shall be evidenced by an Intercompany Note; (viii) the incurrence by the Company or its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount not to exceed $10.0 million at any one time outstanding; (ix) the incurrence (a "Permitted Refinancing") by the Company or its Restricted Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace or refund Indebtedness incurred pursuant to the first paragraph of this clause (a) or pursuant to clauses (i) (but, only as to clause (i), only to the extent the proceeds thereof are used to purchase Senior Notes tendered in an Offer to Purchase made as a result of a Change of Control), (ii), (iv), (v), (vii) and (viii) above or theretofore incurred pursuant to this clause (ix) ("Refinancing Indebtedness"); provided that: (a) the net proceeds of such Refinancing Indebtedness shall not exceed the principal amount of and required premium, if any, and accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (or if such Indebtedness was issued at an original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of the repayment of such Indebtedness) and reasonable expenses incurred in connection therewith; (b) the Refinancing Indebtedness shall have a final maturity not sooner than, and an Average Life equal to or greater than, the final maturity and remaining Average Life of the Indebtedness being extended, refinanced, renewed, replaced or refunded; (c) if the Indebtedness being extended, refinanced, renewed, replaced or refunded is subordinated in right of payment to the Senior Notes, the Refinancing Indebtedness shall be subordinated in right of payment to the Senior Notes pursuant to a Subordination Agreement;
(d) the obligor with respect to the Refinancing Indebtedness shall be the same as the obligor with respect to the Indebtedness being extended, refinanced, renewed or replaced or refunded, and there shall be no additional guarantors (direct or indirect) with respect to any such Refinancing Indebtedness; and
(e) the Refinancing Indebtedness shall be unsecured, secured in compliance with the "--Limitation on Liens" covenant, or, if the Indebtedness being extended, refinanced, renewed, replaced or refunded is secured, the respective Refinancing Indebtedness may be secured, but only to the same extent as the Indebtedness being refinanced, renewed, replaced or refunded; (x) Indebtedness of the Company or any Restricted Subsidiary (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) in respect of Currency Agreements or Interest Rate Agreements incurred for the purpose of hedging against currency or interest rate risks with respect to Indebtedness incurred in accordance with the first paragraph of clause (a) of "--Limitation on Indebtedness" and which the Company in good faith determines is non-speculative in nature and is a bona fide hedge against fluctuations in currency values or interest rates, respectively; provided, that in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreement does not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reasons of fees, indemnities and compensation payable thereunder and in the case of Interest Rate Agreements, the notional amount of such Interest Rate Agreement does not exceed the underlying obligation or amount to which such Interest Rate Agreement relates; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; and (xi) Guarantees by the Company of operating leases expensed under GAAP of its Restricted Subsidiaries; provided that the Company's Obligations under such Guarantees and Indebtedness incurred under clause (iv) shall not exceed $25.0 million. The Company and its Subsidiaries may incur Acquired Debt only in compliance with this covenant.

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  (b) For purposes of determining any particular amount of Indebtedness under the "--Limitation on Indebtedness" covenant, Liens on such Persons' assets or obligations of such Persons with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with the "-- Limitation on Indebtedness" covenant, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above paragraph, the Company shall classify such item of Indebtedness and only be required to include the amount of such Indebtedness in one of such types of Indebtedness and (B) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP. The Indenture further provides that, notwithstanding any other provision of the "--Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to the "--Limitation on Indebtedness" covenant shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies after the date of the respective incurrence of Indebtedness otherwise in conformity with the provisions of the "--Limitation on Indebtedness" covenant.

 Limitation on Restricted Payments

  So long as any of the Senior Notes are outstanding, the Company and its Restricted Subsidiaries will not, directly or indirectly, (i) declare or pay any dividend or make any distribution on Capital Stock of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in shares of such Capital Stock held by holders of such Capital Stock or in options, warrants, or other rights to acquire such shares of Capital Stock), (ii) repurchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or any of its Restricted Subsidiaries (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person (other than any such Capital Stock owned by the Company), (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Senior Notes or Indebtedness of Restricted Subsidiaries that is subordinated to the Intercompany Notes, or (iv) make any Investment in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not incur at least $1.00 of Indebtedness under the first paragraph of the "--Limitation on Indebtedness" covenant (without reliance upon any of the exceptions in clauses (a)(i) through (xi) under "--Limitation on Indebtedness") or (C) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the Issue Date shall exceed the sum of (1) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Issue Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which annual or interim financial statements of the Company have been delivered to the Indenture Trustee in compliance with the covenant described in "--Reports", plus (2) 100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale permitted by the Indenture of (A) its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, or (B) the issuance to a Person who is not a Subsidiary of the Company of Indebtedness of the Company that has been exchanged for or converted into Capital Stock of the Company, plus without duplication of amounts included pursuant to clause (1) above, (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary, or designations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), in the aggregate under this subclause (3) not to exceed the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person.

  The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing

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paragraph; (ii) the payment of dividends or distributions by a Restricted
Subsidiary on its Capital Stock to the Company or any other Restricted Subsidiary that owns equity interests in the Restricted Subsidiary making the respective payment; (iii) in connection with a payment of dividends or distributions by a Restricted Subsidiary to its shareholders generally, the payment to the minority shareholders, if any, of such Restricted Subsidiary of dividends or distributions (not to exceed their proportionate share of the dividends or distributions so paid); provided that in no case shall any Affiliate Minority Shareholder be entitled to receive dividends or distributions pursuant to this clause (iii); (iv) so long as no Default or Event of Default shall have occurred and be continuing, the making of any principal payment or repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Senior Notes, in exchange for, or out of the proceeds of a substantially concurrent issuance of, shares of the Capital Stock of the Company; (v) so long as no Default or Event of Default shall have occurred and be continuing, a Permitted Refinancing; or (vi) Permitted Investments; provided, that, with respect to Investments by the Company in a Restricted Subsidiary, no more than an aggregate principal amount of $35.0 million of the gross proceeds of the Initial Senior Notes shall be applied to make Investments in the Capital Stock of Restricted Subsidiaries and provided further that the aggregate Investment in any Restricted Subsidiary in the form of Intercompany Notes shall not exceed 20% of the gross proceeds of the Notes. The amounts referred to in clauses (i), (iii) and (iv) shall be included as Restricted Payments in any computation made pursuant to the first paragraph above.

  Not later than the making of any Restricted Payment, the Company shall deliver to the Indenture Trustee an Officers' Certificate (as defined in the Indenture) stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the "--Limitation on Restricted Payments" covenant were computed.

 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

  So long as any of the Senior Notes are outstanding, the Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

  The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Issue Date, including those in the Indenture or in the Existing Indebtedness, and any Permitted Refinancings thereof; provided that the encumbrances and restrictions in any such Permitted Refinancings are in the aggregate not materially more restrictive than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law and not due to any contractual arrangement; (iii) in the case of clause (iv) of the first paragraph of this covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness for borrowed money, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary, (D) existing pursuant to any purchase money obligations for property solely with respect to the property acquired or (E) existing pursuant to any mortgage or construction financing that imposes restrictions solely on the real property acquired or improved; (iv) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property or assets of, such Restricted Subsidiary; or (v) included in Bank Indebtedness or Guarantees incurred pursuant to clauses (iv) and (v) of the second paragraph of the "--Limitation on Indebtedness" covenant, respectively, so long as, in the case of this clause
(v), the relevant

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restrictions in no event restrict payments to the Company to be used by it to make payments of principal, interest or other amounts as required pursuant to the terms of the Senior Notes or the Indenture other than to require that no such payment be made if there is a default or event of default with respect to the Bank Indebtedness or Guarantees. Nothing contained in this "--Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "--Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

 Limitation on the Issuance and Sale of Capital Stock of Restricted
Subsidiaries

  Under the terms of the Indenture, the Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company, a Wholly-Owned Subsidiary or, in the case of Restricted Subsidiaries, the Municipal Shareholders of such Restricted Subsidiary so long as such Restricted Subsidiary remains a Subsidiary of the Company; (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary; (iii) issuances or sales to foreign nationals of shares of Capital Stock of Restricted Subsidiaries, to the extent required by applicable law; and (iv) issuances or sales of Capital Stock of Restricted Subsidiaries to persons who after such issuance or sale will hold a minority interest in such Restricted Subsidiary; provided that in the case of clauses (ii) and (iv), the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in accordance with the "--Limitation on Asset Sales" covenant described herein.

 Limitation on Issuances of Guarantees by Restricted Subsidiaries

  Under the terms of the Indenture, the Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a Subsidiary Guarantee and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that (A) (x) existed at the time such Person became a Restricted Subsidiary and (y) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (B) Guarantees of Bank Indebtedness incurred by the Company pursuant to clause (iv) of the second paragraph of the "--Limitation on Indebtedness" covenant. If the Guaranteed Indebtedness is (A) pari passu with the Senior Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Senior Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Senior Notes.

  Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Wholly-Owned Subsidiary's Capital Stock in such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee or other Indebtedness which resulted in the creation of such Subsidiary Guarantee, except a release or discharge by or as a result of payment under such Guarantee.

  Under certain circumstances, the Company may cause the execution and delivery of Subsidiary Guarantees. Each Subsidiary Guarantee delivered by a Restricted Subsidiary is limited to such amount as will not, after giving effect thereto, and to all other liabilities of such Restricted Subsidiary, result in such amount constituting a fraudulent transfer or conveyance.

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

 Limitation on Transactions with Shareholders and Affiliates

  Under the terms of the Indenture, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any legal or beneficial owner (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary (each of the foregoing, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained at the time of such transaction or at the time of the execution of the agreement providing therefor in a comparable arm's-length transaction with a Person that is not such a Related Person and (ii) the Company delivers to the Indenture Trustee: (x) with respect to any Affiliate Transaction involving aggregate payments in excess of $250,000 but less than $2.5 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above, (y) with respect to any Affiliate Transaction involving aggregate payments equal to or greater than $2.5 million but less than $15.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and (A) that such Affiliate Transaction has been approved by at least three disinterested directors of the Board of Directors of the Company and, in any case, by a majority of the disinterested directors of the Board of Directors of the Company or (B) a written opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an independent internationally recognized investment banking firm or independent Colombian investment banking firm with respect to any such Affiliate Transaction, and (z) with respect to any Affiliate Transaction involving aggregate payments equal to or greater than $15.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and a written opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an independent internationally recognized investment banking firm with respect to any such Affiliate Transaction.

  Notwithstanding the foregoing, the following shall not be deemed Affiliate
Transactions: (i) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries, provided such transaction complies with clause (i) in the first paragraph above (other than for amounts paid by a Restricted Subsidiary to the Company in respect of corporate overhead); (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iii) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (iv) Global I Leases, Global II Leases and Global III Leases, and any extension, amendment, replacement or renewal thereof on substantially similar terms; (v) any Restricted Payments not prohibited by the "--Limitation on Restricted Payments" covenant; or (vi) equipment leases with Affiliates entered into after the Issue Date; provided such leases comply with clause (i) in the first paragraph above and the Company delivers to the Indenture Trustee a resolution of the Board of Directors of the Company set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) in the first paragraph above, and contains terms substantially similar to the terms of Global I Leases, Global II Leases and Global III Leases, and any extension, amendment, replacement or renewal thereof.

 Limitation on Liens

  Under the terms of the Indenture, the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, except for Permitted Liens.

  The Indenture also provides that if the Company or any of its Restricted Subsidiaries shall create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, on any assets or other property to secure Indebtedness in violation of this covenant, the Company or such Restricted Subsidiary, as the case may be, will make effective provision for securing the Senior Notes equally and ratably with such Indebtedness as to such assets or other property for so long as such Indebtedness shall be so secured.

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  Notwithstanding the foregoing, Permitted Liens may not extend to the Escrow
Account, the Escrow and Disbursement Agreement or the Intercompany Notes.

 Limitation on Modifications to Certain Documents

  The Company will not, and will not permit any of its Restricted Subsidiaries to: (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms or provisions of the Intercompany Notes in any manner adverse to the interests of the Holders and the Indenture Trustee under the Pledge Agreement, or forgive or reduce (except to extent resulting from actual repayment to the Company in cash) the principal amount of the Indebtedness evidenced thereunder, or (b) amend or modify any of the terms or provisions of its estatutos sociales or other charter documents and, in the case of the Restricted Subsidiaries, any lease agreement to which an Affiliate of such Restricted Subsidiary or an Affiliate of the Company is a party, in any manner adverse to the interests of the Holders.

 Limitation on Asset Sales

  Under the terms of the Indenture, the Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of (as determined in good faith by the Company's Board of Directors or if the Fair Market Value of such assets (A) exceeds $10.0 million but is less than $25.0 million, the Company shall receive from an independent internationally recognized investment banking firm or independent Colombian investment banking firm or (B) exceeds $25.0 million, the Company shall receive from an independent internationally recognized investment banking firm, a written opinion in customary form as to the fairness, to the Company, of such Asset
Sale) and (ii) at least 75% of the consideration received consists of cash or Cash Equivalents.

  Upon the consummation of an Asset Sale, the Company may apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either to (A) permanently prepay any Bank Indebtedness and, in the case of any Bank Indebtedness outstanding under a revolving credit facility, to effect a permanent reduction in the availability under such revolving credit facility, (B) invest in property or assets that are used in a Telecommunications Business, or the acquisition of Capital Stock of any Person primarily engaged in a Telecommunications Business if, as a result of such acquisition, such Person would become a Restricted Subsidiary and such acquisition is in compliance with the "--Limitation on Restricted Payments" covenant or (C) a combination of prepayment and investment permitted by the foregoing clauses (A) and (B). On the 271st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply any portion of the Net Cash Proceeds relating to such Asset Sale as set forth in Clauses (A), (B) or (C) of the preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (A), (B) or (C) of the preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from the Holders on a pro rata basis that amount of Senior Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Senior Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale under the Indenture and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

  Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $5.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount

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from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $5.0 million, at which time the Company shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $5.0 million or more shall be deemed to be a Net Proceeds Offer Trigger Date).

  Each Net Proceeds Offer will be mailed within not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date to the record Holders as shown on the register of Holders, with a copy to the Pass Through Trustee and the Indenture Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Senior Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Senior Notes in an amount exceeding the Net Proceeds Offer Amount, Senior Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder in connection with the repurchase of Senior Notes (and the repurchase by the Trust of the Certificates) pursuant to a Net Proceeds Offer (whether or not such rule by its terms would be applied to such offer as a matter of law). To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

 Conduct of Business

  The Indenture provides that the Company and its Restricted Subsidiaries may not, directly or indirectly, engage in any business other than the Telecommunications Business in Latin America; provided that in the event a Change of Control occurs in which one or more Strategic Equity Investors gain control of the Company this covenant shall no longer be of force or effect.

 Reports

  For so long as any of the Senior Notes remain outstanding, the Company will file with the Indenture Trustee: (i) within 120 days after the end of each fiscal year, (a) audited year-end consolidated financial statements prepared in accordance with GAAP and reconciled to U.S. GAAP and (b) the information described in Item 303 of Regulation S-K under the Securities Act, (ii) by January 30, 1998, (a) unaudited quarterly consolidated financial statements prepared in accordance with GAAP and reconciled to U.S. GAAP and (b) the information described in Item 303 of Regulation S-K under the Securities Act, with respect to the quarter ending September 30, 1997 and (iii) thereafter, through and including the quarter ending September 30, 1999, within 75 days after the end of each of the first three fiscal quarters of each fiscal year (year to date only), (a) unaudited quarterly consolidated financial statements prepared in accordance with GAAP and reconciled to U.S. GAAP (provided, that, such quarterly financial statements and reconciliation to U.S. GAAP shall continue to be provided for a period to be agreed to between the Company and the Holders if 66 2/3% in principal amount of the outstanding Senior Notes request) and (b) the information described in Item 303 of Regulation S-K under the Securities Act, with respect to such period. Upon qualification of the Indenture under the Trust Indenture Act, the Company shall also comply with the provisions of Trust Indenture Act Section 314(a). In the event that the Company is not required or shall cease to be required to file reports with the Commission pursuant to the Exchange Act, the Company shall nevertheless continue to file such reports with the Commission and the Indenture Trustee. If the Indenture Trustee (at the Company's request and expense) is to mail the foregoing information to the Holders, the Company shall supply such information to the Indenture Trustee at least five days prior thereto.

Additional Amounts

  The Company has covenanted in the Indenture that (A) for so long as the Trust is required to pay any amounts on the Certificates, the Company will pay to the Trust as additional sums on the Senior Notes (a) such

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amounts as may be required so that the payments payable by the Trust will not be reduced as a result of any Taxes imposed by any Taxing Authority on payments to the Trust under the Indenture except to the extent that the Trust would not have been obligated to pay Additional Amounts with respect to such amounts if such payment had been made directly by the Trust to the Certificateholder and (b) such amounts as may be necessary in order to satisfy the obligation of the Trust to pay any (i) Additional Amounts in respect of the Certificates, and (ii) any stamp, issue, transfer, sales, use, value-added property, registration, documentary, enforcement or other similar taxes and other duties (including interest and penalties) payable to any Taxing Authority in respect of the creation, issue or offering of the Certificates or any other documents directly related to such creation, issue or offering; and
(c) such amounts as may be required so that the payments payable by the Trust will not be reduced as a result of any Taxes or other liabilities imposed on the Trust, except to the extent that the Company is required to pay such Taxes pursuant to (a) or (b) of this paragraph. See also "Description of the Guarantees--Additional Amounts."

Events of Default

  The following events are defined as "Events of Default" in the Indenture:

    (a) default in the payment of principal of, or premium, if any, on, the Senior Notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

    (b) default in the payment of interest on the Senior Notes when the same becomes due and payable and such default continues for a period of 30 days;

    (c) failure to perform or comply with the provisions described under "-- Offer to Purchase Upon Change of Control" or "--Limitation on Asset Sales," or the failure by the Company to deposit the amounts required to be deposited in the Escrow Account and Refinancing Account, each in accordance with the Escrow and Disbursement Agreement;

    (d) failure to comply with the covenant described under "--Consolidation, Merger and Sale of Assets;"

    (e) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture, the Senior Notes or the Escrow and Disbursement Agreement and such default or breach continues for a period of 30 consecutive days after written notice by the Indenture Trustee or the Holders of 25% or more in aggregate principal amount of the Senior Notes outstanding (other than those referred to in (a), (b), (c) or (d));

    (f) there occurs with respect to (A) any issue or issues of Indebtedness (other than Intercompany Notes) of the Company or any Subsidiary having an outstanding principal amount of $5 million or more in the aggregate for all such issues of all such Persons or (B) any Intercompany Note of any Restricted Subsidiary, in each case, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its final Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days following such acceleration and/or (II) the failure to make a principal payment at the final Stated Maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default or any longer grace period provided for in such Indebtedness;

    (g) one or more final judgments rendered against the Company or any of its Subsidiaries (other than any judgment as to which a reputable insurance or bonding company has accepted full liability in writing) aggregating in excess of $5.0 million which judgments are not stayed within 60 days after their entry;

    (h) certain events of bankruptcy, liquidation, insolvency, "concordato", reorganization or administration affecting the Company or any Subsidiary;

    (i) there occurs with respect to the Global I Purchase Agreement, the Global II Purchase Agreement, the purchase agreements to be entered into in connection with the Global III Leases, or any future Global arrangements permitted under the Indenture an event of default that has caused Siemens to declare Global's

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  Obligations under such purchase agreements to be due and payable prior to such Obligations' Stated Maturity and (A) such Obligations have not been discharged in full, or (B) such acceleration has not been rescinded or annulled within 10 days following such acceleration; and

    (j) failure by Global to perform or comply with the Global Undertaking Letter, or Global rejects being bound by the terms of the Global Undertaking or repudiation by the Company of its obligations under the Escrow and Disbursement Agreement for any reason.

  If any Event of Default (other than an Event of Default specified in clause
(h) above that occurs with respect to the Company occurs and is continuing under the Indenture, the Indenture Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Notes outstanding by written notice to the Company and the Indenture Trustee, may declare the Senior Notes outstanding to be immediately due and payable at 100% of the unpaid principal thereof plus accrued and unpaid interest thereon, if any. Upon such declaration, the principal of, premium, if any, and accrued interest on the Senior Notes outstanding shall become immediately due and payable. In case of an Event of Default specified in clause (h) above or an Event of Default specified in clause (i) above, the Senior Notes then outstanding shall ipso facto become immediately due and payable at 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of such Event of Default, without any declaration or other act on the part of the Indenture Trustee or any Holder.

  At any time after a declaration of acceleration, but before a judgment or decree for the payment of money due has been obtained by the Indenture Trustee, the Holders of at least a majority in principal amount of the Senior Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration;
(iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (iv) if the Company has paid the Indenture Trustee its reasonable compensation and reimbursed the Indenture Trustee for its expenses, disbursements and advances; and (v) in the event of the cure or waiver of certain Events of Default specified in clause (h) above, the Indenture Trustee shall received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. For information as to the waiver of defaults, see "-- Modification and Waiver."

  The Holders of a majority in principal amount of the outstanding Senior Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee. However, the Indenture Trustee may refuse to follow any direction that conflicts with law or the Indenture that the Indenture Trustee determines may be unduly prejudicial to the rights of Holders of Senior Notes not joining in the giving of such direction or that may involve the Indenture Trustee in personal liabililty. A Holder may pursue any remedy with respect to the Indenture or the Senior Notes only if: (i) the Holder gives the Indenture Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in principal amount of the then outstanding Senior Notes make a written request to the Indenture Trustee to pursue the remedy; (iii) such Holder or Holders offer and, if requested, provide to the Indenture Trustee indemnity satisfactory to the Indenture Trustee against any loss, liability or expense; (iv) the Indenture Trustee does not comply with the request within 15 days after receipt of the request and the offer and, if requested, the provision of indemnity; and (v) during such 15-day period, the Holders of a majority in principal amount of the outstanding Senior Notes do not give the Indenture Trustee a direction inconsistent with the request. However, the right of any Holder of a Senior Note to receive payment of the principal of, premium, if any, or interest on, such Senior Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Senior Notes, shall not be impaired or affected without the consent of the Holder.

  The Indenture requires certain officers of the Company to certify, within 120 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries, and of the Company's and its Subsidiaries' performance under the Indenture or the Escrow and Disbursement Agreement, and that the Company has fulfilled all obligations under the Indenture or the Escrow and

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Disbursement Agreement, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Indenture Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture or the Escrow and Disbursement Agreement.

Merger, Consolidation or Sale of Assets

  The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property or assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company (other than a consolidation or merger with or into a Restricted Subsidiary with a positive net worth where minority shareholders of Restricted Subsidiaries receive only stock of the surviving entity; provided that, in connection with any such merger or consolidation, clauses (i) and (iv) below are complied with and no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the shareholders of the Company) unless: (i) the Company shall be the surviving Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of Colombia or the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, executed and delivered to the Indenture Trustee, all of the obligations of the Company under the Senior Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company, or any Person becoming the successor obligor of the Senior Notes, could incur at least $1.00 of Indebtedness under the first paragraph of clause
(a) of the "--Limitation on Indebtedness" covenant (without reliance upon any of the exceptions in (a)(i) through (xi) under "--Limitation on Indebtedness"); and (iv) the Company delivers to the Indenture Trustee an Officers' Certificate (attaching, if applicable, the arithmetic computations to demonstrate compliance with clause (iii)) and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

  The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Senior Notes with the same effect as if such surviving entity had been named as such; provided that solely for purposes of computing amounts described in clause (C) of the first paragraph of the covenant "-- Limitation on Restricted Payments" above, any such surviving entity to the Company shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

Bankruptcy ("Concordato")

  Under Colombian law, the procedure for reorganization differs from that in the United States. Under Law 222/1995, upon admittance of the Company to the concordato proceeding, the Company cannot make any payment or settle any of its obligations (including the Senior Notes) without obtaining a written consent of the Superintendency of Corporations. Furthermore, the Company is restricted from making any payments, as from the same date of admission to concordato and until (i) the concordato proceeding is terminated by the Superintendency of Corporations because of failure to reach any agreement, in which case the Company enters immediately into mandate liquidation or (ii) an agreement is reached between the Company and its creditors during the concordato and is declared by the Superintendency of Corporations to have been
(x) fulfilled or (y) terminated due to a breach of obligations under such agreement. Any creditor who fails to file a timely claim under the concordato will be barred from the concordato proceeding (except if during any hearing such creditors are accepted to be a party of the concordato agreement) and cannot receive any payment from the debtor during the period referred to in the preceding sentence, although the statute of limitations applicable to such creditor's claim will be tolled during such period.

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Satisfaction and Discharge

  The Indenture will cease to be of further effect, and the Indenture Trustee, on demand of and at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture, when
(1) either (a) the Company shall have irrevocably paid in full all Guaranteed Obligations (as such term is defined in the Certificate Guarantee) to the Guarantee Trustee (as such term is defined in the Certificate Guarantee) pursuant to the terms of the Certificate Guarantee; or (b) all Senior Notes theretofore authenticated and issued (other than (i) Senior Notes which have been destroyed, lost or stolen and which have been replaced or paid and (ii) Senior Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Indenture Trustee or discharged from such trust) have been delivered to the Indenture Trustee for cancellation; or (c) all such Senior Notes not theretofore delivered to the Indenture Trustee for cancellation (i) have become due and payable; or (ii) will become due and payable within one year, and the Company, in the case of (c)(i) or (ii) above, has deposited or caused to be deposited with the Indenture Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on such Senior Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal of, premium, if any, and interest on the Senior Notes to the date of such deposit (in the case of Senior Notes which have become due and payable) together with irrevocable instructions from the Company directing the Indenture Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (3) the Company has delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with.

  Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the Indenture Trustee with respect to compensation, indemnification and reimbursement, the obligations of the Indenture Trustee to any authenticating agent, registrar, co-registrar, paying agent or transfer agent under the Indenture and, if money shall have been deposited with the Indenture Trustee pursuant to subclause (c) of clause (1) above, the obligations of the Indenture Trustee with respect to notices of default under the Indenture shall survive.

Amendment, Supplement and Waiver

 Without Consent of Holders of Senior Notes

  From time to time, the Company and the Indenture Trustee, without the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Notes, may amend the Indenture for the following purposes, so long as such change does not adversely affect the rights of any of the Holders. The Indenture Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel that such change does not adversely affect the rights of any Holder, in executing any supplemental indenture.

  Notwithstanding the provisions in the Indenture with respect to amending or supplementing with consent of Holders of the Senior Notes, the Company and the Indenture Trustee may amend or supplement the Indenture, the Notes or the Escrow and Disbursement Agreement without the consent of any Holder of a Senior Note: (a) to cure any ambiguity, defect or inconsistency; (b) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes; (c) to provide for the assumption of the Company's obligations to the Holders of the Senior Notes in the case of a merger or consolidation; (d) to execute and deliver any documents necessary or appropriate to release Liens on the Escrow Account and the Refinancing Account; (e) to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights hereunder of any Holder of the Senior Notes; or (f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

  Upon the written request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the

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Indenture Trustee of the documents described in the Indenture, the Indenture
Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of the Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Indenture Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under the Indenture or otherwise.

 With Consent of Holders of Senior Notes

  The Company and the Indenture Trustee may amend or supplement the Indenture, the Senior Notes or the Escrow and Disbursement Agreement or any amended or supplemental Indenture with the written consent of the Holders of Senior Notes of not less than a majority in aggregate principal amount of the Senior Notes then outstanding, and any existing Default and its consequences or compliance with any provision of the Indenture, the Senior Notes or the Escrow and Disbursement Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes.

  Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Indenture Trustee of evidence satisfactory to the Indenture Trustee of the consent of the Holders of Senior Notes as aforesaid, and upon receipt by the Indenture Trustee of the documents described in the Indenture, the Indenture Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Indenture Trustee's own rights, duties or immunities under the Indenture or otherwise, in which case the Indenture Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

  It shall not be necessary for the consent of the Holders of Senior Notes to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

  After such amendment, supplement or waiver becomes effective, the Company shall mail to the Holders of Senior Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such amended notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to provisions in the Indenture, the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may waive compliance in a particular instance by the Company with any provision of the Indenture or the Senior Notes. However, without the consent of each Holder affected thereby, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting Holder of Senior Notes); (a) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver; (b) reduce the principal of or change or have the effect of changing the fixed maturity of any Senior Note or change the date on which any Senior Note may be subject to redemption or repurchase, or reduce the redemption or repurchase price thereof; (c) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Senior Notes; (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default relating solely to the principal or interest that has become due solely because of the acceleration); (e) make any Senior Note payable in money other than that stated in the Senior Notes; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of or interest on the Senior Notes on or after the due date thereof or to bring suit to enforce such payment; (g) waive a redemption payment with respect to any Senior Note (other than certain payments referenced in the Indenture); (h) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; (i) make any change in the foregoing amendment and waiver provisions; or (j) directly or indirectly release Liens on all or substantially all of the collateral except as permitted by the Escrow and Disbursement Agreement.

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No Personal Liability of Incorporators, Stockholders, Officers, Directors, or
Employees

  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Senior Notes, the Indenture or the Escrow and Disbursement Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Senior Notes, by accepting a Senior Note, waives and releases all such liability. The waiver and release are part of the consideration of issuance of the Senior Notes.

Concerning the Indenture Trustee

  The Indenture Trustee's address is HSBC Bank USA, 140 Broadway, 12th Floor, New York, New York 10005. The Indenture provides that, except during the continuance of a Default, the Indenture Trustee will not be liable, except for the performance of such duties as are specifically set forth in such Indenture. If an Event of Default has occurred and is continuing, the Indenture Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

  The Indenture, and provisions of the Trust Indenture Act incorporated by reference therein, contain limitations on the rights of the Indenture Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Indenture Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign.

Governing Law

  The Indenture provides that the Indenture and the Senior Notes issued thereunder will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

Certain Definitions

  Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the full definition of all terms as well as any other capitalized term used herein for which no definition is provided.

  "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Restricted Subsidiary of such specified Person or Indebtedness incurred by such Person in connection with the acquisition of assets, including, without limitation, Indebtedness incurred or assumed in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person or the acquisition of such assets, as the case may be.

  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

  "Affiliate Minority Shareholder" at any time shall mean any minority shareholder of a Restricted Subsidiary which is an Affiliate (other than a Restricted Subsidiary) or Related Person (other than a Restricted Subsidiary) of the Company.

  "Annualized Pro Forma EBITDA" means with respect to any Person, such Person's Pro Forma EBITDA for the latest fiscal quarter preceding the date of calculation for which financial statements are then available multiplied by four.

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  "Asset Acquisition" means (i) an Investment by the Company or any of its
Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property or assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

  "Asset Sale" means any sale, transfer or other disposition (or series of related sales, leases, transfers or dispositions) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) any of the Capital Stock of any Restricted Subsidiary,
(ii) all or substantially all of the property or assets of an operating unit or business of the Company (other than Capital Stock of the Company) or any of its Restricted Subsidiaries or (iii) any other property or assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of the Company; provided that (A) sales or other dispositions of inventory, receivables and other current assets, (B) sales or other dispositions of equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries, (C) sales and other dispositions constituting Restricted Payments and Permitted Investments made in compliance with the terms of the Indenture, (D) sales or other dispositions of assets with a Fair Market Value (as certified in an Officers' Certificate) not in excess of $500,000 and (E) issuances, sales or other dispositions of shares of Capital Stock of Unrestricted Subsidiaries and issuances, sales or other dispositions of shares of Capital Stock of Restricted Subsidiaries effected in accordance with the "--Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries"; provided, in each case set forth in clause (E), that the consideration received therefor by the Company, the Unrestricted Subsidiary or the Restricted Subsidiary, as the case may be, has at least substantially equal market value to the Company, the Unrestricted Subsidiary or such Restricted Subsidiary as the shares of Capital Stock so issued, sold or disposed of (as determined by the Board of Directors whose good faith determination shall be conclusive and evidenced by a Board Resolution) shall not be included within the meaning of "Asset Sale."

  "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

  "Bank Indebtedness" means loans made by banks, trust companies and other institutions principally engaged in the business of lending money to businesses to the Company or a Restricted Subsidiary under a credit facility, loan agreement or similar agreement.

  "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act with respect to the Indenture from time to time.

  "Board Resolution" means a copy of a resolution, certified by the secretary of the duly convened meeting or the legal representative or statutory auditor of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Indenture Trustee.

  "Business Day" means a day (other than a Saturday or Sunday) on which DTC, Euroclear, Cedel and banks in New York, Delaware and Colombia are open for business.

  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date or issued after the Issue Date, including, without limitation, all Common Stock and Preferred Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

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  "Capitalized Lease" means, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with U.S. GAAP, to be classified and accounted for as a finance lease obligation; and "Capitalized Lease Obligation" is defined to mean the capitalized present value of the obligations to pay rent or other amounts under such lease or other agreement, determined in accordance with U.S. GAAP.

  "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or Colombia or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America or Colombia, as the case may be, is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million; (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, as the case may be, in each case maturing within one year from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the United States Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the United States Comptroller of the Currency; (v) Colombian Peso deposits, with maturities of not more than 12 months from the date of acquisition, in (A) Banco de Colombia, Banco Ganadero, Banco Industrial Colombiano or Banco de Bogota or (B) any other bank or financial institution incorporated under the laws of Colombia with total assets exceeding the equivalent of $350.0 million; provided that the aggregate principal amount of any such deposits in banks described in this subclause (B) shall not exceed the equivalent of $10.0 million at any time outstanding; (vi) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by Colombia and backed by the full faith and credit of Colombia maturing within one year from the date of acquisition, in each case entered into with any of the Colombian banks specified in the preceding clause (v); provided that such agreement with banks described in subclause (v) (B) shall be deemed a deposit for purposes of the $10.0 million limit in such subclause; and (vii) investments in money market funds all of the assets of which consist of securities of the types described in the foregoing clauses (i) through (vi).

  "Cedel" means Cedel Bank, societe anonyme.

  "Change of Control" means the occurrence of any of the following events:

    (i) the sale, lease, transfer, conveyance or other disposition, whether direct or indirect (by way of a merger, consolidation or otherwise), by the Company or a Restricted Subsidiary of the Company, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole, to any Person other than a Restricted Subsidiary of the Company;

    (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

    (iii) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Permitted Holders, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of (a) more than 35% of the total voting rights of the Common Stock of the Company and (b) a greater percentage of the voting power of the total Common Stock of the Company than that represented by the voting power of the Common Stock of the Company then beneficially owned, in the aggregate, by the Permitted Holders; or

    (iv) individuals who on the Issue Date constitute the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Issue Date or whose

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  election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

  "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Indenture Trustee.

  "Collateral Agent" means HSBC Bank USA (formerly known as Marine Midland
Bank), as Collateral Agent under the Pledge Agreement, or any other successor thereto appointed pursuant to such agreement.

  "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock or ordinary shares, whether or not outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock or ordinary shares.

  "Consolidated EBITDA" for any period means the Consolidated Net Income for such period plus to the extent deducted in calculating Consolidated Net Income
(i) Consolidated Income Tax Expense, (ii) net monetary inflation adjustment,
(iii) depreciation and amortization expenses, (iv) Net Financial Expense, (v) minority interest, (vi) interest expense attributable to Capitalized Leases in accordance with U.S. GAAP (whether or not in accordance with GAAP) and (vii) all other non-cash charges (other than non-cash charges which require an accrual of or reserve for cash charges in future periods), less any non-cash items which have the effect of increasing Consolidated Net Income for such period, plus (less) to the extent deducted (included) in Consolidated Net Income, extraordinary losses (gains) and non-recurring items (including gains and losses on Asset Sales) deducted (included) in calculating Consolidated Net Income, each (except with respect to (vi) above) determined in accordance with GAAP.

  "Consolidated Income Tax Expense" for any Person for any period means, without duplication, the aggregate amount of net taxes based on income or profits for such period of the operations for such Person and its consolidated Subsidiaries with respect to such period in accordance with GAAP.

  "Consolidated Indebtedness" means the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis.

  "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) the net income of any Restricted Subsidiary in which any Person other than the Company or another Restricted Subsidiary has a minority interest shall be excluded to the extent such net income is attributable to such minority interests; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, except that (A) the Company's

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equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) without duplication, any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "--Limitation on Restricted Payments" covenant, any amount paid or accrued as dividends on Preferred Stock of the Company owned by Persons other than the Company and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures (other than any maturity that results from an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Senior Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the Stated Maturity of the Senior Notes shall not constitute Disqualified Stock if (i) the change of control provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions applicable to the Senior Notes contained in the covenant described under "Offer to Purchase Upon Change of Control" and
(ii) such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of Senior Notes as are required to be repurchased pursuant to the covenant described under "Offer to Purchase Upon Change of Control."

  "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) by S&P or Moody's at the time as of which any investment or rollover therein is made.

  "Equity Market Capitalization" of any Person means, as of any day of determination, the product of (a) the aggregate number of outstanding shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (b) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (b) of the preceding sentence shall be determined by an independent internationally recognized investment banking firm.

  "Escrow Account" means an escrow account for the deposit of approximately $35.0 million of the net proceeds from the sale of the Senior Notes under the Escrow and Disbursement Agreement, representing funds sufficient to pay the first four interest payments on the Senior Notes.

  "Escrow Agent" means HSBC Bank USA (formerly known as Marine Midland Bank), as Escrow Agent under the Escrow and Disbursement Agreement, or any successor thereto appointed pursuant to such agreement.

  "Escrow and Disbursement Agreement" means the Escrow and Disbursement Agreement, dated as of the date of the Indenture, by and among the Escrow Agent, the Indenture Trustee and the Company, governing the disbursement of funds from the Escrow Account and the Refinancing Account.

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  "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

  "Existing Indebtedness" means (i) the Indebtedness of the Company under the Transtel-Siemens Purchase Agreement, (ii) the Obligations of the Restricted Subsidiaries under the Global I Leases, Global II Leases and the Global III Leases, (iii) the Obligations of the Company under the DIAN Financing, (iv) the obligations of the Company under the IBM Financing, and (v) the Other Existing Indebtedness.

  "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arm's-length free-market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture, Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a Board Resolution delivered to the Indenture Trustee.

  "GAAP" means, at any date of determination, generally accepted accounting principles in Colombia as then in effect.

  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise, contingently or otherwise, become liable, directly or indirectly, for or with respect to, or become responsible for, the payment of such Indebtedness, including an incurrence of Indebtedness by reason of the acquisition of a Restricted Subsidiary. The term "incurrence" has a corresponding meaning.

  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) any liability, contingent or otherwise, of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto and purchase money obligations), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than 180 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases in accordance with U.S. GAAP (whether or not in accordance with GAAP); (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person, (viii) to the extent not otherwise included in this definition, the Net Obligation under Currency Agreements and Interest Rate Agreements, (ix) all obligations of such Person to pay deferred Colombian taxes and duties to DIAN (or any other Colombian taxing authority) with respect to imported equipment purchases and leases and (x) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such

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Indebtedness at such time as determined in conformity with GAAP and (B) the amount of Indebtedness for purposes of clause (vi) above shall be the lesser of (x) the principal amount of the Indebtedness secured by the assets of the relevant Person and (y) the Fair Market Value (as determined by the board of directors of the relevant Person) of the assets securing such Indebtedness.

  "Indebtedness to Annualized EBITDA Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Consolidated Indebtedness to (ii) the Annualized Pro Forma EBITDA of the Company, each calculated on the date of the incurrence of Indebtedness.

  "Intercompany Note" means the promissory notes issued by a Restricted Subsidiary to the Company upon making an advance or loan to such Restricted Subsidiary with the proceeds of the Senior Notes, which Intercompany Notes (i) are pledged to the Collateral Agent pursuant to the Pledge Agreement, (ii) have the same Stated Maturity as the Senior Notes, (iii) contain a provision that accelerates payment of the Intercompany Notes upon acceleration of the Senior Notes and (iv) state that they are senior unsecured obligations of the respective Restricted Subsidiary and rank senior in right of payment to all existing and future subordinated Indebtedness of such Restricted Subsidiary and rank pari passu with all Senior Indebtedness of such Restricted Subsidiary (including the Indebtedness evidenced by the Global I Leases, Global II Leases and Global III Leases).

  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates in respect of Indebtedness to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date of the Indenture or becomes a party or a beneficiary hereafter; provided that the Net Obligation thereof does not exceed the principal amount of the Indebtedness of the Company and its Restricted Subsidiaries that bears interest at floating rates.

  "Investment" means, with respect to any Person, any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person, and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" described below and the "--Limitation on Restricted Payments" covenant described above, (i) "Investment" shall include the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

  "Issue Date" means the original date of issuance of the Senior Notes.

  "Lien" means any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property, it being understood that Lien includes any lien granted in any future receivables (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller or any agreement to give any security interest).

  "Marketable Securities" means (i) U.S. Government Securities maturing not more than two years after the date of acquisition; (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (iii) commercial paper maturing not more than 270 days

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after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's; (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

  "Moody's" means Moody's Investors Service Inc. and its successors.

  "Municipal Shareholder" of a Restricted Subsidiary means the shareholder of such Subsidiary that is a municipality in which such Restricted Subsidiary conducts its business and such municipality's related entities.

  "Net Cash Proceeds" means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents if converted within 12 months after receipt, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale (excluding the Senior Notes and the Bank Indebtedness incurred by the Company or a Restricted Subsidiary pursuant to clause (iv) of the second paragraph of the "-- Limitation on Indebtedness" covenant) that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and
(b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

  "Net Financial Expense" for any period means financial expenses, which include interest expense, commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers' acceptance financing, and exchange losses less financial income, which includes interest income, commercial discounts and exchange gains, all determined on a consolidated basis in accordance with GAAP.

  "Net Obligation" means, at any date of determination, the net amount, exclusive of any commission or administrative fees that a Person would be obligated to pay upon the termination of an Interest Rate Agreement or Currency Agreement.

  "Obligations" means any principal, interest, penalties, fees, payments, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Other Existing Indebtedness" means Indebtedness outstanding on the Issue Date owed to various financial institutions which was to be repaid with proceeds in the Refinancing Account.

  "Paying Agent" means HSBC Bank USA (formerly known as Marine Midland Bank), as Paying Agent under the Indenture, or any successor thereto appointed pursuant to the Indenture.

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  "Permitted Holders" means Guillermo Lopez, Gonzalo Caicedo Toro, Gonzalo
Caicedo & Co., Maria Eugenia Caicedo Llano, Valentina Caicedo Toro or any Person controlled by such Persons.

  "Permitted Investment" means so long as no Default or Event of Default shall have occurred and be continuing (i) an Investment by the Company in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that (A) such Restricted Subsidiary is a Wholly-Owned Subsidiary or an empresa mixta (mixed capital company) under Law 142 with no Affiliate Minority Shareholders and (B) if such Restricted Subsidiary ceases to be a Restricted Subsidiary (except by reason of the sale by the Company or its Restricted Subsidiary of the Capital Stock therein), then any Investment in such Restricted Subsidiary will be deemed to be a Restricted Payment at the time of such event determined in accordance with the "--Limitation on Restricted Payments" covenant; (ii) Cash Equivalents; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obligations or securities received in satisfaction of judgments; and (v) an Investment in any Person (other than a Restricted Subsidiary) engaged in a Telecommunications Business not to exceed $10.0 million in the aggregate for all Investments under this clause (v) at any time outstanding (determined without regard to any write-downs or write-offs thereof).

  "Permitted Liens" means:

    (i) Liens on (x) the Escrow Account and the Refinancing Account and all funds and securities therein securing only the Senior Notes and (y) the Intercompany Notes securing only the Senior Notes;

    (ii) Liens to secure Bank Indebtedness incurred by the Company or the Restricted Subsidiaries in compliance with clause (iv) or the second paragraph of the "--Certain Covenants--Limitation on Indebtedness" covenant and Guarantees incurred by the Company or the Restricted Subsidiaries in compliance with clause (iv) of the second paragraph of "--Certain Covenants--Limitation on Indebtedness" executed in connection therewith;

    (iii) Liens on the property of the Company or its Restricted Subsidiaries created solely for the purpose of securing purchase money obligations incurred in compliance with the "--Certain Covenants--Limitation on Indebtedness" covenant; provided that (a) such property so acquired is for use in lines of business related to the Company's or its Restricted Subsidiaries' business as it exists immediately prior to the issuance of the related Indebtedness, (b) no such Lien shall extend to or cover other property or assets of the Company and its Restricted Subsidiaries other than the respective property so acquired and (c) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property or assets;

    (iv) Liens on the property or assets of a Restricted Subsidiary acquired after the Issue Date or on property or assets acquired in an asset purchase transaction with a Person that is not an Affiliate created solely to secure the Obligations that financed the acquisition of such Restricted Subsidiary or such property or assets and which were incurred in compliance with the "--Certain Covenants--Limitation on Indebtedness" covenant; provided that
  (a) no such Lien shall extend to or cover property or assets of the Company and its Restricted Subsidiaries other than the property or assets of the Restricted Subsidiary so acquired or the property or assets so acquired and
  (b) no such Lien shall extend to the Capital Stock of any Restricted Subsidiary so acquired and (c) the principal amount of Indebtedness secured by any such Lien shall not exceed the original purchase price of such Restricted Subsidiary or such property or assets;

    (v) Liens on assets of any entity existing at the time such entity or assets are acquired by the Company or any of its Restricted Subsidiaries, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (a) are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the Company or any of its Restricted Subsidiaries and (b) do not extend to any other property of the Company or any of its Restricted Subsidiaries;

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    (vi) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

    (vii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

    (viii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

    (ix) Liens on the Existing Indebtedness existing on the date of the Indenture; provided such Liens on the Other Existing Indebtedness are removed within 75 days after the Issue Date;

    (x) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

    (xi) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

    (xii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

    (xiii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

    (xiv) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

    (xv) Liens in favor of the Company or any Restricted Subsidiary;

    (xvi) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default;

    (xvii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

    (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company and its Restricted Subsidiaries; and

    (xix) Liens to secure Obligations under Capitalized Leases (except in respect of sale leaseback transactions) on real or personal property of the Company to the extent consummated in compliance with the Indenture; provided that (A) at the time such Lien attaches to the real or personal property of the Company, the Company shall be permitted to incur at least $1.00 of Indebtedness under the first paragraph of the "--Certain Covenants--Limitation on Indebtedness" covenant (without reliance upon any of the exceptions in clauses (a)(i) through (xi) under "--Certain Covenants--Limitation on Indebtedness").

  "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Pledge Agreement" means the Pledge Agreement, dated as of the date of the Indenture, between the Company and the Collateral Agent, whereby the Company pledges the Intercompany Notes to the Indenture Trustee.

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  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

  "Pro Forma EBITDA" means for any Person for any period the Consolidated EBITDA of such Person after giving effect to the following: (i) if, during the period commencing on the first day of the relevant period through the Transaction Date (the "Reference Period"), the Company or any Restricted Subsidiaries have engaged in any Asset Sale, Pro Forma EBITDA of the Company for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive), or increased by an amount equal to the Consolidated EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale, (ii) if during such Reference Period the Company or any Restricted Subsidiaries have effected any Asset Acquisition, Pro Forma EBITDA of the Company for such period shall be calculated using the historical results of such acquired entity on a pro forma basis as if such acquisition had occurred on the first day of such Reference Period and (iii) if during such Reference Period, (A) the Company designates a Restricted Subsidiary as an Unrestricted Subsidiary, Pro Forma EBITDA for the Company shall be reduced by an amount equal to the Consolidated EBITDA (if positive), or increased by an amount equal to the Consolidated EBITDA (if negative), directly attributable to the designated Unrestricted Subsidiary and (B) the Company designates an Unrestricted Subsidiary as a Restricted Subsidiary, Pro Forma EBITDA for the Company shall be increased by an amount equal to the Consolidated EBITDA (if positive), or decreased by an amount equal to the Consolidated EBITDA (if negative), directly attributable to the designated Restricted Subsidiary.

  "Public Equity Offering" means underwritten public offerings or quotations or placements of Common Stock of the Company (i) that have been registered with the Commission under the Securities Act, (ii) that have been registered with the Superintendency of Corporations so long as a Level 3 American Depositary Receipt Program is established in the United States in conjunction therewith or (iii) that have been listed on the London Stock Exchange or the Luxembourg Stock Exchange.

  "Refinancing Account" means an escrow account for the deposit of $32,762,036 million of the net proceeds from the sale of the Senior Notes under the Escrow and Disbursement Agreement.

  "Registrar" means HSBC Bank USA (formerly known as Marine Midland Bank), as registrar under the Indenture, or any successor thereto appointed pursuant to the Indenture.

  "Related Person" means any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company and any Affiliate of the Company or any Restricted Subsidiary.

  "Restricted Subsidiary" means any Subsidiary of the Company (including any Subsidiary which has an outstanding Intercompany Note to the Company and each newly acquired or newly formed Subsidiary of the Company) other than an Unrestricted Subsidiary.

  "S&P" means Standard & Poor's Corporation and its successors.

  "Stated Maturity" is defined to mean, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

  "Strategic Equity Investor" means any Person (and any Subsidiary of such Person) that, both as of the Trading Day immediately before the day of such sale and the Trading Day immediately after the day of such sale, has an Equity Market Capitalization of at least $1.0 billion (or the Peso equivalent on the day of such sale) and is engaged in the Telecommunications Business.

  "Subordination Agreement" shall mean an agreement, which may be incorporated into the terms of the respective Indebtedness, for the benefit of the Holders of the Senior Notes to the effect that (i) the Indebtedness

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subject to such Subordination Agreement is subordinated in right of payment to the Senior Notes, (ii) in any bankruptcy, insolvency or similar proceeding with respect to the respective obligor (or any guarantor) of such Indebtedness, no payment shall be made thereon until the payment in full in cash of all principal, interest and other amounts owing with respect to the Senior Notes, (iii) if there is any default in any payment when due of principal of, premium on, interest on or any other amount owing with respect to any Senior Notes, then until all such payment defaults have been cured by the payment in full in cash of the amounts then due, no payment shall be permitted to be made on the Indebtedness subject to the Subordination
Agreement and (iv) if any payments are received by a holder of Indebtedness subject to a Subordination Agreement in contravention of the provisions of the Subordination Agreement, such amount shall be held for the benefit of, and shall be turned over to the Trustee for the benefit of, the Holders of the Senior Notes.

  "Subsidiary" is defined to mean, with respect to any Person, any corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

  "Subsidiary Guarantee" is defined as the Guarantee of a Subsidiary in favor of the Trustee for the benefit of the Noteholders substantially in the form of the Exhibit relating thereto to the Indenture.

  "Tax" is defined to mean any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest, additions to tax and any other liabilities related thereto).

  "Taxing Authority" is defined to mean any government or political subdivision or territory or possession of Colombia, the United States, or any jurisdiction in which the Trust, the Company or any of the Company's Restricted Subsidiaries is organized or engaged in business for tax purposes or any authority or agency therein or thereof having power to tax.

  "Telecommunications Business" means the development, ownership and/or operation of one or more telephone, telecommunications or information systems and/or the provision of telephony, telecommunications and/or information services and any related, ancillary or complementary business, including, without limitation, local and long distance telephony, telecommunications and other information and transmission services such as the Internet.

  "Trade Payables" means any accounts payable or other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by the Company or any of its Restricted Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

  "Trading Day," with respect to a securities exchange or automated quotation system, means a day on which such exchange or system is open for a full day of trading.

  "Transaction Date" means, with respect to the incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is incurred and, with respect to any Restricted Payment, the date such Restricted Payment is made.

  "Trust Indenture Act" means the Trust Indenture Act of 1939, as it may be amended from time to time.

  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company), other than a Subsidiary that has given a Subsidiary Guarantee or has Intercompany Notes outstanding, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that either (A) the Subsidiary to be so designated has total assets of

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

$10,000 or less or (B) if such Subsidiary has assets greater than $10,000, (x) that such designation shall be deemed to be at the time of such designation the making of a Restricted Payment at the time of such designation in an amount equal to the Investment in such Subsidiary subject to the restrictions contained in the "--Limitation on Restricted Payments" covenant described above, (y) that no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (z) the Company would be permitted to incur $1.00 of additional indebtedness under the "--Limitation on Indebtedness" covenant described above, assuming the effectiveness of such designation. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that immediately after giving effect to such designation (x) all Indebtedness of such Subsidiary could be incurred under the "--Limitation on Indebtedness" covenant described above and (y) no Default or Event of Default shall have occurred and be continuing or result from such designation (treating all outstanding Indebtedness of the Unrestricted Subsidiary as incurred at the time of such designation). Any such designation by the Board of Directors shall be evidenced to the Indenture Trustee by promptly filing with the Indenture Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

  "U.S. GAAP" means, at any date of determination, generally accepted accounting principles in the United States as then in effect.

  "U.S. Government Securities" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

  "Wholly-Owned Subsidiary" means any Subsidiary of the Company, all of the outstanding Capital Stock (other than directors' qualifying shares), or in the case of a non-corporate Subsidiary, other equity interests having ordinary voting power for the election of directors or other governing body of such Subsidiary, of which is owned by the Company or another Wholly-Owned Subsidiary of the Company or a combination thereof.

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                                   TAXATION

  The following describes the opinion of Lewin & Wills with respect to certain Colombian tax considerations and the opinion of Dewey Ballantine LLP with respect to certain United States federal income tax considerations associated with the exchange of Original Certificates for Exchange Certificates and the ownership and disposition of the Exchange Certificates by Exchange Certificateholders who acquire the Exchange Certificates pursuant to the Exchange Offer. These opinions are based upon existing Colombian tax law and United States federal income tax law, which is subject to change, possibly retroactively. These opinions only describe the material Colombian tax consequences to Non-Colombian Holders (as defined herein) and the material United States federal income tax consequences to United States Holders (as defined herein) of exchange for, ownership of and disposition of Exchange Certificates and do not describe all aspects of Colombian or United States federal income taxation.

  The statements regarding Colombian and United States tax laws and practices set forth below are based on the laws in force and as applied in practice on the date of this Prospectus. These laws and practices are subject to changes subsequent to the date of this Prospectus and any such changes may be retroactive.

  As used herein in referring to Certificateholders, a "Non-Colombian Holder" means: (i) a natural person who is neither a citizen nor a resident of Colombia; (ii) a company or other legal entity that is not organized under the laws of Colombia or any political subdivision thereof; and (iii) any other person that is not subject to Colombian income tax on a net income basis in respect of the Certificates.

  As used herein in referring to Certificateholders, a "United States Holder" means: (i) a natural person who is either a citizen or a resident of the United States; (ii) a corporation, partnership or other legal entity organized under the laws of the United States, any State thereof or the District of Columbia; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; (iv) a trust (a) the administration over which a United States court can exercise primary supervision and (b) over which one or more United States persons have the authority to control all substantial decisions; and (v) a person that for any other reason is subject to United States federal income tax on a net income basis in respect of the Exchange Certificates.

Colombia

  The following is the opinion of Lewin & Wills regarding certain aspects of Colombian tax law relevant to the Senior Notes and the Certificates. Lewin and Wills has not provided an opinion regarding the tax laws of any jurisdiction other than Colombia.

  Non-Colombian Holders will not be required to file any tax returns in Colombia solely by reason of their acquisition ownership or disposition of the Certificates or their interest in the Senior Notes, and will not be subject to Colombian income and remittance withholding taxes to the extent payments on the Senior Notes do not constitute Colombian source income. Article 25 of the Estatuto Tributario (the "Colombian Tax Code") provides that credits obtained abroad (including bank loans and debt securities) by Colombian companies carrying out activities deemed to be of interest to the social and economic development of the country, as determined by the National Council on Economic and Social Policies ("CONPES"), do not generate Colombian source income and will not be considered to be possessed in Colombia. Resolution 54 of 1992 ("Resolution 54") of CONPES and Decree 2105 of 1996 ("Decree 2105") established that all activities pertaining to the primary, manufacturing and service sector are deemed to be of interest to the social and economic development of the country. Under Colombian law, the activities developed by the Company's affiliates are categorized as being part of the service sector. As a result, no income or remittance tax will be withheld on interest payments on the Senior Notes by the Company or on payments by the Issuer on the Certificates to Non-Colombian Holders.

  The foregoing is based upon an interpretation of Resolution 54 and Decree 2105 by Lewin & Wills, the Company's Colombian tax counsel, in the absence of authoritative judicial or administrative precedents. If a contrary interpretation were to be sustained, or if Resolution 54 and/or Decree 2105 were to be rescinded or modified, the net amount of payments on the Senior Notes from the Company to Non-Colombian Holders could be subject to withholding tax at the rate of 35% and withholding of remittance tax at the rate of 7% on the net amount of the payment after deducting the withholding of income tax (a combined rate of 39.55%). If withholding of such taxes on interest payments on the Senior Notes or the Certificates were required, the Company generally would be required to pay Additional Amounts to Non-Colombian Holders as may be required so that the payments payable on the Senior Notes and therefore on the Certificates would not be reduced as a result of such taxes. The payment of such Additional Amounts would adversely affect the Company's cash flow and results of operations. See "Description of the Senior Notes--Additional Amounts."

  Any gain realized on the sale, transfer, exchange or other disposition of a Senior Note or Certificate by a Non-Colombian Holder is not subject to Colombian capital gain taxes or to Colombian income tax.

  There are no reciprocal tax treaties between the Colombian and the United States governments regarding withholding.

  There are no inheritance, gift or wealth taxes imposed by Colombia applicable to the Senior Notes or the Certificates.

  The exchange of the Original Certificates for the Exchange Certificates in the Exchange Offer (see "The Exchange Offer") will not constitute a taxable event to Non-Colombian Holders for Colombian income tax purposes.

United States

 In General

  The following is the opinion of Dewey Ballantine LLP regarding certain aspects of United States federal income tax law relevant to the Senior Notes and the Certificates. Dewey Ballantine LLP has not provided an opinion regarding the tax laws of any jurisdiction other than the United States.

  Under current law, the Trust will be classified as a grantor trust (and not as an association taxable as a corporation) for United States federal income tax purposes and each Exchange Certificateholder will be treated as the owner of a pro rata undivided interest in the Senior Notes and any other property owned by the Trust. Each Exchange Certificateholder will be required to report on its United States federal income tax return its pro rata share of the income from the Senior Notes and any other property owned by the Trust, in accordance with the Exchange Certificateholder's method of accounting.

  The following deals only with Exchange Certificates that are held as capital assets by certain United States Holders, and does not address special aspects of United States federal income taxation that may be applicable to Exchange Certificateholders that are subject to special tax rules with respect to the Exchange Certificates, such as dealers or traders in securities or currencies, financial institutions, insurance companies, tax-exempt entities, persons holding Exchange Certificates as a part of a "hedging," "conversion" or "integrated" transaction or as a position in a straddle, or persons whose "functional currency" is not the U.S. dollar. Moreover, this opinion does not address the United States federal income tax treatment of Exchange Certificateholders that do not acquire Exchange Certificates in exchange for Original Certificates that were acquired as part of the initial distribution at the initial issue price. The opinion below is based upon the provisions of the United States Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof; any such authority may be repealed, revoked or modified, perhaps with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below. This opinion does not discuss the potential impact of foreign, state and local or other taxes on an Exchange Certificateholder by reason of its exchange of an Original Certificate for an Exchange Certificate or its ownership or disposition of an Exchange Certificate.

 The Exchange

  The exchange of Original Certificates for Exchange Certificates pursuant to the Exchange Offer will not be a taxable event for United States federal income tax purposes. Accordingly, an Exchange Certificateholder

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

receiving Exchange Certificates pursuant to the terms of the Exchange Offer will have the same adjusted tax basis and holding period in Exchange Certificates, for United States federal income tax purposes, as such Original Certificateholder had in the Original Certificates tendered in exchange therefor.

 Reporting of Interest Income

  Each United States Holder of an Exchange Certificate will be required to report interest (including any Additional Amounts) with respect to such Exchange Certificate on its United States federal income tax return when such interest is received or accrued by the Exchange Certificateholder, depending upon its method of accounting. Such interest will be considered "foreign source income" and, in general, "passive income" and, in the case of certain United States Holders, "financial services income," for purposes of calculating the Exchange Certificateholder's limitation on foreign tax credits. In the case of an Exchange Certificateholder other than a corporation, such interest income will, in general, also constitute "investment income" for purposes of determining the deduction allowable for investment interest.

  In the event that Colombian income or remittance taxes are withheld with respect to a payment by the Trust to a United States Holder, such Exchange Certificateholder may deduct the amount of such taxes from its income, or, alternatively, may, subject to generally applicable limitations, elect to credit the amount of such taxes against its United States federal income tax liability under the foreign tax credit provisions of the Internal Revenue Code.

 Sale, Exchange or Retirement

  Upon the sale, exchange or retirement of an Exchange Certificate, a United States Holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or retirement and the United States Holder's adjusted tax basis in such Certificate. A United States Holder's adjusted tax basis in an Exchange Certificate generally will equal the cost of the Original Certificate to the United States Holder of the Original Certificate for which such Exchange Certificate was exchanged. Such gain or loss generally will be capital gain or loss (except to the extent attributable to accrued but unpaid interest that has not been included in income, which will be taxable as ordinary income), and will be long-term capital gain or loss if the Exchange Certificate has been held for more than one year at the time of such sale, exchange or retirement, which holding period will include the holding period of the Original Certificate. A reduced tax rate on long-term capital gains will apply to a United States Holder that is an individual, estate or trust. Any gain realized on a sale, exchange or retirement of an Exchange Certificate by a United States Holder generally will be treated as United States source income. Temporary regulations provide that any loss realized generally should be treated as United States source loss.

 United States Backup Withholding Tax and Information Reporting

  A 31% backup withholding tax and information reporting requirements apply to certain payments of principal of, and interest on, an obligation and to proceeds of the sale or redemption of an obligation, to certain noncorporate United States Holders. The payor will be required to withhold 31% of any such payment within the United States on an Exchange Certificate to a United States Holder (other than an "exempt recipient," such as a corporation) if such United States Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding requirements. Payments of principal and interest to a non-United States Holder will not be subject to backup withholding tax and information reporting requirements if an appropriate certification is provided by the Certificateholder to the payor and the payor does not have actual knowledge or a reason to know that such certification is false.

  Any such withheld amounts are allowed as a credit against the Exchange Certificateholder's United States federal income tax liability and may entitle the Exchange Certificateholder to a refund provided the required information is furnished to the IRS. In addition, certain penalties may be imposed by the IRS on an Exchange Certificateholder who is required to supply information but fails to do so or does so in an improper manner.

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

  New withholding tax regulations (the "New Withholding Regulations") generally effective for payments made on, or the proceeds from the sale of, the Senior Notes after December 31, 1999 (although in some cases the effective date may not be until after December 31, 2000), alter the procedures that withholding agents and payees must follow to comply with, or to establish an exemption from, the information reporting and backup withholding tax provisions. In particular, in the case of payments to foreign partnerships (other than a payment to a foreign partnership that qualifies as a "withholding foreign partnership" within the meaning of the regulations, and payments to a foreign partnership where the interest paid on the Senior Notes is effectively connected with a trade or business within the United States by the foreign partnership), the partners of such partnership rather than the foreign partnership itself will be required to provide the certification necessary to establish exemption from the withholding tax and information reporting requirements. Exchange Certificateholders should consult their own tax advisors regarding the application to such holders of the New Withholding Regulations.

  PROSPECTIVE EXCHANGE CERTIFICATEHOLDERS OF THE EXCHANGE CERTIFICATES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING ORIGINAL CERTIFICATES FOR THE EXCHANGE CERTIFICATES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS.

                         CERTAIN ERISA CONSIDERATIONS

  A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Section 4975 of the Internal Revenue Code, including an entity whose underlying assets are deemed to include assets of such an employee benefit plan or plan (collectively, an "employee benefit plan"), considering the purchase of Exchange Certificates must determine that the purchase of the Exchange Certificates is consistent with its fiduciary duties under Title I of ERISA and does not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code. "Prohibited transactions" within the meaning of ERISA and Section 4975 of the Internal Revenue Code may result if the Exchange Certificates are acquired by an entity using the assets of an employee benefit plan with respect to which the Company or certain of its affiliates is a "party in interest" or "disqualified person", as defined in ERISA and Section 4975 of the Internal Revenue Code, respectively, unless the Exchange Certificates are acquired pursuant to an applicable exemption. In addition, under certain circumstances, investments in the Exchange Certificates by employee benefit plans might result in assets of the Trust being deemed to constitute "plan assets" subject to the regulatory restrictions of ERISA. The level of investment by employee benefit plans in the Exchange Certificates will not be monitored or restricted for purposes of determining whether the assets of the Trust may be deemed to constitute such "plan assets" or avoiding such status. In light of the foregoing considerations, any employee benefit plan or other entity subject to Title I of ERISA or Section 4975 of the Internal Revenue Code proposing to acquire the Exchange Certificates should consult with legal counsel.

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

             FOREIGN INVESTMENT AND EXCHANGE CONTROLS IN COLOMBIA

  The current legal framework for foreign investment in Colombia was established by Law 9 of 1991, Resolution 51 of October 1991, as amended by subsequent regulations, particularly Decree 1295 of 1996 (the "Foreign Investment Statute") of the CONPES, and Resolution 21 of 1993 ("Resolution 21"), as amended by several resolutions issued by the Central Bank. The guiding principles of the current regulatory framework are: (i) equality of treatment: foreign and domestic investment in Colombia must receive equal treatment, and discrimination is illegal; (ii) freedom of access: foreign investment is permitted in any sector of the economy with the exception of defense, national security, the processing, disposal, and discharge of toxic, hazardous, or radioactive waste not produced in Colombia, and real estate companies; and (iii) automatic procedures: except in a limited number of cases, foreign investors need not follow any special authorization procedure to invest in Colombia.

  Under Colombian law there are three types of foreign capital investment. First, there is direct investment, which is defined as any contribution (i.e., cash and debt capitalization) made by a foreigner into the capital of an existing or newly formed company in Colombia. Second, there are investments involving any acts or contracts whereby a foreign investor makes a contribution to a company without taking an equity position; provided that the income derived by the foreign investor depends on the profits generated by the Company, and third, portfolio investment, which is made through a foreign capital investment fund for the acquisition of shares and other securities traded on Colombian stock exchanges.

  Resolution 21 established two distinct foreign exchange markets: (i) the formal foreign exchange market, which is conducted through authorized financial intermediaries (each an "Authorized Intermediary") and is subject to the procedures established by Resolution 21, as amended, which requires certain specified transactions to be carried out through such Authorized Intermediaries; and (ii) the free market, which is available for all transactions not required to be conducted through Authorized Intermediaries, including the exchange of foreign currency relating to professional services, donations and sales of goods and services to tourists.

  Since October 1991, exchange rates have been freely set by the market.

  External Resolution No. 5 of 1997 of the Central Bank (the "Resolution"), dated May 20, 1997, introduced fundamental changes to the regulation of foreign indebtedness in Colombia.

  From May 20, 1997 until the law is modified or repealed, Colombian residents who obtain credits denominated in foreign currencies must make a deposit with the Central Bank, prior to each disbursement of funds. The requirement applies to both private and public entities. The deposit must be for 30% of the value of the funds to be disbursed, converted into Colombian pesos at the Representative Market Rate on the date of the conversion. The term of the deposit required is 18 months. The deposit requirement applies without regard to the term of the credit, with limited exceptions. After 18 months, the deposit will be returned at its nominal value in Colombian pesos, in other words, without interest or adjustment for devaluation.

  It is no longer necessary to register foreign credit agreements with the Central Bank prior to disbursement. Instead, one must provide proof of having made the required deposit to the Central Bank. The following credit operations are exempted from the deposit requirement: (i) credits in foreign currency intended to finance investment by Colombians outside of Colombia, or for personal expenses using credit cards; (ii) credits in foreign currency granted to finance exports, with a term of one year or less, by Authorized Intermediaries using funds from BANCOLDEX (the Colombian Government Foreign Trade Bank), up to a maximum limit of $550,000 or the equivalent in other currencies; (iii) credit operations entered into by Authorized Intermediaries with financial institutions outside of Colombia, for the purpose of implementing the operations such Authorized Intermediaries are authorized to perform; (iv) the granting of credit in foreign currency by Colombian residents or Authorized Intermediaries to Colombian residents who are outside of Colombia; such credit may be granted directly or using the funds of public agencies which provide discounts; although it is not necessary to make the deposit in such cases, one must inform the Central Bank; (v) the import financing of certain specified capital goods (see below); and (vi) the financing of imports for a value of less than $5,000 or the equivalent in other currencies.

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  The import financing of certain capital goods is exempt from the deposit requirement. The list of capital goods to which this exemption applies has been expanded by the Resolution, and exempted goods now include all goods categorized as "machinery" or "equipment" in lists used by the Colombian taxation authority and by INCOMEX (a Foreign Trade Governmental Agency).

  Foreign credits obtained by the government of Colombia, the departments or other territorial entities and other decentralized public agencies (except those which are designated as foreign exchange intermediaries) are also subject to the deposit requirement. The Resolution provides that the interest rate on such credits may not exceed the maximum preferred interest rate in the New York market plus 5%, or the London interbank rate for one month plus 3%. Nevertheless, when the credit is granted by Authorized Intermediaries, the interest rate may exceed this maximum by an amount not exceeding the Authorized Intermediaries discount margin.

  The Resolution provides that credits in foreign currency may be obtained by the placement of securities in the international capital markets, prior to making the required deposit, so long as the credits are among those authorized by the Resolution.

  Users of free trade zones who obtain financing for the purchase of merchandise must also make the deposit whenever the value of the financing is greater than $5,000 and the term of the financing is greater than six months from the date of the shipment or waybill. If the financing is for the purchase of capital goods which are exempted, the deposit is not required.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives Exchange Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver this Prospectus in connection with any resale of such Exchange Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer who holds Original Certificates acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer") in connection with resales of Exchange Certificates received in exchange for Original Certificates. If required by the Securities Act, for a period not to exceed 180 days after the Expiration Date, the Company will make this Prospectus, amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale, provided that such Participating Broker-Dealer indicates in the Letter of Transmittal that it is a broker-dealer. In addition, until September
 , 1999, (90 days after the Expiration Date), all dealers affecting transactions in the Exchange Certificates may be required to deliver a prospectus.

  The Company will not receive any proceeds from the exchange of Original Certificates for Exchange Certificates by broker-dealers. Exchange Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, or at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through broker-dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any Exchange Certificates. Any broker-dealer that resells Exchange Certificates that were received by it for its own account pursuant to the Exchange Offer and any person that participates in the distribution of such Exchange Certificates may be deemed an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Certificates and any commissions or concessions received by any such broker-dealers may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                 ENFORCEMENT OF FOREIGN JUDGMENTS IN COLOMBIA

  The courts of Colombia give effect to and enforce judgments of non-Colombian courts through a process known as exequatur provided under Colombian law, subject to the provisions of Articles 693 through 695 of the Colombian Code of Civil Procedure. Such articles provide for enforcement by Colombian courts of foreign judgments that are obtained without fraud and rendered after due notice, provided that either (i) Colombia and the country where the foreign judgment has been issued are parties to a treaty which recognizes the enforceability of foreign judgments; or (ii) a judgment rendered by a court of Colombia would be enforceable on a reciprocal basis in the country where such foreign judgment is obtained, and that the foreign judgment (A) does not relate to "in rem" rights vested in assets that were located in Colombia at the time the suit was filed; (B) does not contravene any public policy laws or regulations of Colombia, other than those governing judicial procedures; (C) is a final judgment not subject to appeal in accordance with the applicable foreign laws and an original certified copy of such judgment together with a Spanish translation provided by an official translator, is filed with the court; (D) does not refer to any matter upon which Colombian courts have exclusive jurisdiction; (E) does not refer to any matter subject to a lawsuit presently ongoing in Colombia or already decided by any court of Colombia; (F) was obtained upon compliance with the applicable foreign laws relating to service of process to the defendant, which compliance is presumed if the judgment is final; and (G) is submitted to the exequatur procedure before the Supreme Court of Colombia, which requires that the party proposing to enforce the foreign judgment give prior judicial notice to any person or entity that may be affected by the judgment.

  Of those requirements imposed by the Colombian Code of Civil Procedure, the two issues which are most likely to generate controversy in exequatur proceedings are: (i) whether there exists an applicable treaty or reciprocity between the two countries, as described in the previous paragraph; and (ii) whether the foreign judgment contravenes Colombia's public policy laws and regulations. The Company has been advised by Cavelier Abogados that the United States and Colombia do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters; however, there is a precedent (a ruling issued on July 19, 1994) in which the Supreme Court of Colombia recognized the existence of such reciprocity based upon: (A) evidence that a court in the State of Florida had accepted the validity of a Colombian judgment in a certain case; and (B) declarations by the United States lawyers acting as expert witnesses to the effect that courts in the State of Florida had enforced judgments issued in Latin American countries other than Colombia and that judgments issued by Colombian courts would be enforced under the same principles. The Company can provide no assurance, however, that this interpretation will prevail in future exequatur proceedings. The Company does not believe, in the case of the Exchange Certificates or the Certificate Guarantee, that a foreign judgment ordering the payment of money would conflict with any of Colombia's current public policy laws or regulations.

  The Company has been advised by Cavelier Abogados that there can be no assurance as to the enforceability, in original actions, in Colombian courts of liabilities predicated solely on the United States federal or other non-Colombian securities laws.

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                         BOOK-ENTRY; DELIVERY AND FORM

General

  The Original Certificates offered and sold in reliance on Regulation S under the Securities Act were initially represented by a single, permanent Global Certificate in definitive, fully registered book-entry form (the "Regulation S Global Certificate") which was registered in the name of a nominee of DTC and deposited on behalf of the purchasers of the Original Certificates represented thereby with the Trustee as custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at the Euroclear System ("Euroclear") or Cedel Bank S.A. ("CEDEL"). The Original Certificates offered and sold to "qualified institutional buyers" ("QIBs") in reliance on Rule 144A under the Securities Act were initially represented by a single, permanent Global Certificate in definitive, fully registered book-entry form (the "Rule 144A Global Certificate," and, together with the Regulation S Global Certificate, the "Original Global Certificates") which was registered in the name of a nominee of DTC and deposited on behalf of purchasers of the Original Certificates represented thereby with the Trustee as custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at DTC. Except as set forth below, the Exchange Certificates issued pursuant to the Exchange Offer will be issued in global form (the "Exchange Global Certificates," and together with the Original Global Certificates, the "Global Certificates").

Global Certificates

  Upon the issuance of the Exchange Global Certificates, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Exchange Global Certificate to the accounts of persons who have accounts with such depositary. Such accounts initially will be designated by the Exchange Agent. Ownership of beneficial interests in an Exchange Global Certificate will be limited to persons who are members of, or participants in, DTC (the "Agent Members") or persons who hold interests through Agent Members. Ownership of beneficial interests in the Exchange Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Agent Members) and the records of Agent Members (with respect to interests of persons other than Agent Members).

  So long as DTC, or its nominee, is a registered holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the absolute owner or holder of the Certificates represented by such Global Certificate for all purposes under the Indenture and the Certificates, and the Agent Members, as well as any other persons on whose behalf Agent Members may act (including Euroclear and CEDEL and account holders and participants therein), will have no rights under the Indenture or under a Global Certificate. Owners of beneficial interests in a Global Certificate will not be considered to be the owners or holders of any Certificates under the Indenture or the Certificates.

  In addition, no beneficial owner of an interest in a Global Certificate will be able to exchange or transfer that interest, except in accordance with the applicable procedures of DTC (the "Applicable Procedures").

  Payments in respect of each Global Certificate registered in the name of DTC's nominee will be made to the order of DTC's nominee as the registered owner of such Global Certificate. Neither the Company nor the Pass Through Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial interests.

  The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Certificate, will immediately credit the accounts of Agent Members with payments in the amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate as shown on the records of DTC or its nominee. The Company also expects that payments by Agent Members to owners of beneficial interests in such Global Certificate held through such Agent Members will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of

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customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Agent Members.

  Transfers between participants in DTC will be effected in the ordinary way in accordance with the Applicable Procedures and will be settled in same-day funds.

  DTC has advised the Company that it will take any action permitted to be taken by a Certificateholder only at the direction of one or more Agent Members to whose account the DTC interests in the Global Certificates is credited and only in respect of such portion of the aggregate principal amount of Certificates as to which such Agent Member or Agent Members has or have given such direction.

  The Company understands: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Pass Through Trustee will have any responsibility for the performance by DTC, its participants or indirect participants of their respective obligations under rules and procedures governing its operations.

Certificated Certificates

  Interests in a Global Certificate will be exchangeable or transferable, as the case may be, for Exchange Certificates issued in the form of registered definitive certificates ("Certificated Certificates") if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Certificates, or DTC ceases to be a "Clearing Agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, or (ii) an Event of Default has occurred and is continuing with respect to such Exchange Certificates and Exchange Certificateholders who hold more than 25% in aggregate principal amount of the Exchange Certificates at the time outstanding represented by the Global Certificates advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the Global Certificates is no longer required. Upon the occurrence of any of the events described in the preceding sentence, the Company will cause the appropriate Certificated Certificates to be delivered.

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                                 LEGAL MATTERS

  Certain legal matters with respect to the Senior Notes and the Exchange Certificate Guarantee offered hereby will be passed upon for the Company by Arrieta Mantilla & Asociados, Colombia, with respect to matters of Colombian law. Certain legal matters with respect to Colombian tax law will be passed upon for the Company by Lewin & Wills.

  Certain legal matters with respect to the Exchange Certificate Guarantee offered hereby will be passed upon for the Company by Dewey Ballantine LLP, New York, New York with respect to matters of United States law.

  Certain matters of Delaware law relating to the validity of the Exchange Certificates, the enforceability of the Trust Agreement and the creation of the Transtel Pass Through Trust will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Company and the Issuer. Richards, Layton & Finger is also serving as counsel to Wilmington Trust Company in connection with the issuance of the Exchange Certificates.

                                    EXPERTS

  The Consolidated Annual Financial Statements as of December 31, 1996, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 included in this Prospectus, have been so included in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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                 GLOSSARY OF CERTAIN TELECOMMUNICATIONS TERMS

  The following is a glossary of certain telecommunications terms appearing elsewhere in this Prospectus.

  Access Charges: The fees paid by IXCs to LECs for originating and terminating long distance telephone calls on their local networks.

  AIX Operating System: Refers to IBM's version of the UNIX operating system to be used in conjunction with Transtel's Internet and voice mail platform.

  ATM (Asynchronous Transfer Mode): A recently commercialized switching and transmission technology that is one of a general class of packet technologies that relay traffic by way of an address contained within the first five bits of a standard fifty-three bit-long packet or cell. ATM switching was specifically developed to allow switching and transmission of mixed voice, data and video (sometimes referred to as "multimedia" information) at varying rates. The ATM format can be used by many different information systems, including LANs.

  Broadband: Broadband communications systems can transmit large quantities of voice, data and video by way of digital or analog signals. Examples of broadband communications systems include DS-3 fiber-optic systems, which can transmit 672 simultaneous voice conversations, or a broadcast television station that transmits high-resolution audio and video signals into the home. Broadband connectivity is also an essential element for interactive multimedia applications.

  CDMA (Code Division Multiple Access): A digital multiplexing scheme for grouping/ungrouping numerous channels into a higher speed channel through code division.

  Central Offices: The switching centers or central switching facilities of the LECs.

  Centrex: Centrex is a service that offers features similar to those of a Private Branch Exchange (PBX), except the equipment is located at the carrier's premises and not at the premises of the customer. These features include direct dialing within a given phone system, direct dialing of incoming telephone calls, and automatic identification of outbound telephone calls. This is a value-added service that carriers can provide to a wide range of customers who do not have the size or the funds to support their own on-site PBX.

  DID (Direct Inward Dialing): Central Office service allowing for calls to be made directly to the extension of a customer's PBX, without having to go through an operator.

  Digital: A method of storing, processing and transmitting information through the use of distinct electronic or optical pulses that represent the binary code digits 0 and 1. Digital transmission and switching technologies employ a sequence of these pulses to represent information as opposed to the continuously variable analog signal. Digital transmission and switching technologies offer a threefold improvement in speed and capacity over analog techniques, allowing much more efficient and cost-effective transmission of voice, video and data.

  DS-O, E-1, E-3: Standard telecommunications industry digital signal formats, which are distinguishable by bit rate (the number of binary digits (0 and 1) transmitted per second). DS-O service has a bit rate of 64 kilobits per second. E-1 service has a bit rate of 2 megabits per second and E-3 service has a bit rate of 34 megabits per second.

  EWSD: Brand name for Siemens digital switching system used in both private and public telecommunications networks.

  Fiber Optics: Fiber-optic cable is the medium of choice for the telecommunications and cable industries. Fiber is immune to electrical interference and environmental factors that affect copper wiring and satellite transmission. Fiber-optic technology involves sending laser light pulses across glass strands in order to transmit

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digital information. A strand of fiber-optic cable is as thick as a human hair yet has significantly greater bandwidth capacity than copper cable, which is many times greater in size.

  Fiber-Optic Ring Network: The Company has designed its networks in ring configuration in order to ensure that, if one segment of a network is damaged or cut, the traffic is simply re-routed and sent to its destination in the opposite direction. The Company uses a "self-healing" optical fiber-ring architecture in its networks.

  Frame Relay: Frame relay is a high-speed data packet switching service used to transmit data between computers. Frame Relay supports data units of variable lengths at access speeds ranging from 56 kilobits to 1.5 megabits. This service is ideal for connecting LANs, but is not appropriate for voice and video applications due to the variable delays that can occur. Frame Relay was designed to operate at higher speeds on modern fiber-optic networks.

  HDSL (High Bit Rate Digital Subscriber Line): A modern technology typically used for establishing T1/E1 trunk facilities between the Central Office and the subscriber over copper cable facilities. HDSL modems utilize only a few copper pairs to digitally transmit a large number of circuits.

  IBM's Netview: A network management system for information systems which monitors and controls the physical network elements including, among other things, routers, access servers, bridges, hubs and servers.

  IBM RS/6000: A scaleable hardware platform group based on open systems architecture used in corporate information networks worldwide. The hardware supports IBM's Unix.

  IBM's Tivoli: A family of products (registered trademark of IBM) for network computing management of the software and hardware elements of corporate information networks. Examples of network management include centralized backup, software distribution, hardware inventory management and other functions.

  ISDN (Integrated Services Digital Network): A switched digital service allowing for the transmission of voice, data and/or video signals over the public switched telecommunications network. Colombia utilizes the international ISDN standard which allows for Basic Rate (two by kilobit channels and one 16 kilobit data channel) over the same copper pairs used for traditional telephone service, or Primary Rate (30 64 kilobit channels and one 16 kilobit data channel).

  ISP (Internet Service Provider): An Internet service provider provides customers with access to the Internet by linking its network directly or through other ISPs to the Internet backbone network.

  IXC (Interexchange Carriers): See Long Distance Carrier.

  LANs (Local Area Network): Corporate node for client server applications used for corporate communications.

  LEC (Local Exchange Carrier): A company providing local telephone services.

  Long Distance Carriers or IXCs (Interexchange Carriers): Long distance carriers provide services between local exchanges. TELECOM is the sole provider of these services and may offer service over its own facilities.

  mHz: Megahertz.

  Mode: An individual point of origination and termination of data on the network transported using frame relay or similar technology.

  OSP (Outside Plant): Refers to the external network of a telecommunications company which links subscribers to Central Office switching systems, and Central Offices to each other. This includes the cable,

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splices, distribution cabinets and terminals of both copper and fiber networks. The Outside Plant technically ends at the cable vault of the Central Office. The rest of the technologies in the Central Office are referred to as inside plant.

  PBX (Private Branch Exchange): A switching system within an office building which allows telephone calls from outside to be routed directly to the individual instead of through a central number. The PBX also allows for calling within an office by way of four-digit extensions. Centrex is a service which can simulate this service from an outside switching source, thereby eliminating the need for a large capital expenditure on a PBX.

  PCS (Personal Communications Service): A type of wireless telephone system that uses light, inexpensive handheld sets and communicates via low-power antennas.

  PDH (Plesiochronous Digital Hierarchy): Refers to a transmission signaling standard. This is a more inflexible transmission scheme which is acceptable for point to point.

  POPs (Points of Presence): Locations where a long distance carrier has installed transmission equipment in a service area that serves as, or relays telephone calls to, a network switching center of that long distance carrier.

  Private Line: A private, dedicated telecommunications connection between end-use locations (excluding long distance carrier POPs).

  Route Miles: The number of miles of the telecommunications path in which fiber-optic cables are installed as it would appear on a network map.

  SAT (Telecommunications Administration System): Brand name of C-NIX's software. A software subscriber data base and administration system used for inputting new service orders, assigning new, billing, installation and a range of other functions critical to telephone operations.

  SDH (Synchronous Digital Hierarchy): Refers to a transmission signaling standard which allows for the multiplexing and demultiplexing of telecommunications traffic at multiple points along a transmission path.

  SPC (Stored Program Control): Stored program control switching systems including both earlier analog and more recent digital systems.

  STM (Synchronous Transfer Mode): Refers to the European signaling rates of the SDH standard starting at STM 1 or 155 Megabits.

  Switch: A sophisticated computer that accepts instructions from a caller in the form of a telephone number. Like an address on an envelope, the numbers tell the switch where to route the call. The switch opens or closes circuits or selects the path or circuits to be used for transmission of information. Switching is a process of interconnecting circuits to form transmission path between users. Switches allow local telecommunications service providers to connect telephone calls directly to their destination, while providing advanced features and recording connection information for future billing.

  Switched Traffic: Telecommunications traffic along a switched network.

  TDMA (Time Division Multiple Access): Refers to a multiplexing scheme for grouping/ungrouping various circuits into higher speed facilities through the division of these signals into digital time slots.

  TMN (Telecommunications Management Network): Refers to an international standard for integrated network management of all of the physical network elements of a public telecommunications network. TMN software systems perform such critical functions as: fault management; traffic management; customer administration; billing; and work force management.

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                                                                        ANNEX A

                             REPUBLIC OF COLOMBIA

  The following information has been made public by the Republic of Colombia and has not been prepared or independently verified by the Company or any of its affiliates. The Company is including such information solely because it is readily available and may be useful to a reader. Such information is not, nor is its inclusion herein meant to suggest that it is, all the information concerning Colombia that is or may be material to an investor. Moreover, such information pertains to Colombia as a whole and is not specific to the location of the Company's business and should not be viewed as reflective of such region. The following information should be read in conjunction with the information set forth under "Risk Factors--Colombian Political, Economic, and Social Risks." Investors who wish to know more about Colombia are urged to consult the wide variety of information available from public sources.

Overview

  Since 1950, Colombia has enjoyed positive real economic growth in every year (ranging from a low of 1.0% in 1982 to a high of 8.5% in 1978) and relatively stable rates of inflation (with a low of 2.2% in 1955 and a high of 32.6% in 1963). Inflation (as measured by the Colombian consumer price index ("CPI")) averaged 22.3% between 1992 and 1996. Unlike other major Latin American countries, Colombia did not restructure its debt with foreign creditors during the 1980s, and instead entered into voluntarily syndicated loan agreements to refinance certain maturities of its commercial bank debt. During the same period, Colombia maintained access to new borrowings through multilateral and bilateral credits. Colombia has regularly paid all principal and interest payments on its external debt for over 60 years.

  In June 1994, Ernesto Samper Pizano, former Minister of Economic Development in the previous administration of Cesar Gaviria and a former Senator, was elected President of Colombia. President Samper proposed a four-year national development plan, El Salto Social (The Social Leap), which was approved by the Congress in June 1995. El Salto Social looked to continue the economic and political reforms of the Gaviria administration's Apertura policy, under which the Government removed restrictions on foreign investment, eliminated import quotas and reduced tariffs, entered into free trade agreements with regional trading partners, reduced foreign exchange controls, granted greater independence to the Central Bank, encouraged private sector participation in the management of pension system assets and began a privatization program with respect to certain state-owned companies and financial institutions. At the same time, El Salto Social aimed to secure the benefits of these reforms for a larger segment of the population.

  Under El Salto Social, the Government, among other measures, has set out to:

  . Increase government expenditures directed toward the social sector, including higher spending on health, education and job training programs and the implementation of the Red de Solidaridad Social (Social Solidarity Network), while maintaining current levels of expenditures on defense and justice;

  . Increase tax revenues by improving tax collections and reducing exemptions;

  . Improve and develop infrastructure by attracting private investment through privatizations and concessions;

  . Implement measures, together with the Central Bank, to reduce inflation, including reaching agreement with labor and business to restrict wage and price increases;

  . Maintain competitiveness of the exchange rate by implementing measures, in conjunction with the Central Bank (which is primarily responsible for setting the foreign exchange rate policy), to limit short-term capital inflows and an appreciation of the peso; and

  . Strengthen domestic savings by developing the domestic capital market, and carefully investing the proceeds from increased exports of oil in the international markets.

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  The Colombian government believes that a continuation of nearly balanced public sector budgets and the policies outlined above, together with projected growth in oil exports and other factors, should contribute toward continued moderate real GDP growth over the medium term.

  However, for the past two years, the fiscal deficit created by an increase in public expenditures has resulted in an increase in interest rates from 19.46% in 1995 to 21.63% in 1996 and a slow down in the economy's growth.

  In June 1998 Andres Pastrana Arango was elected President of the Republic of Colombia and took power on August 7, 1998. President Pastrana announced an aggressive plan oriented to adjust the country's economy in two years which will allow: (i) the reduction of fiscal deficit; (ii) the reduction of inflation and domestic rates; and (iii) the increase of the economy's growth rates to higher than 5% annually.

 Geography and Population

  Colombia is the fourth largest country in South America, with a territory of 441,020 square miles (1,141,748 square kilometers). Located on the northwestern corner of the South American continent, Colombia borders Panama and the Caribbean Sea on the north, Peru and Ecuador on the south, Venezuela and Brazil on the east, and the Pacific Ocean on the west.

  In 1993, according to the census conducted in that year, Colombia's population was 35.9 million, approximately 73% of whom lived in urban areas. Over 6.3 million people live in the metropolitan area of Bogota, the capital of Colombia. Cali and Medellin, the second and third largest cities, have populations of approximately 1.8 million and 1.7 million, respectively. The most important urban centers, with the exception of Barranquilla (the largest port city), are located in the Andes range. The population grew at a rate of 2.2% per year from 1985 through 1993, down from approximately 3.1% per year in the 1960s.

 Government and Political Parties

  The Republic of Colombia is one of the oldest democracies in the Americas, with regular transitions of power between successive administrations since 1957. The main political parties are the Partido Liberal and the Partido Social Conservador to which President Pastrana belongs. There are other minority parties, including the Alianza Democratica M-19, a former guerrilla organization that became a recognized political party at the end of the 1980s.

  In 1991, a popularly elected Constitutional Assembly approved a new Constitution, replacing the Constitution of 1886. The main features of the new Constitution include further governmental decentralization, increased Congressional powers and the creation of several new public agencies. A number of judicial reforms were also introduced to improve the government's ability to combat the guerrilla- and narcotics-related violence, and to enhance control and supervision over public officials.

 Foreign Affairs and International Organizations

  Colombia has diplomatic ties with 154 countries. Colombia is a member of the United Nations, the International Monetary Fund (the "IMF") and the International Bank for Reconstruction and Development (the "World Bank"). In October 1995, Colombia assumed the presidency of the Group of 77 (Non-Aligned Nations). On the regional level, Colombia is a member of the Organization of American States, the Inter-American Development Bank (the "IDB"), the Caribbean Development Bank, the Latin American Economic System and the Andean Development Bank. Colombia is also party to several trade and commodity agreements, including the Andean Pact, the Latin American Integration Association, the Union of Banana Exporting Countries, the International Sugar Association, the General Agreement on Tariffs and Trade ("GATT") and the World Trade Organization.

  In 1992, a free-trade zone was formed with Venezuela which has increased commercial trade and financial activity between these two neighboring countries. Colombia also has free trade agreements with Ecuador and Bolivia, and a free trade agreement with Chile which became effective on January 1, 1994. The Andean Pact, which is designed to create a five-nation free-trade zone, was revived in December of 1991. Pursuant to this agreement, Colombia, Venezuela, Peru, Ecuador and Bolivia have implemented common external tariffs as of February 1, 1995.

Economy

 Gross Domestic Product

  Both agriculture and industry play a large role in the Colombian economy, accounting for an estimated 18.3% and 18.0% of GDP in 1997, respectively. In 1997, agricultural activity increased by 0.7% in real terms (despite a decrease in coffee production of 18.5%), industrial activity remained constant, construction decreased by 0.2%, and services increased by 3.7% (services include communications, a sector with a growth rate of 15% from 1996 to 1997, and that went from 2.0% of total GDP to 2.3% in the same period). Between 1992 and 1996, GDP grew at an average annual rate of 4.7%. Real GDP growth for 1997 was 3.1%, as compared with 2.0% in 1996, mainly as a result of the strict monetary policy implemented in late 1994 to stabilize the growth of aggregate demand and credit.

  The following table sets forth the annual change in Colombia's real GDP by sector for the periods indicated.

                           Real GDP Growth by Sector

                                     1993    1994    1995(1)  1996(1)  1997(1)
                                     -----   -----   -------  -------  -------
Agriculture, Livestock, Fishing,
 Forestry and Hunting
  Coffee............................ (15.2)% (12.7)%   14.7 %  (18.5)%  (4.4)%
  Other Agriculture and Livestock...   6.6     2.9      4.1      2.9    (0.3)
  Fishing, Forestry and Hunting.....  (2.4)   (3.1)    (7.0)   (10.1)    0.5
  Total Agriculture.................   3.2     0.9      5.2      0.2    (0.7)
Industry
  Coffee Processing................. (16.9)  (10.7)   (18.3)     8.7    (0.0)
  Manufacturing.....................   4.8     3.2      3.2     (3.8)    2.8
  Total Industry....................   1.6     1.6      1.0     (2.7)    2.5
Mining(3)...........................  (1.7)    1.6     17.8      7.7     4.4
Construction........................  18.2    19.2      5.2     (0.5)   (0.2)
Services
  Transportation and Storage........   4.4     5.5      6.5      3.6     2.2
  Communications....................   4.0    (6.8)     4.3      7.6    15.0
  Retail, Restaurants and Hotels....   9.1     6.1      5.2     (0.3)    3.0
  Financial Services................   6.4    18.8      6.4      5.7     3.5
  Housing...........................   4.0     6.1      2.0      3.2     2.8
  Personal Services.................   2.9     6.5      7.0      7.1     3.2
  Government........................   0.2     2.7      7.8     10.9     4.5
  Domestic Services.................   2.4     2.4      3.0      1.8     2.0
  Utilities.........................  14.0     6.1      6.2      2.8     3.4
  Total Services....................   5.0     7.5      5.7      6.2     3.7
Subtotal............................   4.0     5.1      5.1      3.1     2.5
Minus: Imputed Banking Services.....  13.8    16.2     10.0      9.2     3.9
Plus: Duties and Tariffs on
 Imports............................  48.2    26.0     11.8      2.8    11.6
Real GDP............................   5.4     5.8      5.4      2.1     3.1

--------
(1) Preliminary.
(2) Includes petroleum.
Source: DANE and DNP.

Foreign Trade

  Colombia's trade has historically been, and continues to be, dominated by the export of raw materials and the import of intermediate and capital goods.

  The following table shows the trends in the composition of Colombia's exports over the years indicated.

                     Trends in the Composition of Exports
                                   1980-1996

                               1980            1985            1990           1995(1)          1997(1)
                          --------------  --------------  --------------  ---------------  ---------------
                                     (millions of dollars and percentage of total exports)
Exports (FOB):
 Oil and its
  Derivatives...........  $  101.0   2.4% $  451.3  11.6% $1,951.0  28.0% $ 2,189.9  21.3% $ 2,717.6  23.6%
 Coffee.................   2,360.5  55.8   1,745.5  45.2   1,399.2  20.1    1,841.0  17.9    2,262.3  19.6
 Coal...................      10.7   0.3     126.3   3.3     544.8   7.8      593.2   5.7      915.0   7.9
 Nickel and Gold(2).....     310.0   7.3     420.0  10.9     521.0   7.5      357.9   3.5      235.9   2.0
 Nontraditional
  Exports(3)............   1,444.3  34.2   1,118.7  29.0   2,550.8  36.6    5,305.6  51.6    5,393.2  46.8
                          -------- -----  -------- -----  -------- -----  --------- -----  --------- -----
 Total Exports..........  $4,226.5 100.0% $3,861.8 100.0% $6,966.8 100.0% $10,287.6 100.0% $11,524.5 100.0%
                          ======== =====  ======== =====  ======== =====  ========= =====  ========= =====

--------
(1) Preliminary.
(2) Includes domestic purchases of gold by the Central Bank.
(3) Includes emeralds.
Source: The Central Bank--Economic Studies.

  In 1997, exports are estimated to have amounted to $11,525 billion and are estimated to have increased by 8.9% compared to 1996, primarily due to coal (3.9%) and nontraditional goods (12.4%). In 1997, the volume of exports of crude oil decreased by 6.3 due to the fall in international prices and exports volume.

  The following table shows the composition of Colombia's exports for the periods indicated.

                      Exports (FOB) by Groups of Products

                                                                                 % of Total
                           1992     1993     1994     1995     1996(1)  1997(1)     1997
                         -------- -------- -------- --------- --------- -------- ----------
                                          (millions of dollars)
Mining
  Oil and its
   Derivatives.......... $1,395.6 $1,323.0 $1,318.2 $ 2,189.9 $ 2,900.0 $2,717.6    23.6%
  Coal..................    555.4    567.0    552.8     593.2     880.9    915.0     7.9
  Emeralds..............    179.7    399.6    422.3     452.4     174.7    141.4     1.2
  Nickel................    125.1    101.9    118.8     184.8     172.2    160.6     1.4
  Gold(2)...............    363.5    312.5    304.6     173.1     204.3     75.3     0.7
  Platinum..............      0.1     15.4     37.2        NA        NA       NA      NA
  Others(3).............     17.4     14.4     18.6        NA        NA       NA      NA
                         -------- -------- -------- --------- --------- --------   -----
Total Mining............ $2,636.8 $2,733.8 $2,772.5 $ 3,593.4 $ 4,332.1  4,009.9    34.8%
Agriculture, Livestock,
 Forestry and Fishing,
 except Coffee..........  1,095.6  1,062.7  1,239.0     955.2   1,003.1  1,091.7     9.5
Coffee..................  1,258.9  1,139.7  1,990.5   1,841.0   1,579.4  2,262.3    19.6
Industry
  Foods, Beverages and
   Tobacco..............    345.1    334.1    425.3     932.9     774.2    884.7     7.7
  Textiles and
   Apparel(4)...........    905.8  1,042.8  1,033.9   1,096.0     951.0    894.2     7.8
  Wood and its
   Derivatives..........     18.7     18.9     13.8      10.7      20.2      8.9     0.1
  Paper and its
   Byproducts...........    184.0    198.5    214.1     254.7     222.9    249.8     2.2
  Chemicals.............    389.8    441.0    544.8     898.6     964.7  1,167.9    10.1
  Non-metallic
   Minerals.............    105.0    109.5    119.5      55.0      65.3     68.5     0.6
  Iron and Steel
   Industries...........    101.7     90.8    126.1     122.9     130.2    156.7     1.4
  Machinery and
   Equipment............    152.5    155.9    164.0     292.8     324.0    477.7     4.1
  Other Industries(5)...     69.8    101.3    110.3     234.4     215.0    252.2     2.2
                         -------- -------- -------- --------- --------- --------   -----
Total Industry.......... $2,272.4 $2,492.8 $2,751.8 $ 3,898.0 $ 3,667.5  4,160.6     36.1%
                         -------- -------- -------- --------- --------- --------   -----
  Total Exports......... $7,263.7 $7,429.0 $8,753.8 $10,287.6 $10,582.1 11,524.5   100.0%
                         ======== ======== ======== ========= ========= ========   =====

--------
(1) Estimated.
(2) Includes domestic purchases of gold by the Central Bank.
(3) Includes salt, clay and sand mining and manufacture of fertilizers, chemicals and other products.
(4) Includes leather, leather products and plastic.
(5) Includes jewelry, musical instruments, sporting goods and other products.
Source: Banco de la Republica, based on information provided by DANE.

  Imports (FOB) increased by 21.5% in 1994 and 17.0% in 1995 and 1.3% in 1996, due to a lowering of tariffs and an appreciation of the peso in real terms. In 1997, imports (FOB) are estimated to have totaled $15,378.9 million with a 14.5% growth relative to 1996. Imports (FOB) of consumer goods are estimated to have increased by 28.2%, while imports of raw materials and intermediate goods are estimated to have reached $6,576.5 million, similar to the amount in 1996. The growth in imports is primarily explained by the external purchase of capital equipment (19.1%).

  The level of imports will continue to be affected by the opening of the Colombian economy. The following table shows the composition of Colombia's major imports for the periods indicated.

                                 Imports (CIF)

                                                                                   % of Total
                           1992     1993     1994      1995     1996(1)   1997(1)     1997
                         -------- -------- --------- --------- --------- --------- ----------
                                           (millions of dollars)
Consumer Goods
  Non-Durable........... $  439.4 $  676.7 $ 1,010.0 $ 1,252.9 $ 1,440.2        NA
  Durable...............    473.0  1,138.7   1,325.0   1,418.6   1,120.4        NA
                         -------- -------- --------- --------- --------- ---------   -----
  Total Consumer Goods.. $  912.4 $1,815.4 $ 2,335.0 $ 2,671.5 $ 2,560.3 $ 2,340.4    17.1%
Raw Materials and
 Intermediate Goods
  Fuels(2).............. $  344.3 $  351.9 $   322.0 $   396.1 $   412.7        NA
  Agricultural..........    297.2    228.4     296.0     338.1     481.3        NA
  Industrial............  2,941.7  3,589.6   4,180.0   5,420.3   5,643.4        NA
                         -------- -------- --------- --------- --------- ---------   -----
  Total Raw Materials
   and Intermediate
   Goods................ $3,583.2 $4,169.9 $ 4,798.0 $ 6,154.5 $ 6,537.4 $ 6,154.3    45.0%
Capital Goods
  Construction
   Materials............ $   67.4 $  119.4 $   194.0 $   259.3 $   320.7 $   421.1     3.1%
  Agricultural..........     35.7     51.4      73.0      70.5      63.7      59.1     0.4
  Industrial............  1,490.5  2,237.5   2,723.0   3,394.6   3,209.7   3,483.6    25.5
  Transportation........    574.3  1,426.4   1,751.0   1,302.8     991.4   1,217.3     8.9
                         -------- -------- --------- --------- --------- ---------   -----
  Total Capital Goods... $2,167.9 $3,834.7 $ 4,741.0 $ 5,027.2 $ 4,585.5 $ 5,181.1    37.9%
                         -------- -------- --------- --------- --------- ---------   -----
Unclassified............ $    5.3 $    2.2 $     9.0       --        --                 NA
                         -------- -------- --------- --------- --------- ---------   -----
Total................... $6,668.8 $9,822.2 $11,883.0 $13,853.2 $13,683.5 $13,675.9   100.0%
                         ======== ======== ========= ========= ========= =========   =====

--------
NA means not available
(1) Preliminary.
(2) Includes oil derivatives and coal.
Source: DANE

  The United States is Colombia's most important trading partner. In 1997, trade between the two countries accounted for approximately 37% of Colombia's total trade (exports and imports). Venezuela was Colombia's second largest trading partner, accounting for a further 8.0% of total trade. A key component of the Apertura program of reforms involved reducing trade barriers by fostering economic integration with other countries. The Samper administration has continued former President Gaviria's policies of promoting bilateral and multilateral trade agreements with regional trading partners.

  From 1990 to 1995, growth in exports occurred mainly with countries that are members of the Andean Pact--primarily Venezuela, Peru and Ecuador. Exports to Venezuela have grown from $443.0 million in 1991 to $988.8 million in 1997. Similarly, exports to Peru have grown to $540.4 million and exports to Ecuador have grown to $540.6 million in 1997. Imports from the Andean Pact countries have also increased.

Direct Foreign Investment

  Foreign investment in Colombia was traditionally directed towards the oil and mining sectors. Previously, investment in sectors such as public services was prohibited, and investments in the financial sector were limited to no more than 49% foreign ownership of financial institutions. As part of the Apertura process, the Gaviria administration enacted reforms designed to make foreign investment in Colombia more attractive, such as the adoption of a legislative framework that ensures equal treatment of foreign and local investors and foreign access to traditionally restricted economic sectors.

  The following table sets forth information on net foreign investment by sector (excluding petroleum) for the periods indicated below.

                  Net Direct Foreign Investment by Sector(1)

                                                                         Jan.-
                                                                          July
                                               1993  1994   1995   1996   1997
                                               ---- ------ ------ ------ ------
Petroleum..................................... $557 $  825 $  721 $1,101     NA
Agriculture and Fishing.......................   13     12     30     26   * 27
Mining........................................    6     26    110     46    395
Manufacturing.................................  198    365    577    653    641
Public Services...............................    0      6      8    145    947
Construction..................................   19     33     32     22     45
Commerce......................................   31     81    132    151    143
Transportation and Communications.............    6    157    217    156    360
Finance(2)....................................  159    701    441    959  1,017
Social Services...............................    1      2      9     11     26
Others........................................    3      6      8      1      0
                                               ---- ------ ------ ------ ------
Total......................................... $993 $2,214 $2,285 $3,271 $3,601
                                               ==== ====== ====== ====== ======

--------
Totals may differ due to rounding.
(1) Net foreign investment registered with the Central Bank, less remittances of capital. The figures provided in this table represent the amount officially registered for foreign investment with the Central Bank. In contrast, the figures provided in the "Balance of Payments" table reflect the amount actually invested in Colombia.
(2) Includes portfolio investment of $61.0 million in 1992, $44.0 million in 1993, $588.0 million in 1994, $243.0 million in 1995 and $245.0 million in
    1996.

  Source: The Central Bank.

Monetary System and Monetary Aggregates

  The Central Bank was chartered in 1923. Following ratification of the new Constitution in 1991, the Central Bank was granted greater independence from the government in the formulation of monetary policy.

  Monetary and exchange rate policy is set by the Central Bank's Board of Directors. The Board of Directors is composed of seven members, five of whom are permanent members appointed by the President for four-year terms, although at the expirations of their terms, the President may not replace more than two such members. The Minister of Finance, the sixth member of the Board of Directors, is the sole representative of the government on the Board of Directors. The seventh member, who is the Governor of the Central Bank, is elected by the other six members. Unless all seven members of the Board of Directors vote to do so, the Central Bank may not finance the government's budget deficits, and the Central Bank is prohibited from making loans to the private sector (except to provide liquidity to the financial system or for intermediation of foreign indebtedness).

Inflation and Interest Rates

  The following table shows changes in the CPI and the producer price index ("PPI") and average deposit rates for the periods indicated.

                         Inflation and Interest Rates

                                                                    Short-term
                                                                  Reference Rate
      Period                                        CPI(1) PPI(1)    (DTF)(2)
      ------                                        ------ ------ --------------
      1992.........................................  25.1%  17.9%      26.7%
      1993.........................................  22.6   13.2       25.8
      1994.........................................  22.6   20.7       29.4
      1995.........................................  19.5   15.4       32.3
      1996.........................................  21.6   14.5       31.1
       January.....................................  20.2   17.7       32.5
       February....................................  20.8   17.4       33.1
       March.......................................  20.2   16.3       33.6
       April.......................................  19.9   14.6       33.6
       May.........................................  19.8   14.6       32.1
       June........................................  19.7   13.0       32.1
       July........................................  20.6   13.8       32.4
       August......................................  21.1   14.0       30.4
       September...................................  21.6   14.4       28.4
       October.....................................  21.9   15.5       28.7
       November....................................  21.9   15.0       28.5
       December....................................  21.6   14.5       28.0
      1997
       January.....................................  20.6   12.7       26.5
       February....................................  19.6   12.2       25.4
       March.......................................  18.9   14.0       25.5
       April.......................................  18.5   14.9       24.7
       May.........................................  18.6   14.9       23.6
       June........................................  18.7   17.1       23.2
       July........................................  17.9   15.5       23.2
       August......................................  18.0   15.3       23.0
       September...................................   --     --         --
       October.....................................  17.8   17.1       23.5
       November....................................  17.8   17.3       24.1
       December ...................................  17.7   17.5       24.3
      1998
       January.....................................  17.6   18.5       24.5
       February....................................  18.0   21.2       24.8
       March.......................................  19.2   18.6       27.1
       April.......................................  20.7   18.6       29.9
       May.........................................  20.7   19.1       31.9
       June........................................  20.7   17.6       36.6
       July........................................  17.9   15.5       23.0
       August......................................  18.0   15.3       23.0
       September...................................  18.0   16.1       22.9

--------
(1) For the annual periods, percentage change over the twelve months ending December 31 of each year; for monthly periods in 1996, percentage change over the previous twelve months at end of each month indicated.
(2) Average for each of the years 1992-1997, and for each month in 1997 and 1998, of the short-term composite reference rate (Depositos a Termino Fijo ("DTF")), as calculated by the Superintendency of Banks.
Source: Superintendencia Bancaria y Banco de la Republica.

Foreign Exchange Rates

  Colombia's official monetary unit is the peso, the value of which was established against foreign currencies under a crawling peg system between 1967 and 1991. Under this system, the nominal exchange rate was determined by the Central Bank.

  In February 1994, the Central Bank instituted a mechanism, which consists of a 15% band within which the exchange rate is allowed to fluctuate. The Central Bank intervenes by selling or purchasing its debt securities in order to maintain the exchange rate within the 15% band. Such a band is allowed to depreciate by small amounts to meet an annual target devaluation rate. In December 1994, the Central Bank narrowed the band to 14%, shifted the band downward by 7% and increased the rate at which it devalues the band to meet an annual target devaluation rate of 13.6% for 1995. The band was set to reflect a projected devaluation rate, in nominal terms, of 13.6% for 1996, 15.0% for 1997 and 13.0% for 1998.

  The following table sets forth the Official Rate at the end of each period indicated and, for each such period, the high, low, average and end of period Representative Market Rate. The Federal Reserve Bank of New York does not report a noon buying rate for Pesos.

                                  PESO/DOLLAR

                               Official                    Representative Market
                         --------------------- ---------------------------------------------
                                     % Change                                      % Change
                                    From Prior                                    From Prior
                         Period End Period End   Low    High   Average Period End Period End
                         ---------- ---------- ------- ------- ------- ---------- ----------
1992....................  Ps811.8      14.8%   Ps632.4 Ps720.5 Ps682.5  Ps738.0      16.7%
1993....................    917.3      13.0      738.7   819.6   786.5    804.3       9.0
1994....................  1,018.8      11.0      804.3   843.3   829.4    831.3       3.3
1995....................      N/A       N/A      831.3 1,003.5   987.1    987.6      18.8
1996....................      N/A       N/A      987.6 1,074.7 1,000.5  1,005.4       1.8
1997....................      N/A       N/A    1,005.3 1,307.5 1,141.0  1,293.6      28.7
1998....................      N/A       N/A    1,341.9 1,577.2 1,433.6  1,542.1      19.2
1999 (through March 31,
 1999)..................      N/A       N/A    1,525.6 1,596.6 1,533.5  1,561.0       1.2

Sources: Banco de la Republica, Superintendencia Bancaria

International Reserves

  As of December 31, 1996, net international reserves were $9.9 billion, representing coverage of approximately nine months of imports of goods and approximately six months of imports of goods and services. Net international reserves increased by $1.6 billion, or 18.9%, from December 31, 1995 to December 31, 1996.

  The following table shows the composition of international reserves of the Central Bank at each of the dates indicated.

                           1992   1993(1)  1994(2)    1995   1996(2)  1997(2)
                         -------- -------- -------- -------- -------- --------
                                    (millions of dollars)
Gross International
 Reserves:
  Monetary Gold......... $  172.2 $  118.5 $  111.9 $  103.2 $   95.7 $  104.1
  Special Drawing
   Rights...............     47.9    158.1    169.9    176.6    176.3    172.3
  Andean Pesos..........     20.0     20.0     20.0     20.0     20.0     20.0
  Foreign Exchange......  7,231.4  7,346.0  7,453.4  7,733.7  9,185.6  9,039.1
  Others(3).............    256.5    289.8    348.2    423.8    462.6    575.4
                         -------- -------- -------- -------- -------- --------
    Total............... $7,728.0 $7,932.4 $8,103.4 $8,457.3 $9,940.2 $9,910.9
Less: Short and Medium-
 term Liabilities of
 Banco de la Republica..     14.8     63.3    101.1    132.9     43.6     29.4
                         -------- -------- -------- -------- -------- --------
Net International
 Reserves............... $7,713.2 $7,869.1 $8,002.3 $8,324.4 $9,896.6 $9,881.6
                         ======== ======== ======== ======== ======== ========
Reserves (Months of
 Imports (FOB))
  Goods.................     15.4     10.4      8.7      7.7      9.2      8.3
  Goods and Services....      8.8      6.8      5.7      5.1      5.8      5.2

--------
NA means not available
(1) Beginning in 1993, Colombia's method of valuing gold and foreign currencies was changed from historical cost to market value at end of period. In addition, the methodology for valuing international monetary assets and liabilities was changed from a cash to an accrual basis. The combined effect of these two changes was an increase in international reserves of $254 million at December 31, 1993.
(2) Preliminary.
(3) Includes deposits in Latin American Reserve Fund and Andean Reserve Fund and compensation agreements.
Source: The Central Bank.

Securities Markets

  Colombia has three stock exchanges, one located in each of the cities of Bogota, Medellin and Cali. The stock exchanges are owned by member firms that are responsible for developing and implementing regulations governing trade on their exchanges. Although self-regulating, they remain subject to the approval and supervision of the Superintendency of Securities, the principal securities market regulatory agency. According to the Superintendency of Securities, the market capitalization of the three exchanges as of December 31, 1997 was $20.0 billion.

  The total value of securities traded on the three Colombian stock exchanges during 1997 was Ps42.1 billion (approximately $32.5 billion), representing nominal growth of 15% over the value of securities traded in 1996. Both debt and equity securities are traded on the three stock exchanges, including stocks and bonds of private-sector corporations, although the vast majority of securities traded are fixed income debt securities.

                         INDEX TO FINANCIAL STATEMENTS

                          Transtel Pass Through Trust

                                                                           Page
                                                                           ----
Report of Independent Accountants........................................   F-2
Statements of Assets and Undivided Interests at December 31, 1997 and
 1998....................................................................   F-3
Statements of Distributable Income and Changes in Undivided Interests for
 the Period October 20, 1997 (Inception) Through December 31, 1997 and
 for the Year ended December 31,1998.....................................   F-4
Statements of Cash Flows for the Period October 20, 1997 (Inception)
 Through December 31, 1997 and for the Year ended December 31,1998.......   F-5
Notes to the Financial Statements........................................   F-6


                                 Transtel S.A.

Report of Independent Accountants........................................   F-8
Consolidated Balance Sheets at December 31, 1996, 1997 and 1998..........   F-9
Consolidated Statements of Income for the Years Ended December 31, 1996,
 1997 and 1998...........................................................  F-10
Consolidated Statements of Changes in Shareholders' Equity for the Years
 Ended December 31, 1996, 1997 and 1998..................................  F-11
Consolidated Statements of Changes in Financial Position for the Years
 Ended December 31, 1996, 1997 and 1998..................................  F-12
Consolidated Statements of Cash Flows for the Years Ended December 31,
 1996, 1997 and 1998.....................................................  F-13
Notes to the Consolidated Financial Statements...........................  F-14


  The financial information included in this Prospectus is stated in constant Pesos of equivalent purchasing power as of December 31, 1998. The rate of inflation during the quarter ended March 31, 1999 was 5.16% and to present the financial information in this Prospectus in constant Pesos of equivalent purchasing power as of March 31, 1999, all December 31, 1998 constant Pesos amounts would need to be multiplied by 1.0516. This Prospectus commencing on page S-1 contains the selected financial data of Transtel S.A. as presented on pages 46 through 49, the U.S. GAAP consolidated balance sheets and U.S. GAAP consolidated income statements as presented on pages F-45 and F-46, respectively, and the unaudited consolidated interim financial statements of the Company and Management's Discussion and Analysis of Financial Condition and Results of Operations as of and for the three months ended March 31, 1998 and 1999, all remeasured in constant Pesos of equivalent purchasing power of March 31, 1999 to facilitate comparability. The interim financial information is the same as the financial information which was furnished to HSBC Bank USA (formerly known as Marine Midland Bank), as the Indenture Trustee, on June 14, 1999 pursuant to the requirement of the Indenture dated October 28, 1997 between the Company and the Indenture Trustee.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Trustee of
Transtel Pass Through Trust

  We have audited the accompanying statements of assets and undivided interests of Transtel Pass Through Trust as of December 31, 1998 and 1997, and the related statements of distributable income and changes in undivided interests and of cash flows for the period from October 20, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998. These financial statements are the responsibility of the Trust. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements audited by us present fairly, in all material respects, the assets and undivided interests of Transtel Pass Through Trust as of December 31, 1998 and 1997, and the distributable income and changes in undivided interests and cash flows for the period from October 20, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998, in conformity with generally accepted accounting principles in the United States of America.

/s/ Price Waterhouse

Cali, Colombia
March 31, 1999

                          TRANSTEL PASS THROUGH TRUST

                  STATEMENTS OF ASSETS AND UNDIVIDED INTERESTS
                             (Thousands of Dollars)

                                                                December 31,
                                                              -----------------
                                                                1997     1998
                                                              -------- --------
                           ASSETS
Rceivable--Senior Notes due 2007
   from Transtel S.A......................................... $150,000 $150,000
Accrued interest income......................................    3,281    3,658
                                                              -------- --------
Total assets................................................. $153,281 $153,658
                                                              ======== ========
UNDIVIDED INTERESTS OF CERTIFICATEHOLDERS
  Undivided interests of Certificateholders.................. $153,281 $153,658
                                                              ======== ========




    The accompanying notes are an integral part of the financial statements.

                          TRANSTEL PASS THROUGH TRUST

                     STATEMENTS OF DISTRIBUTABLE INCOME AND

                         CHANGES IN UNDIVIDED INTERESTS
                             (Thousands of Dollars)

                                                  For the Period    For the Year
                                                 October 20, 1997      Ended
                                                (Inception) Through December 31,
                                                 December 31, 1997      1998
                                                ------------------- ------------
Distributable income--interest income..........      $  3,281         $ 19,781
                                                     --------         --------
Undivided interests of Certificateholders:
  Beginning of period..........................           --           153,281
  Proceeds from sale of Certificates...........       150,000
  Income distributed to Certificateholders.....                        (19,404)
                                                     --------         --------
End of period..................................      $153,281         $153,658
                                                     ========         ========



    The accompanying notes are an integral part of the financial statements.

                          TRANSTEL PASS THROUGH TRUST

                            STATEMENTS OF CASH FLOW
                             (Thousands of Dollars)

                                            For the Period
                                           October 20, 1997     For the Year
                                          (Inception) Through       Ended
                                           December 31, 1997  December 31, 1998
                                          ------------------- -----------------
Cash flows from operating activities:
Distributable income....................       $   3,281          $ 19,781
Adjustments to reconcile distributable
 income to net
 cash provided by operations:
  Accrued interest income...............          (3,281)             (377)
                                               ---------          --------
 Net cash provided by operating activi-
  ties..................................             --             19,404
                                               ---------          --------
Cash flows from financing activities:
  Proceeds from sale of Certificates....         150,000
  Income distributed to
   Certificateholders...................                           (19,404)
                                               ---------          --------
                                                 150,000           (19,404)
                                               ---------          --------
Cash flows used by investing activities:
  Purchase of Senior Notes from Transtel
   S.A..................................        (150,000)              --
                                               ---------          --------
  Net change in cash....................             --                --
  Cash at beginning of period...........             --                --
                                               ---------          --------
  Cash at end of period.................       $     --           $    --
                                               =========          ========


    The accompanying notes are an integral part of the financial statements.

                          TRANSTEL PASS THROUGH TRUST

                         NOTES TO FINANCIAL STATEMENTS

Note 1--Nature of Operations

  Transtel Pass Through Trust (the "Trust") is a statutory business trust, created under Delaware law pursuant to a trust agreement and the filing of a certificate of trust with the Delaware Secretary of State on October 20, 1997. The Trust is governed by the Amended and Restated Trust Agreement, dated October 28, 1997, among Transtel S.A., Wilmington Trust Company, as pass through trustee, and the holders of the certificates (the "Certificateholders"). The Trust exists for the exclusive purposes of (i) issuing and selling the certificates, (ii) using the proceeds from the sale of the certificates to acquire the Senior Notes; and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Senior Notes and related accrued interest will be the sole assets of the Trust and payments received in respect of the Senior Notes will be the sole source of revenue of the Trust.

  On October 28, 1997, the Trust sold $150 million of certificates representing pro rata interests in the assets of the Trust (the
"Certificates"). Concurrently, the Trust used the proceeds of the sale to purchase $150 million of 12 1/2% Senior Notes due 2007 (the "Senior Notes") issued by Transtel S.A. (the "Company").

Note 2--Significant Accounting Policies

 Basis of presentation

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amount of distributable income, assets and liabilities and disclosure of contingencies. Actual results could differ from these estimates.

  The Trust maintains its books and records on a cash basis. The accompanying financial statements contain adjustments, not recorded in the Trust's accounting records, to reflect the accrual method of accounting.

 Interest income

  Interest income is recorded on the accrual method using the contractual rate of interest on the Senior Notes, including additional interest when applicable.

 Administrative expenses

  Administrative expenses of the Trust are paid by the Company and are not recorded in the financial statements of the Trust.

Note 3--12 1/2% Senior Notes due 2007

  The Senior Notes bear interest at a rate of 12 1/2% per annum payable semiannually in cash on May 1 and November 1 of each year commencing May 1, 1998. Interest distributions received on each May 1 and November 1 will be paid to the persons who are the registered Certificateholders on the April 15 and October 15, as the case may be, immediately preceding such interest payment date. Certain additional interest clauses may increase the interest rate by a maximum of 2% for certain periods of time. The interest rates in effect at December 31, 1998 and 1997 were 12 1/2% and 14%, respectively. On February 21, 1999, the interest rate increased to the maximum rate of 14 1/2%. Each Certificateholder will be entitled to receive a pro rata share of any payments received by, or on behalf of, the trustee or on behalf of the Trust in respect of the Senior Notes.

                          TRANSTEL PASS THROUGH TRUST

  The Senior Notes are redeemable, in whole or in part, at the option of the Company, on or after November 1, 2002, at the following redemption prices plus accrued and unpaid interest to the date of redemption:

                                                                       Redemption
     12-month period commencing November 1,                              Price
     --------------------------------------                            ----------
       2002...........................................................  106.250%
       2003...........................................................  104.688
       2004...........................................................  103.125
       2005...........................................................  101.565
       2006 and thereafter............................................  100.000

  In addition, in the event of the sale by the Company of at least $25.0 million of its capital stock in one or more public equity offerings or to one or more strategic equity investors, as defined, on or prior to November 1, 2000, the Company may, at its option, use the net cash proceeds of such sale or sales to redeem up to 35% of the Senior Notes at a redemption price of 112.5% of the principal amount thereof plus accrued and unpaid interest to the date of redemption. Upon a change of control, the Company will be required to make an offer to repurchase the Senior Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to the date of repurchase.

Note 4--Federal Income Tax

  The Trust is classified as a grantor trust for federal income tax purposes, and therefore is not taxable. Each Certificateholder will be treated as the owner of a pro rata undivided interest in each of the assets in the Trust.

                                 TRANSTEL S.A.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Transtel S.A.

  We have audited the accompanying consolidated balance sheets of Transtel S.A. and its subsidiaries as of December 31, 1996, 1997 and 1998, and the related consolidated statements of income, of changes in shareholders' equity, of changes in financial position and of cash flows for each of the three years in the period ended December 31, 1998, all expressed in constant Colombian pesos of December 31, 1998 purchasing power. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards in Colombia, which are substantially consistent with those in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of Transtel S.A. and its subsidiaries at December 31, 1996, 1997 and 1998, and the results of their operations, the changes in their financial position and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles in Colombia.

  Accounting principles generally accepted in Colombia, as described in Notes 2 and 3 to the financial statements, vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of consolidated net income expressed in constant Colombian pesos of December 31, 1998 purchasing power for each of the three years in the period ended December 31, 1998, and the determination of consolidated shareholders' equity also expressed in constant Colombian pesos of December 31, 1998 purchasing power at December 31, 1996, 1997 and 1998 to the extent summarized in Note 31 to the consolidated financial statements.

/s/ Price Waterhouse

Cali, Colombia
March 2, 1999

                                 TRANSTEL S.A.

                          CONSOLIDATED BALANCE SHEETS

                               1996          1997          1998         1998
                           ------------- ------------- ------------- -----------
                           (Thousands of Pesos of December 31, 1998  (Thousands
                                           --Note 2)                 of Dollars,
                                                                      unaudited
                                                                      --Note 3)
         ASSETS
Current
 Cash....................  Ps 15,943,884  Ps 3,226,399  Ps 3,574,256  $  2,318
 Short-term and temporary
  investments (Note 4)...      6,112,096   121,317,359    58,847,016    38,160
 Accounts receivable, net
  (Note 5)...............      7,110,769    18,860,663    30,043,617    19,482
 Inventories (Note 6)....        343,603     1,108,167     2,669,069     1,731
 Prepaid expenses........        192,041       598,397       789,798       512
                           ------------- ------------- -------------  --------
 Total current assets....     29,702,393   145,110,985    95,923,756    62,203
Noncurrent
 Accounts receivable
  (Note 5)...............      6,182,926    16,160,545    42,282,631    27,419
 Properties, plant and
  equipment, net (Note
  7).....................     31,144,030   130,997,131   264,084,214   171,249
 Deferred monetary
  correction.............        565,928     2,734,192     3,975,713     2,578
 Deferred costs (Note
  8).....................     15,418,318    56,437,611    61,415,085    39,825
 Long-term investments
  (Note 4)...............         45,273    36,341,174     2,933,388     1,902
 Other assets (Note 9)...        136,811     2,500,561     4,947,373     3,208
 Reappraisal of assets
  (Note 10)..............     16,791,779    18,386,367    32,788,298    21,262
                           ------------- ------------- -------------  --------
 Total assets............   Ps99,987,458 Ps408,668,566 Ps508,350,458  $329,646
                           ============= ============= =============  ========
     LIABILITIES AND
   SHAREHOLDERS' EQUITY
Current liabilities
 Short-term debt (Note
  12)....................   Ps12,757,849 Ps    587,742  Ps13,578,652  $  8,805
 Current portion of other
  long-term debt (Note
  12)....................      7,876,103    15,142,235     1,464,219       949
 Current portion of
  capital lease
  obligations (Note 19)..         75,530       243,722     4,110,110     2,665
 Accounts payable (Note
  13)....................      4,052,707    18,217,065    30,241,920    19,611
 Tax liabilities (Note
  14)....................        969,804     2,964,137     5,523,580     3,583
 Labor liabilities (Note
  15)....................        154,735       494,343       966,859       627
 Other liabilities (Note
  16)....................        249,160     7,996,977     3,707,496     2,404
 Accrued pension
  obligations (Note 17)..                      618,380       538,615       349
                           ------------- ------------- -------------  --------
 Total current
  liabilities............     26,135,888    46,264,601    60,131,451    38,993
Long-term liabilities
 12 1/2 % Senior Notes
  due 2007 (Note 12).....                  224,474,459   231,316,500   150,000
 20.32% Senior Discount
  Notes due 2008 (Note
  12)....................                                 23,131,650    15,000
 Other long-term debt
  (Note 12)..............     29,026,108                   8,813,801     5,715
 Capital lease
  obligations (Note 19)..      1,164,028     1,305,417    28,611,996    18,554
 Deferred monetary
  correction.............        906,460     5,184,256     4,809,831     3,119
 Accrued pension
  obligations (Note 17)..                    6,881,948     6,480,779     4,202
 Other liabilities (Note
  20)....................         84,790    14,146,027    10,951,658     7,103
                           ------------- ------------- -------------  --------
 Total liabilities.......     57,317,274   298,256,708   374,247,666   242,686
                           ------------- ------------- -------------  --------
Minority interest (Note
 21).....................     20,284,410    49,052,598    57,812,814    37,489
                           ------------- ------------- -------------  --------
Commitments (Note 30)
Shareholders' equity
 (Note 22):
 Common stock, Ps1 par
  value, 50 billion
  shares authorized;
  34,611,747,976 shares
  issued and outstanding
  (5,039,801,222 in 1997
  and 4,000,000,000 in
  1996)..................      7,395,882     9,318,444    44,450,118    28,824
 Premium on shares
  issued.................                   35,131,674
 Retained earnings.......      4,757,620     6,016,454    17,541,294    11,375
 Surplus from reappraisal
  of assets (Note 10)....     10,232,272    10,892,688    14,298,566     9,272
                           ------------- ------------- -------------  --------
 Total shareholders'
  equity.................     22,385,774    61,359,260    76,289,978    49,471
                           ------------- ------------- -------------  --------
 Total liabilities and
  shareholder's equity...   Ps99,987,458 Ps408,668,566 Ps508,350,458  $329,646
                           ============= ============= =============  ========
Memorandum accounts (Note
 11).....................   Ps36,338,002 Ps340,689,677 Ps241,968,461  $156,907
                           ============= ============= =============  ========

   The accompanying notes are an integral part of the consolidated financial statements.

                                 TRANSTEL S.A.

                       CONSOLIDATED STATEMENTS OF INCOME

                                   For the Years Ended December 31,
                          ------------------------------------------------------
                              1996          1997          1998          1998
                          ------------  ------------  -------------  -----------
                                  (Thousands of Pesos of             (Thousands
                                    December 31, 1998--              of Dollars,
                                          Note 2)                     unaudited
                                                                      --Note 3)
Revenues (Note 23)......  Ps13,755,565  Ps30,730,089  Ps 85,639,390   $ 55,534
                          ------------  ------------  -------------   --------
Costs and expenses:
  Operating costs (Note
   24)..................     2,923,582     7,678,937     17,918,723     11,620
  Administrative
   expenses (Note 25)...     4,448,128    10,093,796     20,315,024     13,173
  Marketing expenses
   (Note 26)............       902,151     1,812,973      5,457,184      3,539
                          ------------  ------------  -------------   --------
                             8,273,861    19,585,706     43,690,931     28,332
                          ------------  ------------  -------------   --------
  Operating income......     5,481,704    11,144,383     41,948,459     27,202
                          ------------  ------------  -------------   --------
Nonoperating income
 (expenses)
  Financial income (Note
   27)..................     1,012,447    10,215,298     53,151,285     34,467
  Financial expenses
   (Note 27)............    (2,623,773)  (15,925,127)   (86,311,695)   (55,970)
  Other (Note 27).......       380,535    (2,154,555)     1,065,634        691
                          ------------  ------------  -------------   --------
                            (1,230,791)   (7,864,384)   (32,094,776)   (20,812)
                          ------------  ------------  -------------   --------
Net monetary inflation
 adjustment income
 (Note 28)..............     2,647,099     4,085,823     16,860,593     10,933
                          ------------  ------------  -------------   --------
  Income before income
   taxes and minority
   interest.............     6,898,012     7,365,822     26,714,276     17,323
Income tax expense (Note
 18)....................      (380,041)   (1,347,014)    (5,185,064)    (3,362)
                          ------------  ------------  -------------   --------
  Income before minority
   interest.............     6,517,971     6,018,808     21,529,212     13,961
Minority interest.......    (2,654,826)   (4,759,974)   (10,004,372)    (6,487)
                          ------------  ------------  -------------   --------
    Net income..........  Ps 3,863,145  Ps 1,258,834  Ps 11,524,840   $  7,474
                          ============  ============  =============   ========
Earnings per share (in
 single Pesos and single
 Dollars per share).....  Ps      0.97  Ps      0.28  Ps       1.84   $    --
                          ============  ============  =============   ========


   The accompanying notes are an integral part of the consolidated financial statements.

                                 TRANSTEL S.A.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                  Years Ended December 31, 1996, 1997 and 1998
   (Thousands of Pesos of December 31, 1998--Note 2 and shares in thousands)

                          Common Shares Outstanding
                          -------------------------                             Surplus from     Total
                            Number                   Premium on      Retained   Reappraisal  Shareholders'
                           (Note 18)     Amount     Shares Issued    Earnings    of Assets      Equity
                          ------------------------- -------------  ------------ ------------ -------------
Balance at December 31,
 1995...................    4,000,000 Ps  7,395,882 Ps       --    Ps   894,475 Ps       --  Ps 8,290,357
Net income..............                                              3,863,145                 3,863,145
Increase during the
 year...................                                                          10,232,272   10,232,272
                          ----------- ------------- ------------   ------------ ------------ ------------
Balance at December 31,
 1996...................    4,000,000     7,395,882                   4,757,620   10,232,272   22,385,774
Shares issued for cash
 (Note 22)..............    1,039,801     1,922,562   35,131,674                               37,054,236
Net income..............                                              1,258,834                 1,258,834
Increase during the
 year...................                                                             660,416      660,416
                          ----------- ------------- ------------   ------------ ------------ ------------
Balance at December 31,
 1997...................    5,039,801     9,318,444   35,131,674      6,016,454   10,892,688   61,359,260
Net income..............                                             11,524,840                11,524,840
Shares issued from share
 premium (Note 22)......   29,571,947    35,131,674  (35,131,674)
Increase during the
 year...................                                                           3,405,878    3,405,878
                          ----------- ------------- ------------   ------------ ------------ ------------
Balance at December 31,
 1998...................   34,611,748  Ps44,450,118 Ps       --    Ps17,541,294 Ps14,298,566 Ps76,289,978
                          =========== ============= ============   ============ ============ ============

  Retained earnings balances consist of the following:

                                                       December 31,
                                           ------------------------------------
                                              1996        1997         1998
                                           ----------- ----------- ------------
Legal reserve............................. Ps   89,448 Ps  475,763 Ps   601,647
Appropriated for future construction......     805,027     805,027      805,027
Appropriated for future acquisitions......   3,863,145   3,476,830    4,609,780
Unappropriated retained earning...........         --    1,258,834   11,524,840
                                           ----------- ----------- ------------
                                           Ps4,757,620 Ps6,016,454 Ps17,541,294
                                           =========== =========== ============


   The accompanying notes are an integral part of the consolidated financial statements.

                                 TRANSTEL S.A.

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

                                    For the Years Ended December 31,
                          -------------------------------------------------------
                              1996          1997           1998          1998
                          ------------  -------------  -------------  -----------
                          (Thousands of Pesos of December 31, 1998    (Thousands
                                         --Note 5)                    of Dollars,
                                                                       unaudited
                                                                       --Note 3)
Sources of working
 capital:
 Net income.............  Ps 3,863,145  Ps  1,258,834  Ps 11,524,840   $  7,473
 Items that do not
  utilize (provide)
  working capital:
 Depreciation...........       264,696        611,156      2,555,384      1,657
 Amortization...........     1,220,226      3,909,346      9,416,878      6,106
 Deferred income taxes..                       (4,249)      (420,726)      (273)
 Allowance for writedown
  of properties, plant
  and equipment.........                      110,594        851,271        552
 Allowance for doubtful
  accounts..............        14,688        220,282        914,865        593
 Allowance for
  inventories...........                                     292,992        190
 Gain on sale of
  properties, plant and
  equipment.............      (235,444)                       (4,402)        (3)
 Minority interest......     2,654,827      4,759,974     10,004,372      6,487
 Net inflation
  adjustment from non-
  current balance sheet
  account...............    (2,408,252)    (3,645,379)   (15,247,377)    (9,887)
 Deferred monetary
  correction, net.......       (54,209)       740,208     (1,615,946)    (1,048)
                          ------------  -------------  -------------   --------
 Working capital
  provided by
  operations............     5,319,677      7,960,766     18,272,151     11,847
                          ------------  -------------  -------------   --------
 Financial resources
  generated otherwise:
 Sales proceeds from
  properties, plant and
  equipment.............     3,270,651                       171,918        112
 Issuance of Senior
  Notes due 2007........                  224,474,459
 Issuance of Senior
  Discount Notes due
  2008..................                                  23,131,650     15,000
 Accrued pension
  obligations...........                    6,881,948       (401,169)      (259)
 Increase (decrease) in
  other debt............    15,031,859    (29,026,108)     8,813,801      5,716
 Capital lease
  obligations...........     1,142,586        141,389     27,306,579     17,707
 Increase in other
  liabilities...........                   14,061,237      3,647,672      2,366
 Investment by minority
  interest..............                   23,412,655
 Shares issued for
  cash..................                   37,054,234
                          ------------  -------------  -------------   --------
                            19,445,096    276,999,814     62,670,451     40,642
                          ------------  -------------  -------------   --------
  Total financial
   resources generated..    24,764,773    284,960,580     80,942,602     52,489
                          ------------  -------------  -------------   --------
 Financial resources
  utilized:
 Purchases of
  properties, plant and
  equipment.............    (9,089,674)  (106,980,416)  (136,710,967)   (88,652)
 Purchases of
  reappraisal of
  assets................                                 (10,347,549)    (6,710)
 Increase in deferred
  costs.................    (8,056,982)   (43,742,835)   (13,714,049)    (8,893)
 Increase in long-term
  investments...........       (14,928)   (36,176,620)
 Decrease in long-term
  investments...........                                  33,240,557     21,555
 Increase in other
  assets................      (128,890)    (2,099,592)    (2,392,239)    (1,551)
 Noncurrent accounts
  receivable............    (6,182,926)    (9,977,618)   (27,036,951)   (17,532)
 Dividends paid to
  minority interest.....                                  (2,159,303)    (1,400)
 Decrease in other
  liabilities...........       (73,213)
                          ------------  -------------  -------------   --------
                           (23,546,613)  (198,977,081)  (159,120,501)  (103,183)
                          ------------  -------------  -------------   --------
 Effect of revaluing to
  constant pesos........     2,157,835      9,296,381     15,416,812      9,997
                          ------------  -------------  -------------   --------
  Increase (decrease) in
   working capital......  Ps 3,375,995  Ps 95,279,880  Ps(62,761,087)  $(40,697)
                          ============  =============  =============   ========
Changes in working
 capital components:
 Cash...................  Ps15,110,197  Ps(12,717,485)       347,857        226
 Short-term and
  temporary
  investments...........     6,100,439    115,205,262    (62,470,343)   (40,510)
 Accounts receivable....     2,342,532     11,749,894     11,182,954      7,252
 Inventories............       (73,025)       764,564      1,853,894      1,202
 Prepaid expenses.......        53,896        406,356        191,401        124
 Short-term debt........   (10,694,361)    12,170,106    (12,990,910)    (8,424)
 Current portion of
  other long-term debt..    (6,869,114)    (7,266,131)    13,678,016      8,870
 Current portion of
  capital lease
  obligations...........       (26,125)      (168,191)    (3,866,388)    (2,507)
 Accounts payable.......    (1,662,710)   (14,164,357)   (12,024,855)    (7,798)
 Tax liabilities........      (709,308)    (1,994,333)    (2,559,443)    (1,660)
 Labor liabilities......       (91,527)      (339,608)      (472,516)      (306)
 Accrued pension
  obligations...........                     (618,380)        79,765         52
 Other liabilities......      (104,899)    (7,747,817)     4,289,481      2,782
                          ------------  -------------  -------------   --------
 Increase (decrease) in
  working capital.......  Ps 3,375,995  Ps 95,279,880  Ps(62,761,087)  $(40,697)
                          ============  =============  =============   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                                 TRANSTEL S.A.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                     For the Years Ended December 31,
                         -----------------------------------------------------------
                              1996            1997            1998          1998
                         --------------  --------------  --------------  -----------
                          (Thousands of Pesos of December 31, 1998--     (Thousands
                                           Note 2)                       of Dollars,
                                                                          unaudited
                                                                          --Note 3)
Cash flows from
 operating activities:
 Net income............    Ps 3,863,145    Ps 1,258,834   Ps 11,524,840   $  7,473
 Adjustments to
  reconcile net income
  with net cash
 Provided by
  operations:
  Depreciation.........         264,696         611,156       2,555,384      1,657
  Amortization.........       1,220,226       3,909,346       9,416,878      6,106
  Deferred income
   taxes...............                          (4,249)       (420,726)      (273)
  Allowance for
   writedown of
   property, plant and
   equipment...........                         110,594         851,271        552
  Allowance for
   doubtful accounts...          14,668         220,282         914,865        593
  Allowance for
   inventories.........                                         292,992        190
  Gain on sales of
   properties, plant
   and equipment.......        (235,443)                         (4,402)        (3)
  Minority interest....       2,654,826       4,759,974      10,004,372      6,487
  Net inflation
   adjustment from
   balance sheet
   accounts............      (2,498,076)     (3,702,202)    (15,716,169)   (10,191)
  Deferred monetary
   correction, net.....         (54,209)        536,400      (1,615,946)    (1,048)
  Changes in operating
   assets and
   liabilities:
  Accounts receivable..      (4,172,254)    (15,841,744)    (29,750,488)   (19,292)
  Inventories..........         162,850        (258,292)       (516,650)      (335)
  Prepaid expenses.....         (53,896)       (396,964)       (132,785)       (86)
  Deferred costs.......      (8,056,982)     (9,039,624)    (12,109,510)    (7,853)
  Other assets.........        (128,890)       (279,896)     (1,050,231)      (681)
  Accounts payable.....       1,591,861       5,009,131      12,024,855      7,798
  Labor liabilities....          91,527         324,401         313,229        203
  Tax liabilities......         709,308       1,377,449       2,385,108      1,547
  Accrued pension
   obligations.........                                        (485,018)      (314)
  Other liabilities....          31,685       8,476,685      (4,417,522)    (2,864)
                         --------------  --------------  --------------   --------
   Net cash (used for)
    provided by
    operating
    activities.........      (4,594,938)     (2,928,719)    (15,935,653)   (10,334)
                         --------------  --------------  --------------   --------
Cash flows from
 investing activities:
 Purchases of
  properties, plant and
  equipment............      (7,824,438)    (52,739,359)    (73,632,477)   (47,748)
 Advances on
  properties, plant and
  equipment............      (4,367,891)    (10,425,992)    (14,500,306)    (9,403)
 Acquisition costs.....                      (3,678,421)
 Payment for purchase
  of Cablevision, net
  of cash acquired.....                                     (20,154,906)   (13,070)
 Sales of properties,
  plant and equipment..       3,270,651                         171,918        111
 Purchases of
  investments..........     (19,580,908)   (257,434,713)   (143,062,244)   (92,770)
 Proceeds from maturity
  of short-term
  investments..........      13,465,540     103,368,178     234,382,704    151,988
 Proceeds from sale of
  temporary
  investments..........                       3,162,641       4,474,203      2,901
                         --------------  --------------  --------------   --------
   Net cash used by
    investing
    activities.........     (15,037,046)   (217,747,666)    (12,321,108)    (7,991)
                         --------------  --------------  --------------   --------
Cash flows from
 financing activities:
 Senior Notes due
  2007.................                     224,474,459
 Senior Discount Notes
  due 2008.............                                      23,131,650     15,000
 Issuance costs of
  Senior Notes and
  Senior Discount
  Notes................                     (31,024,790)     (1,019,457)      (661)
 Bank overdrafts
  borrowings...........       7,492,414      19,177,590       5,016,040      3,252
 Issuance of other
  debt.................      49,127,322     127,618,761      34,210,006     22,184
 Bank overdrafts
  repayments...........      (2,973,984)    (18,589,848)    (10,247,788)    (6,645)
 Repayments of other
  debt.................     (21,050,418)   (169,114,932)    (35,315,490)   (22,901)
 Shares issued for
  cash.................                      37,054,234
 Dividends paid to
  minority interest....                                      (2,159,303)    (1,400)
 Sale of customer
  accounts receivable..                       9,496,424       7,332,065      4,755
 Repayments of capital
  lease obligations....         (25,677)       (649,661)     (7,759,917)    (5,032)
                         --------------  --------------  --------------   --------
   Net cash provided by
    financing
    activities.........      32,569,657     198,442,237      13,187,806      8,552
                         --------------  --------------  --------------   --------
Effect of revaluing to
 constant pesos........       2,172,524       9,516,663      15,416,812      9,997
                         --------------  --------------  --------------   --------
 Net (decrease)
  increase in cash.....      15,110,197     (12,717,485)        347,857        224
 Cash at beginning of
  year.................         833,687      15,943,884       3,226,399      2,092
                         --------------  --------------  --------------   --------
 Cash at end of year...   Ps 15,943,884    Ps 3,226,399    Ps 3,574,256   $  2,316
                         ==============  ==============  ==============   ========
Supplemental disclosure
 of cash flows
 information:
 Cash paid during the
  year for:
 Interest..............    Ps 8,697,337   Ps 14,179,517   Ps 42,206,049   $ 27,369
                         ==============  ==============  ==============   ========
 Income taxes..........       Ps 23,790    Ps 2,775,484    Ps 6,874,535   $  4,458
                         ==============  ==============  ==============   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                                 TRANSTEL S.A.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 (Thousands of Pesos of December 31, 1997--Note 2, unless otherwise specified)

Note 1--Reporting Entity

  Transtel S.A. (hereafter, Transtel S.A. and its subsidiaries are referred to as the "Company" or "Transtel") was created under Colombian law on August 23, 1993 for a term expiring on August 23, 2023; this term may be extended by an amendment of the Company's bylaws. Transtel maintains its accounting records and prepares its financial statements in Colombian pesos ("Pesos"). As more fully explained in Note 2, the accompanying annual financial statements are restated in constant Pesos of December 31, 1998 purchasing power.

  The Company's business consists of the design, installation, operation and ownership of fixed telephony networks in various areas of Colombia and, commencing in 1998, the operating of pay television services in Cali.

  To date, Transtel has grown primarily through the formation of subsidiaries with municipalities as their minority shareholders. Transtel contributed cash (except in the case of Caucatel where Transtel's contribution consisted of cash and equipment) to each subsidiary in exchange for a majority ownership. In exchange for a minority ownership position in the subsidiary, the relevant municipality either (i) transferred its currently owned telecommunications infrastructure along with its cooperation in various forms, including the provision of its demographic information and the required civil works permits on an expedited basis, or (ii) where such current infrastructure does not exist, contributed nominal cash and demographic information and permits cooperation only. Once the subsidiary structure is in place, Transtel then focuses on expanding the subscriber base and either upgrading the current infrastructure or building a new infrastructure, as the case may be.

  As of December 31, 1998, Transtel has formed nine operating subsidiaries as shown in the following chart:

                                                              Date
                                    Primary       Date     commercial Percent
                                     area     Incorporated operations owned by
             Subsidiary             served    by Transtel    began    Transtel
             ----------           ----------- ------------ ---------- --------
   Empresa de Telefonos de
    Jamundi S.A., E.S.P.
    ("TeleJamundi").............. Jamundi        9/29/93     6/1/97      70%
   Unitel S.A. E.S.P.
    ("Unitel")................... Yumbo          3/11/94     6/1/97      95
   Empresa de Tel fonos de
    Palmira S.A., E.S.P.          Palmira and
    ("TelePalmira").............. Candelaria     5/31/95     9/1/95      60
   Telefonos de Cartago S.A.,
    E.S.P. ("TeleCartago")....... Cartago         1/3/97     4/1/97      65
   Caucatel S.A., E.S.P.
    ("Caucatel")................. Popayan        4/30/97     5/1/97      51
   Bugatel S.A., E.S.P.
    ("Bugatel").................. Buga           6/16/97     7/1/97      60
   Empresa de Telecomunicaciones
    de Girardot S.A. E.S.P.
    ("TeleGirardot")............. Girardot      12/31/97     1/1/98      60
   Suscripciones Auduovisuales
    S.A.......................... Cali                      1/31/98     100
   Cablevision S.A............... Cali                      1/31/98     100

  In addition to the above subsidiaries, Transtel formed TeleCauca S.A. E.S.P. as a 98% owned subsidiary on December 27, 1996, Invercable S.A. as a 100% owned subsidiary on July 27, 1998 and Unicable S.A. as a 100% owned subsidiary on July 27, 1998; however, they have had no operations to date.

  Transtel S.A. was in the preoperating stage until September 1, 1995. As of December 31 1998, Transtel S.A. had no significant operations or assets and liabilities except for its investments in its subsidiaries, the issuance of the Senior Notes due 2007 and the Discount Notes due 2008 and the investments of a portion of the proceeds therefrom.

                                 TRANSTEL S.A.

  TeleJamundi and Unitel were formed by Transtel S.A. contributing cash of Ps29,054 and Ps89,872, respectively, for a 70% and 80% interest, respectively. In December 1997, Transtel purchased an additional approximately 15% ownership investment in Unitel by exchanging Ps6,485,602 of its advances to Unitel for Unitel shares. The municipalities of Jamundi and Yumbo contributed Ps12,451 and Ps22,469 in cash for their minority interests in TeleJamundi and Unitel, respectively, as these municipalities did not own existing telephony systems.

  TelePalmira was formed on May 31, 1995 by Transtel S.A. contributing cash of Ps15,981,244 for a 60% interest and the municipality of Palmira contributing a portion of its telephony system with a fair value of Ps10,652,219 for a 40% minority interest. Concurrently, TelePalmira purchased the remaining assets of Palmira's telephony system for Ps14,383,138 in cash.

  During the year ended December 31, 1997, Transtel S.A. acquired the telephony operations of the municipalities of Cartago, Popayan, Buga and Girardot. The acquisitions were effected by Transtel S.A. forming subsidiaries with the municipalities having a minority interest as follows:

                               Transtel S.A.              Municipality
                          -------------------------- --------------------------
                                          Ownership                  Ownership
                           Investment     Percentage  Investment     Percentage
                          ------------    ---------- ------------    ----------
   TeleCartago........... Ps 4,969,281(1)     65%    Ps 2,675,766(3)     35%
   Caucatel..............    9,056,733(2)     51        8,818,077(4)     49
   Bugatel...............    7,262,686(1)     60        4,861,791(3)     40
   TeleGirardot..........   10,585,448(1)     60        7,057,020(4)     40
                          ------------               ------------
                          Ps31,874,148               Ps23,412,654
                          ============               ============

  (1) Cash invested by Transtel S.A.
  (2) Cash of Ps1,859,866 and equipment with a cost of Ps7,196,867 were contributed by Transtel S.A.
  (3) Portions of the telephony systems of Cartago and Buga were contributed to the subsidiaries and recorded at estimated fair value.
  (4) The entire telephony system was contributed to the subsidiary and recorded at the municipality's historical book value plus Transtel's portion of the excess of fair value over that book value.

  Upon formation, TeleCartago and Bugatel paid the municipalities of Cartago and Buga Ps10,640,748 and Ps6,182,051, respectively, in cash for the portion of their telephony systems not contributed in exchange for stock in the related subsidiary. Transtel financed these acquisitions by borrowing Ps16,822,798 from banks.

  On December 31, 1997, TeleGirardot was formed by Transtel contributing Ps10,585,448 in cash for its 60% interest and the municipality of Girardot contributing the net assets of its wholly-owned telephone subsidiary, Empresa de Telecomunicaciones de Girardot E.S.P. ("Girardot Telephone"), totaling Ps7,057,020 for its 40% minority interest. Transtel used a portion of the proceeds from the Senior Notes due 2007 (see Note 12) to finance its investment in TeleGirardot. The transaction has been accounted for at the municipality's historical book value plus Transtel's portion of the excess of fair value over that book value since prior accounting records for Girardot telephone are available.

  In July and September 1998, the Company acquired 97% of Suscripciones Audiovisuales S.A. and Cablevision S.A. (together "Cablevision") for Ps13,466,495 and Ps6,153,332 in cash, respectively. The Company acquired the remaining 3% of both companies on December 15, 1998 for Ps763,376 in cash. These companies own and operate the only license for the operation of pay television services in the city of Cali and its surrounding area. Transtel used a portion of the proceeds from the Senior Notes to finance this purchase.

                                 TRANSTEL S.A.

Because of the step acquisition of Cablevision, the consolidated income statement for the year ended December 31, 1998 includes Cablevision's income statement from January 1, 1998 with its preacquisition net loss reflected in minority interest.

  Except for TeleGirardot and Cablevision, separate financial information of the operations prior to the acquisitions by the Company does not exist, thus, no pro forma statement of income information is included herein for any of the above acquisitions, except for TeleGirardot and Cablevision.

  The following consolidated unaudited pro forma information of Transtel S.A. is presented as if the acquisitions of Girardot Telephone and Cablevision had occurred on January 1, 1996 and 1997, respectively:

                                              Year ended December 31,
                                       ---------------------------------------
                                           1996         1997          1998
                                       ------------ ------------  ------------
   Revenues........................... Ps22,650,324 Ps41,381,503  Ps85,639,390
   Net income (loss)..................    5,964,274   (6,678,392)    9,200,882
   Earnings (loss) per share (in sin-
    gle Pesos per share)..............         1.49        (1.51)         1.47

  The above pro forma presentation is not comparable since the 1996 information only includes the Girardot Telephone acquisition. The net loss of Girardot Telephone that is included in the above pro forma information for the year ended December 31, 1997 includes a litigation loss of Ps2,545,101 and the related income tax benefit of Ps178,119 (see Note 20). Additionally, connection fees revenues decreased approximately Ps2,235,058 from 1996 to 1997 at Girardot Telephone because of a lack of network capacity at Girardot Telephone during 1997.

Note 2--Basis of Financial Statement Presentation

 Consolidation

  Companies in Colombia must keep their accounting records and prepare their financial statements in conformity with rules prescribed by the Government of Colombia. These are considered by law to be accounting principles generally accepted in Colombia ("Colombian GAAP"). Consolidated financial statements in Colombia include the subsidiaries in which the Company owns, directly or indirectly, more than 50% of the common stock. All of the Company's subsidiaries are consolidated, eliminating intercompany accounts and transactions.

 Inflation accounting

  The consolidated financial statements, as required by law, have been adjusted for the effects of inflation on the basis of changes in the official Colombian middle-income consumer price index ("MCPI"). This index is applied, on a one-month lagging basis, to nonmonetary assets and liabilities, shareholders' equity (excluding the surplus from reappraisal of assets) and revenue and expense accounts. Monetary balances have not been adjusted because they reflect the purchasing power of the currency at the date of the balance sheet. The Company's management considers that the application of the one-month lagging basis in the inflation adjustments does not deviate materially from the calculation performed on a current-month basis.

  The adjusted costs of the non-monetary assets may not exceed the net realizable value of the assets.

  The exposure to inflation is reflected in each non-monetary item of the consolidated financial statements. The net gain or loss from exposure to inflation is reflected as "Net monetary inflation adjustment income (loss)" in the consolidated statements of income. The individual components of the consolidated statements of income have been adjusted to reflect the effect of inflation during the year. The net effect of inflation during the year on

                                 TRANSTEL S.A.

these revenue and expense components is recorded as a portion of the "Net monetary inflation adjustment income (loss)" account.

  Accordingly, the "Net monetary inflation adjustment income (loss)" shown in the income statement of the Company is the result of netting or offsetting the following items:

  A. A credit (or income entry) for inflation affecting non-monetary assets;

  B. A charge (or expense entry) for inflation affecting non-monetary liabilities and shareholders' equity; and

  C. Charges and credits (for expense and income entries) representing inflation adjustments made to expenses and revenues, respectively. Since monetary inflation adjustments are offset in the net monetary inflation adjustment account in the statement of income, the net effect on net income from the expense and income inflation adjustments is zero. The inflation adjustments to revenue and expenses are included in the individual revenue and expense captions in the consolidated income statements.

  Because expense and revenue inflation adjustments net to zero, the only impact on the consolidated statement of income of the effects of inflation is attributable to the restatement of non-monetary assets and liabilities and shareholders' equity accounts.

  The financial statements for 1996 and 1997 have been restated to constant pesos of purchasing power of December 31, 1998. The constant pesos amounts have been determined by applying an index derived from the MCPI to the nominal amounts reflected in the statutory financial statements prepared under Colombian GAAP. The indexes applied to the nominal financial statements data for 1996 and 1997 were, 1.3580 and 1.1569, respectively. Some components of the consolidated statements of cash flows, of changes in financial position and of changes in shareholders' equity were restated using average indexes of 1.8888, 1.5558 and 1.1005 for 1996, 1997 and 1998, respectively.

  On December 24, 1998, the Colombian Congress decreed a National Fiscal Change to apply after January 1, 1999. This regulation eliminated future inflation adjustments relating to inventories and revenues and expenses.

Note 3--Summary of Significant Accounting Policies

  The Company's significant accounting policies and procedures are described below:

 Investments

  Investments in equity securities in which ownership is temporary are carried at cost. Investments in U.S. Treasury Bills and interest-only striPs held in the Escrow Account are held-to-maturity investments and are carried at maturity value with unearned interest recorded as a liability (amortized cost). Investments in Ordinary Common Funds (fiduciary managed unit investments in debt securities) are carried at cost, including reinvested interest income. Investments in the Refinancing Account consist of money market funds and are carried at cost.

 Inventories

  Inventories of materials, cables, spare parts and other supplies are stated at the lower of average cost adjusted for inflation or market.

 Properties, plant and equipment

  Except for TeleGirardot, the amounts recorded for telecommunications equipment and networks that were contributed to subsidiaries by municipalities and minority interest are valued at estimated fair value of the

                                 TRANSTEL S.A.

equipment and networks and are in proportion to the cash or fair value of assets contributed to the subsidiaries by Transtel since the historical book value records of these municipalities are non-existent or unreliable. Since reliable historical book value amounts are available for Girardot Telephone, the Company recorded the net assets obtained in that acquisition at the municipality's historical book value plus Transtel's portion of the excess of fair value over that book value was recorded as goodwill. Other purchases from municipalities are recorded at amounts payable in cash. Subsequently, these assets are adjusted for inflation.

  Other properties, plant and equipment are recorded at historical cost adjusted for the effects of inflation. Sales and retirements of these assets are removed at their net inflation-adjusted cost, and differences between sale proceeds and net inflation-adjusted cost were recorded as gains or losses, according to each case.

  Disbursements for additions to and substantial improvements of assets are capitalized and adjusted for inflation. Interest costs incurred during the construction period are capitalized. Maintenance and repair expenditures are expensed as incurred.

  Depreciation is calculated on the basis of the cost of assets, adjusted for inflation, over their estimated useful lives as follows:

                                                                   Life in years
                                                                   -------------
     Buildings....................................................       20
     Office equipment.............................................       10
     Computer and communications equipment........................        5
     Telecommunication equipment..................................       20
     External telephony networks..................................       20
     Vehicles.....................................................        5

  Prior to January 1, 1996, the Company used the straight-line method of depreciation. As of January 1, 1996, TelePalmira changed to the reverse sum of the years method of depreciation, a method acceptable in Colombia. All other operating subsidiaries have used this method from inception.

 Allowance for doubtful accounts

  The allowance for doubtful accounts is reviewed and updated at the end of each year on the basis of evaluations of collectibility based on agings of customer receivables and management's judgment. Uncollectible balances are periodically charged against the allowance account.

 Deferred costs

  Items recorded as deferred costs include disbursements for software, leasehold improvements, organization costs, preoperating expenses until Transtel S.A. and each subsidiary commences commercial operations, costs of market and demand studies and investigations, costs related to several acquisitions and Senior Notes issuance costs. Acquisition costs represent payments made to certain municipalities in connection with the acquisition of their telephony operations to pay severance and pension costs of certain employees. In addition, the Company has recorded as deferred costs interest on the financing of its investments in and advances to its subsidiaries until their commercial operations commence, interest on equipment under installation and interest and exchange losses on the financing of its expansion plan projects from the date that the proceeds are obtained until the projects are completed.

  These deferred costs are adjusted for inflation with a credit to "Deferred monetary correction", a liability, and, concurrently, the inflation adjustment of the part of shareholders' equity used to finance such costs is

                                 TRANSTEL S.A.

deferred by a debit to an asset account "Deferred monetary correction". All deferred costs, except Senior Notes issuance costs, and expenses arising from monetary correction are amortized over five years on a straight-line basis from the acquisition date, the studies and investigations and expansion plan projects completion date, or the date when commercial operations begin, as the case may be. The Senior Notes and Senior Discount Notes issuance costs are amortized on a straight-line basis over the life of the bonds.

 Goodwill

  Goodwill represents Transtel's portion of the excess of the fair value over the book value of the assets and liabilities acquired at the acquisition date of Girardot Telephone. Negative goodwill represents the excess of the net book value of Cablevision (including surplus from reappraisal of assets) over the purchase price paid. Goodwill and negative goodwill are amortized over five years on a straight-time basis from the acquisition dates.

 Reappraisal of assets

  Reappraisals of properties, plant and equipment, which increase shareholders' equity are calculated as the excess of appraised values of properties, plant and equipment (as periodically established by independent appraisers) over their net adjusted book values. The initial reappraisal was recorded in 1996. Such reappraisal amounts are not depreciated. A provision charged to income is recorded when appraisals are lower than the net adjusted book value of properties, plant and equipment.

 Translation of foreign currency transactions and balances

  Foreign currency transactions and balances are translated into Colombian pesos at the representative market exchange rate. This representative rate for the United States dollar in Colombian nominal pesos was Ps1,005.33, Ps1,293.58 and Ps1,542.11 per $1 at December 31, 1996, 1997 and 1998, respectively. Foreign exchange differences are recognized as financial income or expense. Foreign currency balances were borrowings from financial entities (Note 12), other liabilities (Notes 16 and 20) and Senior Notes (Note 12) totaling $13,428,312 (Ps20,707,935) at December 31, 1996, $157,102,275 (Ps242,268,989)
at December 31, 1997 and $189,616 (Ps292,408,195) at December 31, 1998, and
certificates of deposits and investments (Note 4) of $1,771,396 (Ps2,731,688) at December 31, 1996, $54,318,325 (Ps93,764,832) at December 31, 1997 and
$33,470 (Ps51,614,026) at December 31, 1998.

 Labor liabilities

  Labor liabilities are adjusted at the end of each accounting period by reference to legal provisions and labor agreements in force.

  In accordance with the Colombian Labor Code, the Company is subject to Law 100, which requires that the Company and its employees contribute monthly to a pension fund or the Social Security Institute based on a percentage of salaries. On December 31, 1997, the Company assumed the defined benefit pension liability of Girardot Telephone for certain personnel of the municipality of Girardot that are retired or became employees of the Company. The liability which was assumed was recorded on the basis of actuarial studies and reflected all pension liabilities earned by the Girardot Telephone employees through December 31, 1997. Subsequent adjustments in 1998 to the defined benefit pension liability are based on an additional actuarial study.

  Under Colombian labor regulations and Law 50, most Transtel employees other than executives are entitled to receive one month's salary for each year of service. The Company contributes these amounts within 30 days of its year-end to a fund established by each employee.

                                 TRANSTEL S.A.

 Recognition of revenues, costs and expenses

  Revenues for telephone and pay television services are recognized in the period during which the services are provided. Revenues from settlement of traffic for national and international long distance calls are recognized on a net basis and are based on estimates of traffic volume and rates. Certain telephone revenues subject to final settlement are not recorded until realization is probable. Revenues for connection fees for telephone lines are recognized upon payment in cash or the execution of a promissory note (with a 10% down payment) by the customer and the Company's assignment of a telephone number which is transferable to others by the customer. Actual connection with a dial tone takes place within a day to approximately three months depending on the customer's location in relation to the buildup of the system. Connection fees for subscribers to pay cable television are recorded as income to the extent of direct costs. The amounts in excess of direct costs, if any, are deferred and amortized over the estimated average period of the subscription.

  The Company expenses all costs relating to programming as incurred because the amounts are based on the number of subscribers using the programs. The Company expects its prematurity period to end on December 31, 1999. Depreciation expense of the cable plant, which is substantially finished, during the prematurity period is calculated based on the normal expected depreciation times a ratio that is the average subscribers in the year divided by the total expected subscribers at the end of the prematurity period.

 Use of estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Subsequent resolution of some matters could differ from those estimates.

 Income tax

  The tax provision includes tax resulting from timing differences of items which enter into taxable income in periods which differ from those recorded for financial statement purposes. The tax benefit or expense relating to such timing differences is recorded in net deferred income tax asset or liability accounts.

 Memorandum accounts

  Items recorded as memorandum accounts include guarantees, remaining payments on lease agreements and assets given as collateral. Contingent responsibilities mainly represent the amounts of promissory notes receivable from connection fees sold during 1997 and 1998 to a financial institution with no recourse to be collected on behalf of the financial institution. Memorandum accounts called fiscal accounts are also recorded for differences between financial statement and data for income tax purposes. Nonmonetary memorandum accounts are adjusted for inflation, with a charge or credit to reciprocal memorandum accounts. Commitments represent the amount of agreements/contracts entered into with third parties.

 Statement of cash flows

  For purposes of reporting cash flows, cash and cash equivalents are defined as cash and highly liquid debt instruments with an original maturity of three months or less, except those investments in Ordinary Common Funds and the Refinancing Account which the Company considers part of its investing activities. The statements of cash flows are prepared substantially in conformity with generally accepted accounting principles in the United States ("U.S. GAAP").

                                 TRANSTEL S.A.

  During 1995 and 1997, the Company recorded non-cash transactions for properties, plant and equipment and minority interest of Ps10,652,219 and Ps23,412,655, respectively, related to the acquisitions of the telephony assets of municipalities. An additional Ps23,541,532 of properties, plant and equipment and various other net liabilities were recorded as part of the acquisition of Girardot Telephone in 1997 and Ps34,493,155 of properties, plant and equipment and reappraisals were recorded as part of acquisition of Cablevision in 1998. Additionally, the Company recorded non-cash transactions for land, equipment, capital lease and other obligations of Ps1,265,236, Ps7,286,870 and Ps38,932,884 in 1996, 1997 and 1998, respectively.

 Earnings per share

  Earnings per share are computed by dividing net income applicable to common shares by the weighted average number of subscribed and paid shares outstanding for each year presented. Transtel's weighted average number of shares used in the computation of earnings per share was 4,000,000,000, 4,433,250,509 and 6,271,965,569 in 1996, 1997 and 1998.

 Convenience translation to U.S. dollars (unaudited)

  The U.S. dollar ("Dollar") amounts presented in the financial statements and accompanying notes have been translated from the Peso figures solely for the convenience of the reader, at the exchange rate of 1,542.11 Pesos per Dollar, which approximates the exchange rate which existed at December 31, 1998. Such translation should not be construed as representations that the Peso amounts represent, or have been or could be, converted into Dollars at that or any other rate.

Note 4--Investments

  Short-term and temporary investments consisted of the following:


                                                    December 31,
                                       ---------------------------------------
                                          1996         1997          1998
                                       ----------- ------------- -------------
   Temporary investment--100% of the
    shares of Coinversiones S.C.S. (a
    shareholder), at cost (see Note
    29)..............................  Ps3,162,641 Ps        --  Ps        --
   Certificates of deposits (includes
    $1,906,932 in 1996 and $2,860,398
    in 1997).........................    2,949,455    50,197,580     7,820,258
   Escrow Account ($18,750,000)......                 28,059,307    28,914,563
   Refinancing Account (includes
    $14,610,878).....................                 22,932,254
   Investments in Ordinary Common
    Funds
    ($15,560,088 in 1997 and
     $14,338,921 in 1998)............                 20,128,218    22,112,195
                                       ----------- ------------- -------------
                                       Ps6,112,096 Ps121,317,359 Ps 58,847,016
                                       =========== ============= =============

   Long-term investments consisted of
    the following:

   Escrow Account ($17,877,489)......  Ps      --  Ps 28,059,307 Ps        --
   Certificates of deposits due in
    2000.............................                  7,668,436     2,154,437
   Other investments.................       45,273       613,431       778,951
                                       ----------- ------------- -------------
                                       Ps   45,273 Ps 36,341,174 Ps  2,933,388
                                       =========== ============= =============

  On August 31, 1996, the Company received 100% of the shares of Coinversiones S.C.S., formerly Gonzalo Caicedo Toro & Cia. S.C.S. "GCT & Cia.",
("Coinversiones") from Mr. Gonzalo Caicedo Toro, a shareholder

                                 TRANSTEL S.A.

of the Company, for Ps3,162,641 in payment of the Company's net advances to him (see Notes 5 and 29). Coinversiones owns 6% of the Company and an interest in Colombina S.A., a candy manufacturer in Colombia. The Company pledged the shares of Coinversiones as collateral for certain of its borrowings. On July 21, 1997, the Company sold the shares in Coinversiones to Mr. Caicedo for cash equal to the price paid by the Company. Since the Company's ownership of Coinversiones was temporary, the investment was recorded at cost as a temporary investment at December 31, 1996.

  The Escrow Account is a trustee administered account containing U.S. Treasury Bills and interest-only strips that secures the interest payments on the 12 1/2% Senior Notes due 2007 for the years ending December 31, 1998 and 1999. The Refinancing Account is also a trustee administered account that contains a portion of the proceeds of the 12 1/2% Senior Notes due 2007 that is required to be used to retire other borrowings. The investments in the Refinancing Account consist of money market funds. On January 9, 1998, the Company used Ps8,978,979 of the Refinancing Account to pay the remaining other borrowings. In July and September 1998 the trustee returned the remaining balance of the Refinancing Account to Company for use in other corporate purposes.

  Balances in the Escrow Account at December 31, 1998 partially secure the Senior Notes due 2007.

  Certificates of deposits earned interest at rates between 25% and 30% in 1996, 20% and 22% in 1997 and 20% and 24% in 1998.

  The Ordinary Common Funds fund investments earned interest at an average rate in 1997 and 1998 of 21% and 22% for Peso balances, respectively, and 6% and 5% for foreign currency balances, respectively.

Note 5--Accounts Receivable, Net

  Accounts receivable consisted of the following:

                                                 December 31,
                                   ------------------------------------------
                                       1996          1997           1998
                                   ------------  -------------  -------------
   Subscribers.................... Ps 6,894,325  Ps 18,826,958  Ps 51,635,714
   Advances to Siemens S.A. (see
    Note 30)......................    4,367,711      6,045,046      2,716,449
   Advances to IBM for equipment
    purchases.....................                   1,083,975        304,291
   Tax prepayments and other ad-
    vances........................    1,922,937      4,655,272     14,800,100
   Employees......................       44,877         34,703         30,740
   Global Telecommunications
    Operations, Inc., A related
    party (see Note 30)...........                   3,321,023      1,628,443
   Other receivables..............       78,533      2,673,328      3,524,933
                                   ------------  -------------  -------------
                                     13,308,383     36,640,305     74,640,670
   Less--Allowance for doubtful
    accounts......................      (14,688)    (1,619,097)    (2,314,422)
                                   ------------  -------------  -------------
                                     13,293,695     35,021,208     72,326,248
                                   ------------  -------------  -------------
   Less--Noncurrent portion-sub-
    scribers......................   (1,815,035)    (5,734,553)   (27,782,325)
      Noncurrent advances to IBM,
       Siemens S.A And Global
       Telecommunications
       Operations, Inc and other..   (4,367,891)   (10,425,992)   (14,500,306)
                                   ------------  -------------  -------------
                                     (6,182,926)   (16,160,545)   (42,282,631)
                                   ------------  -------------  -------------
                                   Ps 7,110,769  Ps 18,860,663  Ps 30,043,617
                                   ============  =============  =============

                                 TRANSTEL S.A.

  The activity in the allowance for doubtful accounts follows:

                                                 Year ended December 31,
                                             --------------------------------
                                               1996      1997        1998
                                             -------- ----------- -----------
   Balance at beginning of year............. Ps   --  Ps   14,688 Ps1,619,097
   Provision................................   14,688     220,282     914,865
   Balance from Girardot Telephone acquisi-
    tion....................................            1,384,127
   Effect of revaluing to constant pesos....                         (219,540)
                                             -------- ----------- -----------
   Balance at end of year................... Ps14,688 Ps1,619,097 Ps2,314,422
                                             ======== =========== ===========

  Receivables from subscribers at December 31, 1996, 1997 and 1998 include Ps5,007,857, Ps7,286,466 and Ps36,629,934, respectively, for connection fees represented by promissory notes payable over up to 36 months at 37.2% annual interest. During 1997, the Company sold with recourse promissory notes from subscribers totaling Ps9,496,424 (including Ps1,460,450 existing at December 31, 1996) to a financial institution at book value. On December 17, 1997, the recourse provisions for all outstanding receivables previously sold to the financial institution and on all future sales of receivables were removed. During 1998, the Company sold with no recourse promissory notes from subscribers totaling Ps7,732,065 at book value. The Company continues to collect principal and interest from these subscribers and remits such amounts to the financial institution. Although the Company is unable to estimate the fair value of the servicing, it believes its cost of servicing these accounts is nominal. The allowance for doubtful accounts at December 31, 1997 was adequate to cover the Company's recourse obligation. The uncollected balance of promissory notes sold to the financial institution at December 31, 1998 is Ps7,721,382. Subsequent to December 31, 1998, the Company sold with no recourse Ps1,326,784 of the December 31, 1998 balance from subscribers.

Note 6--Inventories

  Inventories consisted of the following:

                                                      December 31,
                                            ---------------------------------
                                              1996       1997        1998
                                            --------- ----------- -----------
   Materials............................... Ps    --  Ps  325,159 Ps1,585,463
   Cables..................................   136,087     549,779     921,701
   Spare parts.............................   199,764     195,473     381,408
   Other...................................     7,752      37,756      73,489
                                            --------- ----------- -----------
                                              343,603   1,108,167   2,962,061
   Less--Allowance for writedown of inven-
    tories.................................                          (292,992)
                                            --------- ----------- -----------
                                            Ps343,603 Ps1,108,167 Ps2,669,069
                                            ========= =========== ===========

                                 TRANSTEL S.A.

Note 7--Properties, Plant and Equipment, Net

  Properties, plant and equipment consisted of the following:

                                                  December 31,
                                    ------------------------------------------
                                        1996          1997           1998
                                    ------------  -------------  -------------
   Land...........................  Ps 1,879,353  Ps  4,503,985  Ps  6,101,004
   Construction in progress.......     1,721,891     32,739,558     44,645,862
   Buildings......................     2,813,314      6,289,808      8,624,027
   Office and computer equipment..       611,613      2,381,078      3,805,219
   Communications equipment.......       304,954        870,772      3,913,301
   Telecommunications equipment...    14,304,461     43,734,552     88,799,615
   External telephony networks....    10,168,862     41,434,451    114,215,488
   Vehicles.......................                      424,547        810,302
                                    ------------  -------------  -------------
                                      31,804,448    132,378,751    270,914,818
   Less--Accumulated deprecia-
    tion..........................      (660,418)    (1,271,026)    (5,883,735)
                                    ------------  -------------  -------------
                                    Ps31,144,030  Ps131,107,725    265,031,083
   Less--Allowance for writedown
    of properties, plant and
    equipment.....................                     (110,594)      (946,869)
                                    ------------  -------------  -------------
                                    Ps31,144,030  Ps130,997,131  Ps264,084,214
                                    ============  =============  =============

  Land and buildings at December 31, 1996, 1997 and 1998 include Ps1,308,670, Ps1,687,312 and Ps3,662,788 capitalized under capital leases. Additionally, office and computer equipment at December 31, 1996, 1997 and 1998 includes Ps139,059, Ps226,107 and Ps4,287,951, respectively, capitalized under capital leases (see Note 19).

  Construction in progress at December 31, 1997 and 1998 consists primarily of external telephony networks (Ps18,702,778 and Ps32,492,940), telecommunications equipment (Ps6,559,556 and Ps1,336,058,) and buildings (Ps7,316,380 and Ps8,739,235), respectively. The December 31, 1997 and 1998 construction in progress--telecommunications equipment primarily consists of Ps5,546,120 and Ps461,465 related to projects assumed in TeleGirardot's acquisition, respectively. The December 31, 1998 construction in progress-- building includes Ps785,204 relating to TeleGirardot.

  Land and buildings at December 31, 1996, 1997 and 1998 include real estate purchased by the Company in 1996 from Mr. Gonzalo Caicedo Toro, a shareholder, for Ps100,358, Ps1,936,167 and Ps1,880,569, respectively (see Note 29).

                                 TRANSTEL S.A.

Note 8--Deferred Costs

  Deferred costs consisted of the following:

                                                   December 31,
                                      -----------------------------------------
                                          1996          1997          1998
                                      ------------  ------------  -------------
   Software.........................  Ps   422,021  Ps   761,980  Ps    810,238
   Leasehold improvements and oth-
    er..............................       587,720       669,826        698,487
   Organization costs...............        20,100       441,623      1,357,730
   Preoperating expenses............     3,388,859     3,548,822      4,632,215
   Market and demand studies and
    investigations..................     3,430,698     4,118,390      4,646,850
   Interest costs of investments in
    and advances to subsidiaries and
    on installation of equipment....     8,793,703    17,289,514     17,305,781
   Interest costs of expansion plan
    projects........................                   1,992,120      5,031,849
   Exchange loss costs of expansion
    plan projects...................                     276,491      4,379,459
   Issuance costs of Senior Notes
    and of Senior Discount Notes....                  28,756,178     32,755,531
   Acquisition costs................                   3,678,421      3,709,133
                                      ------------  ------------  -------------
                                        16,643,101    61,533,365     75,327,273
   Less--Accumulated amortization...    (1,224,783)   (5,095,754)   (13,912,188)
                                      ------------  ------------  -------------
                                      Ps15,418,318  Ps56,437,611  Ps 61,415,085
                                      ============  ============  =============

Note 9--Other Assets

  Other assets consisted of the following:

                                                     December 31,
                                           ----------------------------------
                                             1996       1997         1998
                                           --------- -----------  -----------
   Goodwill............................... Ps    --  Ps1,819,698  Ps1,852,513
   Deferred income tax asset, net (see
    Note 18)..............................                 4,249      424,975
   Spectrum usage.........................               458,953      396,722
   Fiduciary Guarantee Trust..............                          1,060,427
   Licenses...............................                          1,588,537
   Other..................................   136,811     256,036      562,876
                                           --------- -----------  -----------
                                             136,811   2,538,936    5,886,050
   Less--Accumulated amortization.........               (38,375)    (938,677)
                                           --------- -----------  -----------
                                           Ps136,811 Ps2,500,561  Ps4,947,373
                                           ========= ===========  ===========

  The Fiduciary Guarantee Trust hold land and buildings which are pledged to secure borrowings from financial entities of Ps738,912.

                                 TRANSTEL S.A.

Note 10--Reappraisal of Assets

  Reappraisal of certain assets consisted of the following:

                                                   December 31,
                                      -----------------------------------------
                                          1996          1997          1998
                                      ------------  ------------  -------------
   Reappraisal of properties, plant
    and equipment...................  Ps16,791,779  Ps18,386,367  Ps 32,788,298
     Less--Reappraisal related to
      minority interest.............    (6,559,507)   (7,493,679)    (8,142,183)
     Less--Reappraisal of assets
         from wholly-owned company
         acquired (Cablevision).....                                (10,347,549)
                                      ------------  ------------  -------------
   Total reappraisal of assets re-
    corded in shareholders' equity..  Ps10,232,272  Ps10,892,688  Ps 14,298,566
                                      ============  ============  =============

  The Ps10,347,549 is included in the negative goodwill recorded is Note 20 that is amortized to income over a five-year period.

Note 11--Memorandum Accounts

  Memorandum accounts consisted of the following:

                                                      December 31,
                                        ----------------------------------------
                                            1996         1997          1998
                                        ------------ ------------- -------------
   Debit fiscal (tax) accounts........  Ps   768,357 Ps  9,373,599 Ps    162,779
   Credit fiscal (tax) accounts.......       736,654     8,722,968    31,096,950
   Pledged income (see Note 12).......                   6,594,126
   Remaining payments on operating
    lease agreements (see Note 19)....     3,873,482     4,935,225     4,923,147
   Commitments under the Global Lease
    agreements (see Note 30)..........    27,257,240   174,375,161   138,344,830
   Assets given as collateral (Note
    4)................................     3,162,641    79,050,868    28,914,563
   Commitments under contracts and
    agreements........................                  14,034,361    13,327,720
   Commitments under IBM's lease
    agreements (see Note 30)..........                   5,052,425       749,697
   Commitments under contracts with
    Siemens (see Note 30).............                  26,487,986
   Commitments under contracts with
    DIAN Financing....................                                 4,431,832
   Promissory notes sold without
    recourse to be collected on behalf
    of a financial institution (see
    Note 5)...........................                   6,927,966     7,721,382
   Other..............................       539,628     5,134,992    12,295,561
                                        ------------ ------------- -------------
                                        Ps36,338,002 Ps340,689,677 Ps241,968,461
                                        ============ ============= =============

                                 TRANSTEL S.A.

  The assets given as collateral are summarized as following:

                                                    December 31,
                                        -------------------------------------
                                           1996         1997         1998
                                        ----------- ------------ ------------
   Shares of Coinversiones (see Note
    4)................................. Ps3,162,641 Ps       --  Ps       --
   Escrow Account (see Note 4).........               56,118,614   28,914,563
   Refinancing Account (see Note 4)....               22,932,254
                                        ----------- ------------ ------------
                                        Ps3,162,641 Ps79,050,868 Ps28,914,563
                                        =========== ============ ============

Note 12--Debt

  On October 28, 1997, the Company received the net proceeds from the sale of $150 million (Ps224.474 billion) of its 12 1/2% Senior Notes due 2007. These Senior Notes were sold to a pass through trust which issued certificates ("Certificates") representing pro rata interests in the Senior Notes to qualified institutional buyers in the United States of America or non-U.S. persons outside the United States. Interest payments on the Senior Notes are due on May 1 and November 1, commencing May 1, 1998.

  A portion of the net proceeds of the 12 1/2% Senior Notes due 2007 was used to pay all existing short and long-term debt existing at October 28, 1997, and other items, as follows:

   Sale of 12 1/2% Senior Notes due 2007 ($150,000,000).......... Ps224,474,459
   Payment of existing debt......................................   (49,035,751)
   Escrow Account for first two years interest payments..........   (52,832,612)
   Central Bank's withdrawal fee.................................   (15,335,105)
   Costs of issuance.............................................   (12,385,953)
                                                                  -------------
   Cash available for the Company's expansion plan............... Ps 94,885,038
                                                                  =============

  The indenture of the 12 1/2% Senior Notes due 2007 imposes certain limitations on the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, issue preferred stock, merge or consolidate with any other person or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of the assets of the Company and its subsidiaries. Under the most restrictive of these covenants, the Company may pay dividends of no more than Ps6,306,492 as of December 31, 1998.

  Transtel S.A. is dependent upon the transfer of funds from its subsidiaries to make the required interest and principal payments on the Senior Notes and the Certificates. The subsidiaries have not guaranteed the payment of the Senior Notes or the Certificates and have no obligations to remit dividends or other distributions to Transtel S.A. for payment on the Senior Notes and the Certificates.

  On December 31, 1998, the Company sold $15.0 million (Ps23.1 billion) of its 20.32% Senior Discount Notes due 2008 in a private placement. The net proceeds of approximately $14.3 million (Ps22.1 billion) will be used to acquire certain minority interests in the Company's subsidiaries, to pay for capital expenditures, to provide working capital and/or fund future acquisitions. Interest at 0.10% will be payable in cash each year through August 13, 2008. Interest at 20.22% will accrue over the term of the Senior Discount Notes, and the accrued interest of $86.9 million (Ps134.0 billion) and principal of $15.0 million (Ps23.1 billion) will be due on August 13, 2008. The Senior Discount Notes are unsecured senior obligations of the Company and will be fully and unconditionally guaranteed on a senior, unsecured basis by each subsidiary of the Company in which the

                                 TRANSTEL S.A.

Company acquires 100% of the minority interest or provides indebtedness with the proceeds of the Senior Discount Notes. As of March 2, 1999 the Company has not acquired any minority interests or provided indebtedness to any subsidiary.

  Short-term debt consisted of the following:

                                                         December 31,
                                               ---------------------------------
                                                  1996       1997       1998
                                               ----------- --------- -----------
   Bank overdrafts............................ Ps4,479,902 Ps587,742 Ps6,024,668

Borrowings from financial entities

     Denominated in Pesos..................    7,534,328              6,932,886
     Denominated in Dollars................      108,782                218,448
   Letters of credit.......................      113,077                402,650
   Other...................................      521,760
                                            ------------ --------- ------------
     Total short-term debt................. Ps12,757,849 Ps587,742 Ps13,578,652
                                            ============ ========= ============

  The bank overdrafts and peso denominated borrowings from financial entities bear interest at rates between 32% and 36% at December 31, 1998.

  Approximately, Ps2,138,741 of short-term debt at December 31, 1996 were secured by assets of Mr. Gonzalo Caicedo Toro, a shareholder of the Company.

  Other long-term debt consisted of the following:

                                                  December 31,
                                     -----------------------------------------
                                         1996          1997           1998
                                     ------------  -------------  ------------
     Denominated in Dollars
      ($13,428,312 in 1996,
      $5,822,528 in 1997 and
      $3,972,660 in 1998)..........  Ps20,707,936  Ps  8,978,979  Ps 6,126,278
     Denominated in Pesos..........    16,194,275      6,163,256     4,151,742
                                     ------------  -------------  ------------
                                       36,902,211     15,142,235    10,278,020
   Less--Current portion...........    (7,876,103)   (15,142,235)   (1,464,219)
                                     ------------  -------------  ------------
       Total other long-term debt..  Ps29,026,108  Ps        --   Ps 8,813,801
                                     ============  =============  ============

  Included in other long-term borrowings from financial entities is Ps23,460,000 at December 31, 1996, which were secured by assets of Mr. Caicedo. Additionally, approximately Ps24,793,948 of other long-term debt at December 31, 1996 was guaranteed by Mr. Caicedo.

  The Ps8,978,979 borrowings were paid on January 9, 1998 from proceeds of the 12 1/2% Senior Notes due 2007, which were included in short-term and temporary investments at December 31, 1997. The Ps6,163,256 borrowings were assumed in the Girardot Telephone acquisition, were secured by a pledge of revenues of Ps6,594,126 and were paid in January 1998 by the Company.

  The Ps10,278,020 relates to borrowings by the Company for Cablevision acquisition during 1998. The borrowings bear interest at 32% and mature as follows: Ps1,464,219 in 1999, Ps2,975,507 in 2000, Ps1,751,209 in 2001,
Ps1,418,854 in 2002, Ps1,436,682 in 2003 and Ps1,231,549 in 2004.

                                 TRANSTEL S.A.

Note 13--Accounts Payable

  Accounts payable consisted of the following:

                                                     December 31,
                                         -------------------------------------
                                            1996         1997         1998
                                         ----------- ------------ ------------
   Accrued interest expense............. Ps  924,875 Ps 4,981,311 Ps 5,877,876
   Accrued costs and expenses of
    services............................     119,253    2,884,926   10,959,938
   Empresa Nacional de
    Telecomunicaciones--long distance...     575,757    3,454,947    2,477,222
   Suppliers and trade current
    accounts............................   2,407,564    6,895,881   10,926,884
   Shareholder (see Note 29)............      25,258
                                         ----------- ------------ ------------
                                         Ps4,052,707 Ps18,217,065 Ps30,241,920
                                         =========== ============ ============

Note 14--Tax Liabilities

  Tax liabilities consisted of the following:

                                                        December 31,
                                              ---------------------------------
                                                1996       1997        1998
                                              --------- ----------- -----------
   Income tax withholdings................... Ps335,070 Ps  255,373 Ps  318,315
   Value-added tax payable...................   265,899   1,357,256   1,701,688
   Income taxes payable......................   254,587   1,351,263   3,114,868
   Other.....................................   114,248         245     388,709
                                              --------- ----------- -----------
                                              Ps969,804 Ps2,964,137 Ps5,523,580
                                              ========= =========== ===========

Note 15--Labor Liabilities

  Labor liabilities consisted of the following:

                                                          December 31,
                                                  -----------------------------
                                                    1996      1997      1998
                                                  --------- --------- ---------
   Salaries payable.............................. Ps    --  Ps 96,384 Ps  6,213
   Accrued severance compensation................    89,497   199,672   463,131
   Interest on severance compensation............     9,404    47,002    64,117
   Accrued vacation..............................    55,834   149,595   423,379
   Other.........................................               1,690    10,019
                                                  --------- --------- ---------
                                                  Ps154,735 Ps494,343 Ps966,859
                                                  ========= ========= =========

                                 TRANSTEL S.A.

Note 16--Other Current Liabilities

  Other current liabilities consisted of:

                                                         December 31,
                                               ---------------------------------
                                                 1996       1997        1998
                                               --------- ----------- -----------
Payable to Siemens AG for Transtel-Siemens
 Purchase Agreement (see Notes 20 and 30)
 ($430,513 in 1998 and $276,008 in 1997).....  Ps    --  Ps  425,634 Ps  663,898
Payable to Siemens S.A. for Turn-Key
 Arrangement ($294,563)......................                454,249
Payable to Siemens AG for TeleGirardot-
 Siemens Purchase Agreement (see Note 30)
 ($1,031,891 in 1998 and $1,048,572 in
 1997).......................................              1,617,013   1,591,289
Payable to IBM ($26,852 in 1998 and $73,946
 in 1997)....................................                114,033      41,409
Spectrum usage fees payable to the Colombian
 Ministry of Communications..................                458,953
Unearned interest income ($914,915 in 1998
 and $1,065,425 in 1997).....................              1,643,002   1,410,900
Deferred income-Girardot Telephone connection
 fees........................................              2,235,369
Other........................................    249,160   1,048,724
                                               --------- ----------- -----------
                                               Ps249,160 Ps7,996,977 Ps3,707,496
                                               ========= =========== ===========

  The payable to Siemens AG for the Transtel-Siemens Purchase Agreement relates to equipment acquired by Transtel S.A., which was contributed to Caucatel, after progress payments of Ps751,125 ($487,076) had been made in 1997 (see Notes 20 and 30). The payable to Siemens S.A. at December 31, 1997 and 1998 is for the TeleGirardot-Siemens Purchase Agreement (see Note 30). The liability to IBM relates to equipment acquired directly by Caucatel.

  Unearned interest represents the difference between the maturity value of the Escrow Account (see Note 4) and the cost of the investments deposited with the Escrow Account trustee less accumulated amortization. The balance of Ps1,410,900 at December 31, 1998 will be earned in 1999. Deferred income-connection fees represents the connection fees recorded by Girardot Telephone (see Note 1) to conform to the Company's revenue recognition accounting policy (see Note 2). During 1998, the Company determined that Ps850,300 of this deferred income could not be recorded as income and reversed it against the related subscriber receivables. The remaining Ps1,385,069 met the Company's revenue recognition policy and was recorded as income in 1998.

Note 17--Accrued Pension Obligations

  On December 31, 1997, the Company assumed the defined benefit pension liability totaling Ps7,500,328, of Girardot Telephone for certain personnel of the municipality of Girardot that are retired or became employees of the Company and have subsequently retired. The liability which was assumed is recorded on the basis of actuarial studies and reflects all pension liabilities earned by the Girardot Telephone employees through December 31, 1997. Since the acquisition occurred on December 31, 1997, there is no pension expense related to this defined benefit plan included in the accompanying consolidated statements of income during 1997. An additional actuarial study was obtained as of December 31, 1998 and the liability at that date was based on that study. Pension expense of Ps536,068 was accrued during 1998.

                                 TRANSTEL S.A.

  The following table sets forth the funded status of the defined benefit plan at December 31, 1997 and 1998:

                                                             December 31,
                                                        -----------------------
                                                           1997        1998
                                                        ----------- -----------
   Actuarial present value of benefit obligations:
     Vested benefit obligation......................... Ps7,348,334 Ps7,019,394
     Nonvested benefit obligation......................      28,308
                                                        ----------- -----------
   Accumulated benefit obligation...................... Ps7,376,642 Ps7,019,394
                                                        =========== ===========
   Projected benefit obligation........................ Ps7,500,328 Ps7,019,394
   Less: Plan assets at fair value.....................         --          --
                                                        ----------- -----------
   Unfunded projected benefit obligation...............   7,500,328   7,019,394
   Unrecognized net transition obligation..............         --          --
   Unrecognized net gain (loss)........................         --          --
                                                        ----------- -----------
   Net accrued pension cost recorded................... Ps7,500,328 Ps7,019,394
                                                        =========== ===========

  In Colombian, there in no legal requirement that pension obligations, other than Social Security, be funded with payments to an outside fiduciary.

  The following actuarial assumptions for the December 31, 1997 and 1998 calculations are net of the effects of inflation of approximately 25% in each year:

                                                               December 31,
                                                               ---------------
                                                                1997     1998
                                                               ------   ------
   Discount rate..............................................    6.0%     6.0%
   Future salary increases....................................    0.0%     0.0%
   Number of covered employees:
     Active...................................................     34        0
     Retired..................................................     36       79

  In accordance with the Colombian Labor Code, the Company is subject to Law 100, which requires that the Company and its employees, other than those in TeleGirardot's defined benefit plan, contribute monthly to a pension fund or the Social Security Institute based on a percentage of salaries.

Note 18--Income Tax

  Consolidated income tax returns are not permitted in Colombia. The effective statutory income tax rate for Transtel S.A. was 35% for 1996, 1997 and 1998.

  Under Colombian law, Transtel S.A. must pay a minimum tax of 35% based on income which is presumed to be not less than the greater of 5% of shareholders' equity for tax purposes at the end of the immediately preceding year or 1.5% of gross assets for tax purposes at the end of the immediately preceding year, however, operating companies such as Transtel's subsidiaries are not subject to such a minimum income tax.

  In accordance with Law 142 of 1994 and Law 223 of 1995, entities which render basic residential telephony services and which are mixed capital companies (i.e., companies with both public and private capital, such as the Company's subsidiaries) are exempt in 1995 and partially exempt from the payment of income taxes for a term of seven years from 1996 with respect to profits which are retained for upgrade, expansion or replacement of telephone systems. These companies are exempt from taxes on 100% of income related to basic telephony

                                 TRANSTEL S.A.

services for 1996; thereafter, the exemption reduces by 10 percentage points each taxable year through 2000 and then reduces by 20 percentage points in 2001 and 2002. After 2002, there is no exemption.

  In July 1997, Law 383 of 1997 established that dividends declared from companies similar to Transtel's subsidiaries and paid to government entities are not taxable. As there is not a similar exclusion for private investors such as Transtel S.A., the Company expects that future dividends or distributions declared to Transtel S.A. will be taxable. Deferred income taxes of Ps3,053,038 and Ps8,386,224 on Transtel S.A.'s distributable portion of net income earned by its subsidiaries through December 31, 1997 and 1998, respectively, have been netted against the tax benefit of net operating loss carryforwards of Transtel S.A. of Ps3,057,287 and Ps8,811,199, respectively.

  The total income tax provision for the year ended December 31, 1996, 1997 and 1998 is as follows:

                                                  Year ended December 31,
                                             ----------------------------------
                                               1996       1997         1998
                                             --------- -----------  -----------
   Current.................................. Ps380,041 Ps1,351,263  Ps5,605,790
   Deferred tax benefit.....................                (4,249)    (420,726)
                                             --------- -----------  -----------
     Total.................................. Ps380,041 Ps1,347,014  Ps5,185,064
                                             ========= ===========  ===========

  The following is a calculation of current income tax expense for the years ended December 31, 1996, 1997 and 1998:

                                              Year ended December 31,
                                      -----------------------------------------
                                          1996          1997          1998
                                      ------------  ------------  -------------
   Income before taxes and minority
    interest........................  Ps 6,898,012  Ps 7,365,822  Ps 26,714,276
   Non-deductible expenses..........       364,450     2,739,389      1,108,536
   Non-taxable income...............       (60,742)      (73,254)      (351,995)
   Dividends from subsidiaries......     2,844,432
   Difference between adjustment for
    inflation for tax purposes and
    for financial reporting
    purposes........................        78,757       407,822       (219,971)
   Other............................        52,337                     (520,344)
                                      ------------  ------------  -------------
     Adjusted income before taxes
      and minority interest.........     7,332,814    10,439,779     29,574,934
   Less--Exempt income..............    (6,246,983)   (6,579,029)   (13,558,390)
                                      ------------  ------------  -------------
   Taxable income...................     1,085,831     3,860,750     16,016,544
                                      ------------  ------------  -------------
   Statutory tax rate...............            35%           35%            35%
                                      ------------  ------------  -------------
   Current income tax expense.......  Ps   380,041  Ps 1,351,263  Ps  5,605,790
                                      ============  ============  =============

  The percentage of exempt income to the adjusted income before taxes and minority interest was, 85.2%, 63.0% and 45.8% for the years ended December 31, 1996, 1997 and 1998, respectively. These percentages vary from the statutory exemptions for the operating subsidiaries discussed earlier (100% in 1996, 90% in 1997 and 80% in 1998) because the income of Transtel S.A. (unconsolidated) is not exempt from income taxes; however, it is included in the consolidated adjusted income before taxes and minority interest.

  Transtel S.A. has tax loss carryforwards of Ps23,746,604 of which Ps2,703,592 expires in 2001, Ps5,562,203 in 2002 and Ps15,480,809 in 2003.
Since consolidated returns are not allowed, only Transtel S.A. may use these loss carryforwards.

                                 TRANSTEL S.A.

  The Company's income tax returns for 1996, 1997 and 1998 are subject to review and acceptance by the tax authorities. The tax returns for the year ended December 31, 1998 of each company will be filed between April and June 1999. The Company's management and its legal advisors believe that no material tax liabilities in excess of those recorded will arise as a result of any such eventual reviews. The Company and its subsidiaries do not have any pending claims from the tax authorities.

Note 19--Leases

 Operating

  Operating leases in effect at December 31, 1998 consisted of the following:

                                Number of months                   Remaining amounts
                         ------------------------------ ---------------------------------------
     Class of asset      Original term Remaining period   Amount    Purchase option    Total
     --------------      ------------- ---------------- ----------- --------------- -----------
Computer equipment......       36           13-36       Ps   53,827    Ps  9,049    Ps   62,876
Computer equipment......       24            6-24            47,308        4,941         52,249
Equipment for 11,000
 lines..................       60              33         3,592,900       65,756      3,658,656
Office equipment........       24              22             1,096           99          1,195
Vehicles................       36            4-36           747,173      355,185      1,102,358
Power station...........       36              21            39,328        6,485         45,813
                                                        -----------    ---------    -----------
Total...................                                Ps4,481,632    Ps441,515    Ps4,923,147
                                                        ===========    =========    ===========

  Such operating lease amounts, including purchase options, are due as follows:

   Payable in the years Ending December 31,
   ----------------------------------------
   1999                                                             Ps1,034,559
   2000............................................................   1,226,758
   2001............................................................   2,661,830
                                                                    -----------
                                                                    Ps4,923,147
                                                                    ===========

  Total rent expense was, Ps1,280,818, Ps1,775,817 and Ps1,805,888 in 1996,
1997 and 1998, respectively.

                                 TRANSTEL S.A.

 Capital leases

  The Company, in the ordinary course of business, has entered into two capital lease arrangements with variable interest rates for the purchase of land. Interest rates applicable to these capital leases were FTD (fixed time deposit rate) +6% at December 31, 1998. During 1998, the Company recorded capital leases with Global Telecommunications Operations, Inc. ("Global"), a related party, and IBM for telephone equipment. The interest rates on these leases ranged from 6.0% to 8.16%. See Note 30 for a description of the Global and IBM leases. Future payments under the capital leases are as follows:

                                                 December 31,
                                    -----------------------------------------
                                        1996          1997          1998
                                    ------------  ------------  -------------
   Total minimum lease payments.... Ps 3,037,837  Ps 3,007,833  Ps 45,360,734
   Less: Imputed interest..........   (1,798,279)   (1,458,694)   (12,638,628)
                                    ------------  ------------  -------------
   Present values of minimum lease
    payments.......................    1,239,558     1,549,139     32,722,106
   Less: Current portion...........      (75,530)     (243,722)    (4,110,110)
                                    ------------  ------------  -------------
                                    Ps 1,164,028  Ps 1,305,417  Ps 28,611,996
                                    ============  ============  =============

   Payable in the years ending December 31,
   ----------------------------------------
   1999........................................................... Ps 8,986,912
   2000...........................................................    6,623,675
   2001...........................................................    7,260,844
   2002...........................................................    4,887,531
   2003...........................................................   17,601,772
                                                                   ------------
   Total minimum lease payments................................... Ps45,360,734
                                                                   ============

  See Note 30 for additional commitments for leases with Global as part of the Company's expansion plan.

Note 20--Other Noncurrent Liabilities

  Other noncurrent liabilities consisted of the following:

                                                         December 31,
                                              ----------------------------------
                                                1996       1997         1998
                                              -------- ------------ ------------
   Payable to Siemens AG for Transtel--
    Siemens Purchase Agreement (see Note 16)
    ($2,118,914 in 1998 and $2,484,085 in
    1997)...................................  Ps   --  Ps 3,830,732 Ps 3,267,599
   Payable to Siemens AG for TeleGirardot-
    Siemens Purchase Agreement (see Notes 16
    and 30) ($2,095,053 in 1998 and
    $3,392,379 in 1997).....................              5,231,422    3,230,802
   Payable to IBM (see Note 16) ($703,178 in
    1998 and $634,490 in 1997)..............                978,454    1,084,378
   Unearned interest income ($887,853 in
    1997) (see Note 16).....................              1,369,167
   Cable television fees paid in advance....                             564,787
   Accrued litigation loss..................              2,545,101    2,200,000
   Negative goodwill........................                             305,971
   Other....................................    84,790      191,151      298,121
                                              -------- ------------ ------------
                                              Ps84,790 Ps14,146,027 Ps10,951,658
                                              ======== ============ ============

                                 TRANSTEL S.A.

  Girardot Telephone was sued by TeleTequendama E.S.P., a local telephone operator competitor, for Ps2,200,000 (nominal Pesos) on June 4, 1997 for unfair competition in TeleTequendama's zone of operations. Although the resolution and trial of this lawsuit will not occur during 1999, the Company and Girardot Telephone agreed that Girardot Telephone would record, concurrently with the acquisition of Girardot Telephone by the Company on December 31, 1997, Ps2,200,000 (nominal Pesos) as an estimate of the liability that is probable as a result of the litigation.

Note 21--Minority Interest

  Minority interest in the net assets of subsidiaries consisted of the following:

                                                      December 31,
                                         --------------------------------------
                                             1996         1997         1998
                                         ------------ ------------ ------------
   Capital.............................. Ps10,474,231 Ps33,548,273 Ps33,814,766
   Retained earnings....................    3,250,672    8,010,646   15,855,865
   Surplus from reappraisal of assets...    6,559,507    7,493,679    8,142,183
                                         ------------ ------------ ------------
                                         Ps20,284,410 Ps49,052,598 Ps57,812,814
                                         ============ ============ ============

Note 22--Shareholders' Equity

  In July 1997, the existing shareholders subscribed to a total of 1,039,801,222 shares of the Company's common stock for a total of Ps37,054,236 (36 single Pesos per share). These shareholders paid Ps36,728,589 in July 1997 and the remaining unpaid balance of Ps325,647 was paid in October 1997. The Company reduced a portion of its borrowings with the cash received.

  On December 7, 1998 the Company issued 29,571,946,754 shares of common stock to existing shareholders for no consideration. Such shares were equal to the premium paid in nominal pesos on the 1997 sale divided by the par value of 1 single Peso per share.

  As indicated Note 12, the Company may pay dividends of no more than Ps6,306,492 as of December 31, 1998.

 Legal reserve

  Pursuant to Colombian law, 10% of the net profit of the parent company and its Colombian subsidiaries in each year must be appropriated with a credit to a "reserve fund" until it is equivalent to at least 50% of the subscribed capital. This legal reserve may not be reduced to less than the indicated percentage, except to cover losses in excess of undistributed profits.

 Appropriated for future construction and acquisitions

  Reserves other than the legal reserve, appropriated directly out of retained earnings, are freely distributable by the shareholders in general meeting subject to the Company meeting the covenants in the indenture of the Senior Notes.

                                 TRANSTEL S.A.

Note 23--Revenues

  Revenues consisted of the following:

                                                      December 31,
                                         --------------------------------------
                                             1996         1997         1998
                                         ------------ ------------ ------------
   Connection fees...................... Ps 6,503,506 Ps13,311,979 Ps37,672,864
   Local usage charges..................    1,502,541    4,054,250   12,097,921
   Basic charges........................    1,300,637    2,815,468    8,211,840
   Long distance charges................    3,736,119    8,424,877   18,458,760
   Telephone directory commissions......      252,289      437,000      545,752
   Pay television services..............                              5,813,947
   Sales of telephones..................      320,744      858,973    1,178,849
   Other operating income...............      139,729      827,542    1,659,457
                                         ------------ ------------ ------------
                                         Ps13,755,565 Ps30,730,089 Ps85,639,390
                                         ============ ============ ============

Note 24--Operating Costs

  Operating costs consisted of the following:

                                                Year ended December 31,
                                          ------------------------------------
                                             1996        1997         1998
                                          ----------- ----------- ------------
   Salaries, benefits and other labor
    payments............................. Ps1,413,201 Ps2,710,352 Ps 4,690,033
   Pensions expenses.....................      85,462     172,870      695,746
   Insurance.............................      65,416     120,969      220,201
   Fees, studies and investigations......       2,740     133,939      301,339
   Rentals of space......................     149,421     251,812      195,430
   Other rent............................     554,827     852,485      891,380
   Taxes other than income...............      27,985     209,964       88,098
   Services, utilities, maintenance and
    repairs..............................     107,241     867,178    1,994,492
   Depreciation..........................     149,852     401,241    1,990,082
   Amortization..........................     145,073     817,583    1,558,235
   Cost of sales of telephones...........     202,231     505,769      934,857
   Security..............................       5,116     168,419      411,065
   Fees to government by Cablevision.....                              398,561
   Programming costs.....................                            2,494,966
   Other.................................      15,017     466,356    1,054,238
                                          ----------- ----------- ------------
                                          Ps2,923,582 Ps7,678,937 Ps17,918,723
                                          =========== =========== ============

                                 TRANSTEL S.A.

Note 25--Administrative Expenses

  Administrative expenses consisted of the following:

                                                Year ended December 31,
                                         -------------------------------------
                                            1996         1997         1998
                                         ----------- ------------ ------------
   Salaries, benefits and other labor
    payments............................ Ps1,015,406 Ps 1,677,720 Ps 5,209,319
   Pensions expenses....................      42,022       93,480      350,404
   Insurance............................      74,929      125,657      187,815
   Fees, studies and investigations.....     664,584    1,089,556    1,107,790
   Travel expenses......................      87,676      213,367      153,622
   Rentals of space.....................     232,070      274,495      397,356
   Other rent...........................     313,997      365,707      182,391
   Taxes other than income..............     163,107      792,036      870,420
   Services, maintenance and repairs....     600,539    1,072,088      687,988
   Depreciation.........................      86,410      208,471      525,536
   Amortization.........................     980,220    2,528,070    6,892,248
   Air transportation...................      46,967      568,222      532,210
   Provision for doubtful accounts......      14,688      220,282      914,865
   Provision for writedown of
    properties, plant and equipment.....                  110,594      851,271
   Provision for writedown of
    inventories.........................                               292,992
   Other................................     125,513      754,051    1,158,797
                                         ----------- ------------ ------------
                                         Ps4,448,128 Ps10,093,796 Ps20,315,024
                                         =========== ============ ============

Note 26--Marketing Expenses

  Marketing expenses consisted of the following:

                                                 Year ended December 31,
                                            ---------------------------------
                                              1996       1997        1998
                                            --------- ----------- -----------
   Salaries, benefits and other labor
    payments............................... Ps463,063 Ps  818,357 Ps2,507,804
   Pensions expenses.......................    27,827      55,938      82,110
   Publicity...............................   161,897      35,912   1,010,841
   Insurance...............................     6,136       7,264      32,749
   Travel expenses.........................     2,553       4,514      11,566
   Rentals of space........................    28,134      23,337     120,026
   Other rent..............................     2,369       7,981      19,305
   Services, maintenance and repairs.......    61,257     148,945     251,879
   Depreciation............................    28,434       1,444      39,766
   Amortization............................    94,933     563,693     966,395
   Other...................................    25,548     145,588     414,743
                                            --------- ----------- -----------
                                            Ps902,151 Ps1,812,973 Ps5,457,184
                                            ========= =========== ===========

                                 TRANSTEL S.A.

Note 27--Nonoperating Income (Expenses)

  Financial income consisted of the following:

                                           Year ended December 31,
                                   ------------------------------------------
                                       1996          1997           1998
                                   ------------  -------------  -------------
   Interest....................... Ps   652,810  Ps  6,531,421  Ps 17,244,564
   Exchange gains.................      355,032      3,500,838     35,464,782
   Other financial income.........        4,605        183,039        441,939
                                   ------------  -------------  -------------
                                   Ps 1,012,447  Ps 10,215,298  Ps 53,151,285
                                   ============  =============  =============

  Financial expenses consisted of the following:

                                           Year ended December 31,
                                   ------------------------------------------
                                       1996          1997           1998
                                   ------------  -------------  -------------
   Interest....................... Ps(2,250,450) Ps (9,408,807) Ps(30,606,827)
   Bank commissions...............     (154,962)      (667,527)    (1,043,537)
   Exchange losses................      (75,907)    (5,519,672)   (53,914,297)
   Bank expenses..................      (96,631)       (17,493)       (86,859)
   Other financial expenses.......      (45,823)      (311,628)      (660,175)
                                   ------------  -------------  -------------
                                   Ps(2,623,773) Ps(15,925,127) Ps(86,311,695)
                                   ============  =============  =============

  Other income (expenses) consisted of the following:

                                           Year ended December 31,
                                   ------------------------------------------
                                       1996          1997           1998
                                   ------------  -------------  -------------
   Donations...................... Ps       --   Ps   (397,245) Ps   (322,652)
   Tax on foreign indebtedness....                    (517,987)
   Bonus to executive.............                    (495,786)
   Sales of scrap and extra
    parts.........................                                    101,782
   Other, net.....................      380,535       (743,537)     1,286,504
                                   ------------  -------------  -------------
                                   Ps   380,535  Ps (2,154,555) Ps  1,065,634
                                   ============  =============  =============

  Under legislation in effect for April through June 1997, the Colombian Government taxed new foreign currency borrowings at 6% of the amount borrowed. The Company incurred costs of Ps517,987 related to this tax during 1997.

                                 TRANSTEL S.A.

Note 28--Net Monetary Inflation Adjustment Income (Loss)

  The net monetary inflation adjustment income (loss) consisted of the following:

                                             Year ended December 31,
                                     -----------------------------------------
                                         1996          1997          1998
                                     ------------  ------------  -------------
   Inflation adjustment of:
     Investments...................  Ps     6,464  Ps   119,282  Ps    167,229
     Inventories...................        89,825        56,825        468,792
     Properties, plant and
      equipment....................     4,602,169     6,379,703     18,556,002
     Accumulated amortization......                     (99,050)      (217,938)
     Accumulated depreciation......       (85,889)     (136,925)      (581,530)
     Deferred charges..............     1,313,165     2,196,095      8,550,860
     Deferred monetary correction--
      debit........................      (194,679)     (106,851)      (150,529)
     Other assets..................            40       259,909        475,299
     Deferred monetary correction--
      credit.......................       180,315       102,732        430,320
     Shareholders' equity..........    (3,413,334)   (5,069,518)   (11,982,336)
                                     ------------  ------------  -------------
       Subtotal....................     2,498,076     3,702,202     15,716,169
     Revenues......................      (842,004)   (1,556,164)    (3,524,526)
     Expenses......................       823,403     1,317,646      4,302,356
     Costs.........................       167,624       622,139        366,594
                                     ------------  ------------  -------------
       Total.......................  Ps 2,647,099  Ps 4,085,823  Ps 16,860,593
                                     ============  ============  =============

Note 29--Related Party Transactions

  The Company has had significant transactions with Mr. Gonzalo Caicedo Toro, a shareholder (see Note 4). The following table summarizes the significant transactions with Mr. Caicedo:

                                            Balance due from (to) Mr. Caicedo
                                                 Year ended December 31,
                                            -----------------------------------------
                                                1996           1997        1998
                                            -------------  -------------  -----------
   Beginning of year......................  Ps  1,987,641  Ps    (25,258)  Ps--
   Loans made.............................     10,970,270     13,441,416
   Payments received:
     Cash.................................     (7,784,004)    (4,641,546)
     Land and building (see Note 7).......     (2,036,525)
     Shares of Coinversiones (see Note
      4)..................................     (3,162,640)
     Cash received from fiduciary rights
      to a trust set up to manage the sale
      of certain investments owned by Mr.
      Caicedo.............................                    (7,462,420)
     Debt assumed.........................                    (1,312,192)
                                            -------------  -------------  ------
   End of year (see Note 5)...............  Ps    (25,258) Ps        --    Ps--
                                            =============  =============  ======

  The loans were not interest bearing and had no maturity dates.

  See Note 30 for transactions with Global Telecommunications Operations Inc., a related party.

                                 TRANSTEL S.A.

Note 30--Commitments

 Global-Siemens Arrangements

  Global Telecommunications Operations, Inc. ("Global") is a British Virgin Islands company owned by the same shareholders who own Transtel. Global was formed in January 1995 for the exclusive purpose of acting as a financing vehicle for the purchase of telecommunications equipment from Siemens AG ("Siemens"). As part of the Company's expansion plan, Global has entered into four purchase agreements with Siemens for the provision of certain equipment necessary for the Company's expansion plan. Global has entered or intends to enter into a lease agreement with each subsidiary other than Caucatel for the lease of such telecommunications equipment to each subsidiary on terms substantially similar to the financing to Global from Siemens. Transtel purchased equipment to be used by Caucatel directly from Siemens ($3.4 million switches and $533,494 for installation) and contributed it to Caucatel as part of its capital. Caucatel is the only subsidiary that does not lease its equipment from Global. Under these leases, if the subsidiaries default under the leases, Global has the right to take action against the assets leased thereunder including repossession or sale of the equipment. Global has assigned to Siemens the lease payments under each of the leases in the event of an event of default under the purchase agreements occurs and is continuing. Upon commencement of the leases' lease terms, the following leasing transactions with Global will be accounted for as capital leases under Colombian GAAP since the Company expects to exercise the purchase options:

  Global I Purchase Agreement. On May 2, 1996, Global entered into a purchase agreement with Siemens (as amended on July 28, 1997, the "Global I Purchase Agreement") to purchase certain landline telecommunications equipment to be used for the development of each of TelePalmira's, TeleJamundi and Unitel's respective wireline networks for an aggregate amount of approximately $19.3 million, of which 16% (approximately $3.1 million) was paid upon execution of the Global I Purchase Agreement. The remaining 84% of the price of equipment delivered and installed by Siemens under the Global I Purchase Agreement is payable by Global in 24 semi-annual payments. Global's obligations under the Global I Purchase Agreement are secured by a pledge of the Global I Leases (as defined below). Siemens' obligations for delivery and installation were completed on April 19, 1998.

  Global I Leases. On August 1, 1996, Global entered into a lease agreement, as amended on April 12, 1998, for TelePalmira (the "Global--TelePalmira I Lease"). On April 19, 1998, Global entered into a lease agreement for TeleJamundi (the "Global--TeleJamundi I Lease") and for Unitel (the "Global-- Unitel I Lease") (the Global--TelePalmira Lease, Global--TeleJamundi Lease and Global-Unitel I Lease are collectively referred to as the "Global I Leases"). The lease term of each lease commenced on April 19, 1998.

    Global-TelePalmira I Lease. Pursuant to the Global-TelePalmira Lease, TelePalmira agreed to pay Global an aggregate amount of approximately $16.8 million to lease, for a 12-year term, certain switching and cable equipment that Global purchased from Siemens under the Global I Purchase Agreement. The Global-TelePalmira Lease includes an option to purchase the equipment for an additional $285,000 at the end of the lease term.

    Global-TeleJamundi I Lease. Pursuant to the Global-TeleJamundi Lease, TeleJamundi agreed to pay Global an aggregate amount of approximately $5.9 million to lease, for a 12-year term, certain switching and cable equipment that Global purchased from Siemens under the Global I Purchase Agreement. The Global-TeleJamundi Lease includes an option to purchase the equipment for an additional $104,000 at the end of the lease term.

    Global-Unitel I Lease. Pursuant to the Global-Unitel I Lease, Unitel agreed to pay Global an aggregate amount of approximately $4.4 million to lease, for a 12-year term, certain switching and cable equipment that Global purchased from Siemens under the Global I Purchase Agreement for its Wireline

                                 TRANSTEL S.A.

  applications. The Global-Unitel I Lease includes an option to purchase the equipment for an additional $73,000 at the end of the lease term.

  Global II Purchase Agreement. On May 30, 1997, Global entered into a purchase agreement, as amended on July 28 and October 29, 1997 and April 1, 1998, with Siemens (the "Global II Purchase Agreement") to purchase certain landline and wireless telecommunications equipment to be used for the development of each of TeleCartago's, Bugatel's and Unitel Wireless' respective networks for an aggregate amount of approximately $39.8 million, of which approximately $4.5 million was paid upon execution of the Global II Purchase Agreement. The remaining price of equipment delivered and installed by Siemens under the Global II Purchase Agreement is payable by Global in 24 semi-annual payments. Global's obligations to Siemens under the Global II Purchase Agreement are secured by a pledge of the lease payments under the Global II Leases (as defined below).

  Global II Leases. On July 28, 1997, Global entered into a lease agreement with Unitel (the "Global-Unitel II Lease"), TeleCartago (the "Global-TeleCartago II Lease") and Bugatel (the "Global-Bugatel II Lease") for certain of the equipment that is the subject of the Global II Purchase Agreement (the Global-Unitel II Lease, the Global-TeleCartago II Lease, and the Global-Bugatel II Lease are collectively referred to herein as, the "Global II Leases"). The lease term of each lease will commence upon completion of Siemens' delivery and installation obligations.

    Global-Unitel II Lease. Pursuant to the Global-Unitel II Lease, Unitel agreed to pay Global an aggregate amount of approximately $25.4 million to lease, for a 12-year term, certain wireless telecommunications equipment that Global purchased from Siemens under the Global II Purchase Agreement. The Global-Unitel II Lease includes an option to purchase the equipment for an additional $525,000 at the end of the lease term. The Company expects to increase the Global-Unitel II Lease to approximately $35.0 million to reflect modifications to the lease. This project is in the testing process by Global and the Company expects that it will be recorded as a capital lease in July 1999.

    Global-TeleCartago II Lease. Pursuant to the Global-TeleCartago II Lease, TeleCartago agreed to pay Global an aggregate amount of approximately $9.5 million to lease, for a 12-year term, certain switching and cable equipment that Global purchased from Siemens under the Global II Purchase Agreement. The Global-TeleCartago II Lease includes an option to purchase the equipment for an additional $55,800 at the end of the lease term. This project was finished and recorded as a capital lease in March 1999.

    Global-Bugatel II Lease. Pursuant to the Global-Bugatel II Lease, Bugatel agreed to pay Global an aggregate amount of approximately $9.0 million to lease, for a 12-year term, certain wireless telecommunications equipment that Global purchased from Siemens under the Global II Purchase Agreement. The Global-Bugatel II Lease includes an option to purchase the equipment for an additional $53,700 at the end of the lease term. This project is in the testing process and the Company expects that it will be recorded as a capital lease in June 1999.

  Global III Purchase Agreement. Global entered into a purchase agreement on June 11, 1998 with Siemens (the "Global III Purchase Agreement") to purchase certain landline and wireless telecommunications equipment to be used for the development of each of TelePalmira's and Unitel's Wireless respective networks for an aggregate amount of approximately $12.9 million. The price of equipment delivered and installed by Siemens under the Global III Purchase Agreements is payable by Global in 24 semi-annual payments. Global's obligations to Siemens under the Global III Purchase Agreement are secured by a pledge of the lease payments under Global III leases (as defined below).

                                 TRANSTEL S.A.

  Global III Leases. On September 1, 1998, Global entered into a lease agreement with TelePalmira (the "Global-TelePalmira III Lease") and Unitel (the "Global-Unitel III Lease") for certain equipment that is subject to the Global III Purchase Agreement (the Global-TelePalmira III Lease and the Global-Unitel III Lease are collectively referred to herein as, the "Global III Leases"). The lease term of each lease will commence upon completion of Siemens' delivery and installation obligations. The Company expects that this project will be delivered and accepted in September 1999.

    Global-TelePalmira III Lease. Pursuant to the Global-TelePalmira III Lease, TelePalmira agreed to pay Global an aggregate amount of approximately $1.4 million to lease, for a 12-year term, certain Switching telecommunications equipment that Global purchased from Siemens under the Global III Purchase Agreement. The Global-TelePalmira III Lease includes an option to purchase the equipment for an additional $9,332 at the end of the lease term.

    Global-Unitel III Lease. Pursuant to the Global-Unitel III Lease, Unitel agreed to pay Global an aggregate amount of approximately $18.1 million to lease, for a 12-year term, certain switching and emission telecommunications equipment that Global purchased from Siemens under the Global III Purchase Agreement. The Global-Unitel III Lease includes an option to purchase the equipment for an additional $118,630 at the end of the lease term.

  Global IV Purchase Agreement. Global entered into a purchase agreement on June 11 1998 with Siemens (the "Global IV Purchase Agreement") to purchase certain landline and wireless telecommunications equipment to be used for the development of each of TelePalmira's, Bugatel's, TeleGirardot's and TeleCartago's respective networks for an aggregate amount of approximately $11.0 million. The price of equipment delivered and installed by Siemens under the Global IV Purchase Agreements is payable by Global in 24 semi-annual payments. Globals obligations to Siemens under the Global IV Purchase Agreements are secured by a pledge of the lease payments under the Global IV leases (as defined below).

  Global IV Leases. On September 1, 1998, Global entered into a lease agreement with TelePalmiara (the "Global-TelePalmira IV Lease"), Bugatel (the "Global-Bugatel IV Lease") TeleGirardot (the "Global- TeleGirardot IV Lease") and TeleCartago (the "Global-TeleCartago IV Lease") for certain of the equipment that is subject to the Global IV Purchase Agreement (the Global-TelePalmira IV Lease, the Global-Bugatel IV Lease, and the Global-TeleGirardot IV Lease and the Global-TeleCartago IV lease are collectively referred to herein as, the "Global IV Leases"). The lease term of each lease will commence upon completion of Siemens' delivery and installation obligations. The Company expects that this project will be delivered and accepted in July 1999; at present it is in the testing process.

    Global-TelePalmira IV Lease. Pursuant to the Global-TelePalmira IV Lease, TelePalmira agreed to pay Global an aggregate amount of approximately $4.1 million to lease, for a 12-year term, certain switching and emission telecommunications equipment that Global purchased from Siemens under the Global IV Purchase Agreement. The Global-TelePalmira IV Lease includes an option to purchase the equipment for an additional $26,589 at the end of the lease term.

    Global-Bugatel IV Lease. Pursuant to the Global-Bugatel IV Lease, Bugatel agreed to pay Global an aggregate amount of approximately $4.3 million to lease, for a 12-year term, certain switching and emission telecommunications equipment that Global purchased from Siemens under the Global IV Purchase Agreement. The Global-Bugatel IV Lease includes an option to purchase the equipment for an additional $27,890 at the end of the lease term.

    Global-TeleGirardot IV Lease. Pursuant to the Global-TeleGirardot IV Lease, TeleGirardot agreed to pay Global an aggregate amount of approximately $4.3 million to lease, for a 12-year term, certain switching and emission telecommunications equipment that Global purchased from Siemens under the Global IV Purchase Agreement. The Global-TeleGirardot IV Lease includes an option to purchase the equipment for an additional $27,846 at the end of the lease term.

                                 TRANSTEL S.A.

    Global-TeleCartago IV Lease. Pursuant to the Global-TeleCartago IV Lease, TeleCartago agreed to pay Global an aggregate amount of approximately $4.3 million to lease, for a 12-year term, certain switching and emission telecommunications equipment that Global purchased from Siemens under the Global IV Purchase Agreement. The Global-TeleCartago IV Lease includes an option to purchase the equipment for an additional $27,850 at the end of the lease term.

   Transtel-Siemens Arrangement

    On May 23, 1997, Transtel entered into a purchase agreement with Siemens (the "Transtel-Siemens Purchase Agreement") for certain telecommunications equipment to be used by Caucatel in the installation of approximately 23,000 lines for approximately $3.3 million payable semiannually over a ten-year period at an interest rate of LIBOR plus 1% (6.2% at December 31, 1998), commencing six months after the completion of the Turn-Key Arrangements. The obligations of Transtel under the Transtel-Siemens Purchase Agreement are secured by a promissory note from Transtel. Siemens completed the installation of this equipment in December 1997 and the payment obligation to Siemens was recorded as a liability at December 31, 1997. As of December 31, 1998, the balance was $2,549,427 (Ps3,931,497)
  (see Notes 16 and 20).

 TeleGiradot-Siemens Arrangement

  The Company has assumed Girardot Telephone's obligations under six purchase agreements and executed one additional purchase agreement on July 2, 1978 totaling $4.5 million with Siemens (the "TeleGirardot-Siemens Purchase Agreement") for certain telecommunications equipment now in use by TeleGirardot. The contract amounts are generally payable over five-year periods at interest rates of approximately 6.7% to 7.5%. Substantially all of the equipment was installed at December 31,1997. The balances payable at December 31, 1997 and 1998 are $4,440,951 (Ps6,848,435) and $3,126,944
(Ps4,822,091), respectively, (see Notes 16 and 20).

 IBM Arrangement

  The Company has entered into an agreement with International Business Machines Corp. ("IBM") whereby IBM has agreed to finance and to provide and install all the Internet and voice mail related hardware and software for the Company's telephone systems and the Company has agreed to pay IBM an aggregate amount of $3.4 million for such equipment. On October 1 and October 28, 1997, Unitel and Caucatel entered into 60 month leases with IBM for $2.8 million and $532,008 respectively, for this equipment. The lease term of each lease commenced in June 1998. The leases are capital leases under Colombian GAAP as the Company expects to exercise the purchase options.

 Construction Arrangements

  On April 30, 1996, each of TelePalmira, Unitel (with respect to its wireline applications) and TeleJamundi entered into turn-key arrangements (the "Turn-Key Arrangements") with Siemens S.A., a Colombian corporation, to (i) install the lines, switches and other equipment leased by each of these subsidiaries from Global under the Global I Leases, (ii) put in operation such lines and equipment, (iii) manage the "cut-over" to the new system lines, install air conditioner equipment and train the personnel who will operate the switching equipment, (iv) install a transmission signaling standard, (v) expand, replace and install the outside plant, and (vi) complete expansion of the network. The aggregate amount due to Siemens S.A. under these Turn-Key Arrangements is approximately $8.3 million (Ps10.8 billion). Siemens S.A. has completed these arrangements at December 31, 1998 and the unpaid balance at December 31, 1998 was $2,880,628 (Ps4,442,246).

  For each of the Turn-Key Arrangements described in the paragraph above, Siemens S.A. has provided the respective subsidiary with performance bonds equivalent to (i) 10% of the amount of each Turn-Key Arrangement, (ii) 5% of the services contracted under each Turn-Key Arrangement, (iii) 10% of the cost of the outside plant civil works and (iv) up to $100,000 for personal or property liability.

                                 TRANSTEL S.A.

  On June 18, 1997, June 30, 1997 and March 10, 1998 each of Transtel (in place of Bugatel, which was not yet formed), TeleCartago and Unitel (with respect to its wireless applications) entered into Turn-Key Arrangements with Siemens S.A. to (i) install the lines, switches and other equipment leased by Bugatel, TeleCartago and Unitel from Global under the Global II Leases, (ii) put in operation such lines and equipment, and (iii) expand, replace and install the outside plant for Bugatel and TeleCartago. The aggregate amount due to Siemens under these Turn-Key Arrangements is approximately $9.4 million. Siemens S.A. has provided Transtel, TeleCartago, and Unitel with performance bonds substantially similar to those provided to TelePalmira, Unitel and TeleJamundi. As of December 31, 1997, Siemens S.A. had been paid Ps1,798,174 for completed phases of the arrangement (see Note 7). Additionally, the Company had advanced Ps804,577 to Siemens S.A. (see Note 5) at December 31, 1997. As of December 31, 1998, Siemens finished TeleCartago's network expansion for which the Company's debt was Ps1,920,526 ($1,245,388) and the Company had advanced Ps2,716,449 ($1,761,514) (see Note 5) in order to conclude the agreements for Bugatel and Unitel.

  On May 23, 1997, Transtel entered into a Turn-Key Arrangement with Siemens S.A. to (i) install the lines, switches and other equipment that Transtel agreed to contribute to the capital of Caucatel as part of its capital contribution and which the Company acquired from Siemens pursuant to the Transtel-Siemens arrangements, and (ii) put in operation such lines and equipment. The aggregate amount due to Siemens S.A. under this Turn-Key Arrangement is $533,494. This equipment was installed at December 31, 1997 and the remaining liability to Siemens S.A. was paid during 1998.

 DIAN Financing

  The Departamento de Impuestos y Aduanas ("DIAN") allows for the deferral of value-added taxes and duties related to the purchase of certain imported telecommunications equipment by the Company through its operating subsidiaries in its expansion plan. Based on the expected imported equipment to be purchased under the expansion plan, the Company estimates that it will defer approximately Ps31.1 billion ($20.2 million) of taxes and duties during the expansion plan that will be paid over a five-year period commencing six months from the date of incurrence (the "DIAN Financing"). The DIAN Financing does not bear any interest. DIAN Financing consists of approximately Ps23.7 billion ($15.4 million) of value-added tax and Ps7.4 billion ($4.8 million) of duty. Prior to December 24, 1998, the value-added tax, when paid, may be taken as a credit against income taxes to the extent that income taxes are payable in a two year period or is refundable if not used as a credit. On December 24, 1998 the Colombian government issued Law 488 which reforms the tax rules as of January 1, 1999. Law 488, among other things, establishes that the value-added tax paid may not be taken as a credit against income taxes commencing in 1999 but may be treated as a deduction from taxable income or capitalized as a cost of the respective asset. All DIAN Financing other than Ps2.1 billion paid during 1998 will be subject to Law 488. No DIAN Financing amounts were due at December 31, 1997 as Siemens had not yet completed the delivery and installation of the equipment to be leased under the Global Leases. As of December 31, 1998, the DIAN Financing has been recorded as a memorandum account related to the Global I Purchase Agreement of $4.2 million (Ps6.5 billion) of which had been paid $1.4 million (Ps2.1 billion) (see Note
11). The corresponding amounts of the Global Purchase Agreements II, III, IV and V of $16.0 million (Ps24.6 billion) will be recorded during 1999.

Note 31--Differences Between Colombian GAAP And U.S. GAAP

  The Company's financial statements are prepared in accordance with Colombian GAAP. Because these principles differ in certain significant respects from U.S. GAAP, this note presents restated U.S. GAAP balance sheets and statements of income and a reconciliation to U.S. GAAP of net income and shareholders' equity as of and for the years ended December 31, 1996, 1997 and 1998.

                                 TRANSTEL S.A.

                          CONSOLIDATED BALANCE SHEETS

                               (Under U.S. GAAP)

                                               December 31,
                          ---------------------------------------------------------
                              1996            1997            1998          1998
                          -------------  --------------  --------------  ----------
                           (Thousands of Pesos of December 31, 1998)     (Thousands
                                                                         of Dollars
                                                                             --
                                                                         unaudited)
         ASSETS
Current
 Cash...................   Ps15,943,884  Ps   3,226,399  Ps   3,574,256   $  2,318
 Short-term and
  temporary
  investments...........      6,112,097     119,674,357      57,436,116     37,245
 Accounts receivable,
  net...................      5,187,832      14,205,391      15,243,517      9,885
 Advances to suppliers..      1,883,013       3,606,130      10,706,745      6,942
 Inventories............        343,603       1,108,167       2,669,069      1,731
 Prepaid expenses.......        231,964       1,647,538       4,883,153      3,167
                          -------------  --------------  --------------   --------
  Total current assets..     29,702,393     143,467,982      94,512,856     61,288
Noncurrent
 Accounts receivable....      1,815,034       5,734,553      27,782,325     18,016
 Properties, plant and
  equipment, net........     38,176,375     143,900,953     291,984,440    189,341
 Deferred costs.........        847,227      33,164,941      34,559,067     22,410
 Long-term investments..         45,273      34,972,007       2,933,388      1,902
 Income taxes...........      1,807,454       5,505,019       8,557,585      5,549
 Other assets...........        136,811       2,500,561       3,944,386      2,557
                          -------------  --------------  --------------   --------
  Total assets..........   Ps72,530,567   Ps369,246,016   Ps464,274,047   $301,063
                          =============  ==============  ==============   ========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
Current liabilities
 Short-term debt........   Ps12,757,849  Ps     587,742  Ps  13,578,652   $  8,805
 Current portion of
  other long-term debt..      7,876,103      15,142,235       1,464,219        949
 Current portion of
  capital lease
  obligations...........        707,043       1,309,377       4,808,809      3,118
 Current portion of Dian
  Financing.............                                      1,107,958        718
 Accounts payable.......      4,052,707      18,217,065      30,241,920     19,611
 Tax liabilities........        969,804       2,964,137       5,523,580      3,583
 Labor liabilities......        154,735         494,343         966,859        627
 Other liabilities......        249,160       6,353,974       2,296,596      1,489
 Accrued pension
  obligations...........                        618,380         538,615        349
 Deferred income........      5,792,519       4,803,780       4,654,334      3,018
                          -------------  --------------  --------------   --------
  Total current
   liabilities..........     32,559,920      50,491,033      65,181,542     42,267
Long-term liabilities
 12 1/2% Senior Notes
  due 2007..............                    224,474,459     231,316,500    150,000
 20.32% Senior Discount
  Notes due 2008........                                     23,131,650     15,000
 Other long-term debt...     29,026,108                       8,813,801      5,715
 Capital lease
  obligations...........      3,690,072       4,036,609      30,665,784     19,886
 Dian Financing.........                                      3,323,874      2,155
 Accrued pension
  obligations...........                      6,881,948       6,480,779      4,202
 Other liabilities......         84,790      12,776,859      10,645,687      6,903
                          -------------  --------------  --------------   --------
  Total liabilities.....     65,360,890     298,660,908     379,559,617    246,128
                          -------------  --------------  --------------   --------
Minority interest.......      8,551,357      37,503,077      44,648,215     28,953
                          -------------  --------------  --------------   --------
Shareholders' equity:
 Common stock, Ps1 par
  value, 50 billion
  shares authorized;
  34,611,747,976 shares
  issued and outstanding
  (5,039,801,222 in 1997
  and 4,000,000,000 in
  1996).................      7,395,882      44,450,118      44,450,118     28,824
 Accumulated deficit....     (8,777,562)    (11,368,087)     (4,383,903)    (2,842)
                          -------------  --------------  --------------   --------
  Total shareholders'
   equity...............     (1,381,680)     33,082,031      40,066,215     25,982
                          -------------  --------------  --------------   --------
  Total liabilities and
   shareholder's
   equity...............   Ps72,530,567   Ps369,246,016   Ps464,274,047   $301,063
                          =============  ==============  ==============   ========

                                 TRANSTEL S.A.

                                 TRANSTEL S.A.

                       CONSOLIDATED STATEMENTS OF INCOME
                               (Under U.S. GAAP)

                                          Years ended December 31,
                          -----------------------------------------------------------
                               1996            1997           1998           1998
                          --------------  --------------  -------------  ------------
                           (Thousands of Pesos of December 31, 1998)      (Thousands
                                                                         of Dollars--
                                                                          unaudited)
Revenues................  Ps   8,937,406  Ps  31,692,078  Ps 85,775,466    $55,622
                          --------------  --------------  -------------    -------
Costs and expenses:
  Operating costs.......       2,868,079       9,000,569     18,574,681     12,045
  Administrative
   expenses.............       5,218,969      13,451,320     21,020,180     13,631
  Marketing expenses....       1,058,796       2,326,979      5,607,024      3,636
                          --------------  --------------  -------------    -------
                               9,145,844      24,778,868     45,201,885     29,312
                          --------------  --------------  -------------    -------
    Operating income
     (loss).............        (208,438)      6,913,210     40,573,581     26,310
                          --------------  --------------  -------------    -------
Nonoperating income
  Financial income......       1,012,447      10,215,299     53,151,285     34,466
  Financial expenses....     (10,177,162)    (21,432,009)   (92,365,457)   (59,895)
  Other.................         113,074      (1,632,017)     1,079,012        699
                          --------------  --------------  -------------    -------
                              (9,051,641)    (12,848,727)   (38,135,160)   (24,730)
                          --------------  --------------  -------------    -------
Net monetary inflation
 adjustment income......       3,284,279       6,872,111     15,716,060     10,191
                          --------------  --------------  -------------    -------
  Income (loss) before
   income taxes and
   minority interest....      (5,975,800)        936,594     18,154,481     11,771
Income tax benefit (ex-
 pense).................         758,569       2,350,552     (2,132,498)    (1,382)
                          --------------  --------------  -------------    -------
  Income (loss) before
   minority interest....      (5,217,231)      3,287,146     16,021,983     10,389
Minority interest.......       1,759,794      (5,877,671)    (9,037,799)    (5,860)
                          --------------  --------------  -------------    -------
  Net income ( loss)....  Ps  (3,457,437) Ps  (2,590,525) Ps  6,984,184    $ 4,529
                          ==============  ==============  =============    =======
Basic and diluted income
 (loss) per share
(in single Pesos and
 single Dollars per
 share).................  Ps       (0.10) Ps       (0.08) Ps       0.20    $   --
                          ==============  ==============  =============    =======

                                 TRANSTEL S.A.

(a) Reconciliation of net income:

  The following summarizes the principal differences between accounting practices under Colombian and U.S. GAAP and their effects on net income for the years ended December 31, 1996, 1997 and 1998:

                                             Year ended December 31,
                                      ----------------------------------------
                                          1996          1997          1998
                                      ------------  ------------  ------------
Consolidated net income under Colom-
 bian GAAP........................... Ps 3,863,145  Ps 1,258,834  Ps11,524,840
  (i)Deferred income taxes...........    1,138,610     3,697,566     3,052,566
  (ii)Surplus from reappraisal of
       assets........................          --            --            --
  (iii)Depreciation..................   (1,088,424)   (3,172,280)   (4,770,896)
  (iv)Capitalized interest...........      295,506     1,165,267     1,474,772
  (v)Deferred costs..................   (7,619,751)   (8,701,582)   (3,583,345)
  (vi)Capital leases.................      396,864     1,207,842       (53,094)
  (vii)Revenue recognition...........   (4,818,159)      961,989       136,076
  (viii)Reversal of deferred monetary
       correction....................      (39,848)    2,109,536    (1,615,947)
  (ix)Effect of the above differences
       on minority interest..........    4,414,620    (1,117,697)      966,572
  (x)Distribution to shareholder.....          --            --            --
  (xi)Depreciation of Cablevision
       assets........................                                 (147,360)
                                      ------------  ------------  ------------
Consolidated net income (loss) under
 U.S. GAAP........................... Ps(3,457,437) Ps(2,590,525) Ps 6,984,184
                                      ============  ============  ============

(b) Reconciliation of shareholders' equity:

  The following summarizes the principal differences between accounting practices under Colombian GAAP and U.S. GAAP and their effects on shareholders' equity at December 31, 1996, 1997 and 1998:

                                                  December 31,
                                     ----------------------------------------
                                         1996          1997          1998
                                     ------------  ------------  ------------
Consolidated shareholders' equity
 under Colombian GAAP............... Ps22,385,774  Ps61,359,260  Ps76,289,978
  (i)Deferred income taxes..........    1,807,454     5,505,020     8,557,586
  (ii)Surplus from reappraisal of
       assets.......................  (10,232,272)  (10,892,688)  (14,298,566)
  (iii)Depreciation.................   (1,088,424)   (4,260,704)   (9,031,601)
  (iv)Capitalized interest..........      300,220     1,465,488     2,940,260
  (v)Deferred costs.................  (14,571,091)  (23,272,673)  (26,856,018)
  (vi)Capital leases................      415,064     1,622,906     1,569,812
  (vii)Revenue recognition..........   (5,524,991)   (4,563,002)   (4,426,926)
  (viii)Reversal of deferred
       monetary correction..........      340,529     2,450,065       834,118
  (ix)Effect of the above
       differences on minority
       interest.....................    5,173,542     4,055,844     5,022,417
  (x)Distribution to shareholder....     (387,485)     (387,485)     (387,485)
  (xi)Depreciation of Cablevision
       assets.......................                                 (147,360)
                                     ------------  ------------  ------------
Consolidated shareholders' equity
 (deficit) under U.S. GAAP.......... Ps(1,381,680) Ps33,082,031  Ps40,066,215
                                     ============  ============  ============

                                 TRANSTEL S.A.

(c) Analysis of changes in shareholders' equity:

  The following summarizes the changes in shareholders' equity (deficit) under U.S. GAAP for the three years ended December 31, 1996, 1997 and 1998:

                                             Year ended December 31,
                                      ----------------------------------------
                                          1996          1997          1998
                                      ------------  ------------  ------------
   Balance at beginning of period.... Ps 2,463,242  Ps(1,381,680) Ps33,082,031
   Shares issued.....................                 37,054,236
   Distribution to shareholder.......     (387,485)
   Net loss..........................   (3,457,437)   (2,590,525)    6,984,184
                                      ------------  ------------  ------------
   Balance at end of period.......... Ps(1,381,680) Ps33,082,031  Ps40,066,215
                                      ============  ============  ============

  The Company has no items of other comprehensive income.

(d) Summary of significant differences between Colombian and U.S. GAAP:

 (i) Deferred income taxes

  Under Colombian GAAP, deferred income taxes are generally recognized for timing differences in a manner similar to Accounting Principles Board Opinion No. 11.

  Under U.S. GAAP, Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", requires that deferred tax assets or liabilities be recorded for the tax effects of temporary differences between the financial and tax bases for assets and liabilities. A valuation allowance is provided for deferred tax assets when it is considered more likely than not that they will not be realized.

  Total applicable income taxes (benefit) under U.S. GAAP are comprised of the following components for 1996, 1997 and 1998:

                                           Year ended December 31,
                                    ----------------------------------------
                                        1996          1997          1998
                                    ------------  ------------  ------------
   Current income tax expense (see
    Note 18)....................... Ps 3,880,041  Ps 1,351,263  Ps 5,605,790
   Deferred income tax benefit.....   (1,138,610)   (3,701,815)   (3,473,292)
                                    ------------  ------------  ------------
   Total benefit................... Ps  (758,569) Ps(2,350,552) Ps 2,132,498
                                    ============  ============  ============

                                 TRANSTEL S.A.

  Temporary differences between the amounts reported in the financial statements and the tax bases for assets and liabilities result in deferred taxes. Tax losses in Colombian may be carried forward for five years; however, consolidated tax returns and carrybacks are not allowed. The Company believes there are no limitations which would preclude it from fully realizing the established deferred tax asset. Deferred tax assets and liabilities at December 31, 1996, 1997 and 1998 are as follows:


                                                    December 31,
                                        -------------------------------------
                                           1996        1997          1998
                                        ----------- -----------  ------------
   Deferred tax assets:
     Depreciation...................... Ps  272,497 Ps1,382,794  Ps 3,052,611
     Preoperating expenses.............   1,224,909   4,564,972     5,948,846
     Depreciation of Cablevision
      assets...........................                                51,576
     Revenue recognition...............     168,634     134,966       125,441
     Capital leases....................     129,462      77,853        98,184
     Inflation adjustment..............      79,194                   121,437
     Tax benefit of net operating loss
      carryforwards....................               3,057,287     8,811,199
                                        ----------- -----------  ------------
       Total...........................   1,874,696   9,217,872    18,209,294
                                        ----------- -----------  ------------
   Deferred tax liabilities:
     Capitalized interest..............      67,242     399,048       840,509
     Undistributed earnings of
      subsidiaries.....................               3,053,038     8,386,224
     Inflation adjustment..............                 256,517
                                        ----------- -----------  ------------
       Total...........................      67,242   3,708,603     9,226,733
                                        ----------- -----------  ------------
   Net deferred tax assets recorded
    under U.S. GAAP....................   1,807,454   5,509,269     8,982,561
   Deferred tax asset recorded under
    Colombian GAAP.....................                  (4,249)     (424,975)
                                        ----------- -----------  ------------
   Additional net deferred tax assets
    recorded under U.S. GAAP........... Ps1,807,454 Ps5,505,020  Ps 8,557,586
                                        =========== ===========  ============

  A portion of the deferred tax assets can be realized through reversals of existing taxable temporary differences; the remainder will be dependent on future income, including dividends from the undistributed earnings of the subsidiaries. Management believes that sufficient income will be earned in the future to realize the remaining net deferred income tax assets.

  Deferred tax benefit (expense) consisted of:

                                             Year ended December 31,
                                      ----------------------------------------
                                          1996          1997          1998
                                      ------------  ------------  ------------
   Depreciation.....................    Ps 272,497  Ps 1,110,297  Ps 1,669,817
   Preoperating expenses............       592,335     3,340,063     1,383,873
   Depreciation of Cablevision
    assets..........................                                    51,576
   Tax benefit of net operating loss
    carryforwards...................                   3,057,287     5,753,912
   Revenue recognition..............       168,634       (33,668)       (9,525)
   Capital leases...................       119,026       (51,609)       20,331
   Capitalized interest.............       (66,192)     (331,806)     (441,461)
   Inflation adjustment.............        52,310      (335,711)      377,955
   Undistributed earnings of
    subsidiaries....................                  (3,053,038)   (5,333,186)
                                      ------------  ------------  ------------
                                      Ps 1,138,610  Ps 3,701,815  Ps 3,473,292
                                      ============  ============  ============

                                 TRANSTEL S.A.

  The factors involved in the differences between the amount of income taxes computed at the statutory regular tax rate of 35.0% and the applicable income taxes for the years ended December 31, 1996, 1997 and 1998 under U.S. GAAP are as follows:

                                                   December 31,
                             ----------------------------------------------------------------
                                    1996                  1997                   1998
                             -------------------   --------------------   -------------------
   Tax expense (benefit) at
    statutory rate.........  Ps(2,091,530) (35.0)% Ps   327,808    35.0 % Ps6,354,069    35.0%
   Increase (decrease)
    resulting from
    permanent differences:
    Monetary correction....        37,988      8        617,634       6       (87,681)   (.48)
    Exempt income of
     telephony subsidiaries     1,447,716   23.9     (2,938,935) (24.65)   (3,519,160) (19.39)
    Other, net.............      (152,743)   (.7)      (357,059)  (2.05)     (614,730)  (3.39)
                             ------------  -----   ------------  ------   -----------  ------
   Tax (benefit) expense...  Ps  (758,569) (12.6)% Ps(2,350,552)  (12.7)% Ps2,132,498   11.74%
                             ============  =====   ============  ======   ===========  ======

  While the statutory income tax rate is 35%, as more fully explained in Note 18, the Company's operating subsidiaries were 100% exempt from income taxes in 1996, 90% in 1997 and 80% exempt in 1998 and Transtel S.A. and each subsidiary must file separate income tax returns. Such exemptions decline through 2002. Transtel S.A. (the parent company) is subject to the 35% income tax rate. The consolidated effective tax rate varies significantly from the statutory rate because of these factors.

 (ii) Surplus from reappraisal of assets

  In accordance with Colombian GAAP, reappraisals of properties, plant and equipment and long-term investments are made periodically and recorded in offsetting accounts which are shown under the asset caption "Reappraisal of assets" and the shareholders' equity caption "Surplus from reappraisals of assets". Under U.S. GAAP, reappraisals of assets are not permitted.

  For U.S. GAAP, the Company adopted SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" effective January 1, 1996. In accordance with this standard, the Company periodically evaluates the carrying value of long-lived assets to be held and used, including goodwill and other intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. No loss was recorded in 1996; however, an impairment loss of Ps110,594 and Ps851,271 were recorded under Colombian GAAP in 1997 and 1998, respectively. The impairment loss for U.S. GAAP was Ps140,815 in 1998 which reduced the remaining book value of analog equipment to zero.

 (iii) Depreciation

  Since January 1, 1996, the Company uses the reverse sum of the years method of depreciation for Colombian GAAP purposes. The Company used the straight-line method in 1995 for Colombian GAAP purposes. The straight-line method of depreciation is used for U.S. GAAP in 1996, 1997 and 1998. Additional depreciation expense of Ps1,088,424, Ps3,172,280 and Ps4,770,896 is recorded under U.S. GAAP in 1996, 1997 and 1998, respectively. These amounts also reflect the differences in the carrying value of analog equipment between U.S. GAAP and Colombian GAAP. As of December 31, 1998, a residual value exists under Colombian GAAP whereas under U.S. GAAP, the book value is nil.

                                 TRANSTEL S.A.

 (iv) Capitalized interest

  Under Colombian GAAP, the Company does not capitalize certain interest costs on projects during construction which is required under U.S. GAAP. Under U.S. GAAP the following adjustments to expenses are required:

                                                Year ended December 31,
                                           -----------------------------------
                                             1996        1997         1998
                                           ---------  -----------  -----------
   Reduction in interest expense for
    amounts capitalized as properties,
    plant and equipment................... Ps305,854  Ps1,218,730  Ps1,611,451
   Less--Additional depreciation expense
    on interest amounts capitalized.......   (10,348)     (53,463)    (136,679)
                                           ---------  -----------  -----------
                                           Ps295,506  Ps1,165,267  Ps1,474,772
                                           =========  ===========  ===========

 (v) Deferred costs

  For Colombian GAAP, the Company has deferred certain costs which are expensed as incurred under U.S. GAAP. Under U.S. GAAP, the following costs, which are deferred for Colombian GAAP, are expensed for U.S. GAAP:

                                             Year ended December 31,
                                      ----------------------------------------
                                          1996          1997          1998
                                      ------------  ------------  ------------
   Preoperating expenses............. Ps       --   Ps   159,963  Ps 1,083,393
   Organization costs................       20,100       165,040       329,892
   Market and demand studies and
    investigations...................    1,405,750       687,692       528,460
   Interest costs of investments in
    and advances to subsidiaries and
    on installation of equipment.....    7,280,718     8,495,811        16,267
   Interest costs of expansion plan
    projects.........................                  1,992,120     3,039,729
   Exchange loss costs of expansion
    plan projects....................                    276,491     4,102,968
                                      ------------  ------------  ------------
     Increase in expenses............    8,706,568    11,777,117     9,100,709
   Less--Amortization expense
    recorded under Colombian GAAP on
    items which are expensed
    as incurred under U.S. GAAP......   (1,086,817)   (3,075,535)   (5,517,364)
                                      ------------  ------------  ------------
     Net increase in expenses........ Ps 7,619,751  Ps 8,701,582  Ps 3,583,345
                                      ============  ============  ============

                                 TRANSTEL S.A.

  The remaining deferred costs under U.S. GAAP consist of the amounts in the following table. The periods of amortization are the same under Colombian and U.S. GAAP.

                             Life in years             December 31,
                             ------------- ---------------------------------------
                                              1996          1997          1998
                                           -----------  ------------  ------------
   Software................         5      Ps  422,021  Ps   761,980  Ps   810,238
   Leasehold improvements..         5          584,900       667,005       698,487
   Acquisition costs.......         5                      3,678,421     3,709,133
   Issuance costs of Senior
    Notes..................        10                     28,756,178    32,755,531
   Organization costs......         5                        256,485       839,876
                                           -----------  ------------  ------------
                                             1,006,921    34,120,069    38,813,265
   Accumulated
    amortization...........                   (159,694)     (955,128)   (4,254,198)
                                           -----------  ------------  ------------
   Deferred costs, net.....                Ps  847,227  Ps33,164,941  Ps34,559,067
                                           ===========  ============  ============

 (vi) Capital leases

  All of the Company's operating leases for Colombian GAAP purposes, as disclosed in Note 19, qualify as capital leases under U.S. GAAP. In addition to the amounts shown under capital leases in Note 19, the following assets and liabilities are recorded under U.S. GAAP; however, these U.S. GAAP amounts do not include the Global Leases, the IBM Arrangement or the DIAN Financing disclosed in Note 30, which will be recorded as liabilities under Colombian and U.S. GAAP when the related equipment is delivered, installed and tested:

                                                    December 31,
                                        ---------------------------------------
                                           1996          1997          1998
                                        -----------  ------------  ------------
   Telephony networks.................. Ps3,403,182  Ps 4,209,679  Ps 4,208,822
   Computer equipment..................     201,741       465,936       339,181
   Transport fleet and equipment.......     735,435     1,832,565     2,097,394
   Generator...........................                   190,340        84,500
                                        -----------  ------------  ------------
     Total.............................   4,340,358     6,698,520     6,729,897
   Less--Accumulated depreciation......    (500,208)   (1,037,990)   (2,180,190)
                                        -----------  ------------  ------------
                                        Ps3,840,150  Ps 5,660,530  Ps 4,549,707
                                        ===========  ============  ============

  The above amounts include cumulative net inflation adjustments of Ps677,028, Ps1,353,781 and Ps1,752,069 at December 31, 1996, 1997 and 1998, respectively.

                                                  December 31,
                                     ----------------------------------------
                                         1996          1997          1998
                                     ------------  ------------  ------------
   Total minimum lease payments..... Ps 4,717,420  Ps 4,935,225  Ps 4,923,147
   Less--Imputed interest...........   (1,559,863)   (1,138,379)   (2,170,660)
                                     ------------  ------------  ------------
   Present value of minimum lease
    payments........................    3,157,557     3,796,846     2,752,487
   Less--Current portion............     (631,513)   (1,065,654)     (698,699)
                                     ------------  ------------  ------------
   Long-term portion................ Ps 2,526,044  Ps 2,731,192  Ps 2,053,788
                                     ============  ============  ============
   Deferred income from sale
    leaseback....................... Ps   267,529  Ps   240,778  Ps   227,399
                                     ============  ============  ============

                                 TRANSTEL S.A.

  During 1996, TelePalmira sold recently acquired new equipment for 11,000 telephone lines to Banco Industrial Colombiano Panama for Ps3,273,832 and leased the equipment back under a capital lease for U.S. GAAP purposes for total payments of Ps5,213,690. The gain on the sale of Ps267,528 is being amortized as a reduction of lease expense over five years. The remaining payments of Ps2,659,982 are included in the following table.

  After the above U.S. GAAP adjustments, total minimum lease payments for all capital leases under U.S. GAAP are as follows:

                                                   December 31,
                                       --------------------------------------
                                          1996         1997          1998
                                       -----------  -----------  ------------
   Total minimum lease payments....... Ps7,755,258  Ps7,943,058  Ps50,283,881
   Less--Imputed interest.............  (3,358,143)  (2,597,072)  (14,809,288)
                                       -----------  -----------  ------------
   Present value of minimum lease
    payments..........................   4,397,115    5,345,986    35,474,593
   Less--Current portion..............    (707,043)  (1,309,377)   (4,808,809)
                                       -----------  -----------  ------------
   Long-term portion.................. Ps3,690,072  Ps4,036,609  Ps30,665,784
                                       ===========  ===========  ============

  The present value of the minimum lease payments consists of the following correspondents:

                                                        December 31,
                                            ------------------------------------
                                               1996        1997         1998
                                            ----------- ----------- ------------
   Global Leases........................... Ps      --  Ps      --  Ps24,411,584
   IBM Arrangement.........................                            3,471,821
   Land and other leases...................   4,397,115   5,345,986    7,591,188
                                            ----------- ----------- ------------
                                            Ps4,397,115 Ps5,345,986 Ps35,474,593
                                            =========== =========== ============

  The total minimum lease payments at December 31, 1998 are as follows under U.S. GAAP:

   Payable in years ending December 31,
   ------------------------------------
     1999.............................................................. Ps10,021,471
     2000..............................................................    7,850,433
     2001..............................................................    9,922,674
     2002..............................................................    4,887,531
     2003..............................................................   17,601,772
                                                                        ------------
       Total minimum lease payments.................................... Ps50,283,881
                                                                        ============

  The following income statement effects are recorded under U.S. GAAP for the above capital leases:

                                              Year ended December 31,
                                        --------------------------------------
                                           1996         1997          1998
                                        ----------  ------------  ------------
   Increase in interest expense........ Ps 578,109  Ps   404,583  Ps   510,607
   Increase in depreciation expense....    397,793       502,266     1,120,357
   Decrease in (amortization of) gain
    from sale of properties, plant and
    equipment on leaseback.............    267,528       (26,752)      (13,377)
   Increase in inflation adjustment
    income on capital lease
    obligations........................   (677,028)     (676,752)     (471,417)
                                        ----------  ------------  ------------
     Total.............................    566,402       203,345     1,146,170
                                        ----------  ------------  ------------
   Rent expense:
     Decrease in rent expense recorded
      under Colombian GAAP.............   (871,194)   (1,226,174)   (1,093,076)
     Decrease in rent recorded as
      deferred costs under Colombian
      GAAP and reversed for U.S. GAAP
      purposes (see v).................    (92,072)     (185,013)          --
                                        ----------  ------------  ------------
                                          (963,266)   (1,411,187)   (1,093,076)
                                        ----------  ------------  ------------
   Net decrease in expenses............ Ps(396,864) Ps(1,207,842) Ps    53,094
                                        ==========  ============  ============

  Under U.S. GAAP, there are no operating lease commitments at December 31, 1997 except short-term space rentals.

                                 TRANSTEL S.A.

  If the equipment under Global Leases, the IBM Arrangement and the related DIAN Financing of the value-added tax and duty described in Note 30 had been installed and accepted (and thus the lease terms commenced) at December 31, 1998, the following additional lease and tax obligations on an unaudited pro forma U.S. GAAP basis would have been outstanding:

                                                IBM          DIAN
                             Global Leases  Arrangement   Financing        Total
                             -------------  -----------  ------------  -------------
                                                 (unaudited)
   Total minimum lease or
    tax and duty payments..  Ps138,344,830  Ps 749,697   Ps20,644,227  Ps159,738,754
   Less--Imputed interest..    (40,040,485)    (35,700)           --     (40,076,185)
                             -------------  ----------   ------------  -------------
   Present value of minimum
    lease payments.........     98,304,345     713,997     20,644,227    119,662,569
   Less--Current portion...    (23,069,009)   (107,100)    (2,918,443)   (26,094,552)
                             -------------  ----------   ------------  -------------
   Long-term portion.......  Ps 75,235,336  Ps 606,897   Ps17,725,784  Ps 93,568,017
                             =============  ==========   ============  =============

  The additional total minimum lease or tax and duty payments would have been as follows under U.S. GAAP (unaudited):

   Payable in year ending December 31,
   -----------------------------------
     1999........................................................ Ps 22,175,621
     2000........................................................    19,993,401
     2001........................................................    19,287,366
     2002........................................................    17,353,935
     Thereafter..................................................    80,928,430
                                                                  -------------
                                                                  Ps159,738,753

  Additionally, the Company is negotiating other Global Leases with total minimum lease payments of approximately Ps 18.8 billion and the related DIAN Financing of Ps4.0 billion to complete its expansion plan. Such leases would be capital leases under U.S. GAAP; however, they are excluded from the above pro forma presentation since no commitment has yet been incurred by the Company or Global.

 (vii) Revenue recognition

  Under Colombian GAAP, revenues for connection fees for telephone lines are recognized upon payment in cash or the execution of a promissory note (with a 10% down payment) by the customer and the Company's assignment of a telephone number which is transferable to others by the customer. Under U.S. GAAP, revenues from these connection fees are recorded at the date of actual installation with a dial tone.

                                 TRANSTEL S.A.

  Revenues under U.S. GAAP consist of the following:

                                                 Year ended December 31,
                                          -------------------------------------
                                             1996         1997         1998
                                          ----------- ------------ ------------
   Connection fees....................... Ps1,685,347 Ps14,273,968 Ps37,808,940
   Local usage charges...................   1,502,541    4,054,250   12,097,921
   Basic charges.........................   1,300,637    2,815,468    8,211,840
   Long distance charges.................   3,736,119    8,424,877   18,458,760
   Telephone directory commissions.......     252,289      437,000      545,752
   Pay television services...............                             5,813,947
   Sales of telephones...................     320,744      858,973    1,178,849
   Other operating income................     139,729      827,542    1,659,457
                                          ----------- ------------ ------------
                                          Ps8,937,406 Ps31,692,078 Ps85,775,466
                                          =========== ============ ============

  Effective with the first quarter of fiscal 1999, the Company will change prospectively its method of accounting for connection fee income from an "installation date basis", which historically has been consistent with industry practice, to a "deferred basis". Under this new policy, connection fee income less direct installation costs and direct selling costs will be deferred and amortized into income over five years using the straight-line method. This change will be made to reflect income in excess of direct costs over an estimated service period.

 (viii) Deferred monetary correction

  The deferred monetary correction asset and liability are reversed for U.S. GAAP purposes. The effects of the reversal on shareholders' equity and pretax income are as following:

                                             Year ended December 31,
                                       --------------------------------------
                                          1996         1997          1998
                                       ----------  ------------  ------------
   Reversal of deferred monetary
    correction recorded as:
     Liabilities.....................  Ps 906,460  Ps 5,184,256  Ps 4,809,831
     Assets..........................    (565,931)   (2,734,191)   (3,975,713)
                                       ----------  ------------  ------------
   Increase in shareholders' equity..     340,529     2,450,065       834,118
   Less: Prior year effect on
    shareholders' equity.............    (380,377)     (340,529)   (2,450,065)
                                       ----------  ------------  ------------
   Increase (decrease) in pretax
    income...........................  Ps (39,848) Ps 2,109,536  Ps(1,615,947)
                                       ==========  ============  ============

 (ix) Minority interest

  The minority interests' share of the differences between Colombian GAAP and U.S. GAAP are presented separately.

 (x) Distribution to shareholder

  Transtel purchased land and building from a major shareholder at appraised value in August 1996. For U.S. GAAP, the difference between the amount paid and the shareholder's historical basis is treated as a distribution to the shareholder.

                                 TRANSTEL S.A.

 (xi) Depreciation of Cablevision Assets

  Under Colombian GAAP, goodwill or negative goodwill in an acquisition accounted for as a purchase is determined as the purchase price paid in excess of the acquiree's net worth, including reappraisal of assets. The assets of the acquiree are recorded at book value adjusted for inflation and the amount of asset reappraisals is shown as a separate caption in the balance sheet and not depreciated. Such goodwill or negative goodwill is amortized over five years.

  Under U.S. GAAP, goodwill is the excess of the purchase price paid over the fair value of the assets and liabilities acquired. The assets and liabilities are recorded at fair value and assets are depreciated over their useful lives. The Company amortizes goodwill over five years for U.S. GAAP.

  Under Colombian GAAP, the consolidated balance sheet at December 31, 1998 includes "Reappraisal of assets" of Ps10,347,549 and "Negative goodwill" of Ps305,969 related to the Cablevision acquisition during 1998. Under U.S. GAAP, the net of those amounts (Ps10,041,580) is allocated as follows and depreciated.

   Land........................................................... Ps   139,336
   Building.......................................................      557,344
   Office and computer equipment..................................       24,993
   Telecommunications equipment...................................    1,861,585
   External telephony networks....................................    7,458,322
                                                                   ------------
                                                                     10,041,580
   Accumulated depreciation.......................................     (147,360)
                                                                   ------------
   Net............................................................ Ps 9,894,220
                                                                   ============

  The above assets are assigned values in accordance with Accounting Principles Board Opinion No. 16, as amended by SFAS No. 121.

 (xii) Fiduciary Guarantee Trust and other reclassifications

  Under Colombian GAAP, fiduciary guarantee trusts are formed to secure debts by transferring the title of fixed assets to the trust. The net book value of the trust is recorded as other assets and is amortized in the same way in which the related fixed assets would be depreciated. Under U.S. GAAP, the fixed assets used to form the fiduciary guarantee trust remain in natural fixed assets classifications and are depreciated. The amounts reclassified as fixed assets for U.S. GAAP purposes from the fiduciary guarantee trust are as follows at December 31, 1998:

   Land............................................................ Ps  212,086
   Building........................................................     848,341
                                                                    -----------
                                                                      1,060,427
   Accumulated depreciation........................................     (57,440)
                                                                    -----------
   Net............................................................. Ps1,002,987
                                                                    ===========

  Certain other reclassifications have been made to the Colombian GAAP balance sheet to conform to the U.S. GAAP presentation, primarily the reclassification of certain receivables to advances to suppliers, prepaid expenses and noncurrent other assets.

 (xiii) Earnings per share

  Under Colombian GAAP, earnings per share are computed by dividing net income
(loss) applicable to common shares by the weighted average number of common shares outstanding for each period presented.

                                 TRANSTEL S.A.

  Under U.S. GAAP, earnings per share are calculated on the basis of the weighted average number of common shares outstanding, adjusted for stock dividends issued by the Company which are considered outstanding since the beginning of the earliest period presented. For U.S. GAAP, the weighted average number of shares were 33,571,946,754; 34,005,197,263 and
34,611,747,976 during 1996, 1997 and 1998, respectively. These shares are different than Colombian GAAP since the capitalization in 1998 of premium on shares issued in July 1997 is treated as a stock issuance under U.S. GAAP as of January 1, 1996.

  Basic and diluted income (loss) per share under U.S. GAAP are the same and were (0.10) single Pesos, (0.08) single Pesos and 0.20 single Pesos in 1996, 1997 and 1998, respectively.

(e) Additional disclosures required by U.S. GAAP

 Concentration of credit risk

  Financial instruments which potentially subject the Company to concentration of credit risk consist principally of accounts receivable resulting from customer financing plans and sold to financial institutions. Concentration of credit risk with respect to such receivables is limited to a large number of customers comprising the Company's customer base; however, the Company's customers are concentrated in Colombia and the ability of the customers to pay amounts due depends, in part, upon the general condition of the Colombian economy. Generally, the Company does not require collateral or other security to support receivables.

 Investments

  Investments under U.S. GAAP are presented in the balance sheet as follows:

                                                             December 31,
                                                      --------------------------
                                                          1997          1998
                                                      ------------- ------------
   Short-term and temporary investments.............. Ps119,674,357 Ps57,436,116
   Long-term investments.............................    34,972,007    2,933,388
                                                      ------------- ------------
                                                      Ps154,646,364 Ps60,369,504
                                                      ============= ============

  The investments consist of the following:

                                                            December 31,
                                                     --------------------------
                                                         1997          1998
                                                     ------------- ------------
   Certificates of deposits......................... Ps 57,866,016 Ps 9,974,695
   Escrow Account...................................    53,106,445   27,503,663
   Refinancing Account..............................    22,932,254
   Investments in Ordinary Common Funds.............    20,128,218   22,112,195
   Other............................................       613,431      778,951
                                                     ------------- ------------
                                                     Ps154,646,364 Ps60,369,504
                                                     ============= ============

  The Escrow Account investments are the only investments meeting the criteria of SFAS No. 115. These investments consist of U.S. Treasury Bills and interest only strips that secure, and mature at the same dates as, the first four interest payments on the 12 1/2% Senior Notes due 2007. Under SFAS No. 115, the Escrow Account investments are classified as held-to-maturity and are recorded at amortized cost. All other investments are carried at cost, which approximates market values.

                                 TRANSTEL S.A.

  The carrying amount, gross unrealized gains and approximate fair value of the Escrow Account investments at December 31, 1997 and 1998 are as follows:

                                                            December 31,
                                                      -------------------------
                                                          1997         1998
                                                      ------------ ------------
   Carrying value (amortized cost)................... Ps53,106,445 Ps27,503,663
   Gross unrealized gains............................      146,895      932,075
                                                      ------------ ------------
   Approximate fair value............................ Ps53,253,340 Ps28,435,738
                                                      ============ ============

  The contractual maturities of the Escrow Account investments are as follows:

                                                        Amortized   Approximate
                                                           Cost      Fair Value
                                                       ------------ ------------
   Year ending December 31, 1999...................... Ps27,503,663 Ps28,435,738
                                                       ============ ============

 Fair value of financial instruments

  Cash, short-term and temporary investments and long-term investments except the Escrow Account, current accounts receivable (except advances to IBM, Siemens and Global) and accounts payable: The carrying amounts approximate fair value because of the short maturity of these instruments or, in the case of temporary investments, the subsequent sales price.

  Noncurrent receivables from customers: The carrying amounts approximate fair value because of the market rates of interest charged by the Company.

  Escrow Account: Based on quoted market values, these investments have a fair value of Ps28.4 billion at December 31, 1998.

  12 1/2% Senior Notes due 2007: The Senior Notes, which were issued on October 28, 1997, had a fair value of Ps99.2 billion at December 31, 1998 based on quoted market values.

  20.32% Senior Discount Notes due 2008: The Senior Discount Notes, which were issued on December 31, 1998, had a fair value equal to the carrying amount based on the issue date.

  Other long- and short-term debt: Substantially all of the Company's other long- and short-term debt is variable rate borrowings; thus, the carrying amounts of the Company's borrowings under these credit agreements approximate their fair value.

  Capital lease obligations: The Company's capital lease obligations contain variable interest rates and approximate fair value.

                                 TRANSTEL S.A.

 Other current and noncurrent liabilities

  Other current liabilities under U.S. GAAP consisted of:

                                                       December 31,
                                             ---------------------------------
                                               1996       1997        1998
                                             --------- ----------- -----------
   Payable to Siemens AG for Transtel-
    Siemens Purchase Agreement.............. Ps    --  Ps  425,634 Ps  663,898
   Payable to Siemens S.A. for Turn-Key
    Arrangement.............................               454,249
   Payable to Siemens AG for other
    equipment...............................             1,617,013   1,591,289
   Payable to IBM...........................               114,033      41,409
   Spectrum usage fees payable to the
    Colombian Ministry of Communications....               458,953
   Deferred income-Girardot Telephone
    connection fees.........................             2,235,369
   Other....................................   249,160   1,048,723
                                             --------- ----------- -----------
                                             Ps249,160 Ps6,353,974 Ps2,296,596
                                             ========= =========== ===========

  Other noncurrent liabilities under U.S. GAAP consisted of the following:

                                                       December 31,
                                            ----------------------------------
                                              1996       1997         1998
                                            -------- ------------ ------------
   Payable to Siemens AG for Transtel-
    Siemens Purchase Agreement............  Ps   --  Ps 3,830,732 Ps 3,267,599
   Payable to Siemens A.G. for other
    equipment.............................              5,231,422    3,230,802
   Payable to IBM.........................                978,454    1,084,378
   Accrued litigation loss................              2,545,101    2,200,000
   Cable television fees paid in advance..                             564,787
   Other..................................    84,790      191,150      298,121
                                            -------- ------------ ------------
                                            Ps84,790 Ps12,776,859 Ps10,645,687
                                            ======== ============ ============

 Recent accounting pronouncements

  SFAS No. 132, "Employers' Disclosure about Pensions and Other Postretirement Benefits", revises disclosures about pension plans; however, it does not change the measurement or recognition of those plans. SFAS No. 132 will require additional information on changes in the benefit obligation and fair value of plan assets. This statement is effective for year ending December 31, 1998.

  Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities", which is effective for fiscal years beginning after December 15, 1998, will require the Company to change its accounting under U.S. GAAP for organization costs. In 1999, all future organization costs will be expensed as incurred and the balance of organization costs of Ps839,876 at December 31, 1998 will be expensed as a change in accounting.

                              Transtel S.A.

     Unaudited Consolidated Interim Financial Statements and Accompanying
          Management's Discussion and Analysis of Financial Condition
                          and Results of Operations

  The financial information included in this Prospectus is stated in constant Pesos of equivalent purchasing power as of December 31, 1998. The rate of inflation during the quarter ended March 31, 1999 was 5.16% and to present the financial information in this Prospectus in constant Pesos of equivalent purchasing power as of March 31, 1999, all December 31, 1998 Constant Pesos amounts would need to be multiplied by 1.0516. This Prospectus commencing on page S-1 contains the selected financial data of Transtel S.A. as presented on pages 46 through 49, the U.S. GAAP consolidated balance sheets and U.S. GAAP consolidated income statements as presented on pages F-45 and F-46, respectively, and the unaudited consolidated interim financial statements of the Company and Management's Discussion and Analysis of Financial Condition and Results of Operations as of and for the three months ended March 31, 1998 and 1999, all remeasured in constant Pesos of equivalent purchasing power of March 31, 1999 to facilitate comparability. The interim financial information is that furnished to HSBC Bank USA (formerly known as Marine Midland Bank), trustee, on June 14, 1999 pursuant to the requirement of the Indenture dated October 28, 1997 between the Company and the trustee.

                             TRANSTEL S.A.--

                    SELECTED FINANCIAL AND OTHER DATA

  The Company was incorporated in 1993 and commenced offering telephone services, through its operating subsidiary TelePalmira, in September 1995. Accordingly, the Company has no commercial operating history prior to such time, and results for 1995 are not directly comparable to those of 1996. The Company was in a preoperating stage prior to September 1, 1995 and capitalized all of its net expenses as deferred costs; thus, no statement of income is presented for 1994. The selected statement of income data for each of the years ended December 31, 1995, 1996, 1997 and 1998, and the selected balance sheet data as of December 31, 1994, 1995, 1996, 1997 and 1998 have been derived from financial statements audited by Price Waterhouse, independent accountants. The consolidated balance sheets at December 31, 1996, 1997 and 1998 and the related statements of income and of cash flows, of changes in financial position and of changes in shareholders' equity for each of the three years in the period ended December 31, 1998, and notes thereto, appear elsewhere herein. This information should be read in conjunction with, and is qualified in its entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Annual Financial Statements of the Company, including the notes thereto, included elsewhere in this Prospectus.

  The Consolidated Annual Financial Statements included herein have been prepared in conformity with Colombian GAAP (including restatement of the financial information in constant pesos as of March 31, 1999), which differs in certain significant aspects from U.S. GAAP. Note 31 to the Consolidated Annual Financial Statements provides a discussion of the principal differences between Colombian and U.S. GAAP as they relate to the Company and a reconciliation of net income and shareholders' equity for the Company as of and for the years ended December 31, 1996, 1997 and 1998, to amounts calculated in accordance with U.S. GAAP.

  Dollar equivalent information set forth below has been included solely for the convenience of the reader, and is translated from Pesos at the Representative Market Rate in effect on March 31, 1999 of Ps1,533.51 to one Dollar. Such translation should not be construed as a representation that the Peso amounts represent, or have been or could be converted into, Dollars at that rate or any other rate.

  Unless otherwise indicated, all financial information included in this Prospectus has, for comparability purposes, been restated in constant Pesos as of March 31, 1999 by indexing historical amounts using the MCPI. Although the restatement of nominal Pesos into constant Pesos lessens the distorting effect that an inflationary environment has on comparisons of the Consolidated Annual Financial Statements over time, such restatement does not wholly eliminate those distortions and evaluation of period-to-period trends may be difficult. See "Risk Factors--Corporate Disclosure and Accounting Standards" and "Risk Factors--Inflation".

                                            Year ended December 31,
                          ---------------------------------------------------------------
                              1995          1996          1997          1998       1998
                          ------------  ------------  ------------  ------------- -------
                          (in thousands of constant Pesos of March 31, 1999 purchasing power and in thousands of Dollars, except per share amounts)
Statement of Income
 Data:
Colombian GAAP:
 Revenues...............  Ps 2,951,940  Ps14,465,352  Ps32,315,762  Ps 90,058,383 $58,727
 Costs and expenses.....     1,406,681     8,700,792    20,596,328     45,945,383  29,961
 Operating income.......     1,545,259     5,764,560    11,719,434     44,113,000  28,766
 Interest expense.......       346,703     2,366,573     9,894,301     32,186,139  20,989
 Income tax expense.....           453       399,651     1,416,520      5,452,613   3,556
 Minority interest
  expense...............       626,408     2,791,815     5,005,589     10,520,598   6,860
 Net income(1)..........       940,630     4,062,483     1,323,789     12,119,523   7,903
 Earnings per share.....          0.41          1.02          0.29           1.93     --
U.S. GAAP:
 Revenues...............  Ps 2,208,634  Ps 9,398,576  Ps33,327,389  Ps 90,201,480 $58,820
 Operating income
  (loss)................    (2,888,073)     (219,194)    7,269,932     42,667,178  27,822
 Interest expense.......     1,974,933    10,309,280    17,923,677     35,354,149  23,054
 Net loss...............    (3,603,955)   (3,635,842)   (2,724,197)     7,344,568   4,788
 Basic and diluted
  earnings (loss) per
  share.................         (0.12)        (0.11)        (0.08)          0.21     --

                                                       December 31,
                          ----------------------------------------------------------------------
                            1994       1995        1996         1997         1998        1998
                          --------- ---------- ------------- ----------- ------------- ---------
                                    (in thousands of constant Pesos of March 31, 1999
                              purchasing power and in thousands of Dollars, except per share amounts)
Balance Sheet Data (end
 of period):
Colombian GAAP:
 Cash...................  Ps  7,616 Ps 876,706 Ps 16,766,588 Ps3,392,881 Ps  3,758,688 $   2,451
 Properties, plant and
  equipment, net........        --  27,646,532    32,751,062 137,756,583   277,710,959   181,095
 Total assets...........  4,947,580 42,662,358   105,146,811 429,755,864   534,581,342   348,599
 Short-term debt(2).....        --   3,280,869    21,778,091  19,543,595    22,556,375    14,709
 12 1/2% Senior Notes
  due 2007..............        --         --            --  236,057,341   243,252,431   158,625
 20.32% Senior Discount
  Notes
  due 2008..............        --         --            --          --     24,325,243    15,862
 Other long-term
  debt(3)(4)............        --  14,738,902    31,747,947  11,931,480    47,331,019    30,864
 Minority interest......        --  11,500,522    21,331,086  51,583,712    60,795,955    39,645
 Shareholders' equity...  4,222,321  8,718,139    23,540,880  64,525,398    80,226,541    52,316
U.S. GAAP:
 Cash...................  Ps    --  Ps 876,706 Ps 16,766,588 Ps3,392,881 Ps  3,758,688 $   2,451
 Properties, plant and
  equipment, net........        --  31,725,875    40,146,276 151,326,242   307,050,837   200,227
 Total assets...........        --  39,282,693    76,273,144 388,299,110   488,230,588   318,375
 Short-term debt(2)(4)..        --   3,761,224    22,442,190  20,664,238    24,456,256    15,948
 12 1/2% Senior Notes
  due 2007..............        --         --            --  236,057,341   243,252,431   158,625
 20.32% Senior Discount
  Notes
  due 2008..............                   --            --                 24,325,243    15,862
 Other long-term
  debt(3)(4)(5).........        --  18,313,792    34,404,335  14,803,601    52,986,168    34,552
 Minority interest......        --  10,702,440     8,992,607  39,438,236    46,952,063    30,617
 Shareholders' equity
  (deficit).............        --   2,590,345     1,452,975  34,789,064    42,133,630    27,475

                                              Year Ended December 31,
                          -------------------------------------------------------------------
                            (in thousands of constant Pesos of March 31, 1999 purchasing power and in thousands of
                                    Dollars, except Network and Operating Data)
                              1995           1996           1997           1998        1999
                          -------------  -------------  -------------  ------------- --------
Other Financial Data:
Colombian GAAP:
 Capital
  expenditures(6).......  Ps 19,652,765  Ps 12,821,453  Ps 66,424,683  Ps 92,680,435 $ 60,437
 Depreciation and
  amortization(1).......        391,673      1,561,544      4,753,760     12,590,031    8,210
 Indebtedness(7)........     22,635,280     57,286,870    262,619,477    343,836,220  224,215
 Deficiency of earnings
  to fixed
  charges(8)(9).........        (14,550)      (142,894)    (1,682,955)           N/A      N/A
U.S. GAAP:
 Capital
  expenditures(6).......  Ps 19,657,723  Ps 13,143,090  Ps 67,706,300  Ps 94,375,036 $ 61,542
 Depreciation and
  amortization..........        430,996      1,992,484      6,174,644     17,381,231   11,334
 Deficiency of earnings
  to fixed charges
  (8)(9)................     (4,166,128)    (6,594,904)      (240,473)           N/A      N/A
Network and Operating
 Data (end of period):
 Systems in operation...              1              1              7              8
 Population.............        317,995        317,995      3,058,600      3,058,600
 Subscribers............         22,260         29,528         95,475        235,311
 Penetration(10)........            7.0            9.3           19.2           23.9

--------

(1) For Colombian GAAP purposes, as of January 1, 1996, TelePalmira changed from the straight-line to the reverse sum of the years digits' method of computing depreciation which had the effect of decreasing 1996 depreciation (and increasing 1996 income before income taxes and minority interest) by Ps1,144,589 ($746) and increasing 1996 net income by Ps686,755 ($448). For U.S. GAAP purposes, all periods use the straight-line method.

(2) Short-term debt includes short-term debt, current portion of other long-term debt, current portion of capital lease obligations, current portion of DIAN Financing (U.S. GAAP only) and the current portion of the Transtel-Siemens Purchase Agreement, the TeleGiradot-Siemens Purchase Agreement and an equipment purchase payable to IBM. See Notes 12, 16 and 19 to the Consolidated Annual Financial Statements.

(3) Other long-term debt includes other long-term debt, capital lease obligations, noncurrent portion of DIAN Financing (U.S. GAAP only) and the noncurrent portion of the Transtel-Siemens Purchase Agreement, the TeleGiradot-Siemens Purchase Agreement and an equipment purchase payable to IBM. See Notes 12, 19 and 20 to the Consolidated Annual Financial Statements.

(4) The following table reconciles the U.S. GAAP amounts for short-term debt and other long-term debt at December 31, 1998 to debt presented in "Capitalization" and in the U.S. GAAP balance sheet on page S-6:

         Balance Sheet Caption              Current     Noncurrent     Total
         ---------------------            ------------ ------------ ------------
Short-term debt.........................  Ps14,279,310 Ps       --  Ps14,279,310
Other long-term debt....................     1,539,773    9,268,593   10,808,366
Capital lease obligations...............     5,056,944   32,248,138   37,305,082
DIAN Financing..........................     1,165,129    3,495,386    4,660,515
Transtel-Siemens Purchase Agreement,
 TeleGirardot-Siemens Purchase Agreement
 and IBM equipment purchases (included
 in other current liabilities and other
 noncurrent liabilities--see Notes 16
 and 20 of the Consolidated Annual
 Financial Statements)..................     2,415,100    7,974,051   10,389,151
                                          ------------ ------------ ------------
   Total................................  Ps24,456,256 Ps52,986,168 Ps77,442,424
                                          ============ ============ ============

(5) Under U.S. GAAP, all capital leases are required to be recorded as liabilities as they arise, including the Global Leases and the IBM Arrangement, both of which comprise a portion of the Vendor Financing, and the DIAN Financing. Under Colombian GAAP, the DIAN Financing and certain lease payments are not required to be recorded as liabilities, including some of the leasing arrangements included in the Vendor Financing. See Notes 30 and 31 to the Consolidated Annual Financial Statements and "Capitalization". The principal amounts of Vendor Financing and the DIAN Financing (undiscounted) that will be recorded, as they arise in the future, that are not recorded as liabilities at December 31, 1998 are as follows (in thousands):

Vendor Financing:
 Global Leases........................................... Ps  97,756,662 $63,747
 IBM Arrangement.........................................        710,015     463
 Future Global Leases....................................     18,785,498  12,250
                                                          -------------- -------
   Total.................................................    117,252,175  76,460
DIAN Financing...........................................     20,529,098  13,387
                                                          -------------- -------
                                                          Ps 137,781,273 $89,847
                                                          ============== =======

(6) Capital expenditures consist of purchases of and advances on properties, plant and equipment as reflected in the Company's consolidated statements of cash flows.

(7) Indebtedness is calculated in accordance with the definition of "Indebtedness" under the Indenture (which is based on Colombian GAAP), which includes short-term debt, long-term debt, capital lease obligations and obligations under the Vendor Financing and the DIAN Financing, as they arise.

(8) For purposes of computing the deficiency of earnings to fixed charges, "earnings" consist of income (loss) before income taxes, minority interests and fixed charges, excluding capitalized interest. Fixed charges consist of interest on all indebtedness (whether capitalized or expensed) and that portion of operating lease expenses deemed to be interest expense.

(9) The ratio of earnings to fixed charges is 1.73 for the year ended December 31, 1998 under Colombian GAAP. The ratio of earnings to fixed charges for the year ended December 31, 1998 under U.S. GAAP is 1.44.

(10) Penetration represents the number of installed lines per 100 people. In Cartago, Jamundi, Buga, Yumbo, Cali and Girardot, penetration includes the installed lines of municipal competitors as of December 31, 1998 of approximately 6,000 lines, 4,000 lines, 28,700, lines, 4,700 lines, 445,000 lines and 7,000 lines as per the Company's estimates, respectively.

                               TRANSTEL S.A.

                        CONSOLIDATED BALANCE SHEETS

                             (Under U.S. GAAP)

                                              December 31,
                         ---------------------------------------------------------
                             1996            1997            1998          1998
                         -------------  --------------  --------------  ----------
                           (Thousands of Pesos of March 31, 1999)       (Thousands
                                                                        of Dollars)
         ASSETS
Current
 Cash................... Ps 16,766,588  Ps   3,392,881  Ps   3,758,688   $  2,451
 Short-term and
  temporary
  investments...........     6,427,481     125,849,554      60,399,820     39,387
 Accounts receivable,
  net...................     5,455,524      14,938,389      16,030,082     10,453
 Advances to suppliers
  ......................     1,980,176       3,792,206      11,259,213      7,342
 Inventories............       361,333       1,165,348       2,806,793      1,830
 Prepaid expenses.......       243,934       1,732,552       5,135,123      3,349
                         -------------  --------------  --------------   --------
   Total current
    assets..............    31,235,036     150,870,930      99,389,719     64,812
Noncurrent
 Accounts receivable....     1,908,690       6,030,456      29,215,893     19,052
 Properties, plant and
  equipment, net........    40,146,276     151,326,242     307,050,837    200,227
 Deferred costs.........       890,944      34,876,251      36,342,316     23,699
 Long-term
  investments...........        47,609      36,776,563       3,084,751      2,012
 Other assets...........       143,870       2,629,590       4,147,916      2,705
 Income taxes...........     1,900,719       5,789,078       8,999,156      5,868
                         -------------  --------------  --------------   --------
   Total assets......... Ps 76,273,144  Ps 388,299,110  Ps 488,230,588   $318,375
                         =============  ==============  ==============   ========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
Current liabilities
 Short-term debt........ Ps 13,416,154  Ps     618,069  Ps  14,279,310   $  9,312
 Current portion of
  other long-term
  debt..................     8,282,510      15,923,574       1,539,773      1,004
 Current portion of
  capital lease
  obligations...........       743,526       1,376,941       5,056,944      3,298
 Dian Financing.........                                     1,165,129        760
 Accounts payable.......     4,261,827      19,157,066      31,802,403     20,738
 Tax liabilities........     1,019,846       3,117,086       5,808,597      3,788
 Labor liabilities......       162,719         519,851       1,016,749        663
 Other liabilities......       262,017       6,681,839       2,415,100      1,575
 Accrued pension
  obligations...........                       650,288         566,408        369
 Deferred income........     6,091,413       5,051,656       4,894,497      3,191
                         -------------  --------------  --------------   --------
   Total current
    liabilities.........    34,240,012      53,096,370      68,544,910     44,698
Long-term liabilities
 12 1/2% Senior Notes
  due 2007..............                   236,057,341     243,252,431    158,625
 20.32% Senior Discount
  Notes due 2008........                                    24,325,243     15,862
 Other long-term debt...    30,523,855                       9,268,593      6,044
 Capital lease
  obligations...........     3,880,480       4,244,898      32,248,138     21,029
 Dian Financing.........                                     3,495,386      2,279
 Accrued pension
  obligations...........                     7,237,057       6,815,187      4,444
 Other liabilities......        89,165      13,436,144      11,195,005      7,301
                         -------------  --------------  --------------   --------
   Total liabilities....    68,733,512     314,071,810     399,144,893    260,282
                         -------------  --------------  --------------   --------
Minority interest.......     8,992,607      39,438,236      46,952,063     30,617
                         -------------  --------------  --------------   --------
Commitments
Shareholders' equity:
 Common stock, Ps1 par
  value, 50 billion
  shares authorized;
  34,611,747,976 shares
  issued and
  outstanding
  (5,039,801,222 in
  1997 and
  4,000,000,000 in
  1996).................     7,777,509      46,743,744      46,743,744     30,482
 Accumulated deficit....    (9,230,484)    (11,954,680)     (4,610,112)    (3,006)
                         -------------  --------------  --------------   --------
   Total shareholders'
    equity..............    (1,452,975)     34,789,064      42,133,632     27,476
                         -------------  --------------  --------------   --------
   Total liabilities and
    shareholder's
    equity.............. Ps 76,273,144  Ps 388,299,110  Ps 488,230,588   $318,375
                         =============  ==============  ==============   ========

                               TRANSTEL S.A.

                     CONSOLIDATED STATEMENTS OF INCOME

                             (Under U.S. GAAP)

                                 For the Years Ended December 31,
                          -------------------------------------------------
                              1996          1997          1998       1998
                          ------------  ------------  ------------  -------
                          (Thousands of Pesos of March 31, 1999)      (Thousands
                                                                      of Dollars)
Revenues................  Ps 9,398,576  Ps33,327,389  Ps90,201,480  $58,820
                          ------------  ------------  ------------  -------
Costs and expenses:
  Operating costs.......     3,016,072     9,464,998    19,533,135   12,738
  Administrative
   expenses.............     5,488,268    14,145,408    22,104,821   14,415
  Marketing expenses....     1,113,430     2,447,051     5,896,346    3,845
                          ------------  ------------  ------------  -------
                             9,617,770    26,057,457    47,534,302   30,998
                          ------------  ------------  ------------  -------
  Operating income
   (loss)...............      (219,194)    7,269,932    42,667,178   27,822
                          ------------  ------------  ------------  -------
Nonoperating income
 (expenses)
  Financial income......     1,064,689    10,742,408    55,893,891   36,448
  Financial expenses....   (10,702,304)  (22,537,901)  (97,131,515) (63,339)
  Other.................       118,909    (1,716,229)    1,134,689      740
                          ------------  ------------  ------------  -------
                            (9,518,706)  (13,511,722)  (40,102,935) (26,151)
                          ------------  ------------  ------------  -------
Net monetary inflation
 adjustment income......     3,453,748     7,226,712    16,527,009   10,777
                          ------------  ------------  ------------  -------
  Income (loss) before
   income taxes and
   minority interest....    (6,284,152)      984,922    19,091,252   12,448
Income tax benefit
 (expense)..............       797,711     2,471,840    (2,242,535)  (1,462)
                          ------------  ------------  ------------  -------
  Income (loss) before
   minority interest....    (5,486,441)    3,456,762    16,848,717   10,986
Minority interest.......     1,850,599    (6,180,959)   (9,504,149)  (6,198)
                          ------------  ------------  ------------  -------
    Net income (loss)...  Ps(3,635,842) Ps(2,724,197) Ps 7,344,568  $ 4,788
                          ============  ============  ============  =======  ===
Basic and diluted income
 (loss) per share (in
 single Pesos and single
 Dollars per share......  Ps     (0.11) Ps     (0.08) Ps      0.21  $   --
                          ============  ============  ============  =======

                               TRANSTEL S.A.

                        CONSOLIDATED BALANCE SHEETS

                                (Unaudited)

                                                       March 31,
                                        ----------------------------------------
                                             1998           1999         1999
                                        -------------- -------------- ----------
                                            (Thousand of pesos of     (Thousands
                                               March 31, 1999)        of Dollars)
                ASSETS
 Current
  Cash................................  Ps   2,912,432 Ps  12,310,375  $  8,028
  Short-term and temporary
   investments........................      92,137,942     39,272,225    25,609
  Accounts receivable, net............      22,943,923     48,010,220    31,307
  Inventories.........................       1,198,235      2,427,838     1,583
  Prepaid expenses....................         660,022        573,012       374
                                        -------------- --------------  --------
    Total current assets..............     119,852,554    102,593,670    66,901
 Noncurrent
 Accounts receivable..................      16,524,560     49,582,520    32,333
  Properties, plant and equipment,
   net................................     160,380,923    297,654,649   194,100
  Deferred monetary correction........       3,175,649      3,433,943     2,239
  Deferred costs......................      66,125,523     63,433,515    41,365
  Long-term investments...............      34,245,887      2,933,428     1,913
  Other assets........................       2,496,443      4,665,882     3,043
  Reappraisal of assets...............      26,054,243     34,233,268    22,323
                                        -------------- --------------  --------
    Total assets......................  Ps 428,855,782 Ps 558,530,875  $364,217
                                        ============== ==============  ========
 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
  Short-term debt.....................  Ps     991,723 Ps  24,234,251  $ 15,803
  Current portion of other long-term
   debt...............................                      1,595,212     1,040
  Current portion of capital lease
   obligations........................         407,487      6,150,207     4,011
  Accounts payable....................      29,004,314     38,800,917    25,301
  Tax liabilities.....................       3,656,551     11,316,837     7,380
  Labor liabilities...................         494,671        571,453       373
  Other liabilities...................       4,649,108      3,049,078     1,988
  Accrued pension obligations.........         613,748        625,159       408
                                        -------------- --------------  --------
    Total current liabilities.........      39,817,602     86,343,114    56,304
 Long-term liabilities
  12 1/2% Senior Notes due 2007.......     233,893,507    230,026,296   150,000
  20.32% Senior Discount Notes due
   2008...............................                     24,155,850    15,752
  Other long-term debt................                      7,183,206     4,684
  Capital lease obligations...........       1,276,922     33,265,915    21,693
  Deferred monetary correction........       7,096,046      7,236,084     4,718
  Accrued pension obligations.........       7,265,145      6,393,419     4,169
  Other liabilities...................      14,507,245     12,839,340     8,372
                                        -------------- --------------  --------
    Total liabilities.................     303,856,467    407,443,224   265,692
                                        -------------- --------------  --------
 Minority interest....................      55,959,859     64,954,999    42,357
                                        ============== ==============  ========
 Commitments
 Shareholders' equity:
  Common stock, Ps1 par value, 50
   billion shares authorized;
   34,611,747,976 shares issued and
   outstanding (5,039,801,222 in
   1998)..............................      46,743,744     46,743,744    30,482
  Retained earnings...................       6,493,516     25,553,543    16,664
  Surplus from reappraisal of
   assets.............................      15,802,195     13,835,365     9,022
                                        -------------- --------------  --------
    Total shareholders' equity........      69,039,455     86,132,652    56,168
                                        -------------- --------------  --------
    Total liabilities and
     shareholder's equity.............  Ps 428,855,782 Ps 558,530,875  $364,217
                                        ============== ==============  ========
 Memorandum accounts..................  Ps 196,444,020 Ps 254,437,272  $165,918
                                        ============== ==============  ========

   The accompanying notes are an integral part of the consolidated financial statements.

                               TRANSTEL S.A.

                     CONSOLIDATED STATEMENTS OF INCOME

                                (Unaudited)

                                For the Three Months Ended March 31,
                                ------------------------------------
                                1998                 1999             1999
                         -------------------  -------------------  -----------
                                                                    (Thousands
                         (Thousands of pesos of March 31, 1999)    of Dollars)
Revenues................ Ps       12,552,958  Ps       29,539,000  $    19,262
                         -------------------  -------------------  -----------
Costs and expenses:
  Operating costs.......           3,989,810            5,787,565        3,774
  Administrative
   expenses.............           5,179,993            6,697,565        4,367
  Marketing expenses....             854,428            1,876,143        1,223
                         -------------------  -------------------  -----------
                                  10,024,232           14,361,273        9,364
                         -------------------  -------------------  -----------
  Operating income......           2,528,727           15,177,727        9,898
                         -------------------  -------------------  -----------
Nonoperating income
 (expenses)
  Financial income......           9,677,950           21,094,066       13,755
  Financial expenses....         (14,146,245)         (23,391,969)     (15,254)
  Other.................             513,887               18,070           12
                         -------------------  -------------------  -----------
                                  (3,954,408)          (2,279,833)      (1,487)
                         -------------------  -------------------  -----------
Net monetary inflation
 adjustment income......           4,904,618            6,976,013        4,549
                         -------------------  -------------------  -----------
    Income before income
     taxes and
     minority
     interest...........           3,478,937           19,873,907       12,960
Income tax expense......          (1,578,454)          (6,250,278)      (4,076)
                         -------------------  -------------------  -----------
    Income before
     minority interest..           1,900,483           13,623,629        8,884
Minority interest.......          (1,733,870)          (6,516,511)      (4,249)
                         -------------------  -------------------  -----------
    Net income.......... Ps          166,613  Ps        7,107,118  $     4,635
                         ===================  ===================  ===========
Earnings per share (in
 single Pesos
 and single Dollars per
 share)................. Ps             0.03  Ps             0.21  $       --
                         ===================  ===================  ===========

   The accompanying notes are an integral part of the consolidated financial statements.

                               TRANSTEL S.A.

        CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                (Unaudited)

                Three months Ended March 31, 1998 and 1999

           (Thousands of Pesos of March 31, 1999, except shares)

                         Common Shares Outstanding
                         -------------------------
                                                                 Surplus from       Total
                                                     Retained     Reappraisal   Shareholders'
                           Number       Amount       Earnings      of Assets       Equity
                         ----------- ------------- ------------- -------------  -------------
                         (Thousands)
Balance at December 31,
 1997...................  5,039,801  Ps 46,743,744 Ps  6,326,903 Ps 11,454,751  Ps 64,525,398
Net income..............                                 166,613                      166,613
Movement during the
 period.................                                             4,347,444      4,347,444
                         ----------  ------------- ------------- -------------  -------------
Balance at March 31,
 1998...................  5,039,801     46,743,744     6,493,516    15,802,195     69,039,455
                         ==========  ============= ============= =============  =============
Balance at December 31,
 1998................... 34,611,748  Ps 46,743,744 Ps 18,446,425 Ps 15,036,372  Ps 80,226,541
Net income..............                               7,107,118                    7,107,118
Movement during the
 period.................                                            (1,201,007)    (1,201,007)
                         ----------  ------------- ------------- -------------  -------------
Balance at March 31,
 1999................... 34,611,748  Ps 46,743,744 Ps 25,553,543 Ps 13,835,365  Ps 86,132,652
                         ==========  ============= ============= =============  =============

  Retained earnings balances consist of the following:

                                                             March 31,
                                                     --------------------------
                                                         1998         1999
                                                     ------------ -------------
Legal reserve....................................... Ps   500,312 Ps    632,692
Appropriated for future construction................      846,566       846,566
Appropriated for future acquisitions................    3,656,234     4,847,645
Unappropriated retained earning.....................    1,490,404    19,226,640
                                                     ------------ -------------
                                                     Ps 6,493,516 Ps 25,553,543
                                                     ============ =============

   The accompanying notes are an integral part of the consolidated financial statements.

                               TRANSTEL S.A.

         CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

                                (Unaudited)

                                      For the Three Months Ended March 31,
                                         1998            1999          1999
                                    --------------  --------------   --------
                                       (Thousands of Pesos of       (Thousands
                                           March 31, 1999           of Dollars)
                                    ------------------------------  ----------
Sources of working capital:
 Net income........................    Ps  166,613   Ps  7,107,118   $  4,635
 Items that do not utilize
  (provide) working capital:
   Depreciation....................        448,796       1,028,536        671
   Amortization....................      2,417,219       2,820,202      1,839
   Deferred income taxes...........        343,074       3,158,790      2,060
   Allowance for writedown of
    properties, plant and
    equipment......................        117,155
   Allowance for doubtful
    accounts.......................         89,479         370,000        241
   Accretion of interest on Senior
    Discount Notes.................      1,153,200             752
   Minority interest...............      1,733,870       6,516,511      4,249
   Net inflation adjustment from
    non-current balance sheet
    accounts.......................     (4,386,628)     (6,779,950)    (4,421)
   Deferred monetary correction,
    net............................       (642,853)     (2,943,811)    (1,920)
                                    --------------  --------------   --------
 Working capital provided by
  operations.......................        286,726      12,430,596      8,106
                                    --------------  --------------   --------
 Financial resources generated
  otherwise:
   Accrued pension obligations.....         28,330        (421,768)      (275)
   Increase (decrease) in other
    debt...........................                     (2,085,387)    (1,360)
   Capital lease obligations.......        (95,808)      3,177,540      2,072
   Increase in other liabilities...       (841,826)     (1,836,214)    (1,197)
   Investment by minority
    interest.......................      2,643,993      (2,012,417)    (1,312)
                                    --------------  --------------   --------
                                         1,734,689      (3,178,246)    (2,072)
                                    --------------  --------------   --------
     Total financial resources
      generated....................      2,021,415       9,252,350      6,034
                                    --------------  --------------   --------
 Financial resources utilized:
   Purchases of properties, plant
    and equipment..................    (23,579,234)    (26,170,925)   (17,066)
   Increase in deferred costs......     (9,005,001)     (1,765,653)    (1,151)
   Decrease in long-term
    investments....................      4,019,609         197,617        129
   Decrease in other assets........        321,700       1,636,906      1,067
   Noncurrent accounts receivable..      3,127,955      (5,118,105)    (3,338)
                                    --------------  --------------   --------
                                       (25,114,970)    (31,220,160)   (20,359)
                                    --------------  --------------   --------
 Effect of revaluing to constant
  pesos............................      1,802,710         949,178        619
                                    --------------  --------------   --------
     Increase (decrease) in working
      capital......................  Ps 21,290,845  Ps (21,018,632)  $(13,706)
                                    ==============  ==============   ========
Changes in working capital
 components:
 Cash..............................    Ps (480,337) Ps   8,551,687   $  5,577
 Short-term and temporary
  investments......................    (35,435,147)    (22,611,297)   (14,745)
 Accounts receivable...............      5,858,841      16,786,352     10,946
 Inventories.......................         32,926        (378,955)      (247)
 Prepaid expenses..................         30,769        (257,540)      (168)
 Short-term debt...................     15,549,370      (9,954,941)    (6,492)
 Current portion of other long-
  term debt........................                        (55,439)       (36)
 Current portion of capital lease
  obligations......................       (151,197)     (1,828,015)    (1,192)
 Accounts payable..................     (8,794,839)     (6,998,514)    (4,563)
 Tax liabilities...................       (539,568)     (5,508,240)    (3,592)
 Labor liabilities.................         25,163         445,296        290
 Accrued pension obligations.......         36,519         (58,751)       (38)
 Other liabilities.................      2,576,655         849,725        554
                                    --------------  --------------   --------
 Increase (decrease) in working
  capital.......................... Ps (21,290,845) Ps (21,018,632)  $(13,706)
                                    ==============  ==============   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                               TRANSTEL S.A.

                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                                (Unaudited)

                                   For the Three Months Ended March 31,
                                       1998           1999         1999
                                   -------------  ------------  ----------
                                     (Thousands of Pesos of     (Thousands
                                        March 31, 1999)         of Dollars)
Cash flows from operating
 activities:
 Net income....................... Ps    166,613  Ps 7,107,118   $  4,635
 Adjustments to reconcile net
  income with net cash provided
  by operations:
    Depreciation..................       448,796     1,028,536        671
    Amortization..................     2,417,219     2,820,202      1,839
    Deferred income taxes.........       343,074     3,158,790      2,060
    Allowance for writedown of
     property, plant and
     equipment....................       117,155
    Allowance for doubtful
     accounts.....................        89,479       370,000        241
    Accretion of interest on
     Senior Discount Notes........                   1,153,200        752
    Minority interest.............     1,733,870     6,516,511      4,249
    Net inflation adjustment from
     balance sheet accounts.......    (4,452,209)   (6,779,950)    (4,421)
    Deferred monetary correction,
     net..........................      (642,853)   (2,943,811)    (1,920)
    Changes in operating assets
     and liabilities:
    Accounts receivable...........     3,394,746    (8,308,596)    (5,418)
    Inventories...................        32,655       378,955        247
    Prepaid expenses..............       (30,769)      257,540        168
    Deferred costs................    (9,005,002)   (1,765,653)    (1,151)
    Other assets..................       321,700     1,636,906      1,067
    Accounts payable..............     8,794,839     6,998,514      4,564
    Labor liabilities.............       (25,163)     (445,296)      (290)
    Tax liabilities...............       539,569     5,508,240      3,592
    Accrued pension obligations...        (8,189)     (363,017)      (237)
    Other liabilities.............    (3,418,481)   (2,685,938)    (1,751)
                                   -------------  ------------   --------
      Net cash (used for) provided
       by operating activities....       817,051    13,642,251      8,897
                                   -------------  ------------   --------
Cash flows from investing
 activities:
  Purchases of properties, plant
   and equipment..................   (20,574,246)  (19,376,338)   (12,635)
  Advances on properties, plant
   and equipment..................    (6,125,632)  (13,595,862)    (8,866)
  Purchases of investments........   (23,703,489)   (2,196,831)    (1,433)
  Proceeds from maturity of short-
   term investments...............    63,158,245    25,005,745     16,306
                                   -------------  ------------   --------
      Net cash used by investing
       activities.................    12,754,878   (10,163,286)    (6,628)
                                   -------------  ------------   --------
Cash flows from financing
 activities:
  Issuance of other debt..........       885,244    12,008,370      7,831
  Repayments of other debt........   (16,434,614)   (4,083,377)    (2,663)
  Dividends paid to minority
   interest.......................                  (2,173,851)    (1,418)
  Repayments of capital lease
   obligations....................      (305,606)   (1,443,166)      (941)
                                   -------------  ------------   --------
      Net cash provided by
       financing activities.......   (15,854,976)    4,307,976      2,809
                                   -------------  ------------   --------
Effect of revaluing to constant
 pesos............................     1,802,710       949,178        619
                                   -------------  ------------   --------
  Net (decrease) increase in
   cash...........................      (480,337)    8,736,119      5,697
  Cash at beginning of period.....     3,392,769     3,574,256      2,331
                                   -------------  ------------   --------
  Cash at end of period........... Ps  2,912,432  Ps12,310,375   $  8,028
                                   =============  ============   ========
Supplemental disclosure of cash
 flows information:
  Cash paid during the period for:
  Interest........................ Ps  1,023,182  Ps 1,400,225   $    913
                                   =============  ============   ========
  Income taxes.................... Ps  1,417,715   Ps  562,352   $    367
                                   =============  ============   ========

   The accompanying notes are an integral part of the consolidation financial statements.

                              TRANSTEL S.A.

            NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

   (Thousands of Pesos of March 31, 1999 purchasing power, unless otherwise specified)

                               (Unaudited)

Note 1--Basis of Presentation

  The interim consolidated financial statements as of and for the three months ended March 31, 1998 and 1999 are unaudited and have been prepared in accordance with accounting principles generally accepted in Colombia. In the opinion of management, such interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results for the interim periods. The results of operations for the three months ended March 31, 1999 are not necessarily an indication of the results to be expected for the full year. The financial information has been presented in constant Colombian Pesos of March 31, 1999 purchasing power. U.S. Dollar amounts are translated from Peso amounts at the Representative Market Rate on March 31, 1999, which was 1,533.51 Pesos to one Dollar. No representation is made that the Peso or Dollar amounts could have been or could be converted into Dollars or Pesos, as the case may be, at any particular rate or at all.

  These interim consolidated financial statements should be read in conjunction with the Company's consolidated financial statements as of and for the three years ended December 31, 1998, 1997 and 1996 and the notes thereto. See Note 6 for a description of the significant differences between Colombian and U.S. GAAP.

  In accordance with Colombian GAAP, reappraisals of properties, plant and equipment are required and recorded in offsetting accounts which are shown under the asset caption "Reappraisal of assets" and the shareholders' equity caption "Surplus from reappraisal of assets". Those reappraisals should be calculated based on appraisals made by specialists at least every three years; however, unless otherwise considered inappropriate, the appraisals are updated in the intervening years using specific indices or the official Colombian middle-income consumer price index applied on a one-month's lagging basis. The last date of appraisals by specialists was December 1998.

Note 2--Operating Subsidiaries

  As of March 31, 1999, Transtel has formed nine operating subsidiaries as shown in the following chart:

                                                               Date
                                                   Date     commercial Percent
                                     Primary   Incorporated operations Owned by
           Subsidiary              Area served by Transtel    began    Transtel
---------------------------------  ----------- ------------ ---------- --------
Empresa de Telefonos de Jamundi
 S.A.,E.S.P. ("TeleJamundi").....  Jamundi       9/29/93     6/1/97      70%
Unitel S.A. E.S.P. ("Unitel")....  Yumbo         3/11/94     6/1/97      95
Empresa de Telefonos de Palmira    Palmira and
 S.A., E.S.P. ("TelePalmira")....  Candelaria    5/31/95     9/1/95      60
Telefonos de Cartago S.A., E.S.P.
 ("TeleCartago").................  Cartago       1/3/97      4/1/97      65
Caucatel S.A., E.S.P.
 ("Caucatel")....................  Popayan       4/30/97     5/1/97      51
Bugatel S.A., E.S.P.
 ("Bugatel").....................  Buga          6/16/97     7/1/97      60
Empresa de Telecomunicaciones de
 Girardot S.A., E.S.P.
 ("TeleGirardot")................  Girardot      12/31/97    1/1/98      60
Suscripciones Audiovisuales
 S.A.............................  Cali                      1/31/98     100
Cablevision S.A..................  Cali                      1/31/98     100

                                 TRANSTEL S.A.

  In addition to the above subsidiaries, Transtel formed TeleCauca S.A. E.S.P. as a 98% owned subsidiary on December 27, 1996, Invercable S.A. as a 100% owned subsidiary on July 27, 1998 and Unicable S.A. as a 100% owned subsidiary on July 27, 1998; however, they have had no operations to date.

  In July and September, 1998 the Company acquired 97% of Suscripciones Audiovisuales S.A. and Cablevision S.A. (together "Cablevision") for Ps14,161,366 and Ps6,470,843 in cash, respectively. The Company acquired the remaining 3% of both companies on December 15, 1998 for Ps763,376 in cash. Cablevision owns and operates the only license for the operation of pay television services in the city of Cali and its surrounding area. Transtel used a portion of the proceeds from the Senior Notes to finance this purchase.

Note 3--Earnings Per Share

  Earnings per share are computed dividing net income applicable to common shares by the weighted average number of subscribed and paid shares outstanding for the three months ended March 31, 1998 and 1999, respectively. Transtel's weighted average number of shares used in the computation of earnings per share was 5,039,801,222 in 1998 and 34,611,747,976 in 1999.

Note 4--Debts

  On October 28, 1997, the Company received the net proceeds from the sale of $150 million (Ps230.0 billion) of 12 1/2% Senior Notes due 2007. These Senior Notes were sold to a pass through trust which issued certificates ("Certificates") representing pro rata interests in the Senior Notes to qualified institutional buyers in the United States of America or non-U.S. persons outside the United States. Interest payments on the Senior Notes are due on May 1 and November 1, commencing May 1, 1998. A portion of the net proceeds of the 12% Senior Notes due 2007 was used to pay all existing short and long-term debt existing at October 28, 1997, costs of issuance, a Central Bank fee and the Escrow Account.

  On December 31, 1998, the Company sold $15.0 million (Ps24.2 billion) of its 20.32% Senior Discount Notes due 2008 in a private placement. The net proceeds of approximately $14.3 million (Ps21.9 billion) were to pay for capital expenditures, to provide working capital and/or to fund future acquisitions. Interest at 0.10% will be payable in cash each year through August 13, 2008. Interest at 20.22% will accrue over the term of the Senior Discount Notes, and the accrued interest of $86.9 million (Ps133.3 billion) and principal of $15.0 million (Ps23 billion) will be due on August 13, 2008. The Senior Discount Notes are unsecured senior obligations of the Company and will be fully and unconditionally guaranteed on a senior, unsecured basis by each subsidiary of the Company in which the Company acquires 100% of the minority interest or provides indebtedness with the proceeds of the Senior Discount Notes. If such a guarantee is issued by a subsidiary, it must also be issued to the holders of the Senior Notes and Certificates. As of June 14, 1999 the Company has not acquired any minority interests or provided indebtedness to any subsidiary.

  The indentures of the 12 1/2% Senior Notes due 2007 and Senior Discount Notes due 2008 impose certain limitations on the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, issue preferred stock, merge or consolidate with any other person or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of the assets of the Company and its subsidiaries. Under the most restrictive of these covenants, the Company may pay dividends of no more than Ps6,306,492 as of March 31, 1999.

                              TRANSTEL S.A.

  Transtel S.A. is dependent upon transfer of funds from its subsidiaries to make the required interest and principal payments on the Senior Notes and the Certificates and the Senior Discount Notes. The subsidiaries have not guaranteed the payment of the Senior Notes and have no obligations to remit dividends on other distributions to Transtel S.A. for payment on the Senior Notes and the Certificates and the Senior Discount Notes.

Note 5--Other Noncurrent Liabilities

  Other noncurrent liabilities as of March 31, 1998 and 1999 consisted of the following:

                                                      1998         1999
                                                  ------------ ------------
Payable to Siemens AG for Transtel Siemens
 Purchase Agreement.............................. Ps 4,144,458 Ps 3,267,599(1)
Payable to Siemens AG for TeleGirardot Siemens
 Purchase Agreement..............................    4,456,224    3,230,802(2)
Payable to IBM...................................    1,091,516    1,084,378(3)
Unearned interest income.........................    1,914,703        8,164
Cable television fees paid advances..............                   615,232
Accrued litigation loss..........................    2,526,040    2,200,000
Negative goodwill................................                   290,672
Other............................................      374,304    2,142,493
                                                  ------------ ------------
                                                  Ps14,507,245 Ps12,839,340
                                                  ============ ============

--------

(1) Excludes Ps 424,365 which is included in other current liabilities.

(2) Excludes Ps 1,607,461 which is included in other current liabilities.

(3) Excludes Ps 35,130 which is included in other current liabilities.

  Girardot Telephone was sued by TeleTequendama E.S.P., a local telephone operator competitor, for Ps2,200,000 (nominal Pesos) on June 4, 1997 for unfair competition in TeleTequendama's zone of operations. Although the resolution and trial of this lawsuit will not occur during 1999, the Company and Girardot Telephone agreed that Girardot Telephone would record, concurrently with the acquisition of Girardot Telephone by the Company on December 31, 1997, Ps2,200,000 (nominal Pesos) as an estimate of the liability that is probable as a result of the litigation.

Note 6--Differences Between Colombian GAAP and U.S. GAAP

  The Company's financial statements are prepared in accordance with Colombian GAAP. Because these principles differ in certain significant respects from U.S. GAAP, this note presents a reconciliation to U.S. GAAP of net income and shareholders' equity as of and for the three month periods ended March 31, 1998 and 1999. A Registration Statement on Form F-4 was filed with the Securities and Exchange Commission and was declared effective on May 17, 1999 by the Commission.

                              TRANSTEL S.A.

(a) Reconciliation of net income:

  The following summarizes the principal differences between accounting practices under Colombian and U.S. GAAP and their effects on net income for the three month periods ended March 31, 1998 and 1999:

                                                       1998           1999
                                                  --------------  -------------
Consolidated net income under Colombian GAAP....  Ps     166,613  Ps  7,107,118
  (i) Deferred income taxes.....................       2,377,359      1,343,629
  (ii) Surplus from reappraisal of assets.......             --             --
  (iii) Depreciation............................        (770,366)    (2,583,783)
  (iv) Capitalized interest.....................         693,558        126,082
  (v) Deferred costs............................      (7,440,588)    (1,585,889)
  (vi) Capital leases...........................         (43,685)        29,665
  (vii) Revenue recognition.....................      (1,300,689)    (7,709,279)
  (viii) Reversal of deferred monetary
   correction...................................       1,343,909      2,924,983
  (ix) Effect of the above differences on
   minority interest............................          (3,953)     2,694,863
  (x) Distribution to shareholder...............             --             --
  (xi) Depreciation of Cablevision assets.......                       (155,420)
  (xii) Inflation adjustment on inventories.....                        137,724
                                                  --------------  -------------
Consolidated net income (loss) under U.S. GAAP..  Ps  (4,977,842) Ps  2,329,693
                                                  ==============  =============

(b) Reconciliation of shareholders' equity:

  The following summarizes the principal differences between accounting practices under Colombian GAAP and U.S. GAAP and their effects on shareholders' equity at March 31, 1998 and 1999:

                                                     1998            1999
                                                --------------  --------------
Consolidated shareholders' equity under
 Colombian GAAP................................ Ps  69,039,455  Ps  86,132,652
  (i) Deferred income taxes....................      8,166,438      10,342,786
  (ii) Surplus from reappraisal of assets......    (15,802,195)    (13,835,365)
  (iii) Depreciation...........................     (5,250,922)    (12,081,415)
  (iv) Capitalized interest....................      2,234,665       3,218,059
  (v) Deferred costs...........................    (31,914,131)    (29,827,678)
  (vi) Capital leases..........................      1,662,963       1,680,479
  (vii) Revenue recognition....................     (6,099,142)    (12,364,634)
  (viii) Reversal of deferred monetary
   correction..................................      3,920,397       3,802,141
  (ix) Effect of the above differences on
   minority interest...........................      4,261,173       7,976,437
  (x) Distribution to shareholder..............       (407,479)       (407,479)
  (xi) Depreciation of Cablevision assets......            --         (310,384)
  (xii) Inflation adjustment on inventories....                        137,724
                                                --------------  --------------
Consolidated shareholders' equity under U.S.
 GAAP.......................................... Ps  29,811,222  Ps  44,463,323
                                                ==============  ==============

(c) Analysis of changes in shareholders' equity:

  The following summarizes the changes in shareholders' equity under U.S. GAAP for the three month periods ended March 31, 1998 and 1999:

                                                       1998           1999
                                                   -------------  -------------
   Balance at beginning of period................. Ps 34,789,064  Ps 42,133,630
   Net (loss) income..............................    (4,977,842)     2,329,693
                                                   -------------  -------------
   Balance at end of period....................... Ps 29,811,222  Ps 44,463,323
                                                   =============  =============

  The Company has no items of other comprehensive income.

                              TRANSTEL S.A.

(d) Summary of significant differences between Colombian and U.S. GAAP disclosures

 (i) Deferred Income taxes

  Under Colombian GAAP, income taxes for interim financial statements are calculated as if those financial statements were annual financial statements. Under Colombian GAAP, deferred income taxes are generally recognized for timing differences in a manner similar to Accounting Principles Board Opinion No. 11.

  Under U.S. GAAP, income taxes for interim financial statements are calculated using the estimated effective tax rate for the year. Under U.S. GAAP Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" requires that deferred tax assets or liabilities be recorded for the tax effects of temporary differences between the financial and tax bases for assets and liabilities. A valuation allowance is provided for deferred tax assets when it is considered more likely than not that they will not be realized.

 (ii) Surplus from reappraisal of assets

  In accordance with Colombian GAAP, reappraisals of properties, plant and equipment and long-term investments are made periodically and recorded in offsetting accounts which are shown under the asset caption "Reappraisal of assets" and the shareholders' equity caption "Surplus from reappraisals of assets." Under U.S. GAAP, reappraisals of assets are not permitted.

 (iii) Depreciation

  The Company uses the reverse sum of the year's method of depreciation for Colombian GAAP purposes. The straight-line method is used for U.S. GAAP.

 (iv) Capitalized interest

  Under Colombian GAAP, the Company does not capitalize certain interest costs on projects during construction which is required under U.S. GAAP. Under U.S. GAAP, adjustments to expenses are required for interest capitalized net of additional depreciation on interest amounts capitalized.

 (v) Deferred costs

  Subsidiaries of the Company have deferred certain expenses which are expensed as incurred under U.S. GAAP. Under U.S. GAAP, an adjustment is required for the expensing of amounts net of any amortization taken.

  Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities", which is effective for fiscal years beginning after December 15, 1998, required the Company to change its accounting under U.S. GAAP for organization costs. In 1999, all organization costs are expensed as incurred for U.S. GAAP and the balance of organization costs of Ps882,841 at December 31, 1998 was expensed as a change in accounting. For U.S. GAAP, the cumulative effect of this change of Ps 882,841 is not presented as a separate cumulative effect of an accounting change in the U.S. GAAP income statement for the three months ended March 31, 1999 as the change is expected to be immaterial to the results of operations for the full year 1999.

                              TRANSTEL S.A.

 (vi) Capital leases

  Certain of the Company's operating leases for Colombian GAAP purposes qualify as capital leases under U.S. GAAP. In addition to the amounts shown as capital leases in the balance sheet, the following assets and liabilities are recorded under U.S. GAAP:

                                                       1998           1999
                                                   -------------  -------------
   External telephony networks.................... Ps  4,426,761  Ps  4,388,003
   Computer equipment.............................       489,890        356,692
   Transport fleet and equipment..................     2,099,471      2,235,740
   Generator......................................       200,124         88,863
                                                   -------------  -------------
     Total........................................     7,216,246      7,069,298
   Less--Accumulated depreciation.................    (1,535,577)    (2,497,320)
                                                   -------------  -------------
                                                   Ps  5,680,669  Ps  4,571,978
                                                   =============  =============

  The above amounts include cumulative net inflation adjustments of Ps
1,545,901 and Ps1,950,142 at March 31, 1998 and 1999, respectively.

   Total minimum lease payments................... Ps  6,614,670  Ps  4,742,813
   Less-Imputed interest..........................    (2,846,753)    (2,086,939)
                                                   -------------  -------------
   Present value of minimum lease payments........     3,767,917      2,655,874
   Less--Current portion..........................      (967,757)      (622,648)
                                                   -------------  -------------
   Long-term portion..............................     2,800,160      2,033,226
                                                   =============  =============
   Deferred income from sale lease back........... Ps    249,789  Ps    235,625
                                                   =============  =============

  The additional total minimum lease payments as follows under U.S. GAAP:

      Payable in twelve months ended March 31,
      ----------------------------------------
        2000...................................................... Ps   969,915
        2001......................................................    1,137,301
        2002......................................................    2,635,597
                                                                   ------------
      Total minimum lease payments................................ Ps 4,742,813
                                                                   ============

  The following income statement effects are recorded under U.S. GAAP for the above capital leases:

                                                           1998        1999
                                                        ----------  -----------
   Increase in interest expense.......................  Ps 169,486  Ps  159,699
   Increase in depreciation expense...................     305,575      385,445
   Amortization of gain from sale of Properties, plant
    and equipment on leaseback........................      (3,516)      (3,516)
   Increase in inflation adjustment income on capital
    lease obligations.................................    (122,312)    (283,772)
                                                        ----------  -----------
       Total..........................................     349,233      257,856
                                                        ----------  -----------
   Rent expense
     Decrease in rent expense recorded under Colombian
      GAAP............................................    (281,447)    (287,521)
     Decrease in rent recorded as deferred costs under
      Colombian GAAP and reversed for U.S. GAAP
      Purposes........................................     (24,101)
                                                        ----------  -----------
   Net decrease in expenses...........................  Ps  43,685  Ps  (29,665)
                                                        ==========  ===========

                              TRANSTEL S.A.

  Under U.S. GAAP, there are no operating lease commitments at March 31, 1999.

  If the equipment under Global Leases, the IBM Arrangement and the related DIAN Financing of the value-added tax and duty had been installed and accepted (and thus the lease terms commenced) at March 31, 1999, the following additional lease and tax obligations on a pro forma U.S. GAAP basis would have been outstanding:

                                              IBM          DIAN
                          Global Leases   Arrangement    Financing        Total
                          --------------  -----------  -------------  --------------
Total minimum lease or
 tax and duty payments..  Ps 124,963,773  Ps 745,516   Ps 18,966,452  Ps 144,675,741
Less--Imputed interest..     (34,651,399)    (35,700)            --      (34,687,099)
                          --------------  ----------   -------------  --------------
Present value of minimum
 lease Payments.........      90,312,374     709,816      18,966,642     109,988,642
Less--Current portion...     (15,224,865)   (107,100)     (3,793,290)    (19,125,255)
                          --------------  ----------   -------------  --------------
Long--term portion......   Ps 75,087,509  Ps 602,716   Ps 15,173,162   Ps 90,863,387
                          ==============  ==========   =============  ==============

  The additional total minimum lease or tax and duty payments would have been as follows under U.S. GAAP:

      Payable in twelve months ending March 31,
      -----------------------------------------
        2000.....................................................  Ps 19,125,255
        2001.....................................................     18,414,595
        2002.....................................................     17,596,835
        2003.....................................................     16,886,175
        Thereafter...............................................     72,652,881
                                                                  --------------
                                                                  Ps 144,675,741
                                                                  ==============

 (vii) Revenue recognition

  Under Colombian GAAP, revenues for connection fees for telephone lines are recognized upon payment in cash or the execution of a promissory note (with a 10% down payment) by the customer and the Company's assignment of a telephone number which is transferable to others by the customer.

  Under U.S. GAAP the Company changed prospectively as of January 1, 1999 its method of accounting for connection fee income from an "installation date basis", which historically has been consistent with industry practice, to a "deferred basis". Under the former policy, connection fees were recognized as income at the date of installation with a dial tone. Under the new policy, connection fee income less direct installation costs and direct selling costs is deferred and amortized into income over five years using the straight-line method. This change was made to reflect income in excess of direct costs over an estimated service period. This change does not have a cumulative effect. The effect of this accounting policy change decreased U.S. GAAP net income by Ps1,361,127 or Ps0.04 per share in the three months ended March 31, 1999.

 (viii) Deferred monetary correction

  The deferred monetary correction asset and liability are reversed for U.S. GAAP purposes.

 (ix) Minority interest

  The minority interests' share of the differences between Colombian GAAP and U.S. GAAP are presented separately.

                              TRANSTEL S.A.

 (x) Distribution to shareholder

  Transtel purchased land and building from a major shareholder at appraised value in August 1996. For U.S. GAAP, the difference between the amount paid and the shareholder's historical basis is treated as a distribution to the shareholder.

 (xi) Depreciation of Cablevision Assets

  Under Colombian GAAP, goodwill or negative goodwill in an acquisition accounted for as a purchase is determined as the purchase price paid in excess of the acquiree's net worth, including reappraisal of assets. The assets of the acquiree are recorded at book value adjusted for inflation and the amount of asset reappraisals is shown as a separate caption in the balance sheet and not depreciated. Such goodwill or negative goodwill is amortized over five years.

  Under U.S. GAAP, goodwill is the excess of the purchase price paid over the fair value of the assets and liabilities acquired. The assets and liabilities are recorded at fair value and assets are depreciated over their useful lives. The Company amortizes goodwill over five years for U.S. GAAP.

 (xii) Inflation adjustment on inventories

  Under Colombian GAAP, effective January 1, 1999 a decree issued by the Colombian Congress eliminated the inflation adjustment relating to inventories. Under U.S. GAAP, an adjustment is required for the inflation effects on inventories so that a comprehensive basis of accounting for inflation is maintained.

 (xiii) Fiduciary Guarantee Trust and other reclassifications

  Under Colombian GAAP, fiduciary guarantee trusts are formed to secure debts by transferring the title of fixed assets to the trust. The net book value of the trust is recorded as other assets and is amortized in the same way in which the related fixed assets would be depreciated. Under U.S. GAAP, the fixed assets used to form the fiduciary guarantee trust remain in natural fixed assets classifications and are depreciated.

  The amounts reclassified as fixed assets for U.S. GAAP purposes from the fiduciary guarantee trust are as follows at March 31, 1999 (none at March 31, 1998):

      Land.......................................................  Ps   222,389
      Building...................................................       889,557
                                                                   ------------
                                                                      1,111,946
      Accumulated depreciation...................................       (71,116)
                                                                   ------------
      Net........................................................  Ps 1,040,830
                                                                   ============

  Certain other reclassifications have been made to the Colombian GAAP balance sheet to conform to the U.S. GAAP presentation, primarily the reclassification of certain receivables to advances to suppliers, prepaid expenses and noncurrent other assets.

  In addition, because of the decree issued by the Colombian Congress effective January 1, 1999 inflation adjustments are no longer applied to the various revenue and expense accounts. While this change has no effect on net income for Colombian or U.S. GAAP, for U.S. GAAP each item of revenue and expense for the three months ended March 31, 1999 should be multiplied by the average inflation factor of 1.0258 and "Net monetary inflation adjustment" income decreased by the net effect.

                              TRANSTEL S.A.

 (xiiii) Earnings per share

  Under Colombian GAAP, earnings per share are computed by dividing net income
(loss) applicable to common shares by the weighted average number of common shares outstanding for each period presented.

  Under U.S. GAAP, earnings per share are calculated on the basis of the weighted average number of common shares outstanding, adjusted for stock dividends issued by the Company which are considered outstanding since the beginning of the earliest period presented. For U.S. GAAP, the weighted average number of shares was 34,611,747,976 during the three month periods ended March 31, 1998 and 1999. These shares are different than Colombian GAAP since the capitalization in December 1998 of premium on shares issued in July 1997 is treated as a stock issued under U.S. GAAP as of January 1, 1998.

  Basic and diluted income (loss) per share under U.S. GAAP are the same and were (0.14) single Pesos and 0.07 single Pesos for the three months ended March 31, 1998 and 1999, respectively.

                              TRANSTEL S.A.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

                        AND RESULTS OF OPERATIONS

 (Pesos of March 31, 1999 purchasing power and U.S. Dollars, unless otherwise specified)

General

  Transtel S.A. ("Transtel" or the "Company") is the largest private telephone company in Colombia, providing telephone service to both business and residential subscribers. The Company currently owns and operates telephone systems serving ten cities, with an aggregate population of 3.1 million people, located in the southwestern region of Colombia. As of March 31, 1999, such systems provided service to an aggregate of approximately 251,150 subscribers and had an average penetration of 24.4 lines per 100 people.

  Throughout the first quarter of 1999 the Company has been adding subscribers in each of its markets surpassing the original target of its expansion plan. Management has substantially increased the number of lines installed from 56,800 at the date of acquisition of each of the systems to more than the 222,200 lines projected by the completion of the Expansion Plan, which excludes activities of TeleGirardot, which was formed on December 31, 1997, following the implementation of the Expansion Plan. As of March 31, 1999, the Company, in conjunction with Siemens, had completed the installation of approximately 170,850 new lines, or approximately 103% of the new lines to be installed pursuant to the Expansion Plan, and had upgraded all of the existing 56,800 lines.

  On May 26, 1999, by Resolution No. 155, La Comision de Regulacion de Telecomunicaciones (the Telecommunications Regulatory Commission or "CRT") fixed the tariffs structure and other standards for the wireless rural telephone services. Resolution No. 155 established the possibility of providing mobile services in the rural areas by the operators of the fixed wireless telephone services and defined such service as "mobile rural telephone" without any additional cost for the use of the electromagnetic spectrum. The impact of this new resolution will be very beneficial to the Transtel's business plan since the Company already has a vast infrastructure, which was previously installed in its original rural expansion program. This places the Company as the sole provider of rural mobile services in the Valle del Cauca, Cundinamarca and Tolima regions which are three of the most wealthy rural areas of the country. In March 1999, the Company obtained the approval from CRT to increase its wireline tariffs by 30% in most of the cities served with the exception of Palmira and Girardot where the increase reached 14%. The new tariffs were effective in April 1999.

  The Company generates revenues by providing telephone services to its commercial and residential subscribers. The Company's sources of revenue consist of: (i) basic fixed charges based either on the predecessor telephone operator or the existing competitive tariff structure, (ii) local usage charges based on the number of minutes used per month; (iii) access charges for national and international long distance tariffs collected for providing such services to and from the Company's networks generated from incoming and outgoing calls; (iv) the sale of equipment to subscribers; (v) value-added services such as video conference calling and voice mail; and (vi) connection fees from each new subscriber connected to the Company's network. In addition, the Company expects to generate additional revenues from its subscribers' growing use of the Internet. The Company's subscribers, who elect Internet service, will pay a monthly service fee and related usage charges. All of the Operating Companies were able to provide Internet access as of June 1, 1998.

  The Company expects that connection fees will continue to comprise a significant portion of the Company's near-term revenues as a result of the expected growth in the Company's subscriber base. Various local institutions are available to finance subscribers' connection fees. Typically, Transtel installs a line thereby generating a connection fee receivable, which it may subsequently sell to local financial institutions on a non-discounted basis. The Company believes that as subscribers are added to the network and existing demand is satisfied, the composition of revenues will shift towards usage derived revenue, including local, national and long distance usage charges. In addition, the Company expects that value-added services will also comprise a more significant portion of future revenues driven by Internet access and other telephone services such as videoconference calling, voice mail and call waiting.

Three months ended March 31, 1998 and 1999

  The following is a discussion of the consolidated financial condition as of March 31, 1998 and 1999 and the results of operations of the Company for the quarters ended March 31, 1998 and 1999. The discussion should be read in conjunction with the unaudited Consolidated Interim Financial Statements of the Company as of and for the three months ended March 31, 1998 and 1999, and the notes thereto included elsewhere herein. The unaudited Consolidated Interim Financial Statements have been prepared in accordance with Colombian GAAP, which differs in certain significant respects from U.S. GAAP. Note 6 to the Company's unaudited Consolidated Interim Financial Statements provides a reconciliation to U.S. GAAP of the Company's net income (loss) and shareholders' equity as of and for the quarters ended March 31, 1998 and 1999. Unless otherwise indicated, the financial information has been presented in constant Pesos as of March 31, 1999. Dollar amounts are translated from Pesos amounts at the Representative Market Rate on March 31, 1999, which was 1,533.51 Pesos to one Dollar. No representation is made that the Peso or Dollar amounts shown herein could have been or could be converted into Dollars or Pesos, as the case may be, at any particular rate or at all.

Expansion Plan

  The following table provides information regarding the Operating Companies:

                                                                          Unitel                          Unitel
                            TelePalmira TeleCartago Caucatel TeleJamundi Wireline Bugatel TeleGirard ot  Wireless    Total
                            ----------- ----------- -------- ----------- -------- ------- -------------  --------- ---------
Municipality served...        Palmira     Cartago   Popayan    Jamundi     Yumbo     Buga   Girardot          Cali       N/A
Population............        318,000     125,900    76,600     59,100    72,000  337,400    161,000(1)  1,908,600 3,058,600
Commencement date of
 Company's operation..         Sep-95      Apr-97    May-97     Jun-97    Jun-97   Jul-97     Dec-97        Jan-98       N/A
Number of subscribers
 at commencement                                                   New       New                               New
 date.................         15,600      13,800    10,800     System    System   10,700     23,500        System    74,400
Number of subscribers
 as of December 31, 1998..     63,352      27,430    22,113     10,390     7,457   20,304     49,270        34,995   235,311
Total subscribers
 added for the three
 months ended
 March 31, 1999.......          1,835       1,693       865        955     1,200    1,663        384         7,239    15,834
Total subscribers as
 of March 31, 1999....         65,187      29,123    22,978     11,345     8,657   21,967     49,654        42,234   251,145(2)
Penetration(3)........           20.5        27.9      30.0       26.0      18.6     15.0       35.2          25.5      24.4

--------

(1) Includes the neighboring cities of Flandes and Ricaurte.

(2) In addition to the subscribers with installed lines at March 31, 1999, the Company has 17,231 additional customers, which have signed promissory notes for new lines to be installed after March 31, 1999.

(3) Penetration represents the number of installed lines per 100 people. In Cartago, Jamundi, Buga, Yumbo, Cali and Girardot, penetration includes the installed lines of municipal competitors of approximately 6,000 lines, 4,000 lines, 28,700 lines, 4,700 lines, 445,000 lines and 7,000 lines as per the Company's estimates, respectively.

Results of Operations

  The composition of the Company's revenues for each of the quarters discussed herein is as follows:

                                                  Three months ended
                                        ---------------------------------------
                                            1998        %        1999       %
                                        ------------- -----  ------------- ----
                                          (in thousands of constant Pesos of
                                           March 31, 1999 purchasing power,
                                                except percents data)
Connection fees........................  Ps 5,209,627  41.5% Ps 10,197,094 35.9%
Local usage charges....................     1,889,925  15.1      5,789,901 20.4
Basic charges..........................     1,398,206  11.1      4,252,181 15.0
Long distance charges..................     3,332,127  26.5      6,111,126 21.5
Other income...........................       723,073   5.8      2,075,605  7.2
                                        ------------- -----  ------------- ----
  Total telephone...................... Ps 12,552,958 100.0     28,425,907 96.2
Pay television services................                          1,113,093  3.8
                                        ------------- -----  ------------- ----
  Total revenues ...................... Ps 12,552,958 100.0% Ps 29,539,000  100%
                                        ============= =====  ============= ====

  The following table expresses certain financial data from the Company's statement of income as a percentage of total revenues:

                                                          Three months ended
                                                          --------------------
                                                            1998       1999
                                                          ---------  ---------
      Revenues...........................................     100.0%     100.0%
                                                          ---------  ---------
      Costs and expenses:
        Operating costs..................................      31.8       19.6
        Administrative expenses..........................      41.3       22.7
        Marketing expenses...............................       6.8        6.4
                                                          ---------  ---------
          Total..........................................      79.9       48.7
                                                          ---------  ---------
      Operating income...................................      20.1       51.3
      Nonoperating expenses..............................     (31.5)      (7.7)
      Net monetary inflation adjustment income...........      39.0       23.6
                                                          ---------  ---------
      Income before income taxes and minority interest...      27.6       67.2
      Income tax expense.................................     (12.6)     (21.2)
                                                          ---------  ---------
      Income before minority interest....................      15.0       46.0
      Minority interest..................................     (13.8)     (22.1)
                                                          ---------  ---------
      Net income.........................................       1.2%      23.9%
                                                          =========  =========

  Revenues. The total revenues for the three months ended March 31, 1999 ("Interim 1999") increased by Ps16.986 billion, or 135%, to Ps29.539 billion from Ps12.553 billion in the three months ended March 31, 1998 ("Interim 1998"). The increase in revenues for the first quarter 1999 was mainly attributable to the increase in connection fee revenue associated with the Company's continued growth of its subscriber base. The number of subscribers increased from 140,310 at March 31, 1998 to 251,145 at March 31, 1999, or 79%
excluding Cablevision. The number of new subscribers increased primarily as a result of (i) organic growth at the Operating Companies and (ii) the acquisition of TeleGirardot which was consummated on December 31, 1997.

  Connection fee revenue in Interim 1999 increased by Ps4.987 billion from Ps5.210 billion in Interim 1998 to Ps10.197 billion as a result of 32,121 lines sold during Interim 1999 compared to 12,579 new lines sold in Interim 1998. Pay television services were Ps1.113 billion in Interim 1999 compared to nil in Interim 1998 because of the acquisition of Cablevision during 1998. Other operating revenues, including basic monthly charges, local usage charges, long distance charges and other fees for Interim 1999 increased by Ps10.885 billion from Ps7.343 billion in Interim 1998 to Ps18.228 billion in Interim 1999. The increase in other operating revenues for Interim 1999 is attributed to the increase in the number of subscribers and also in the higher usage associated with that increase.

  Costs and Expenses. Costs and expenses for Interim 1999 increased by Ps4.337 billion, or 43%, to Ps14.361 billion from Ps10.024 billion in Interim 1998. The increase is primarily attributable to the increase in the operating costs and the administrative and marketing expenses due to the increase in the number of subscribers and the maintenance and expansion of the telephony infrastructure in the cities of Palmira, Cartago, Yumbo, Jamundi, Buga, Popayan and Girardot. The total operating costs and expenses related to the pay television services of Cablevision were Ps1.876 billion in Interim 1999.

  Operating costs for Interim 1999 increased by Ps1.798 billion from Ps3.990 billion in Interim 1998 to Ps5.788 billion mainly as a result of increases in amortization of Ps0.595 billion, rentals of Ps0.388 billion, depreciation of Ps0.495 billion, and services, maintenance and repairs of Ps0.187 billion due to the increased number of municipalities served and the acquisition of Cablevision during 1998. Other operating costs increased by Ps0.133 billion in Interim 1999 compared to Interim 1998 mainly because of various others costs due to the continuing expansion and growth of the Company. The acquisition of Cablevision accounted for Ps1.283 billion of the total increase in operating costs.

  Administrative expenses for Interim 1999 increased by Ps1.518 billion to Ps6.698 billion from Ps5.180 billion in Interim 1998. The increase was mainly attributable to the increases in salaries, benefits and other labor payments of Ps0.792 billion; amortization of Ps0.489 billion; and provision for doubtful accounts of Ps0.370 billion due to the increased number of municipalities and subscribers served and the acquisition of Cablevision during 1998. The acquisition of Cablevision accounted for Ps0.408 billion of the total increase in administrative expenses.

  Marketing expenses for Interim 1999 increased by Ps1.022 billion to Ps1.876 billion from Ps0.854 billion in Interim 1998. The increase in marketing expenses was primarily attributable to the higher commissions and benefits paid to the sales agents of Ps0.845 billion due to the increase in the lines sold and the acquisition of Cablevision during 1998. Additionally, publicity increased by Ps0.081 billion because market research and publicity costs of the new companies, which were recorded as deferred costs in prior years, are now being amortized. The acquisition of Cablevision accounted for Ps0.185 billion of the total increase in marketing expenses.

  Operating Income. Operating income for Interim 1999 increased by Ps12.649 billion from Ps2.529 billion in Interim 1998 to Ps15.178 billion. The increase was mainly attributable to the increase in revenues as a result of the larger number of subscribers and increased usage, net of the increase in costs and expenses described above. The acquisition of Cablevision contributing an operating loss of Ps0.763 billion for Interim 1999.

  Nonoperating Income (Expenses). Nonoperating income (expenses), net for Interim 1998 and Interim 1999 consisted of the following:

                                                    Three months ended March
                                                               31,
                                                   ----------------------------
                                                       1998           1999
                                                   -------------  -------------
                                                    (in thousands of constant
                                                            Pesos of
                                                    March 31, 1999 purchasing
                                                             power)
      Financial Income:
        Interest income..........................  Ps  2,696,550  Ps  4,980,677
        Exchange gains...........................      6,802,853     15,752,651
        Other financial income...................        178,547        360,738
                                                   -------------  -------------
                                                       9,677,950     21,094,066
                                                   -------------  -------------
      Financial Expenses:
        Interest expense.........................     (3,304,288)   (10,501,088)
        Bank commissions.........................       (949,548)       (24,005)
        Exchange losses..........................     (9,508,605)   (12,741,475)
        Bank expenses............................       (151,438)       (69,020)
        Other financial expenses.................       (232,367)       (56,381)
                                                   -------------  -------------
                                                     (14,146,245)   (23,391,969)
                                                   -------------  -------------
      Other:
        Donations................................       (114,580)
        Sales of scrap and extra parts...........         25,600
        Other, net...............................        602,867         18,070
                                                   -------------  -------------
                                                         513,887         18,070
                                                   -------------  -------------
                                                   Ps (3,954,408) Ps (2,279,833)
                                                   =============  =============

  Net nonoperating expenses decreased from Ps3.954 billion for Interim 1998 to Ps2.280 billion in Interim 1999. The decrease was mainly due to the net exchange gains occurred during Interim 1999 associated with the Senior Notes, the Discount Notes and other liabilities denominated in Dollars due to the revaluation of the Colombian peso with respect to the Dollar. Interest expense increased from Ps3.304 billion in Interim 1998 to Ps10.501 billion in Interim 1999 due to the higher indebtedness levels.

  Net Monetary Inflation Adjustment Income. Net monetary inflation adjustment income in Interim 1999 increased by Ps2.071 billion to Ps6.976 billion from Ps4.905 billion in Interim 1998 as a result of the impact of inflationary adjustments on the higher balance of nonmonetary assets as compared to shareholders' equity accounts.

  Income Tax Expense. Income tax expense for Interim 1999 increased by Ps4.672 billion to Ps6.250 billion from Ps1.578 billion in Interim 1998 primarily because of the substantial increase in taxable income in Interim 1999 compared to Interim 1998, coupled with the exemption decrease from 80% in 1998 to 70% in 1999.

  Minority Interest. Minority interest for Interim 1999 increased by Ps4.783 billion to Ps6.517 billion from Ps1.734 billion for Interim 1998 because of the increased net income of the operating subsidiaries.

  Net Income. Total income increased by Ps6.940 billion from Ps0.167 billion for Interim 1998 to Ps7.107 billion for Interim 1999 as a result of the factors discussed above. The net loss for Cablevision for Interim 1999 was Ps0.926 billion.

Liquidity and Capital Resources

  The fixed landline telephone business is a capital intensive business which requires substantial investment to acquire and upgrade the telephone networks in each of the Company's markets. From inception through

December 31, 1997, the Company expended an aggregate of approximately Ps48.1 billion to acquire various interests in each of its existing telephone systems. During the year ended December 31, 1998, the Company spent Ps 20.383 billion to acquire Cablevision. In addition, the Company has required significant capital for personnel hiring and training, systems infrastructure development, sales and marketing programs and the initial build-out under the Expansion Plan. To date, the primary sources of capital have consisted of equity contributions by the Company's shareholders, debt financing from Colombian banks and local branches of other international financial institutions, cash flow generated by the operating systems, certain Vendor Financing in the form of capitalized leases, the Senior Notes and the Discount Notes.

  Net cash provided by operating activities during Interim 1999 was Ps13.642 billion as compared to Ps0.817 billion for Interim 1998. The increase in cash provided by operations for Interim 1999 was primarily caused by an increase in net income, accounts payable and the tax liabilities, partially offset by an increase in accounts receivable . Net cash used in investing activities during Interim 1999 was Ps10.163 billion as compared to Ps12.755 billion provided in Interim 1998. Cash used in investing activities in Interim 1999 continues to relate to the construction of new network systems and the upgrade of existing network systems. In addition, cash used in investing activities in Interim 1999 includes the net maturity of short-term and long-term investments of Ps25.006 billion. Net cash provided by financing activities during Interim 1999 was Ps4.308 billion as compared to Ps15.855 billion used in Interim 1998. Cash provided by financing activities during Interim 1999 primarily represents net borrowing of Ps7.925 billion, consisting principally of short term debt with financial entities. As of March 31, 1999, the Company's borrowings were Ps287.195 billion, consisting primarily of the Senior Notes of Ps230.026 billion and the Discount Notes of Ps24.156 billion. Substantially all of the borrowings at March 31, 1999 are denominated in Dollars. The Company also has obligations under leases, some of which are not capitalized in accordance with Colombian GAAP, but are required to be capitalized under U.S. GAAP. See Notes 19, 30 and 31 to the Consolidated Annual Financial Statements and Notes 4 and 6 to the unaudited Consolidated Interim Financial Statements.

  The Company's principal liquidity requirements will be for the Expansion Plan, debt service (primarily on the Senior Notes), working capital and general corporate purposes, including future acquisitions. The Expansion Plan was projected to require aggregate capital expenditures of approximately $178.2 million, of which approximately $7.7 million had been financed with local bank borrowings, all of which have been repaid with proceeds of the Senior Notes Offering, and $1.5 million of cash flow from operations. The Company completed the build-out of the Expansion Plan on December 31, 1998 and financed the remainder of the Expansion Plan with (i) approximately $38.3 million of the proceeds of the Senior Notes Offering; (ii) approximately $102.1 million of Vendor Financing; (iii) the sale of investments of $8.5 million; and (iv) approximately $20.2 million of DIAN Financing. As of March 31, 1999, the Company had incurred approximately $163.3 million of capital expenditures relating to the Expansion Plan.

  As a result of the Senior Notes Offering, the Discount Notes, the Vendor Financing, the DIAN Financing and the incurrence of certain other indebtedness, the Company will be required to satisfy certain debt service requirements. Following the disbursements in May and November 1998 and 1999 of all the proceeds in the Escrow Account, a substantial portion of the Company's cash flow will be utilized to service the Senior Notes, the Vendor Financing and the DIAN Financing. The Senior Notes will require semi-annual interest payments of approximately $9.4 million and the Vendor Financing will require semi-annual interest and principal payments of approximately $7.2 million. In addition, the DIAN Financing will require semi-annual principal payments of approximately $2.0 million. The cash interest due on the Discount Notes will not exceed $44,000 in any year through 2008; however, the principal of $15.0 million plus accrued interest of $86.9 million will be due on August 13, 2008. The Company is required to meet various financial covenants under the Indenture. As of March 31, 1999 and June 14, 1999, the Company is in compliance with all such financial covenants.

  The Senior Notes are the exclusive obligation of the Company, which is a holding company with no business operations of its own. The operations of the Company are conducted through the Operating Companies, which are separate and distinct legal entities. Other than the obligation to repay the Intercompany Notes to the Company, the Operating Companies have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Senior Notes or the Certificates, to make any funds available to the Company to enable it to make payments on the Senior Notes and consequently, to make the funds available to the Trust to make payments on the Certificates, to make funds available in order to make investments in the Operating Companies, to meet working capital needs or other liabilities of the Company or for any other reason. In addition, the Operating Companies are currently not wholly-owned subsidiaries of the Company but instead are owned jointly by the Company and local municipalities. Any dividends issued by the Operating Companies must be distributed pro rata to all of their shareholders. As a result, the Company cannot be assured that it will be able to generate significant cash through dividends or other distributions from the Operating Companies in the foreseeable future and there can be no assurance that the Company will be able to generate any significant cash flow from the Operating Companies at any time in the future. Since the Company's assets consist primarily of its ownership interests in the Operating Companies, the Senior Notes (and therefore the Certificates) will be effectively subordinated (other than as to claims that the Company can make under the Intercompany Notes) to all existing and future debt and other liabilities (including trade payables) of the Operating Companies, and the Company's right to receive the assets of the Operating Companies upon their liquidation or reorganization will be subject to the claims of such Operating Companies' creditors (including trade creditors).

  Annual interest payments on the Senior Notes by the Company will be approximately $18.8 million, plus any additional interest as required, through November 1, 2007. The principal amount of the Senior Notes is due on November 1, 2007. As of March 31, 1999, the Company has lent $95.5 million (Ps146.388 billion) of the proceeds from the Senior Notes to six of its Operating Companies as evidenced by Intercompany Notes which were executed as of December 31, 1998. Balances loaned to each subsidiary as of March 31, 1999 are as follows:

                                                         As of March 31, 1999
                                                       -------------------------
                                                       (in thousands of constant
                                                        Pesos of March 31, 1999
                                                        purchasing power and in
                                                               Dollars)
      Unitel                                           Ps 45,990,515 $29,990,359
      TeleJamundi.....................................    33,363,770  21,756,474
      TelePalmira.....................................    34,948,474  22,789,857
      TeleCartago.....................................    15,082,431   9,835,235
      Caucatel........................................    11,323,507   7,384,045
      Bugatel.........................................     5,679,363   3,703,506
                                                       ------------- -----------
                                                       Ps146,388,060 $95,459,476
                                                       ============= ===========

The Intercompany Notes bear interest at 12%, are payable in U.S. dollars, and are also due on November 1, 2007. The Intercompany Notes become due and payable upon the acceleration of the Senior Notes issued by Transtel S.A. under the Indenture.

  Summarized financial information on a Colombian GAAP basis of each of the Operating Companies that has issued an Intercompany Note to Transtel S.A. as of and for the quarter ended March 31, 1999 are presented below. Other than TelePalmira, which began its commercial operations in 1995, the other Operating Companies listed below did not commence commercial operations until generally mid-1997.

   INCOME STATEMENT INFORMATION OF SUBSIDIARIES WITH INTERCOMPANY NOTES

                   For the Quarter Ended March 31, 1999

  (Amounts in thousands of constant Pesos of March 31, 1999 purchasing power)

                         TelePalmira     Unitel    TeleJamundi  TeleCartago    Bugatel      Caucatel
                         ------------ ------------ -----------  ------------ ------------ ------------
Total revenues--
 subscribers............ Ps 8,912,446 Ps 4,862,713 Ps 692,713   Ps 3,212,019 Ps 4,212,433 Ps 1,776,550
Operating income
 (loss).................    6,582,614    1,922,967       (973)     2,361,298    3,383,151    1,118,172
Net income..............    6,120,415    2,185,663    746,230      2,900,508    2,995,298    1,314,275

      CASH FLOW INFORMATION OF SUBSIDIARIES WITH INTERCOMPANY NOTES

                   For The Quarter Ended March 31, 1999

  (Amounts in thousands of constant Pesos of March 31, 1999 purchasing power)

                         TelePalmira      Unitel       TeleJamundi    TeleCartago     Bugatel       Caucatel
                         ------------  -------------  -------------  -------------  ------------  -------------
Cash flow (used)
 provided by operating
 activities............. Ps  (706,667) Ps (6,342,644) Ps(16,133,606) Ps 12,390,679  Ps 2,355,400  Ps  3,931,887
Cash flow used by
 investing activities...   (6,527,353)   (10,199,082)    (7,003,172)   (12,069,563)   (7,603,027)   (6,2 77,845)
Cash flow provided
 (used) by financing
 activities.............   10,104,346     15,376,833     21,946,926       (713,470)    5,627,677      2,418,231

 BALANCE SHEETS OF SUBSIDIARIES WITH INTERCOMPANY NOTES AT MARCH 31, 1999

  (Amounts in thousands of constant Pesos of March 31, 1999 purchasing power)

                           TelePalmira       Unitel      TeleJamundi   TeleCartago     Bugatel      Caucatel
                          -------------- -------------- ------------- ------------- ------------- -------------
Current assets..........  Ps  25,170,326 Ps  14,433,461 Ps  2,912,033 Ps  2,925,383 Ps  4,442,978 Ps  3,002,304
Receivable from Transtel
 for share of Escrow
 Account................       6,359,040      9,530,831     8,633,979     2,606,098     1,835,754     2,094,607
Properties, plant and
 equipment..............      67,778,901     64,043,788    30,630,428    40,224,922    17,175,268    30,831,641
Other noncurrent
 assets.................      30,205,439     23,061,068    10,847,778     8,015,392     9,980,573     4,268,843
                          -------------- -------------- ------------- ------------- ------------- -------------
 Total assets...........  Ps 129,513,706 Ps 111,069,148 Ps 53,024,218 Ps 53,771,795 Ps 33,434,573 Ps 40,197,395
                          ============== ============== ============= ============= ============= =============
Current liabilities.....  Ps  13,272,498 Ps  10,789,770 Ps  4,396,258 Ps  4,600,144 Ps  4,888,046 Ps  2,375,298
Capital lease
 obligations............      14,361,169      9,133,326     7,722,737     7,527,935       182,419       104,761
Intercompany Note to
 Transtel...............      34,948,474     45,990,515    33,363,770    15,082,431     5,679,363    11,323,507
Interest accrued on
 Intercompany Notes.....         730,888      1,662,183       598,593       209,575       170,168       402,568
Other intercompany
 payables...............       3,123,640     13,928,081     2,610,016     5,357,286        15,600       316,323
Other noncurrent
 liabilities............       2,388,747      1,886,978     1,191,012     1,669,450       334,199       778,046
                          -------------- -------------- ------------- ------------- ------------- -------------
 Total liabilities......      68,825,416     83,390,853    49,882,386    34,446,821    11,269,795    15,300,503
Total shareholders'
 equity.................      60,688,290     27,678,295     3,141,832    19,324,974    22,164,778    24,896,892
                          -------------- -------------- ------------- ------------- ------------- -------------
 Total liabilities and
  shareholders' equity..  Ps 129,513,706 Ps 111,069,148 Ps 53,024,218 Ps 53,771,795 Ps 33,434,573 Ps 40,197,395
                          ============== ============== ============= ============= ============= =============

  Other than TelePalmira, the Operating Companies are in an early stage of development at March 31, 1999 and connection fee revenues comprise a substantial portion of each subsidiaries' total revenues. Connection fees for the quarter ended March 31, 1999 were Ps2.173 billion, Ps1.608 billion, Ps0.290 billion, Ps 0.961 billion, Ps2.556 billion and Ps0.209 billion at TelePalmira, Unitel, TeleJamundi, TeleCartago, Bugatel and Caucatel, respectively.

  In addition to the Intercompany Notes, these six Operating Companies have capital lease obligations and short-term bank borrowings totaling Ps6.030 billion and Ps13.704 billion, respectively, included in current liabilities at March 31, 1999. As indicated in the above summarized balance sheet information, these six Operating Companies have total long-term capital lease obligations of Ps39.030 billion at March 31, 1999. As the subsidiaries install and accept the remaining Global Leases, the IBM Arrangement and the related DIAN Financing, additional financial obligations totaling Ps 109.989 billion will be incurred.

  The Escrow Account is recorded as an asset by Transtel S.A. and is pledged to partially secure the Senior Notes. Each of the six Operating Companies that have issued Intercompany Notes has an intercompany receivable from Transtel S.A. for that subsidiary's allocated portion of the Escrow Account since the Escrow Account will be used to pay the first four interest payments (through November 1, 1999). As Transtel makes interest payments from the Escrow Account, the accrued interest due to Transtel S.A. under the Intercompany Notes will be offset against these intercompany receivables.

  Although the interest payments on the Senior Notes for the first four payments (through November 1, 1999) will be paid from the Escrow Account, which was funded with a portion of the proceeds of the Senior Notes, the ability of the Company to make payments of interest after November 1, 1999 and of the $150.0 million principal balance due on November 1, 2007 will be largely dependent upon the future performance of the Operating Companies and their ability to pay the interest and principal due under the Intercompany Notes. Many factors, some of which will be beyond the Company's and the Operating Companies' control (such as prevailing economic conditions), may affect their performance. There can be no assurance that the Operating Companies will be able to generate sufficient cash flow to cover required interest and principal payments when due on the Intercompany Notes or that the Company will be able to generate sufficient cash flow for it to be able to make its principal and interest payments in the future. Although no cash was required for interest payments to Transtel S.A. by the six Operating Companies from October 28, 1997 (closing date of the Senior Notes) through March 31, 1999 because of the Escrow Account, these six Operating Companies have not yet been able to generate sufficient cash flow from operations through March 31, 1999 to make such interest payments had they been due in cash. If the Company is unable to make principal and interest payments in the future, it may, depending upon the circumstances which then exist, seek additional equity or debt financing, attempt to refinance its indebtedness or sell all or part of its business or assets to raise funds to repay its indebtedness.

  On December 31, 1998, the Company sold $15.0 million (Ps23.003 billion) of its 20.32% Senior Discount Notes due 2008 in a private placement. Interest at 0.10% will be payable in cash each year through August 13, 2008. Interest at 20.22% per annum will accrue over the term of the notes, and the total accrued interest of $86.9 million (Ps133.262 billion) and principal of $15.0 million (Ps23.003 billion) will be due on August 13, 2008. The balance of the discount notes, including interest accreted but unpaid, is $15.8 million (Ps 24.156 billion) at March 31, 1999. The Discount Notes are unsecured senior obligations of the Company and will be fully and unconditionally guaranteed on a senior, unsecured basis by each Operating Company in which the Company acquires 100% of the minority interest or provides indebtedness with the proceeds of the Discount Notes. No guarantees have been required of nor has any indebtedness been provided to any Operating Company as of June 14, 1999.

  The Company expects to consider additional acquisitions that fit its strategic plans. Although the Company has had discussions concerning such potential acquisitions, to date, no agreements have been reached with regard to any particular transaction. Any such acquisitions that the Company might consider are likely to require additional equity and/or debt financing, which the Company will seek to obtain as necessary. Management believes that, based on its current operations and anticipated growth resulting from the Expansion Plan, cash flow from the Expansion Plan Financing, cash flow from operations and other sources of funds, including local borrowings, it will have adequate funds to complete the Expansion Plan and to meet its future cash requirements.

Accounting for Inflation

  As a Colombian company, the Company maintains its financial records in Pesos. Colombian GAAP requires that the financial statements of Colombian companies be adjusted to account for inflation. The inflation rate for the quarter ended March 31, 1999 was 5.16%. Financial statements are adjusted for the effects of inflation on the basis of changes in the Colombian MCPI. Commencing January 1, 1999, this index is applied on a one-month lagging basis to nonmonetary assets (except inventory) and liabilities and shareholders' equity accounts. Monetary balances are not adjusted because they reflect the purchasing power of the currency on the date of the balance sheet. Foreign currency balances are not adjusted because they are translated into Pesos at the exchange rate in effect on the same date. The resulting net gain or loss from exposure to inflation is reflected as "Net monetary inflation adjustment income (loss)" in the income statement for each period in question. On December 24,1998, the Colombian Congress decreed a National Fiscal Change to apply after January 1, 1999. This regulation eliminated inflation adjustments relating to inventories and revenues and expenses.

Income Tax Matters

  Consolidated income tax returns are not permitted in Colombia. The effective statutory income tax rate for the Company was 35% for 1996, 1997 and 1998 and for the three months ended March 31, 1999. Under Colombian law, Transtel S.A. must pay a minimum tax which is presumed to be not less than the greater of 5% of shareholders' equity for tax purposes at the end of the immediately preceding year or 1.5% of gross assets for tax purposes at the end of the immediate preceding year. Adjustments to income to account for inflation are taken into account for income tax purposes; however, operating companies such as Transtel's subsidiaries are not subject to such a minimum income tax.

  In accordance with Law 142 of 1994 and Law 223 of 1995, entities which render basic residential telephony services and which are mixed capital companies (i.e., companies with both public and private capital, such as the Company's subsidiaries) are partially exempt from the payment of income taxes for a term of seven years from 1996 with respect to profits which are retained for upgrade, expansion or replacement of telephone systems. These companies are exempt from taxes on 100% of income related to basic telephony services for 1996; thereafter the exemption reduces by 10 percentage points each taxable year through 2000 and then reduces by 20 percentage points in 2001 and 2002. After 2002, there is no exemption.

  In July 1997, Law 383 of 1997 established that dividends declared from companies similar to Transtel's subsidiaries and paid to government entities are not taxable. As there is not a similar exclusion for private investors such as Transtel S.A., the Company expects that future dividends paid to Transtel S.A. by the Operating Companies will be taxable.

Reconciliation to U.S. GAAP

  The unaudited Consolidated Interim Financial Statements are prepared in accordance with Colombian GAAP, which differ from U.S. GAAP in certain significant respects. A comparison of the Company's net income (loss) and shareholders' equity at and for the quarter ended March 31, 1998 and 1999, under Colombian GAAP and after reflecting the material adjustments which arise when U.S. GAAP is applied instead of Colombian GAAP, is shown below:

                                                    Three months ended,
                                            ------------------------------------
                                                  1998               1999
                                            -----------------  -----------------
                                            (in thousands of constant Pesos of
                                             March 31, 1999 purchasing power)
      Net Income (Loss)
        Colombian GAAP..................... Ps        166,613  Ps      7,107,118
        U.S. GAAP..........................        (4,977,842)         2,329,693
      Shareholders' Equity
        Colombian GAAP.....................        69,039,455         86,132,652
        U.S. GAAP..........................        29,811,222         44,463,323

  As more fully described and quantified in Note 6 to the unaudited Consolidated Interim Financial Statements, the major differences between Colombian GAAP and U.S. GAAP in each period relate to: income taxes, revaluation of assets, depreciation expense, capitalized interest, deferred charges, capital leases, revenue recognition, reversal of monetary correction and purchase of properties from a shareholder.

  Effective with the first quarter of fiscal 1999, the Company changed prospectively its method of accounting for connection fee income for U.S. GAAP purposes from an "installation date basis", which historically has been consistent with industry practice, to a "deferred basis". Under the new policy, connection fee income less direct installation costs and direct selling costs is deferred and amortized into income over five years using the straight-line method. This change was made to reflect income in excess of direct costs over an estimated service period. The effect of this accounting policy change decreased U.S. GAAP net income by Ps 1,361,127 for the three months ended March 31, 1999.

  Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities", which is effective for fiscal years beginning after December 15, 1998, required the Company to change its accounting under U.S. GAAP for organization costs. In 1999, all organization costs are expensed as incurred for U.S. GAAP and the balance of organization costs of Ps882,841 at December 31, 1998 was expensed as a change in accounting during the three months ended March 31, 1994. For U.S. GAAP, the cumulative effect of this change of Ps 882,841 is not presented as a separate cumulative effect of an accounting change in the U.S. GAAP income statement for the three months ended March 31, 1999 as the change is expected to be immaterial to the results of operation for the full year 1999.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 No person has been authorized to give any information or to make any repre-sentations in connection with this exchange offer other than those contained in this Prospectus, and, if given or made, such other information and repre-sentations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, un-der any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information con-tained herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it re-lates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

                                ---------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Enforceability of Civil Liabilities.......................................    4
Available Information.....................................................    4
Forward-Looking Statements................................................    5
Market and Population Data................................................    5
Exchange Rates............................................................    5
Prospectus Summary........................................................    7
Risk Factors..............................................................   19
Deficiency of Earnings to Fixed Charges...................................   31
Use of Proceeds...........................................................   32
Capitalization............................................................   34
The Exchange Offer........................................................   38
Transtel Pass Through Trust--Selected Financial Data and Management's Dis-
 cussion and Analysis.....................................................   45
Transtel S.A.--Selected Financial and Other Data..........................   46
Transtel S.A.--Management's Discussion and Analysis of Financial Condition
 and Results of Operations................................................   50
Business..................................................................   68
Description of Existing Indebtedness......................................   92
Industry Overview; Legal and Regulatory Environment.......................   97
Management................................................................   99
Principal Shareholders....................................................  101
Certain Related Party Transactions........................................  101
Description of the Certificates...........................................  103
Description of the Guarantees.............................................  108
Description of the Senior Notes...........................................  110
Taxation..................................................................  139
Certain ERISA Considerations..............................................  142
Foreign Investment and Exchange Controls in Colombia......................  143
Plan of Distribution......................................................  144
Enforcement of Foreign Judgments in Colombia..............................  145
Book-Entry; Delivery and Form.............................................  146
Legal Matters.............................................................  148
Experts...................................................................  148
Glossary of Certain Telecommunications Terms..............................  149
Annex A--Republic of Colombia.............................................  152
Index to Financial Statements.............................................  F-1
Transtel S.A.--Unaudited Consolidated Interim Financial Statements and Ac-
 companying Management's Discussion and Analysis of Financial Condition
 and Results of Operations................................................  S-1

  Until September , 1999 all dealers effecting transactions in the registered securities, whether or not participating in this distribution may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       Offer to Exchange All Outstanding
               12 1/2% Pass Through Trust Certificates due 2007,
                                      for
                  12 1/2% Pass Through Exchange Certificates
                                   due 2007,
     in each case representing interests in 12 1/2% Senior Notes due 2007 issued by

                                 Transtel S.A.

                                ---------------

                                  PROSPECTUS

                                ---------------

                              June 15, 1999



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

  Under both United States and Colombian law, the Company can indemnify its directors and officers and purchase director and officer insurance. However the Company's articles of incorporation and bylaws currently do not provide for indemnification of any directors or officers, and the Company presently does not have director and officer insurance.

Item 21. Exhibits and Financial Statement Schedules.

  (a) Exhibits

     Exhibit No.                     Description of Exhibit
     -----------                     ----------------------
         3.1     Transtel S.A.'s estatutos sociales, currently in effect.*
         4.1     Indenture, dated as of October 28, 1997, between the Company and HSBC Bank USA (formerly known as Marine Midland Bank), as
                 Indenture Trustee, as amended by First Amendment and Waiver to
                 Indenture, dated as of July 13, 1998.*
         4.2     Form of Exchange Certificates.*
         4.3     Pledge Agreement relating to Intercompany Notes pledged to
                 Noteholders by the Company.*
         4.4     Trust Agreement of Transtel Pass Through Trust dated as of
                 October 20, 1997, by and between Transtel, as depositor, and
                 Wilmington Trust Company.*
         4.5     Amended and Restated Pass Through Trust Agreement, dated as of
                 October 28, 1997, among the Company, as Depositor, Wilmington
                 Trust Company, as Pass Through Trustee, and HSBC Bank USA
                 (formerly known as Marine Midland Bank), as Registrar and
                 Paying Agent, as amended by First Amendment to Amended and
                 Restated Pass Through Trust Agreement, dated November 24,
                 1998.*
         4.6     Escrow and Disbursement Agreement, dated as of October 28,
                 1997, among the Company, HSBC Bank USA (formerly known as
                 Marine Midland Bank), as Escrow Agent and HSBC Bank USA
                 (formerly known as Marine Midland Bank), as Indenture Trustee under the Indenture, as amended by First Amendment and Waiver to Escrow and Disbursement Agreement, dated as of July 13,
                 1998.*
         4.7     Form of Exchange Certificate Guarantee, by the Company in
                 favor of HSBC Bank USA (formerly known as Marine Midland Bank)
                 and the Exchange Certificateholders.*
         5.1     Opinion of Dewey Ballantine LLP to Transtel S.A. as to
                 legality of the Exchange Certificate Guarantee.*
         5.2     Opinion of Arrieta Mantilla & Asociados, Abogados as to
                 legality of the Senior Notes and the Exchange Certificate
                 Guarantee.*
         5.3     Opinion of Richards, Layton & Finger as to legality of the
                 Exchange Certificates.
         8.1     Opinion of Dewey Ballantine LLP regarding United States tax matters.*
         8.2     Opinion of Lewin & Wills regarding Colombian tax matters.*
        10.1     Public Deed of Incorporation of TeleGirardot and Adoption of
                 Bylaws.*
        10.2     Registration Rights Agreement, dated as of October 28, 1997, among the Company, Transtel Pass Through Trust, as the Issuer
                 and BT Alex. Brown Incorporated, as Initial Purchaser.*
        10.3     Global Telecommunications Operations, Inc. (Contract Number
                 1--1996) dated as of May 2, 1996 between Global
                 Telecommunications Operations Inc. and Siemens
                 Aktiengesellschaft ("Global I Purchase Agreement").*
        10.4     Modification No. 1 to the Purchase and Sale Contract made by and between Global Telecommunications Operations, Inc. and
                 Siemens Aktiengesellschaft dated as of July 28, 1997
                 ("Amendment to Global I Purchase Agreement").*

     Exhibit No.                     Description of Exhibit
     -----------                     ----------------------
     10.5        International Leasing Contract between Global
                 Telecommunications Operations, Inc. and Palmira Telephone
                 Company S.A. Public Services Corporation - TelePalmira S.A.
                 E.S.P. dated as of August 1, 1996 ("Global - TelePalmina I
                 Lease").*
     10.6        Supplementary International Leasing Contract Undersigned in
                 the 1st of August, 1998 between Global Communications
                 Operations, Inc. and TelePalmira S.A. E.S.P. ("Amendment to
                 Global--TelePalmina I Lease").*
     10.7        International Leasing Contract between Global
                 Telecommunications Operations, Inc. and Jamundi Telephone
                 Company S.A. Public Services Corporation - TeleJamundi S.A.
                 E.S.P. dated as of August 1, 1996 ("Global - TeleJamundi I
                 Lease).*
     10.8        Supplementary International Leasing Contract Undersigned on
                 the 1st of August, 1996 between Global Communications
                 Operations, Inc. and TeleJamundi S.A. E.S.P. (""Amendment to
                 Global TeleJamundi I Lease'').*
     10.9        International Leasing Contract between Global
                 Telecommunications Operations Inc. and Yumbo Telephone Company
                 S.A. Public Services Corporation - TeleYumbo S.A. E.S.P. dated as of August 1, 1996 ("Global--Unitel I Lease").*
     10.10       Supplement to the International Leasing Contract by and
                 between Global Telecommunications Operations Inc. and Unitel
                 S.A. E.S.P. former TeleYumbo S.A. E.S.P. dated as of April 19,
                 1998 ("Amendment to Global--Unitel I Lease").*
     10.11       Global Telecommunications Operations, Inc. (Contract Number
                 2--1997) between Global Telecommunications Operations, Inc.
                 and Siemens Aktiengesellschaft dated as of May 30, 1997
                 ("Global II Purchase Agreement").*
     10.12       Modification No. 1 to the Purchase and Sale Contract made by and between Global Telecommunications Operations, Inc. and
                 Siemens Aktiengesellschaft dated as of July 28, 1997
                 ("Amendment to Global II Purchase Agreement").*
     10.13       Modification No. 2-A to the Purchase and Sale Contract made by and between Global Telecommunications Operations, Inc. and
                 Siemens Aktiengesellschaft dated as of October 29, 1997
                 ("Amendment to Global II Purchase Agreement").*
     10.14       Modification No. 2-B to the Purchase and Sale Contract made by and between Global Telecommunications Operations, Inc. and
                 Siemens Aktiengesellschaft dated as of April 1, 1998
                 ("Amendment to Global II Purchase Agreement").*
     10.15       International Leasing Contract made by and between Global
                 Telecommunications Operations, Inc. and Sociedad Bugatel S.A.
                 E.S.P. dated as of July 28, 1997 ("Global-Bugatel II Lease").*
     10.16       International Leasing Contract between Global
                 Telecommunications Operations Inc. and Unitel Corporation S.A.
                 E.S.P. dated as of July 28, 1997 ("Global-Unitel II Lease").*
     10.17       International Leasing Contract made by and between Global
                 Telecommunications Operations Inc. and Sociedad Telefonos de
                 Cartago S.A. E.S.P. dated as of July 28, 1997 ("Global-
                 TeleCartago II Lease").*
     10.18       Global Telecommunications Operations, Inc. (Contract No. 3-
                 1998) between Global Telecommunications Operations, Inc. and
                 Siemens Aktiengesellschaft dated as of June 1, 1998 ("Global
                 III Purchase Agreement").*
     10.19       Global Telecommunications Operations, Inc. (Contract No. 4-
                 1998) between Global Telecommunications Operations, Inc. and
                 Siemens Aktiengesellschaft dated as of June 11, 1998 ("Global
                 IV Purchase Agreement").*

     Exhibit No.                     Description of Exhibit
     -----------                     ----------------------
     10.20       Special Administrative Unit National Tax and Customs Direction
                 Local Tax Administration of Cali dated as of September 18,
                 1997 (Resolution No. 0001) ("DIAN Financing").*
     10.21       D.I.A.N. National Tax and Customs Direction Local Customs
                 Administration of Cali dated as of October 3, 1997 ("DIAN
                 Financing").*
     10.22       Special Administrative Unit National Tax and Customs Direction
                 Southwestern Tax and Customs Administration dated as of
                 November 20, 1997 ("DIAN Financing").*
     10.23       Special Administrative Unit National Tax and Customs Direction
                 Local Tax Administration of Cali dated as of August 30, 1996
                 (Resolution No. 0007) ("DIAN Financing").*
     10.24       Special Administrative Unit National Tax and Customs Direction
                 Local Tax Administration of Cali dated as of August 30, 1996
                 (Resolution No. 0008) ("DIAN Financing").*
     10.25       Special Administrative Unit National Tax and Customs Direction
                 Local Tax Administration of Cali dated as of August 30, 1996
                 (Resolution No. 0009) ("DIAN Financing").*
     10.26       Special Administrative Unit National Tax and Customs Direction
                 Southwestern Tax and Customs Administration dated as of
                 October 23, 1997 (Resolution No. 000005) ("DIAN Financing").*
     10.27       Supplement for Payment in Installments Orders as Per on Shore
                 Operation between Transtel S.A. and IBM de Colombia, S.A.
                 dated as of October 31, 1997 ("IBM Agreement").*
     10.28       International Leasing Agreement between Global
                 Telecommunications Operations Inc. and the Empresa de
                 Telefonos de Palmira S.A. dated September 1, 1998 ("Global-
                 TelePalmira III Lease").*
     10.29       International Leasing Agreement between Global
                 Telecommunications Operations Inc. and Unitel S.A. E.S.P.
                 dated September 1, 1998 ("Global-Unitel III Lease").*
     10.30       Intentionally omitted.
     10.31       International Leasing Agreement between Global
                 Telecommunication Operations Inc. and the Empresa de Telefonos
                 de Palmira S.A. dated September 1, 1998 ("Global-TelePalmira
                 IV Lease").*
     10.32       International Leasing Agreement between Global
                 Telecommunications Operations Inc. and Bugatel S.A. E.S.P.
                 dated September 1, 1998 ("Global-Bugatel IV Lease").*
     10.33       International Leasing Agreement between Global
                 Telecommunications Operations Inc. and Empresa de
                 Telecommunicaciones de Girardot S.A. E.S.P. dated September 1,
                 1998 ("Global-TeleGirardot IV Lease").*
     10.34       International Leasing Agreement between Global
                 Telecommunications Operations Inc. and Empresa de Telefonos de
                 Cartago S.A. E.S.P. dated September 1, 1998 ("Global-
                 TeleCartago IV Lease").*
     10.35       Amended and Restated Charter/Bylaws of Suscripciones
                 Audiovisuales S.A. dated February 19, 1998.
     10.36       Charter/Bylaws of Cablevision S.A. dated January 23, 1998, as amended on February 4, 1998.
     10.37       Intercompany Note dated December 31, 1998, made by Empresa de
                 Telefonos de Jamundi S.A. E.S.P. in favor of Transtel S.A. in the amount of $21,756,474.

       Exhibit No.                              Description of Exhibit
       -----------                              ----------------------
     10.38            Intercompany Note dated December 31, 1998, made by Caucatel S.A. E.S.P. in favor of Transtel S.A. in the amount of $7,384,045.*
     10.39            Intercompany Note dated December 31, 1998, made by Telefonos De Cartago
                      S.A. E.S.P. in favor of Transtel S.A. in the amount of $9,835,235.*
     10.40            Intercompany Note dated December 31, 1998, made by Unitel S.A. E.S.P. in favor of Transtel S.A. in the amount of $29,990,359.*
     10.41            Intercompany Note dated December 31, 1998, made by Bugatel S.A. E.S.P. in favor of Transtel S.A. in the amount of $3,703,506.*
     10.42            Intercompany Note dated December 31, 1998, made by TelePalmira S.A. E.S.P.
                      in favor of Transtel S.A. in the amount of $22,789,857.*
     12.1             Computation of ratios of earnings to fixed charges.*
     21.1             List of subsidiaries of Transtel S.A.*
     23.1             Consent of Price Waterhouse.
     23.2             Consent of Dewey Ballantine LLP (included in 5.1).*
     23.3             Consent of Arrieta Mantilla & Asociados, Abogados (included in 5.2).*
     23.4             Consent of Richards, Layton & Finger (included in 5.3).*
     23.5             Consent of Lewin & Wills (included in 8.2).*
     24.1             Power of Attorney of certain officers and directors of Transtel S.A.
                      (included on signature page).*
     25.1             Form T-1 Statement of Eligibility of HSBC Bank USA (formerly known as
                      Marine Midland Bank) to act as trustee under the Indenture.*
     25.2             Form T-1 Statement of Eligibility of Wilmington Trust Company to act as
                      trustee under the Amended and Restated Pass Through Trust Agreement.*
     25.3             Form T-1 Statement of Eligibility of HSBC Bank USA (formerly known as
                      Marine Midland Bank) to act as Guarantee Trustee under the Exchange
                      Certificate Guarantee.*
     99.1             Form of Letter of Transmittal.*
     99.2             Form of Notice of Guaranteed Delivery.*
     99.3             Form of Exchange Agent Agreement.*

--------
 * Previously filed.
** To be filed by amendment.

  (b) Schedules

    All supplementary schedules are omitted because they are not required or the required information, where material, is contained in the consolidated financial statements of Transtel S.A. or the Notes thereto.

Item 22. Undertakings.

  (1) The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the

Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (2) The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (4) To removed from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (5) To file a post-effective amendment for the registration statement to include any financial statements required by Rule 3-19 at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (5) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, Transtel S.A. duly caused this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cali, Colombia, on June 15, 1999.

                                          Transtel S.A.
                                          Registrant

                                                  /s/ Guillermo O. Lopez
                                          By: _________________________________
                                              Guillermo O. Lopez,Director and
                                                         President

  Pursuant to the requirements of the Securities Act, this Post-effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                        Title                 Date

                  *                    Director
-------------------------------------                           June 15, 1999
        Gonzalo Caicedo Toro

                  *                    Director and
-------------------------------------   President               June 15, 1999
         Guillermo O. Lopez

                  *                    Director and General
-------------------------------------   Secretary               June 15, 1999
          Victoria E. Meza





               *                       Director and             June 15, 1999
-------------------------------------   Financial Vice               [/R]
                                        President
        Jorge E. Martinez [/R]

                  *                    Director and
-------------------------------------   Technology and          June 15, 1999
           Anibal E. Perez              Planning Vice
                                        President





   /s/ Jose Fernando Ramirez           Operations Vice          June 15, 1999
-------------------------------------   President [/R]               [/R]

     Jose Fernando Ramirez

       /s/ Guillermo O. Lopez
(*) By: _____________________________
          Guillermo O. Lopez
           Attorney-in-Fact

  Pursuant to the requirements of the Securities Act, Transtel Pass Through Trust duly caused this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, and the State of Delaware, on June 15, 1999.


                                            Transtel Pass Through Trust
                                            Registrant

                                               By:  Wilmington Trust Company,
                                               not in its individual capacity
                                               but solely as Pass Through
                                               Trustee

                                            By:  /s/ Donald G. Mackelcan_

                                                    Name: Donald G. Mackelcan

                                                    Title:  Vice President